Execution Version

ASSET PURCHASE AGREEMENT
by and between
THE SELLER PARTIES SET FORTH ON EXHIBIT A
and
THE PURCHASER PARTIES SET FORTH ON EXHIBIT B
Dated as of October 21, 2024

Exhibits
Exhibit A:    Seller Parties
Exhibit B:    Purchaser Parties
Exhibit C:    Facilities
Exhibit C-1    Census Facilities
Exhibit C-2    Exempt Facilities
Exhibit D:    Real Property
Exhibit E:    Deposit Agreement
Exhibit F:    Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit G:    Form of Indemnity Escrow Agreement
Exhibit H:    Form of Deeds
Exhibit I:    Form of Operations Transfer Agreement
Exhibit J:    Form of Interim Management Agreement
Exhibit K    Form of Interim Sublease Agreement
Exhibit L    List of Required Consents
Exhibit M    Current Resident Census
Exhibit N    Form of Interim Indemnity Guaranty
Exhibit O    Form of Execution Date R&W Guaranty
Exhibit P    Form of CID Guaranty
Exhibit Q    Seller Leased Parcel Descriptions

Exhibit R    Seller Leased Parcel Lease Agreement Terms
Exhibit S    Third Party Reports
Exhibit T-1    Champion Facilities
Exhibit T-2    Ensign Facilities
Exhibit T-3    Links Facilities
Exhibit T-4    PACS Facilities

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of October 21, 2024 (the “Execution Date”), is by and between the entities listed as “Property Owner” set forth on Exhibit A (each, individually a “Property Owner” and collectively, the “Property Owners”), the entities listed as “Current Operator” set forth on Exhibit A (each, individually a “Current Operator” and collectively, the “Current Operators” and together with the Property Owners and Current Operators, collectively, the “Seller”), and the entities listed as “Purchaser Parties” set forth on Exhibit B (collectively, the “Purchaser”). Each of Seller and Purchaser may be referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
A.    Each Property Owner is the fee simple owner of the Facilities listed opposite such Property Owner’s name set forth on Exhibit C attached hereto.
B.    Each Current Operator is the tenant and licensed operator of the Facilities listed opposite such Current Operator’s name set forth on Exhibit C attached hereto.
C.    Subject to the terms and conditions hereof, Purchaser desires to purchase the Purchased Assets and assume the Assumed Liabilities, and Seller desires to sell (or cause to be sold) the Purchased Assets and transfer the Assumed Liabilities to Purchaser, upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:
Article I
CERTAIN DEFINITIONS
1.1Defined Terms. As used in this Agreement and the Exhibits and Schedules attached to this Agreement, the following definitions shall apply:
“AAP” has the meaning ascribed to it in Section 4.9.
“Accounts Receivable” means all accounts receivable and incentive payments of the Businesses, including (a) all trade accounts receivable and other rights to payment from customers of the Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of services rendered to residents of the Facilities, including those due to the Seller from Medicare, Medicaid, Veteran’s Administration, TRICARE f/k/a CHAMPUS, commercial insurers or any other third-party payor, resident or responsible party, (b) all other accounts or notes receivable of the Seller relating to services rendered to residents of the Facilities and the full benefit of all security for such accounts or notes, (c) amounts due from third-party payors with respect to amounts recoverable for bad debts and estimated settlements from third-party payors, and (d) any claim, remedy or other right related to any of the foregoing.

“Action” means any claim, action, cause of action or suit (whether in contract or tort), litigation (whether at Law or in equity, whether civil or criminal), or any written controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, settlement, notice or proceeding to, from, by or before any Governmental Authority of which the Parties thereto have received written notice.
“Administrative Transfer” has the meaning ascribed to it in Section 3.2.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person. For purposes of this definition, “control” (including, for the avoidance of doubt, its correlative meanings “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning ascribed to it in the Preamble.
“Alternate Arrangements” has the meaning ascribed to it in Section 9.4(c).
“Applicable Law” means, with respect to any Person, any federal, state, territorial, provisional, foreign or local law (including common law), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.
“Assumed Contracts” has the meaning ascribed to it in Section 6.17.
“Assumed Liabilities” has the meaning ascribed to it in Section 2.3.
“Average Resident Census” means, (a) with respect to the Phase I Initial Closing, the average number of Verified Residents at the applicable Facilities during the period beginning on the date which is thirty (30) days prior to the Phase I Initial Closing Date and ending on the day immediately prior to the Phase I Initial Closing Date, determined using the applicable Facilities’ Verified Resident census for each day during such period, (b) with respect to the Phase II Initial Closing, the average number of Verified Residents at the applicable Facilities during the period beginning on the date which is sixty (60) days prior to the Phase II Initial Closing Date and ending on the day immediately prior to the Phase II Initial Closing Date, determined using the applicable Facilities’ Verified Resident census for each day during such period, and (c) with respect to a Subsequent Closing, the average number of Verified Residents at the applicable Facilities during the period beginning on the date which is thirty (30) days prior to the Census Date and ending on the day immediately prior to the Census Date, determined using the applicable Facilities’ Verified Resident census for each day during such period.
“Benefit Plan” means each material written (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, severance, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits) that is contributed to, required to be contributed to, sponsored, maintained or entered into by Seller or its ERISA Affiliates; provided that a Benefit Plan shall not include any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee or any other plan, agreement, arrangement, program or policy administered or maintained by a Governmental Authority.
“Bill of Sale and Assignment and Assumption Agreement” has the meaning ascribed to it in Section 7.1(b)(viii).
“Broker” or “Brokers” have the meaning ascribed to them in Section 4.14.
“Business” or “Businesses” means all business conducted by Seller in connection with the SNF Business.
“Business Day” means any day that is not (i) a Saturday or Sunday, or (ii) a legal holiday on which banks are authorized or required by Law to be closed in New York, New York, or (iii) one of the following Jewish Holidays, with the dates of said holidays for 2024 set forth in parentheticals: Purim (March 24), Passover (April 23 - April 30), Shavuot (June 12 - June 13), “Nine Days” (August 5 – August 13), Rosh Hashana (October 3 - 4), Yom Kippur (October 12), and Sukkot (October 17 – October 23), Shemini Atzeres (October 24) and Simchas Torah (October 25).
“Business Employee” means the employees of the Businesses and the Manager set forth on Schedule 1.1(a), which shall be updated by Seller at least five (5) days before each Closing to reflect any Business Employee that is terminated or hired in the Ordinary Course, in each case, after the Execution Date.
“Cash” means, with respect to any Person as of any time, the cash and cash equivalents (including marketable securities in accordance with GAAP) and security deposits held by or on behalf of such Person at such time, and shall include checks, ACH transactions and other wire transfers and drafts deposited or available for deposit for the account of such Person at such time (net of issued but uncleared checks and drafts written or issued by or to such Person), in each case calculated and determined in accordance with GAAP.
“Casualty Loss” has the meaning ascribed to it in Section 6.8(a).
“Casualty OoC” has the meaning ascribed to it in the definition of the term “Out of Compliance.”

“Casualty Threshold” has the meaning ascribed to it in Section 6.8(a)(i).
“Census Date” has the meaning ascribed to it in Section 7.5(b).
“Census Discount Amount” means the product of the Census Discount Percentage multiplied by the applicable Facility Purchase Price.
“Census Discount Percentage” means (i) with respect to an Exempt Facility, the Census Percentage Decrease, and (ii) with respect to a Census Facility, the Census Percentage Decrease minus eight and seventy-five hundredths’ percent (8.75% or 0.0875), expressed in decimal form.
“Census Discounted Facility Purchase Price” means an amount equal to difference of the applicable Facility Purchase Price less the Census Discount Amount.
“Census Facilities” means the skilled nursing facilities listed on Exhibit C-1.
“Census 15% OoC” has the meaning ascribed to it in the definition of the term “Out of Compliance.”
“Census Floor” means, (i) with respect to the Exempt Facility known as AHC Wellpark, fifteen (15) Verified Residents, and (ii) with respect to the WTTC Facility, fifty (50) Verified Residents.
“Census Floor OoC” has the meaning ascribed to it in the definition of the term “Out of Compliance.”
“Census OoC” has the meaning ascribed to it in the definition of the term “Out of Compliance.”
“Census Percentage Decrease” has the meaning ascribed to it in Section 7.5(b).
“Champion Facilities” shall mean those Facilities set forth on Exhibit T-1.
“CID” has the meaning ascribed to it in Section 6.19.
“Closing” means, with respect to (i) the Phase I Facilities, either the Phase I Initial Closing or a Subsequent Closing applicable to the Phase I Facilities, and (ii) the Phase II Facilities, either the Phase II Initial Closing or a Subsequent Closing applicable to the Phase II Facilities, in each case, as applicable, and as determined in accordance with Article VII.
“Closing Conditions” means, with respect to (i) the Phase I Initial Closing and Phase II Initial Closing, the conditions set forth in Section 7.1, and (ii) and with respect to any Subsequent Closing, the conditions set forth in Section 7.4.
“Closing Date” means, with respect to any Facility, the day on which its applicable Closing (if any) occurs, including the Phase I Initial Closing Date, Phase II Initial Closing Date and each Subsequent Closing Date, as applicable.

“Closing Document” has the meaning ascribed to it in Section 9.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Competition Laws” means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.
“Condemnation” means a taking or voluntary conveyance of all or part of any property or any interest in or right accruing to or use of any property, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.
“Condemnation Award” has the meaning ascribed to it in Section 6.8(b)(ii)(A).
“Condemnation Threshold” has the meaning ascribed to it in Section 6.8(b)(ii)(A).
“Confidential Information” has the meaning ascribed to it in Section 6.4(b).
“Confidentiality Agreement” means (a) that certain Access and Due Diligence Agreement dated effective as of June 28, 2024, between Seller and EAGLE ARC PARTNERS, LLC, and (b) that certain Non-Disclosure Agreement dated May 17, 2024, between JE EVANS LLC and BM EAGLE MANAGEMENT, LLC.
“Consents” means, as the context requires, the consent of (a) counterparties to (i) any Contract if so required by the Contract, and (ii) any Real Property Leases if so required by such Real Property Leases; and (b) a Governmental Authority if so required regarding any License or other governmental authorization of the transactions contemplated herein required by Law.
“Contract” means any binding contract or agreement including any union or collective bargaining agreement, cable, energy or utility agreement, employment agreement, licensing agreement, insurance contract, insurance policy, lease (including any capital or operating leases related to office equipment), sublease, purchase order, sales order, delivery order or instrument of indebtedness (including Debt), whether written or oral.
“Corporate Contracts” means all Contracts between any Seller or any of their respective Affiliates, on the one hand, and any third party, on the other hand, that have been entered into on a national or regional basis including any Contract pursuant to which any services are provided by or to any businesses or operations of Seller or any of its Affiliates that is not the SNF Business.
“Cost Reports” means all cost reports exclusively related to any of the Businesses filed by Seller prior to the Execution Date pursuant to the requirements of any applicable Government Reimbursement Programs for cost-based payments or reimbursement due to or claimed by Seller from any applicable Government Reimbursement Programs or their fiscal intermediaries or payor agents.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“Cured Facility” means (i) with respect to any Escrow Facility which was subject to a Casualty OoC, that all repairs and restoration to such Escrow Facility as may be necessary to restore such Escrow Facility to operations in the Ordinary Course have been completed, as reasonably agreed upon by Purchaser and Seller, (ii) with respect to any Escrow Facility which was subject to a Regulatory OoC, such regulatory condition shall be subject to a plan of correction approved by the applicable Governmental Authority and fully implemented and corrected to the reasonable satisfaction of the Purchaser and applicable OTA Transferee (it being acknowledged and agreed that no party may require a further survey or resurvey by such Governmental Authority as a condition to such “reasonable satisfaction”), (iii) with respect to any Escrow Facility which was subject to a Census 15% OoC (A) the average number of Verified Residents at such Facility with respect to any thirty (30) day period after the Initial Closing Date (calculated using such Facility’s Verified Resident census for each day during such period) rises, such that such average number is no longer fifteen-percent (15%) or more below the Current Resident Census at such Facility, and (B) thereafter the daily Verified Resident census remains above such baseline number of Verified Residents for ten (10) consecutive days, (iv) with respect to any Escrow Facility which was subject to a Census Floor OoC (A) the average number of Verified Residents at such Facility with respect to any thirty (30) day period after the Initial Closing Date (calculated using such Facility’s Verified Resident census for each day during such period) rises, such that such average number is equal to or greater than the Census Floor for such Facility, and (B) thereafter the daily Verified Resident census remains above such Census Floor for ten (10) consecutive days, (v) solely with respect to the WTTC Facility, Seller has obtained the WTTC Waiver, (vi) solely with respect to any Title Cure Escrow Facility, Seller shall have cured all title exceptions in the applicable Title Objection Notice which Seller elected to cure, or (vii) solely with respect to the Knoxville Facilities, Seller shall have obtained the Knoxville Billing Approval; provided, that in each case, if a Facility is an Escrow Facility on account of more than one condition of the definition of “Out of Compliance”, then such Escrow Facility shall not be deemed a Cured Facility hereunder unless and until all such conditions are deemed cured hereunder.
“Current Representation” has the meaning ascribed to it in Section 6.4(d)(i).
“Current Resident Census” means the number of Verified Residents at the Facilities as of October 20, 2024, as more particularly shown on Exhibit M attached hereto.
“Data Room” means the virtual data room located at https://app.box.com/folder/271882556548 including all documents and materials posted thereto as of the Initial Closing Date.
“Debt” means, with respect to any Person, any long-term or short-term indebtedness of such Person, including any amounts owing under capital leases, amounts outstanding under notes payable to financial institutions, amounts outstanding under lines of credit, amounts owing under notes payable, and any prepayment penalties or expenses payable in connection with the foregoing transactions.

“Deeds” has the meaning ascribed to it in Section 7.1(b)(viii).
“Deferred Consent” has the meaning ascribed to it in Section 2.7(b).
“Deferred Item” has the meaning ascribed to it in Section 2.7(b).
“Department” means the Governmental Authority in each state that regulates and oversees the operations of each Facility and is responsible for issuing the Licenses required to lawfully operate such Facility as a skilled nursing facility.
“Deposit” has the meaning ascribed to it in Section 2.5(b).
“Deposit Agreement” has the meaning ascribed to it in Section 2.5(b).
“Deposit Escrow Account” has the meaning ascribed to it in Section 2.5(b).
“Disclosure Update” has the meaning ascribed to it in Section 4.18.
“DPNA” means a determination of denial of payment for new admission.
“Effective Time” has the meaning ascribed to it in Section 3.3.
“Encumbrance” means any charge, claim, condition, equitable interest, lien, encumbrance, license, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.
“End Date” means the Outside Date; provided, however, that if on the Outside Date all of the applicable Closing Conditions contained in Section 7.4 are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, so long as each such condition is capable of being satisfied) or, to the extent permitted by applicable Law, waived other than the conditions set forth in Section 7.4(a)(i)(A) (Cured Facility) (provided that such condition is then capable of being satisfied through the exercise of commercially reasonable efforts), then Seller may, by written notice to Purchaser, extend the End Date for up to ninety (90) days, and all references to the term “End Date” shall be deemed to mean the End Date as so extended.
“Ensign Facilities” shall mean those Facilities set forth on Exhibit T-2.
“Environment” means the indoor or outdoor environment, including soil, surface water, ground water, wetlands, land, stream sediments, surface or subsurface strata, climate, atmosphere, and air.
“Environmental Law” means all Laws that relate to or govern the regulation, quality, protection or improvement of human health, pollution, or the Environment, including (a) emissions, discharges, Releases, or threatened Releases of or exposures to Hazardous

Substances, (b) protection of public health, the Environment or worker health and safety, (c) the manufacture, generation, processing, distribution, handling, transport, use, treatment, storage or disposal of Hazardous Substances, or (d) recordkeeping, notification, warning, disclosure and reporting requirements respecting Hazardous Substances.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller.
“Escrow Facility” has the meaning ascribed to it in Section 7.2.
“Escrow Facility Threshold” means, (i) with respect to the Phase I Initial Closing, ten percent (10%), and (ii) with respect to the Phase II Initial Closing, fifteen percent (15%), provided, however, that if the WTTC Facility or the Knoxville Facilities become an Escrow Facility pursuant to Section 7.2(a), or if there is any Title Cure Escrow Facility, then such Facility shall not be included in the numerator or the denominator in determining the Escrow Facility Threshold.
“Escrowable Casualty Loss” has the meaning ascribed to it in Section 6.8(a)(ii).
“Estimator” has the meaning ascribed to it in Section 6.8(a).
“Excluded Assets” has the meaning ascribed to it in Section 2.2.
“Excluded Facility” means a Facility initially intended to be sold by a Seller and purchased by a Purchaser pursuant to this Agreement and excluded by Purchaser pursuant to either of Sections 6.8(a)(iii) (Casualty) or 6.8(b)(ii)(B) (Condemnations) or by Seller pursuant to the provisions of Section 2.9.
“Excluded Liabilities” has the meaning ascribed to it in Section 2.4.
“Exclusion Threshold” has the meaning ascribed to it in Section 6.8(a)(iii).
“Execution Date” has the meaning ascribed to it in the Preamble.
“Execution Date R&W Breach” has the meaning ascribed to it in Section 9.4(a)(ii).
“Exempt Facilities” means the skilled nursing facilities listed on Exhibit C-2.
“Expiration Date” has the meaning ascribed to it in Section 9.1.
“Facilities” means the skilled nursing facilities listed on Exhibit C.

“Facility Allocation” shall mean the allocation of the Purchase Price among each of the Facilities set forth on Schedule 7.2 attached hereto (with the amount so allocated being such Facility’s “Facility Purchase Price”); the Facility Allocation also sets forth each Facility’s Pro-Rata Percentage.
“Facility Purchase Price” has the meaning ascribed to it in the definition of “Facility Allocation.”
“Financial Statements” means the audited balance sheets and profit and loss statements relating to the operations of the Business for the 2022 and 2023 fiscal years and the unaudited balance sheets and profit and loss statements relating to the operations of the Business for the 2024 fiscal year.
“Financing” means any debt or equity financing or financings in connection with the transactions contemplated by this Agreement including any offering or private placement of debt securities or borrowing of loans and any related commitment letter or engagement letter and including any credit facilities, working capital financing or capital markets debt financing or equity or equity-related offerings.
“Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with any Financing, including the parties to any commitment letter or engagement letter in respect of any Financing or to any joinder agreements, indentures, credit agreements or other agreements entered into pursuant thereto or relating thereto, together with their Affiliates and the current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling persons, agents and representatives of each of them and the successors and assigns of the foregoing Persons.
“Fraud” means intentional fraud under Delaware common law committed by any of any of the individuals included in the definition of Sellers’ Knowledge. “Fraud” shall not include any equitable fraud, constructive fraud, statutory fraud, negligent misrepresentation or omission, or any form of fraud based on recklessness, negligence, or similar theories.
“Fundamental Representations” has the meaning ascribed to it in Section 9.1.
“GAAP” means U.S. generally accepted accounting principles, as in effect on the Execution Date, consistently applied.
“Government Reimbursement Programs” means the Medicare program, the TRICARE program, VA program, any relevant state Medicaid program and any other similar or successor federal, state or local health care payment programs with or sponsored by any Governmental Authority.
“Governmental Authority” means any governmental or regulatory body, agency, authority, commission, department, bureau, court, tribunal or political subdivision, whether federal, state, local or foreign, including any intermediary, carrier, instrumentality, or agency thereof.
“Harbor View Real Property and Van Ayer Real Property” means the real property set forth on Exhibit D attributable to AHC Harbor View and AHC Van Ayer.
“Hazardous Substances” means any chemicals, materials, compounds or substances defined, regulated, listed or otherwise classified under any Applicable Law as a “hazardous substance,” “extremely hazardous substance,” “hazardous material,” “hazardous waste,” “universal waste,” “mixed waste,” “bio-hazardous waste,” “medical waste,” “radioactive waste,” “pharmaceutical waste,” “commingled waste,” “toxic substance,” “toxin,” “pollutant” or “contaminant,” including petroleum (including petroleum products, constituents, additives, or derivatives thereof), asbestos, asbestos-containing materials, mold and polychlorinated biphenyls.
“Health Care Laws” means any federal, state, provincial and local Laws, including program instructions and guidance, that are generally applicable to or relating to the operation of a healthcare or medical facility or entity, entity participating in any Government Authority program or entity holding any healthcare License, including (i) (A) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (B) the Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §1395nn); (C) the criminal health care fraud statute(18 U.S.C. § 1347); (D) the civil False Claims Act (31 U.S.C. § 3729 et seq.); (E) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (F) the Federal Controlled Substances Act (21 U.S.C.§ 801 et seq.); (G) the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.); (H) TRICARE (10 U.S.C. §§ 1071 et seq.); (I) Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes;(ii) HIPAA; (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) quality, safety and medical necessity Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services; (vi) rules governing the provision of services to employees with workers compensation coverage or licensure or certification as a healthcare organization to provide such services; (vii) licensure Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services, including Laws relating to the so-called “corporate practice of medicine” and fee splitting; (viii) regulation of ordering, prescribing, storing and distributing controlled substances and radioactive materials; (ix)regulation of advertising of physician, provider or health care items or services; and (x) pricing of health care items or services, and/or mandated reporting of illnesses, diseases, and adverse events or incidents.
“Health Care Regulatory Approvals” has the meaning ascribed to it in Section 6.5.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, together with the rules and regulations promulgated thereunder.
“Impairment Estimate” has the meaning ascribed to it in Section 6.8(b)(ii).

“Impairment Percentage” has the meaning ascribed to it in Section 6.8(b)(ii).
“Includable Condemned Facility” has the meaning ascribed to it in Section 6.8(b)(ii)(A).
“Income Tax” means any U.S. federal, state, local or non-U.S. Tax based on or measured by reference to net income.
“Indemnification Cap” has the meaning ascribed to it in Section 9.4(a)(ii).
“Indemnification Obligations” means the respective indemnification obligations of Seller and Purchaser under Article IX.
“Indemnification Threshold” has the meaning ascribed to it in Section 9.4(a)(i).
“Indemnified Party” means any Person entitled to indemnification under Article IX of this Agreement and Article X of the OTAs.
“Indemnifying Party” means any Person required to provide indemnification under Article IX and Article X of the OTAs.
“Indemnity Escrow Agreement” has the meaning ascribed to it in Section 2.5(b).
“Indemnity Escrow Funds” has the meaning ascribed to it in Section 2.5(b).
“Initial Closing” means the Phase I Initial Closing or the Phase II Initial Closing, as applicable.
“Initial Closing Date” means the Phase I Initial Closing Date or the Phase II Initial Closing Date, as applicable.
“Intellectual Property” means any right, title and interest in and to all intellectual property rights throughout the world, including all (a) patents and patent applications, (b) Trademarks, (c) copyrights (including rights in software), (d) trade secrets, know-how and rights to proprietary information and data, (e) domain names and websites, (f) the Seller names and marks, and (g) any registrations or applications for any of the foregoing.
“Interim Documents” shall mean any Interim Management Agreement, Interim Sublease, Interim Indemnity Guaranty, and any other interim agreement consistent with state Law entered into pending an Administrative Transfer.
“Interim Indemnity” has the meaning ascribed to it in Section 9.13(a).
“Interim Indemnity Guaranty” has the meaning ascribed to it in Section 9.13(b).
“Interim Management Agreement” means an interim management agreement substantially in the form attached hereto as Exhibit J entered into by a Current Operator and an OTA Transferee during the interim period before issuance of the Licensure to the applicable

OTA Transferee has been approved for a Facility by an applicable Government Authority whereby the applicable OTA Transferee shall manage such Facility on behalf of such Current Operator.
“Interim Period” means the period during which the Interim Documents are in effect.
“Interim Sublease” means an interim sublease agreement substantially in the form attached hereto as Exhibit K entered into by a Current Operator and a OTA Transferee during the interim period before issuance of the Licensure to an OTA Transferee has been approved for a Facility by an applicable Government Authority whereby the applicable OTA Transferee shall lease a Facility back to the applicable Current Operator holding the license.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means, when used with respect to Seller, the actual knowledge of any of the following individuals: Michael Bailey - CEO AHP, Jeff Bogle - CFO AHP, Robin Bradley - COO AHP, Jason Bailey - SVP, Corporate Development AHP, Philip Clark - General Counsel AHP, Charlie Canon - AHC Controller, Greg Haynes - SVP, AHC Operations, in each case, after reasonable inquiry (provided that reasonable inquiry does not require any invasive or penetration testing). Purchaser acknowledges that no individual named above shall have any liability under this Agreement in connection with the transactions contemplated hereby and shall not be named individually in any suit, demand or proceeding relating to this Agreement or the transactions contemplated hereby solely as a result of being named as a knowledge party hereunder.
“Knoxville Billing Approval” has the meaning ascribed to it in Section 6.20.
“Knoxville Facilities” shall mean (i) the Facility known as “AHC Knoxville”, located at 7424 Middlebrook Pike, Knoxville, TN 37909, and (ii) the Facility known as “AHC WellPark”, located at 7512 Middlebrook Pike, Knoxville, TN 37909.
“Law” means any common law, federal, state or local law, treaty, statute, code, ordinance, rule, regulation or other requirement enacted or promulgated by any Governmental Authority.
“License” means any material permit, license or other governmental authorization required to operate a Business.
“Licensure” has the meaning ascribed to it in Section 6.5.
“Licensure Condition” has the meaning ascribed to it in Section 7.1(a)(iii).
“Links Facilities” shall mean those Facilities set forth on Exhibit T-3.
“Loss” or “Losses” in respect of any matter, means any out-of-pocket loss, liability, cost, expense, judgment, settlement or damage actually incurred arising out of or resulting from such matter including, but in no way limited to, to the extent reasonable, (a) attorneys’ fees, and (b)

costs of successfully enforcing any Indemnification Obligations. provided, however, that in all instances wherever used “Loss” or “Losses” shall be subject to the limitations of Section 9.8.
“Manager” means Tennessee Health Management, LLC, a Tennessee limited liability company.
“Mandatory Cure Items” has the meaning ascribed to it in Section 6.9(a).
“Material Adverse Effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Businesses, taken as a whole, excluding any fact, condition, circumstance, occurrence, effect, change, event or development resulting from or relating to (i) any Excluded Asset or Excluded Liability or (ii) (a) changes in GAAP or changes in accounting requirements applicable to any industry in which each Business operates, (b) changes in the financial, securities, currency, capital or credit markets or in general economic, political or regulatory conditions in any jurisdiction in which each Business operates (including any state, federal or local government shutdown), (c) changes (or proposed changes) in Applicable Law or conditions generally affecting any industry in which the Businesses operate, (d) acts of war, sabotage or terrorism, cyberattacks or disasters (including hurricanes, tornadoes, floods, fires, earthquakes and weather-related events or other “acts of God”), pandemics, epidemics or other outbreaks of disease or public health events (including COVID-19) or any escalation or worsening thereof or any responses thereto, (e) the negotiation, execution or performance of this Agreement, the announcement, pendency or consummation of the transactions contemplated hereby, the identity of Purchaser or any other facts or circumstances relating to Purchaser or the announcement or other disclosure of Purchaser’s plans or intentions with respect to the conduct of the Businesses after the Closing, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Businesses with clients, customers, partners, principals, employees, suppliers, vendors, service providers or Governmental Authorities or third parties, (f) reserved, (g) any failure to meet any internal or analysts’ projections, forecasts or predictions in respect of financial performance (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (h) any action taken (or omitted to be taken) at the request of or with the written consent of Purchaser or (i) any action taken (or omitted to be taken) by Seller or any of its Affiliates that is required to be taken or omitted or are expressly contemplated pursuant to this Agreement or (j) any matter or other item clearly disclosed on the Schedules or other materials delivered to Purchaser as of the date hereof, except, in the case of clauses (a), (b), and (c), to the extent the Businesses, taken as a whole, are materially and disproportionately affected thereby relative to other participants in the industry or industries in which the Businesses operate (in which case only the incremental material and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect).
“Material Contract” has the meaning ascribed to it in Section 4.10(a)(xiv).

“Measurement Date” means the day immediately prior to an Initial Closing Date or a Subsequent Closing Date, as applicable.
“Notice of Indemnification” has the meaning ascribed to it in Section 9.5.
“OFAC List” has the meaning ascribed to it in Section 4.22.
“Order” means any writ, order, judgment, injunction, ruling, legally binding agreement, stipulation or decree (including a consent decree) of any Governmental Authority.
“Ordinary Course” means the ordinary course of business of Seller, consistent with past practice. “OTA” has the meaning ascribed to such term in Section 3.6.
“OTA Transferee” means each of the entities designated by Purchaser that will be the transferee of certain assets and liabilities pursuant to an OTA.
“Out of Compliance” shall mean, with respect to any Facility, that as of the Measurement Date (it being expressly acknowledged that a Facility’s status as of any other date is not relevant for purposes hereof), such Facility (x) (A) is subject to an order from any Governmental Authority prohibiting the acceptance of new admissions; (B) is subject to a DPNA; (C) has had any nursing home license or Medicare or Medicaid certification revoked and/or terminated, (D) has been designated as a facility subject to the Special Focus Facility or any successor or similar program as defined by Centers for Medicare & Medicaid Services or any other applicable Governmental Authority (provided that this clause (D) shall be inapplicable to any Facility which is a Special Focus Facility candidate), (E) has received an “IJ” or higher survey deficiency, unless such survey deficiency is subject to a plan of correction approved by the applicable Governmental Authority and fully implemented and corrected to the reasonable satisfaction of the Purchaser and applicable OTA Transferee (it being acknowledged and agreed that no party may require a further survey or resurvey by such Governmental Authority as a condition to such “reasonable satisfaction”) (each of the types of Out of Compliance identified in the foregoing clauses (A) through (E) being a “Regulatory OoC”), (y) (A) solely with respect to the Census Facilities (but not including any Exempt Facilities), (i) as of the Initial Closing Date, has experienced a drop of fifteen-percent (15%) or more in the Average Resident Census relative to the Current Resident Census, or (ii) for any Subsequent Closing, such Facility is not a Cured Facility pursuant to subsection (iii) of the definition of “Cured Facility” (each a “Census 15% OoC”), and (B) solely with respect to the Exempt Facilities (but not including any Census Facilities), (i) as of the Initial Closing Date, the Average Resident Census at such Exempt Facility is less than the applicable Census Floor, or (ii) for any Subsequent Closing, such Facility is not a Cured Facility pursuant to subsection (iv) of the definition of “Cured Facility” (each, a “Census Floor OoC” and both a Census 15% OoC and a Census Floor OoC shall be referred to herein as a “Census OoC”); or (z) is subject to an Escrowable Casualty Loss (a “Casualty OoC”).
“Outside Date” means (i) with respect to the Phase I Facilities, July 1, 2025, and (ii) with respect to the Phase II Facilities, August 1, 2025.

“Overhead and Shared Services” means ancillary corporate or shared services provided to or in support of the Business that are general corporate, overhead or other services or provided to both (a) the Business, and (b) any other business or facility of Seller and its Affiliates that is not a Business subject to this Agreement.
“PACS Facilities” shall mean those Facilities set forth on Exhibit T-4.
“Party” or “Parties” have the meaning ascribed to them in the Preamble.
“Permitted Encumbrances” means (i) Encumbrances for Taxes that are not yet due or are being contested in good faith and for which adequate accruals or reserves have been established in the Financial Statements if required pursuant to GAAP to the extent such reserves are held in escrow by the Title Company after closing until satisfaction of such Taxes such that the Title Company is willing to provide title insurance coverage for such Encumbrances, (ii) statutory Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics, materialmen and other Encumbrances imposed by Law, in each case, for amounts not yet due or that are being contested in good faith and for which adequate accruals or reserves have been established in the Financial Statements if required pursuant to GAAP and to the extent sufficient reserves are held in escrow by the Title Company after closing until satisfaction of such Encumbrances such that the Title Company is willing to provide title insurance coverage for such Encumbrances, (iii) zoning, entitlement, building and land use regulations, customary covenants, easements, rights-of-way, restrictions and other similar charges or encumbrances which do not, in each of the foregoing cases, individually or in the aggregate, materially and adversely interfere with, and are not violated by, the current use or occupancy of or diminish the value of the affected property materially and adversely, in each case in the ordinary conduct of the Business thereon, (iv) Encumbrances that will be released by Seller prior to or as of an applicable Closing Date, (v) Encumbrances specifically listed in Schedule B-II of the Title Reports (but excluding “standard exceptions”) to the extent not appearing on Schedule 6.9 or objected to by Purchaser pursuant to the terms hereof, (vi) purchase money Encumbrances securing rental payments under capital lease arrangements which Purchaser has elected to assume as an Assumed Contract, (vii) matters set forth in the Third Party Reports, to the extent not appearing on Schedule 6.9; (viii) Encumbrances arising under this Agreement or any of the Transaction Documents; (ix) residency agreements of residents; (x) those exceptions Purchaser elects (or is deemed to have elected) to take title to pursuant to Section 6.9; and (xi) Encumbrances disclosed on Schedule 1.1(b).
“Person” means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust, trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.
“Phase I Facilities” means the Champion Facilities and the PACS Facilities.
“Phase I Initial Closing” has the meaning ascribed to it in Section 3.1(a).
“Phase I Initial Closing Date” has the meaning ascribed to it in Section 3.1(a).

“Phase II Facilities” means the Ensign Facilities and the Links Facilities.
“Phase II Initial Closing” has the meaning ascribed to it in Section 3.1(b).
“Phase II Initial Closing Date” has the meaning ascribed to it in Section 3.1(b).
“Post-Closing Period” has the meaning ascribed to it in Section 6.2(a).
“Post-Closing Representation” has the meaning ascribed to it in Section 6.4(d)(i).
“Post-Closing Tax Period” means any Tax period starting on the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period beginning on the Closing Date.
“Pre-Closing Period” has the meaning ascribed to it in Section 6.2(a).
“Pre-Closing R&W Breach” has the meaning ascribed to it in Section 6.15.
“Pre-Closing R&W Breach Notice” has the meaning ascribed to it in Section 6.15.
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.
“Pro-Rata Percentage” means, with respect to each Facility, the percentage such Facility’s Facility Purchase Price bears to the Purchase Price considered as a whole. Each Facility’s Pro-Rata Percentage is set forth on the Facility Allocation.
“Property Taxes” means any real or personal property Taxes or any other ad valorem Taxes or similar obligations.
“Purchase Price” means Five Hundred Million Eight Hundred Seventy-Nine Thousand and 00/100 Dollars ($500,879,000.00).
“Purchase Price Allocation” has the meaning ascribed to it in Section 2.6(a).
“Purchased Assets” has the meaning ascribed to it in Section 2.1.
“Purchaser” has the meaning ascribed to it in the Preamble.
“Purchaser Assignees” means any Person to which Purchaser may assign its rights and obligations under this Agreement.
“Purchaser Indemnified Parties” has the meaning ascribed to it in Section 9.2.
“Purchaser Parties” means the entities listed on Exhibit B.

“Real Property” means the real property set forth on Exhibit D , including all buildings and other improvements located thereon and easements, licenses, permits, certificates, construction warranties and appurtenances relating thereto.
“Real Property Lease” has the meaning ascribed to it in Section 4.4(a).
“Rejected Contracts” has the meaning ascribed to it in Section 6.17.
“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, leaching, or migrating into the Environment.
“Repair Estimate” has the meaning ascribed to it in Section 6.8(a).
“Required Consents” shall mean those consents set forth on Exhibit L attached hereto, if any.
“Restricted Counties” shall mean (i) those certain counties where the Phase I Facilities are located as of the Phase I Initial Closing Date, and (ii) those certain counties where the Phase II Facilities are located as of the Phase II Initial Closing Date.
“Seller” has the meaning ascribed to it in the Preamble.
“Seller Confidential Information” has the meaning ascribed to it in Section 6.4(c).
“Seller Encumbrance Release Transactions” means the (i) release, termination and discharge of all Encumbrances on the Purchased Assets (other than Permitted Encumbrances, but including such Encumbrances set forth in subsection (iv) of the definition of Permitted Encumbrances), and (ii) execution, delivery and receipt, as applicable, of any required notices of prepayment, customary pay-off letters, lien terminations, releases, instruments of discharge and similar documentation.
“Seller Indemnified Parties” has the meaning ascribed to it in Section 9.3.
“Seller Leased Parcel Lease Agreement” means commercially reasonable triple-net lease agreements and shared services agreements for the Seller Leased Parcels containing the essential terms and conditions set forth on Exhibit R hereto, which shall be negotiated in good faith and agreed to in advance of the Phase I Initial Closing.
“Seller Leased Parcels” has the meaning ascribed to it in Section 6.18.
“SNF Business” means the skilled nursing facility business conducted by Seller exclusively at or exclusively related to any one or more of the Facilities.
“Stimulus Funds” has the meaning set forth in Section 4.9.

“Straddle Tax Period” means a Tax period that begins before, and ends after, the Initial Closing Date.
“Subsequent Closing” has the meaning ascribed to it in Section 7.3.
“Subsequent Closing Date” shall mean, with respect to each applicable Escrow Facility, the date upon which the Subsequent Closing occurs pursuant to Section 7.3.
“Subsequent Closing Trigger Date” has the meaning ascribed to it in Section 7.3.
“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such first Person.
“Survey Condition” shall mean, with respect to all Facilities other than AHC Millennium, such Facility has not been surveyed by the State of Tennessee Health Facilities Commission, Division of Licensure and Regulation Regional Office during the fifteen (15) month period immediately prior to the Closing Date.
“Tax” or “Taxes” means taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind imposed by any federal, state or local taxing authority, including (a) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, estimated, social security, workers’ compensation, unemployment compensation or insurance contributions, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer, gains, business and occupation, disability, quality assurance fee, bed tax, provider tax or other tax, duty or charge of any kind whatsoever, however denominated; and (b) interest, penalties, additional taxes and additions to tax imposed by a taxing authority with respect thereto.
“Tax Return” means any report, return, document, declaration, attachment or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns and any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, attachment or other information.
“Taxing Authority” means a Governmental Authority responsible for the imposition of any Taxes.
“Third Party Reports” means the due diligence reports described on Exhibit S, all of which are in the Data Room.
“Title Company” has the meaning ascribed to it in Section 6.9(a).
“Title Cure Escrow Facility” has the meaning ascribed to it in Section 7.2(a).

“Title Objection Notice” has the meaning ascribed to it in Section 6.9(a).
“Title Reports” has the meaning ascribed to it in Section 6.9(a).
“Title Update” has the meaning ascribed to it in Section 6.9(c).
“Trademarks” means trademarks, trade names, service marks, service names, trade dress, slogans, all identifiers of source, fictitious business names (d/b/a’s) and logos, whether registered or unregistered, domestic and foreign, and all goodwill symbolized thereby and associated therewith, and trademark and service mark registrations and applications.
“Transaction Documents” means (a) this Agreement, (b) the Bills of Sale and Assignment and Assumption Agreements, (c) the Deeds, (d) the Confidentiality Agreement, (e) the OTAs, (f) if applicable, the Interim Documents and the Interim Indemnity Guaranty, and (g) all other documents contemplated by this Agreement and the OTAs or entered into in connection with the transactions contemplated thereby.
“Transfer Taxes” has the meaning ascribed to it in Section 6.2(d).
“U.S.” means the United States of America.
“Verified Residents” means residents of a Facility (x) with verified third party payor insurance sources, (y) who are not ineligible under Applicable Law or regulation from participating in Medicare or Medicaid and assumedly would be financially and clinically eligible for Medicare and Medicaid services or (z) in the reasonable determination of the applicable Current Operator, who otherwise have the financial means to pay the out of pocket costs of occupancy at the Facility.
“WTHC Declaration” means that certain Declaration of Restrictive Covenants for Jackson-Madison Medical Office Park, Section II dated May 31, 2010, by West Tennessee Healthcare, Inc. (“WTHC”), and recorded in Book T1905, Page 999 in the Register’s Office of Madison County, Tennessee.
“WTHC Declaration Rights” means the rights of WTHC to purchase the WTTC Facility as more particularly set forth in Article III, Sections 1, 2 and 3 of the WTHC Declaration.
“WTTC Facility” means that certain skilled nursing facility known as “AHC WTTC” located at 597 West Forest Avenue, Jackson, TN 38301.
1.2Terms Generally. The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits to this Agreement, the Schedules and the Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits, Schedules and the Schedules shall be deemed references to Articles and Sections of, and Exhibits, addendums and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or any Law are to such agreement, instrument or Law as the same may be amended and supplemented from time to time (and, in the case of any Law, to any successor provisions). Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the words “or,” “either” or “any” in this Agreement shall not be exclusive. Any reference in this Agreement to a “day” or a number of “days” (without explicit reference to “Business Days”) shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or before a particular calendar day, or any period is set to expire on a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred, or such period shall be extended, until the next Business Day. A right or obligation of Seller shall be read to be the right or obligation of the applicable Seller party, and a right or obligation of Purchaser shall be read to be the right or obligation of the applicable Purchaser Party or Purchaser Assignee, as appropriate for the context; provided that this is not intended to create the right of multiple parties to duplicative remedies in the event of a breach or default.
Article II
PURCHASE AND SALE OF ASSETS
2.12.1    Sale of Purchased Assets.
(a)Sale of Purchased Assets. Subject to the provisions of this Agreement, with respect to each Facility or Business on its applicable Closing Date and as of the applicable Effective Time, Purchaser shall purchase from Seller, and Seller shall sell, convey, transfer, assign, and deliver to Purchaser, or such Purchaser Parties or Purchaser Assignees as designated by Purchaser, all of Seller’s right, title and interest in and to the following properties, rights and assets of Seller relating to such Facility or Business, which, for the avoidance of doubt shall not include the Excluded Assets (collectively, the “Purchased Assets”), free and clear of all Encumbrances other than Permitted Encumbrances:
(i)the Real Property;
(ii)the rights under the Assumed Contracts;
(iii)all bed operating rights, to the extent applicable, with respect to a Facility;
(iv)all claims, deposits, prepayments, award, prepaid expenses, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (whether or not known or unknown or contingent or non-contingent) of Seller with respect to the Purchased Assets, including all right, title and interest, if any, of Seller to any unpaid award for (1) any taking by condemnation or (2) any damage to the Real Property by reason of a change of grade of any street or highway;
(v)all books and records of Seller with respect to the SNF Business;
(vi)all transferable Licenses from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies, in each case, with respect to the Businesses;
(vii)all telephone numbers utilized in the operation of the Businesses;

(viii)all rights to proceeds of or claims under any loss of income insurance or equivalent insurance maintained by Seller and any rent insurance or equivalent coverage maintained by Seller that are, in each case, applicable to the Businesses, and required to be assigned by Seller to Purchaser pursuant to Section 6.8;
(ix)all goodwill symbolized and associated with the Businesses;
(x)all maintenance records, property condition reports, surveys, appraisals, warranties and blueprints with respect to each Facility;
(xi)all furniture, fixtures, furnishings, equipment, appliances, tools, instruments, machinery, and all other items of tangible personal property which are located at or used in connection with the operation of the Businesses; and
(xii)all Intellectual Property of Seller.
2.2Excluded Assets. Notwithstanding anything to the contrary contained herein, Seller shall not sell, convey, transfer, assign or deliver to Purchaser, the Purchaser Parties or Purchaser Assignees, and Purchaser shall not purchase from Seller, any properties, rights and assets of Seller other than the Purchased Assets, including the following excluded assets (the “Excluded Assets”):
(a)any asset or class of assets excluded from the definition of Purchased Assets by virtue of the limitations expressed therein;
(b)all Cash and any Accounts Receivable as of the Effective Time;
(c)the Corporate Contracts;
(d)any prepaid expenses, security deposits and other current assets of the Business as of the Effective Time;
(e)all Overhead and Shared Services, including any Contracts for or assets related to Overhead and Shared Services;
(f)all rights under Assumed Contracts arising prior to the Effective Time, including any rebates or portions thereof related to the period prior to the Effective Time;
(g)Licenses and permits that are not assignable or transferable, whether with or without third party consent, to Seller;
(h)assets of Seller disposed of in the Ordinary Course prior to the Effective Time; provided that, except as expressly set forth in this Agreement, Seller shall not dispose of any assets without the prior written consent of Purchaser (other than supplies used at the Facility in the Ordinary Course, provided that it shall also be replenished to a quantity sufficient to comply with applicable Law);
(i)any management agreement or lease agreement between Seller and its Affiliates;
(j)all rights with respect to the Stimulus Funds;

(k)all insurance policies and any claims and rights to proceeds thereunder to the extent relating to the period prior to the Effective Time, except as otherwise expressly stated herein to the contrary;
(l)the minute books and ownership records of Seller, including all organizational documents, stock registers and such other books and records of Seller as they pertain to the ownership, organization, or existence of Seller and duplicate copies of such records;
(m)any claims for refunds of Taxes and other governmental charges imposed on Seller or any related reserves held by a taxing authority of whatever nature including, but not limited to, those with respect to a Facility or the Businesses attributable to periods ending on or prior to the applicable Closing Date;
(n)all shares of any capital stock, or partner interests in any partnership of Seller or its Affiliates;
(o)Seller’s rights under this Agreement and the Transaction Documents;
(p)All of Seller’s email accounts;
(q)Seller’s attorney-client privilege;
(r)all Benefit Plans and all assets related thereto;
(s)Seller’s information technology systems, emails, email accounts, software licenses, corporate minute books, records, marketing materials, policies and procedures, and all assets that are used at the corporate level and do not solely relate to the operations of the Businesses;
(t)all claims or rights of any Seller with and among any other Seller or amounts due from Affiliates;
(u)all unclaimed property of any third party as of the applicable Closing, including, without limitation, property which is subject to applicable escheat Laws;
(v)all claims, rights, interests and proceeds (whether received in cash or by credit to amounts otherwise due to a third party) with respect to amounts overpaid by Seller to any third party with respect to periods prior to the applicable Closing (e.g. such overpaid amounts may be determined by billing audits undertaken by Seller or Seller’s consultants) to the extent not offset against any underpayments by any applicable third party payor in respect of services rendered prior to the applicable Closing;
(w)any receipts (i) relating to Seller’s Cost Reports or rights to settlements and retroactive adjustments on the same (whether resulting from an appeal by Seller or otherwise) with respect to time periods prior to the applicable Closing, or (ii) which result from Seller’s pursuit of one or more appeals pertaining to a Government Reimbursement Program to the extent not offset against any overpayments by such Government Reimbursement Program in respect of services rendered prior to the applicable Closing;
(x)the items of personal property brought to the Facility by Business Employees or residents of the Facilities that are not used or held for use with the Businesses and the operation of any of the Facilities;

(y)all trade names, trademarks, service marks, domain names (URLs) and websites owned by Seller or its Affiliates including, without limitation, any use of the names “AHC” or “American Health Companies” in whole or in part, or any derivation thereof, and all references to any of the foregoing on social media channels (including, without limitation, Facebook, Twitter and YouTube) associated with any or all of the Facility or Seller or its Affiliates;
(z)all items on Schedule 2.2(z);
(aa)any assets listed as “Excluded Assets” pursuant to the terms of an OTA;
(ab)any asset transferred to an OTA Transferee under the terms of an Operations Transfer Agreement;
(ac)the Excluded Facilities (if any); and
(ad)the Rejected Contracts.
2.3Assumption of Liabilities. At the Effective Time, Purchaser shall assume and agree to pay, perform, discharge and satisfy when due in accordance with their respective terms the following liabilities (the “Assumed Liabilities”):
(a)any Taxes with respect to the operation of the Business for any periods (or portions thereof) beginning after the Effective Time and, to the extent provided by Section 6.2(d), certain Transfer Taxes;
(b)all liabilities to the extent arising out of the Purchaser’s ownership or operation of the Purchased Assets after the Effective Time;
(c)all liabilities expressly assumed by Purchaser pursuant to the Transaction Documents;
(d)any liabilities of Seller, solely to the extent Purchaser or any OTA Transferee is provided a credit for such liabilities at an applicable Closing;
(e)all liabilities under the Assumed Contracts arising with respect to the period after the applicable Effective Time;
(f)all other liabilities set forth on Schedule 2.3.
2.4Excluded Liabilities. Purchaser is assuming only the Assumed Liabilities from Seller and is not assuming any other liability of Seller of whatever nature, whether presently in existence or arising hereafter. All such other liabilities (collectively, the “Excluded Liabilities”) shall be retained by and remain liabilities of Seller, including, without limitation, any and all Retained Liabilities (as defined in the OTAs).
2.5Purchase Price; Deposit.
(a)In consideration of the assignment, transfer and delivery of all of the Purchased Assets, Purchaser shall (i) pay to Seller or, at the direction of Seller, one or more of Seller’s Affiliates, an aggregate cash amount equal to the Purchase Price, which shall be allocated to the Facilities as set forth on Schedule 7.2; and (ii) assume the Assumed Liabilities. At the Initial Closing and each Subsequent Closing, (x) Purchaser shall pay to Seller or, at the direction of Seller, one or more of Seller Parties, the Purchase Price of the Facilities being acquired at such Closing (the “Transferred Facilities”), and (y) the Purchased Assets and Assumed Liabilities relating to the Transferred Facilities shall be transferred to and assumed by Purchaser or such Purchaser Party or Purchaser Assignee designated by Purchaser. Payment of the Purchase Price at each Closing shall be in immediately available funds by wire transfer to one or more bank accounts designated in writing by Seller to Purchaser at least two (2) Business Days prior to such Closing.
(b)No later than one (1) Business Day after the Execution Date, Purchaser shall deliver a deposit in an amount equal to Ten Million Dollars ($10,000,000) (the “Initial Deposit”) into an escrow account with Title Company to be held pursuant to this Agreement and the Escrow Agreement (the “Deposit Escrow Account”) attached hereto as Exhibit E (the “Deposit Agreement”). At or prior to the Phase I Closing, Purchaser shall deliver an additional deposit in an amount equal to Five Million Dollars ($5,000,000) (the “Additional Deposit” and together with the Initial Deposit, the “Deposit”) into the Deposit Escrow Account, which Additional Deposit shall be held in accordance with the Deposit Agreement. The Deposit shall serve as a portion of the Purchase Price applicable to the Phase II Facilities, and, except as otherwise set forth in Sections 7.2(a)(iv) and 7.5(c), shall be applied at the Phase II Initial Closing. Any interest on the Deposit (or any portion thereof, whether released pursuant to this Section 2.5 or any other section of this Agreement) shall follow the Deposit (or such portion thereof).
(c)At the Phase I Initial Closing, Purchaser, the Title Company and Sellers shall create a post-Closing indemnification escrow account pursuant to the terms of an Escrow Agreement to be entered into by Seller, Purchaser, Purchaser Assignees, the OTA Transferees, and the Title Company in the form attached hereto as Exhibit G (or such other form mutually acceptable to the parties thereto) (the “Indemnity Escrow Agreement”). At each Closing, Seller shall deposit with the Title Company two-tenths of one percent (0.2%) of that portion of the Purchase Price which is paid at such Closing to be held pursuant to the Indemnity Escrow Agreement (such deposits, collectively, the “Indemnity Escrow Funds”). The Indemnity Escrow Funds will be used, if necessary, to satisfy any Losses as a result of indemnification claims payable to the Purchaser Indemnified Parties under Article IX of this Agreement and will be held and disbursed in accordance with the provisions of this Agreement and the Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall provide for the release to Seller of any Indemnity Escrow Funds not subject to pending indemnification claims on a Facility by Facility basis in three equal installments - thirty-three percent (33%) of the Indemnity Escrow Funds less any amounts already released by Title Company to Purchaser in satisfaction of indemnification claims on each of the one-year and two-year anniversary of the Closing Date with respect to such Facility and the balance on the three-year anniversary of the Initial Closing Date with respect to such Facility. Notwithstanding the foregoing, in the event that (i) the Purchase Price as to any Facility is reduced pursuant to the terms of this Agreement, (ii) the indemnification escrow established pursuant to the OTA applicable to such Facility is reduced in accordance with the terms of such OTA, and (iii) following said reduction, the aggregate of the Indemnity Escrow Funds hereunder and the indemnification escrow funds actually funded pursuant to all of the OTAs is more than 2.5% of the Purchase Price actually paid by Purchaser (such excess shall be referred to hereunder as the “Indemnity Escrow Excess”), then the Indemnity Escrow Funds hereunder shall be reduced by an amount equal to the Indemnity Escrow Excess, and if necessary to accomplish the same, an amount of any Indemnity Escrow Funds already funded into escrow hereunder at a prior Closing shall be released to Seller. For the avoidance of doubt, Seller shall have no obligation under this Agreement or the other Transaction Documents to deposit more than 2.5% of the Purchase Price actually paid at any Closing, provided that any allocations of costs or assumption of liabilities contemplated by this Agreement to result in a credit against the Purchase Price to be provided at Closing shall not be deemed to reduce the Purchase Price for purposes of this Section 2.5(c).

(d)In the event that any Facility (other than the AHC Lewis County and AHC Mt. Juliet Facilities, which, for the avoidance of doubt, are Special Focus Facility candidates as of the Execution Date), is listed on the candidate and/or watch list for the Special Focus Facility List maintained by the Centers for Medicare & Medicaid Services, at Closing, the Facility Purchase Price with respect to such Facility shall be reduced by fifteen percent (15%).
2.6Purchase Price Allocation.
(a)The Purchase Price shall be allocated among the Purchased Assets for Tax purposes as set forth on Schedule 2.6 attached hereto, which shall be agreed upon by the Purchaser and Seller prior to the Initial Closing Date, and shall constitute a binding allocation of the Purchase Price amongst the Purchased Assets for Tax purposes (the “Purchase Price Allocation”). If agreed upon as set forth in the immediately preceding sentence, Purchaser and Seller agree that the Purchase Price (including any Assumed Liabilities that are treated as consideration for the Purchased Assets for federal income tax purposes) and all other amounts constituting consideration within the meaning of Section 1060 of the Code, shall be allocated among the Purchased Assets based on the principles as set forth in Section 1060 of the Code and the regulations promulgated thereunder, as reflected in the IRS Form 8594. If the Seller and Purchaser agree upon the Purchase Price Allocation, Seller and Purchaser agree to (i) be bound by the Purchase Price Allocation, (ii) act in accordance with the Purchase Price Allocation in the preparation and the filing of all Tax Returns (including filing or causing to be filed Form 8594 with applicable U.S. federal income Tax Returns for the taxable year that includes the Initial Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto, and (iii) take no position and not cause their Affiliates to take any position inconsistent with the Purchase Price Allocation for Income Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. If the Purchaser and Seller are unable to agree upon an allocation prior to the Initial Closing Date, each of Purchaser and Seller shall adopt their own allocation and complete and execute a Form 8594 in accordance with such allocation and Purchaser’s allocation shall control with respect to the amount to be stated on any transfer tax declaration and in calculating any transfer, recordation or similar tax paid in connection with the conveyance of the Purchased Assets; provided, however, that Purchaser’s allocation must be commercially reasonable based on the value of the Purchased Assets included in each asset class set forth in the allocation and the allocation to each such asset class shall not be deemed accepted by or binding upon Seller for purposes of any Tax Returns or other filings prepared or filed by Seller after the Closing.
(b)In the event that the Purchase Price Allocation is disputed, in whole or in part, by any Governmental Authority, the Party receiving the notice of such dispute shall promptly notify the other Parties in writing of such dispute and shall use commercially reasonable efforts to keep the other Parties apprised of material developments concerning the resolution of such dispute.
2.7Limitation on Assignment of Purchased Assets.
(a)Prior to each Initial Closing, Seller shall use its reasonable best efforts to obtain all applicable Consents requested by Purchaser or set forth on Schedule 2.7 in connection with the transfer and assignment of the Purchased Assets and Assumed Liabilities to Purchaser in accordance with the terms hereof. Any fees, costs, payments or other liabilities incurred in connection with obtaining such Consents shall be borne by Seller; provided, however that Purchaser shall pay any fees, costs, payments or other liabilities relating to obtaining any required Consents to assign the Assumed Contracts elected by Purchaser (excluding any Real Property Leases), provided that (i) Seller shall cooperate in good faith to minimize the amount of any such fees, costs, payments or other liabilities, and (ii) if such fees, costs, payments or other liabilities are material, Purchaser may instruct Seller in writing to cease seeking such Consent with respect to a Purchased Asset if it acknowledges to Seller that the Purchased Assets that are the subject of such Consent shall not be transferred hereunder. Notwithstanding the foregoing, the filing fee with respect to the HSR Act, if any, shall be paid by Purchaser and all other fees, costs, payments and other liabilities incurred in connection with obtaining any Consent required in connection with the HSR Act shall be borne by the party incurring such fees, costs, payments and other liabilities. Nothing in this Agreement shall require Seller or any of its Affiliates to pay any money or other consideration or grant any other accommodation or concession to any Person or to initiate any claim or proceeding against any Person (including in connection with obtaining any Consent).
(b)Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, transfer, novate or assign any Purchased Asset or any claim, right or benefit arising thereunder, or any right thereunder if an attempted assignment, without the consent of, or other action by, any third party (including any Governmental Authority), including any prior approval, notification and/or consultation with any union, works council or other employee representative, would constitute a breach or default thereunder or would adversely affect the rights or obligations of Purchaser or Seller or any of their respective Affiliates thereunder or violate any Applicable Law (any such Purchased Asset or any claim, right or benefit arising thereunder, a “Deferred Item”). If such Consent is not obtained or such other action is not taken with respect to any consent disclosed on Schedule 2.7 (each, a “Deferred Consent”) prior to an applicable Closing then, in each such case, (i) the Deferred Item shall not be assigned or transferred to Purchaser pursuant to this Agreement and there shall not be any reduction in the Purchase Price, (ii) Seller and Purchaser will, for a period of twelve (12) months following the applicable Closing Date, use their respective reasonable best efforts to seek to obtain such Deferred Consent as soon as practicable after the applicable Closing and (iii) until such Deferred Consent is obtained, Seller and Purchaser shall cooperate in a mutually agreeable arrangement under which Purchaser will obtain the benefits and assume the obligations thereunder in accordance with this Agreement in a manner that would not require any Deferred Consent. Until such Deferred Consent is received, Seller or its Affiliate, as applicable, shall hold the applicable Purchased Asset(s) for Purchaser’s benefit and account and manage and operate such Purchased Asset(s) for Purchaser’s benefit and account, with all gains, income, Losses, damages, Taxes and Tax benefits or other items generated to be for Purchaser’s account (including as an Assumed Liability).
(c)For the avoidance of doubt, neither Seller nor any of Seller’s Affiliates shall have any obligation to obtain any Deferred Consent or to provide such an alternative arrangement (and the failure to do so shall not be deemed to be a breach of Seller’s representations, warranties or covenants hereunder or to contribute to a Material Adverse Effect) other than the undertaking to use reasonable best efforts to obtain such consent as set forth in this Section 2.7. To the extent that, in connection with obtaining a third party’s consent with respect to any Purchased Asset, one or more of the parties hereto (or their respective Affiliates) enter into an agreement with such third party that provides for an allocation of liability among the parties hereto (or such Affiliates), with respect to such Purchased Asset that is inconsistent with the terms of this Agreement, the parties hereto agree that, as among themselves, the provisions of this Agreement shall control. In the event that the assignment of any Purchased Asset or the assumption of any Assumed Liability is required under Applicable Law to be effected pursuant to a separate agreement, such separate agreement shall serve solely to effect the assignment or novation of the Purchased Assets and the assumption of the Assumed Liabilities and no such separate agreement shall have any effect on the value being given or received by Seller or Purchaser, including the allocation of assets and liabilities as between them, all of which shall be determined solely in accordance with this Agreement and, in the event of any conflicts between such separate agreement and this Agreement, the terms of this Agreement shall control in all respects.

(d)For the avoidance of doubt, the provisions of this Section 2.7 shall not apply to the Required Consents.
2.8Inspections.
(a)Prior to Closing, Purchaser shall have the right from time to time, upon not less than two (2) Business Day’s prior notice to Seller (which notice shall be by phone or email to pclark@amhealthpartners.com and jbailey@amhealthpartners.com and shall specify the time, date and location of such proposed inspections) to enter upon the Real Property at reasonable times during normal business hours (or as otherwise reasonably scheduled with Seller) for the purpose of conducting noninvasive inspections for purposes of Third Party Reports. Seller or Seller’s agent shall have the right to accompany Purchaser during any activities performed by Purchaser or its representatives on the Real Property. Notwithstanding anything to the contrary herein, no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval.
(b)In all events, during any entry on the Real Property or in connection with its inspections, testing or other examinations of the Real Property, Purchaser shall not injure or otherwise cause bodily harm to any person thereon. Further, Purchaser shall repair or restore any damage caused by Purchaser, or their respective employees, contractors, representatives or agents, to the real or personal property constituting or located on the Real Property. Prior to Closing, Seller’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) must be obtained prior to any communications with any of the Facilities residents (or resident families) and Business Employees. Purchaser shall pay all costs incurred for any such inspections of the Businesses initiated by Purchaser. Purchaser shall indemnify and hold all Sellers harmless from and against any and all claims for death of or injury to persons or damage to property to the extent arising out of or as a result of the negligent or wrongful acts or omissions of Purchaser, any authorized representatives, or designees of Purchaser conducting Purchaser’s due diligence investigation; provided, however, that the foregoing indemnity and hold harmless obligation shall not extend to, and in no event shall Purchaser be liable to Sellers for, any (i) diminution in the market value of any of the Purchased Assets and/or any of the Businesses resulting from the information disclosed by any such investigation or tests (unless due to the negligence or willful misconduct of any Purchaser or breach of any Purchaser’s obligations under this Agreement), (ii) negligence or willful misconduct of any of the Sellers or any agent, contractor, or employee of any of the Sellers, or (iii) pre-existing condition(s) on or about any of the Purchased Assets and/or any of the Businesses (except and to the extent such pre-existing condition(s) is/are exacerbated by Purchaser’s entry onto and investigation of any of the Real Property). Prior to entry on the Real Property, Purchaser, as well as their respective consultants and contractors, shall provide evidence of sufficient insurance, including general liability coverage not less than $2,000,000 per occurrence and $3,000,000 in the aggregate, to protect Seller from any losses they may incur as a result of any Purchaser’s inspections of the Real Property. This Section shall survive the Closings or earlier termination of this Agreement.
2.9WTTC Facility – WTHC Declaration. Notwithstanding anything herein to the contrary, Purchaser acknowledges that pursuant to the WTHC Declaration, Seller must afford WTHC the right to exercise the WTHC Declaration Rights with respect to the WTTC Facility. Prior to the Closing Date, Seller shall use its commercially reasonable, diligent and good faith efforts to pursue a written waiver of the WTHC Declaration Rights from WTHC with respect to the transaction contemplated by this Agreement (the “WTTC Waiver”), and Seller shall keep Purchaser apprised of the status of such waiver. In the event WTHC exercises the WTHC

Declaration Rights and elects to purchase the WTTC Facility, then Seller shall provide Purchaser written notice identifying the WTTC Facility as an Excluded Facility, and this Agreement shall be null and void as to the WTTC Facility, the portion of the Deposit allocated to the WTTC Facility (as set forth on Schedule 2.6) shall be immediately refunded to Purchaser, and neither party shall have any further rights or obligations under this Agreement or the Transaction Documents with respect to the WTTC Facility. For the avoidance of doubt, in the event Seller is unable to obtain the WTTC Waiver contemplated by this Section 2.9, such failure shall not be deemed a breach or default by Seller of this Agreement.
Article III
CLOSING
3.1Initial Closing.
(a)Phase I Initial Closing. Subject to the satisfaction or waiver of the Closing Conditions in Section 7.1, the closing of the transactions applicable to the Phase I Facilities contemplated hereby (the “Phase I Initial Closing”) shall be held remotely by the delivery of documents and signatures (or their electronic counterparts), together with the Purchase Price applicable to the Phase I Facilities into escrow with the Title Company on or before 5:00 p.m. CT on November 29, 2024, so as to allow for the Phase I Initial Closing to occur at 11:59 p.m. CT on November 30, 2024, pursuant to the provisions of Section 3.1(a)(i) below, or if the Closing Conditions in Section 7.1, are not satisfied as of such date, as promptly thereafter as is reasonably practicable following the satisfaction of such conditions, and in any event prior to the Outside Date (the day on which the Phase I Initial Closing actually occurs, the “Phase I Initial Closing Date”).
(i)In order to accomplish the Phase I Initial Closing at 11:59 p.m. CT on November 30, 2024, the Parties agree to enter into an irrevocable escrow agreement with the Title Company and the applicable OTA Transferees providing that on or prior to 5:00 p.m. CT on November 29, 2024, (i) the Parties and applicable OTA Transferees shall deliver all Closing Documents and signatures (or their electronic counterparts) contemplated by this Agreement or the other Transaction Documents to be delivered at the Phase I Initial Closing to the Title Company, (ii) Purchaser shall deliver the Purchase Price to be paid at the Phase I Initial Closing to the Title Company, (iii) the Parties and the applicable OTA Transferees shall deliver irrevocable escrow instructions providing for the automatic release of the Closing Documents from escrow as of 11:59 p.m. CT on November 30, 2024, (iv) the Purchaser shall have delivered irrevocable escrow instructions providing for the automatic release of the Purchase Price applicable to the Facilities subject to the Phase I Initial Closing to Seller upon the opening of the Federal Reserve Bank on December 2, 2024, and (v) the Phase I Initial Closing shall be deemed effective as of 11:59 p.m. CT on November 30, 2024; provided, however, that (x) Purchaser shall have the right to terminate said escrows and demand a return of any of the Purchase Price so funded at any time prior to 11:59 p.m. CT on November 30, 2024 if any circumstance exists which would otherwise permit the termination by Purchaser of this Agreement pursuant to the terms of this Agreement (disregarding any cure periods), and (y) in the event that a Phase I Facility becomes an Escrow Facility in between Purchaser’s funding of the Purchase Price applicable to the Phase I Facilities into escrow and 11:59 p.m. CT on November 30, 2024, the Facility Purchase Price for such Escrow Facility funded by Purchaser pursuant to this Section 3.1(a) shall be immediately released from escrow back to Purchaser, and the Transaction Documents associated with such Facility withheld from the Phase I Initial Closing.
(b)Phase II Initial Closing. Subject to the satisfaction or waiver of the Closing Conditions in Section 7.1, the closing of the transactions applicable to the Phase II Facilities contemplated hereby (the “Phase II Initial Closing”) shall be held remotely by the delivery of documents and signatures (or their electronic counterparts), together with the

Purchase Price to be paid at the Phase II Initial Closing into escrow with the Title Company on or before 5:00 p.m. CT, on December 31, 2024, so as to allow for the Phase II Initial Closing to occur effective as of 11:59 p.m. CT on December 31, 2024 pursuant to the provisions of Section 3.1(b)(i) below, or if the Closing Conditions in Section 7.1, are not satisfied as of such date, as promptly thereafter as is reasonably practicable following the satisfaction of such conditions, and in any event prior to the Outside Date (the day on which the Phase II Initial Closing actually occurs, the “Phase II Initial Closing Date”). Notwithstanding the actual time at which the Phase II Initial Closing occurs, the Phase II Initial Closing shall be considered effective as of 11:59 p.m. on the Phase II Initial Closing Date.
(i)In order to accomplish the Phase II Initial Closing at 11:59 p.m. CT on December 31, 2024, the Parties agree to enter into an irrevocable escrow agreement with the Title Company and the applicable OTA Transferees providing that on or prior to 2:00 p.m. CT on December 31, 2024, (i) the Parties and applicable OTA Transferees shall deliver all Closing Documents and signatures (or their electronic counterparts) contemplated by this Agreement or the other Transaction Documents to be delivered at the Phase II Initial Closing to the Title Company, (ii) Purchaser shall deliver the Purchase Price to be paid at the Phase II Initial Closing to the Title Company, (iii) the Parties and the applicable OTA Transferees shall deliver irrevocable escrow instructions providing for the automatic release of the Closing Documents from escrow as of 11:59 p.m. CT on December 31, 2024, (iv) the Purchaser shall have delivered irrevocable escrow instructions providing that the Purchase Price to be paid at the Phase II Initial Closing are released to the Seller effective 11:59 p.m. CT on December 31, 2024, constitute the sole property of the Seller, and shall be disbursed per the direction of the Seller upon the opening of the Federal Reserve Bank on January 2, 2025, and (v) the Phase II Initial Closing shall be deemed effective as of 11:59 p.m. CT on December 31, 2024; provided, however, that (x) Purchaser shall have the right to terminate said escrows and demand a return of any of the Purchase Price so funded at any time prior to 11:59 p.m. CT on December 31, 2024 if any circumstance exists which would otherwise permit the termination by Purchaser of this Agreement pursuant to the terms of this Agreement (disregarding any cure periods), and (y) in the event that a Phase II Facility becomes an Escrow Facility in between Purchaser’s funding of the Purchase Price applicable to the Phase II Facilities into escrow and 11:59 p.m. CT on December 31, 2024, the Facility Purchase Price for such Escrow Facility funded by Purchaser pursuant to this Section 3.1(b) shall be immediately released from escrow back to Purchaser, and the Transaction Documents associated with such Facility withheld from the Phase II Initial Closing.
(c)Except as otherwise specifically set out in this Agreement, matters pertaining to a Closing or a Closing Date shall be read and deemed to be related to: (i) prior to such anticipated Closing Date, the Facilities and related Purchased Assets which are anticipated to be or qualified to become Transferred Facilities as of such Closing Date, and (ii) after such anticipated Closing Date, the Facilities and related Purchased Assets which became Transferred Facilities as of such Closing Date; provided that, if a Facility fails to become a Transferred Facility on a Closing Date as the result of a breach or default of a Party that is not the result of it becoming an Escrow Facility, nothing in this paragraph is intended to waive the rights of the non-breaching party regarding such breach pursuant to Article X hereof.
3.2Interim Documents. For any Facilities that are subject to an Interim Document following an applicable Closing, the applicable Current Operator and OTA Transferee shall have a final administrative transfer (each, an “Administrative Transfer” and collectively, “Administrative Transfers”) to finalize all pending transfers of the Purchased Assets not previously accomplished on the applicable Closing Date and terminate the Interim Documents upon receipt by such OTA Transferee, as applicable, of the Licensure to operate, or receipt of such written assurances from the Department, in form and substance reasonably acceptable to such OTA Transferee, that the Licensure to operate has been or will be issued by the Department.
3.3Effective Time. Notwithstanding the release of the Purchase Price and any Closing Documents, except as expressly set forth in Section 3.1, Closing shall be deemed effective for each applicable Facility or Business as of 12:00:01 a.m. CT on the day after its applicable Closing Date (its applicable “Effective Time”). For purposes of clarity in determining the “Effective Time” as defined in the OTA, the Closing Date as used herein shall mean November 30, 2024 for the Phase I Initial Closing, and the Closing Date as used herein shall mean December 31, 2024 for the Phase II Initial Closing, such that the Effective Time of each OTA shall be 12:00:01 a.m. CT on December 1, 2024, and January 1, 2025, respectively, subject to all closing conditions set forth in this Agreement. To the extent necessary, any matters related to an Administrative Transfer shall be deemed effective under the OTAs as of 12:00:01 a.m. local time at such Facility on the day after such Administrative Transfer for the Facilities involved therein (such time being the “Effective Time” specific to the Facilities involved in each Administrative Transfer, respectively, for purposes of the OTAs). To the extent of any gap between the Effective Time of the Closing of the transactions contemplated by this APA and the “Effective Time” under the OTAs, Current Operator hereby agrees to remain in possession of the Facilities to satisfy any regulatory requirements until such time as the “Effective Time” shall have occurred under the applicable OTAs.
3.4Transfer of Purchased Assets. At each applicable Closing, Seller shall deliver to Purchaser, Purchaser Parties and/or Purchaser Assignees applicable instruments of transfer in the forms attached hereto and as described more fully in Article VII.
3.5Designation of Purchased Assets. Within three (3) days following the Execution Date, Purchaser shall provide written notice to Seller that identifies which Purchased Assets, if any, shall be assigned to a Purchaser Party or Purchaser Assignee in connection with the Initial Closing. Seller hereby acknowledges and agrees that certain Purchased Assets will not be held by Purchaser following the Closings and instead shall be held by Purchaser Parties or Purchaser Assignees, as applicable. With respect to each Purchaser Party and each Purchaser Assignee, (and except with respect to the obligations to pay the Purchase Price under Section 2.5 for which it shall be the sole obligor) Purchaser shall retain primary liability hereunder for all pre-Closing obligations owed to Seller with respect to such assigned Purchased Assets unless Seller otherwise releases Purchaser from such liability. For the avoidance of doubt, this Section shall not impact Purchaser’s liabilities under Article IX and Article X of this Agreement.
3.6Operations Transfer Agreements. Contemporaneously with the Parties’ entry into this Agreement, and as a condition precedent to the effectiveness of this Agreement, Purchaser shall cause the OTA Transferee with respect to each Facility, and Seller shall cause the applicable Current Operator with respect to each Facility, to enter into an Operations Transfer Agreement in substantially the form attached hereto as Exhibit I (each, an “OTA”).
Article IV
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Purchaser as of (i) the Execution Date and (ii) each applicable Closing Date, solely with respect to the applicable Facilities, Businesses and Purchased Assets conveyed, purchased or assumed at such applicable Closing (except, in each case, in the case of representations and warranties that by their terms speak as of a specified date, in which case solely as of such specified date) as follows (all of which are qualified by the contents of the Third Party Reports referenced on Exhibit S and the Schedules attached hereto (it being understood that any matter disclosed on any Schedule will be deemed to apply and qualify the Section or Subsection of this Article IV to which it corresponds in number and each other Section or Subsection of this Article IV to the extent that it is reasonably apparent on its face that such information is applicable to such other Section or Subsection)):
4.1Corporate.
(a)Organization. Each Seller is an entity duly organized and validly existing under the Laws of the jurisdiction of its organization.
(b)Power and Authority; Authorization; Enforceability. Each Seller has all necessary corporate, limited liability or similar power and authority to own, operate and lease its respective properties and assets, to carry on its business as and where such is now being conducted, including each Business. Each Seller has all necessary corporate, partnership or similar power and authority to enter into the documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the performance of this Agreement by each Seller has been duly and validly authorized. This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.
(c)Qualification. With respect to each Business, each Seller is duly qualified or licensed to do business, and is in good standing, in all jurisdictions (domestic and foreign) in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires such licensing or qualification.
(d)No Conflicts or Violations. Subject to obtaining the Consents, and the accuracy of the representations and warranties of Purchaser set forth in Section 5.4, neither the execution and delivery of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of the terms hereof by Seller shall (i) violate or result in a breach of any of the material terms and provisions of, constitute a default under, conflict with, or result in any acceleration of rights, benefits or obligations of any party under any Contract to which Seller is a party or by which it is bound, (ii) materially violate any Order of any Governmental Authority applicable to Seller, (iii) result in the creation of any material Encumbrance upon any Purchased Asset pursuant to the terms of any such Contract, (iv) constitute a material violation by Seller of any Applicable Law, (v) result in the breach of any of the material terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit, license or other governmental authorization held by any Seller, (vi) conflict with or violate any organizational document of Seller, or (vii) result in any Debt or credit facility of any Seller or any of their respective Affiliates (other than any Debt or credit facility to be repaid and terminated at or prior to the Initial Closing) becoming due prior to its scheduled maturity, or enable or permit (with or without notice or lapse of time or both) the holder or holders thereof or any trustee, agent or representative on its or their behalf to cause any such Debt or credit facility to become due, or to require the prepayment, repurchase, redemption or defeasance thereof or to require an offer to be made to prepay, repurchase, redeem or defease such Debt or credit facility, prior to its scheduled maturity, except in the case of sub-clause (i) except where any such violation or breach would not reasonably be expected to have a Material Adverse Effect.
4.2Financial Statements; Undisclosed Liabilities.

Seller has made available in the Data Room to Purchaser, prior to the Execution Date, the Financial Statements. The Financial Statements, in all material respects, are complete and accurate and present fairly the financial position and results of operations of each Business as of the dates and periods indicated, and have been prepared in accordance with GAAP subject to normal year-end adjustments that are not materially adverse and the absence of notes and, to the extent consistent with GAAP, Seller’s past practices in preparing financial statements, subject, in the case of any quarterly Financial Statements included therein, to normal year-end audit adjustments made in the Ordinary Course.
4.3Taxes. Except to the extent related to U.S. federal, state or local Taxes (or Tax Returns) of Seller:
(a)All income and other material Tax Returns required to be filed by Seller or required to be filed with respect to the Businesses or the Purchased Assets have, in each case, been timely filed with the appropriate taxing authorities. Each such Tax Return is true, correct and complete in all material respects (taking into account applicable extensions).
(b)All material Taxes due and payable by or with respect to Seller, the Businesses and the Purchased Assets (whether or not shown to be due and payable on any Tax Return) have been timely paid in full.
(c)Seller has withheld or collected all material Taxes required by law to have been withheld or collected in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party, and all such Taxes withheld or collected have been timely paid over to the proper authorities to the extent due and payable. Seller has timely and properly withheld or collected all material sales, use, ad valorem, and value added Taxes and has timely remitted all such Taxes to the proper authorities to the extent due and payable.
(d)There is no Action now pending or threatened in writing against or with respect to the Purchased Assets or the Businesses in respect of any Tax.
(e)There are no agreements or arrangements with any Taxing Authority with regard to Tax liabilities of the Businesses or Purchased Assets, other than settlements or compromises with respect to asserted Tax liabilities for prior Tax years that do not impose any payment obligation on such Businesses or Purchased Assets after their applicable Closing Date.
(f)Seller is not a party to, or otherwise bound by (nor does Seller have any obligation under) any Tax Sharing Agreement and there are no Tax Sharing Agreements that relate to the Businesses or the Purchased Assets.
(g)There are no outstanding proposed tax adjustments with respect to Businesses or the Purchased Assets or outstanding proposed tax adjustments with respect to Seller the non-payment of which, would result in an Encumbrance on any Purchased Asset (other than a Permitted Encumbrance or other Encumbrance that would not be material to the Businesses, taken as a whole).
(h)Reserved.
(i)None of the assets of or relating to the Businesses constitutes, for U.S. federal income tax purposes, an interest in an entity taxable as a partnership or corporation.

(j)All transactions and agreements between any of Seller and its Affiliates have been carried out on an arm’s length basis and comply in all respects with all applicable transfer pricing requirements, and, to the extent requested, Seller has delivered to Purchaser, or made available to Purchaser for review, accurate and complete copies of all material transfer pricing studies and other transfer pricing documentation required to be prepared under any statutory, regulatory or administrative Tax provision.
(k)(i) The accruals and reserves for unpaid Taxes of the Seller with respect to the Businesses (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) specifically set forth and included in the Financial Statements are adequate in accordance with GAAP to fully cover all Taxes accrued or accruable through the date hereof and such reserves for Taxes, as adjusted for operations and transactions and the passage of time through the applicable Closing Date, are adequate to cover all unpaid Taxes of the Seller with respect to the Businesses accruing through such Closing Date, and (ii) Seller has no liability for Taxes incurred after the date of the Financial Statements other than Taxes incurred by it in the Ordinary Course.
(l)This Section 4.3 contains the sole and exclusive representations and warranties of Seller with respect to Taxes. No representation or warranty is made in this Agreement with respect to the amount, sufficiency or availability of any Tax asset available in or to be carried forward to a Post-Closing Tax Period.
4.4Real Property.
(a)Schedule 4.4(a) identifies each lease, sublease or other agreement under which the Real Property is leased or otherwise occupied by or managed by any third party which is not an Affiliate of Seller, including all amendments thereto (together with all amendments thereto, each a “Real Property Lease”).
(b)Seller has not received any written notice of any pending Condemnation affecting all or any portion of the Real Property and, to Seller’s Knowledge, no such Condemnation is currently threatened.
(c)Except as set out on Schedule 4.4(c), to Seller’s Knowledge, there are no Contracts which would grant to any other Person the right of use or occupancy of the Real Property or any portion thereof, and there is no Person in possession of the Real Property or any portion thereof other than Seller.
(d)Seller has made available to Purchaser true, accurate and complete copies of each Real Property Lease and any lease or lease agreement for more than five hundred (500) square feet which is not cancelable without penalty on thirty (30) days or less advance written notice under which any portion of the Real Property is leased or otherwise occupied or managed by any Person, including all material amendments thereto.
(e)(i) There exists no material default, breach or dispute on the part of Seller under any Real Property Lease which is beyond any applicable notice and cure period, and (ii) to Seller’s Knowledge, there exists no material default or breach by the landlord, sublessor, licensor or other obligor under any Real Property Lease.
(f)The Real Property identified on Exhibit D are all of the parcels of real property owned, leased, used or occupied by the Seller in the operation of the Businesses. To Seller’s Knowledge, except for Permitted Encumbrances, and except as set forth in the Title Reports, there are no encumbrances, easements or rights of way of record (or, if not of record, of which Seller has Knowledge) granted on or appurtenant to or otherwise affecting any of the Real

Property. The Real Property is in material compliance with restrictions, covenants and agreements of record. To Seller’s Knowledge, all of the Real Property currently has permanent rights of access to and from dedicated public rights of way or by private easement, as applicable. To Seller’s Knowledge, no fact or condition exists that would prohibit or adversely affect the current existing rights of access to and from any Real Property from and to the existing public highways and roads or private easements, and to Seller’s Knowledge, there is no pending restriction or denial, governmental or otherwise, upon such ingress or egress. To Seller’s Knowledge, each parcel of Real Property is comprised of a single, complete tax parcel, or if any Real Property is comprised of more than one (1) tax parcel, then such Real Property includes the entirety of all related tax parcels, or except as otherwise shown on an accurate survey. Except as otherwise disclosed to Purchaser, to the Knowledge of Seller, Seller has not received any written notice from any Governmental Authority that the Real Property is in violation of any (i) Laws, (ii) certificates of occupancy, or (iii) zoning matters.
(g)To Seller’s Knowledge, and except as shown on an accurate survey, there is not any (i) claim of adverse possession or prescriptive rights involving or affecting any Real Property; (ii) buildings or other improvement located on any Real Property that encroaches on or over the boundaries of neighboring or adjacent properties; or (iii) structure, paving or other buildings or improvements of any other Person that encroaches on or over the boundaries of any Real Property. To Seller’s Knowledge, and except as shown on an accurate survey, none of the Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law, regulation or ordinance. No public improvements have been commenced and, to Seller’s Knowledge, none are planned that, in either case, may result in special assessments against or otherwise materially adversely affect the use of any Real Property (individually or in the aggregate). To Seller’s Knowledge, no portion of any Real Property is subject to any rollback Taxes, recapture provisions, additional Taxes or assessments, or penalties as a result of having been at any time classified or zoned for agricultural, forest cropland, or similar use. To Seller’s Knowledge, there is no (1) planned or proposed increase in assessed valuations of any Facilities or Real Property except as set forth on Schedule 4.4(g); (2) Order requiring repair, alteration, or correction of any existing condition affecting any Facilities or Real Property, except as set forth on Schedule 4.4(g); (3) underground storage tanks except as otherwise set forth in any environmental report obtained by Purchaser; (4) notice from any local building inspector or written notice of any code violations affecting any of the Facilities or Real Property; or (5) work that has been done or labor or materials that has or have been furnished to any Facilities or Real Property during the one year period immediately preceding the Execution Date for which liens could be filed against any Facilities or Real Property that has not been, or will not be, fully paid or bonded over prior to the applicable Closing.
(h)To Seller’s Knowledge, there is no outstanding damage to any Facilities or Real Property that would currently constitute a Casualty Loss, except as otherwise disclosed to Purchaser or as set forth on Schedule 4.4(h).
(i)To Seller’s Knowledge, there are no unsatisfied written requests for repairs, restorations or alterations, inoperable equipment, or structural systems, mechanical systems and furniture, fixtures or equipment, in each case, the cost of which is in excess of $100,000 to repair or replace, and which will not be complete prior to the Initial Closing with regard to any one of the Facilities or Real Property, except as otherwise disclosed to Purchaser or as set forth on Schedule 4.4(i).
(j)Notwithstanding anything else in this Agreement to the contrary, this Section 4.4 and Sections 4.3, 4.5, 4.8, 4.12 and 4.13 contain the only representations and warranties made by Seller with respect to the Real Property matters.

4.5Title to Purchased Assets; Absence of Encumbrances. (a) Each Seller has (or will have, as of applicable Closing) good and marketable title to, or in the case of personal property held under a lease or other Contract (subject to the terms of the lease or other Contract), which personal property and the relevant Contract are identified on Schedule 4.5, an enforceable leasehold interest in, or right to use, the Purchased Assets, and (b) to the Knowledge of Seller, none of the Purchased Assets is subject to any Encumbrance other than Permitted Encumbrances.
4.6Intellectual Property.
(a)Schedule 4.6 contains a list of all Seller names and marks, registrations and applications for registration of patents, trademarks, and copyrights included in the Intellectual Property, in each case as of the Execution Date.
(b)(i) Seller owns or possesses all licenses or other rights to use all Intellectual Property necessary to conduct the Businesses as presently conducted, (ii) each Business as currently conducted does not misappropriate or infringe upon any Intellectual Property rights of others, (iii) Seller has not received any written notice from any third party that a Business as currently conducted misappropriates or infringes upon any Intellectual Property rights of others, and (iv) Seller has not received any written notice that any third party is infringing any Intellectual Property owned by Seller and used in connection with a Business.
(c)Notwithstanding anything else in this Agreement to the contrary, this Section 4.6 contains the only representations and warranties made by Seller with respect to Intellectual Property matters.
4.7Corporate Contracts. Schedule 4.7 lists all Corporate Contracts pursuant to which any services are provided by or to any Facility or the Businesses. Seller has provided Purchaser with access to the Data Room that includes a summary of certain terms of each such Corporate Contract.
4.8Litigation. Except as disclosed on Schedule 4.8, (i) there is no material Action pending or, to Seller’s Knowledge, threatened against Seller with respect to the Purchased Assets or the Businesses, and (ii) Seller is not subject to any material Order relating to the Purchased Assets or the Businesses.
4.9Stimulus Funds. Schedule 4.9 attached hereto contains a true, complete and correct list of (a) the type and the amount of all Stimulus Funds received by Seller, and (b) the current amount of such Stimulus Funds that have not yet been expended by such Parties as of the Execution Date. As used herein, “Stimulus Funds” means any grant payments, stimulus payments, retroactive rate adjustments, credits and any and all other payments and support paid with respect to a Business in relation to COVID-19 relief efforts, as well as other funds related to the Coronavirus Aid, Relief and Economic Security Act, Paycheck Protection Program, CMS Accelerated and Advance Payments (“AAP”) or any other state or federal stimulus funding related to the COVID-19 pandemic, but expressly limited to such amounts that relate to the period prior to the Effective Time.
4.10Material Contracts.
(a)Schedule 4.10 sets out, as of the Execution Date, all of the following agreements to which the Property Owners are party to constituting Purchased Assets:
(i)any agreement that Seller or its Subsidiaries reasonably anticipates will involve annual payments or consideration furnished to Seller and its Subsidiaries (in the aggregate) of more than $150,000 after the date hereof, or any other agreement that is material to the ownership of the Real Property;
(ii)any collective bargaining agreement or other Contract with any labor organization, labor union or labor association;
(iii)any binding sales, distribution or other similar agreement (excluding purchase orders entered into in the Ordinary Course) providing for the purchase by Seller of materials, supplies, goods, services, equipment or other tangible assets requiring annual payments by Seller of $250,000 or more after the date hereof;
(iv)any agreement (A) containing covenants limiting the freedom of the Businesses to engage or participate or compete in any line of business, or with any Person or in any geographic region or (B) granting a third party exclusive rights of any type or scope with respect to any applicable products, technology, rights in Intellectual Property or other aspects of the Businesses;
(v)any agreement as obligor or guarantor relating to indebtedness for borrowed money (excluding intercompany loans) in excess of $250,000 or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);
(vi)any Contract between the Seller and its Affiliates;
(vii)any material agreements to which Seller grants to or obtains from a third party a license under any Intellectual Property, other than any (A) licenses for non-customized commercial or off the shelf computer software that are generally available on nondiscriminatory pricing terms or licensed for internal use in object code only on the relevant licensor’s non-negotiated standard terms, and (B) non-exclusive licenses granted or obtained in the Ordinary Course;
(viii)any agreement involving resolution or settlement of any actual or threatened Action in excess of $250,000 which is not covered by insurance and (A) that has not been fully performed by Seller or (B) otherwise imposes continuing obligations on Seller or the Businesses;
(ix)any agreement containing “most-favored nation,” “most favored pricing” or similar clauses in favor of any Person;
(x)any agreement pursuant to which Seller grants any other party any rights of first refusal, rights of first negotiation, or similar rights;
(xi)any agreement providing for Seller to indemnify a third party, other than such agreements entered into in the Ordinary Course;
(xii)any material agreement with any Governmental Authority excluding any agreement with any state-owned enterprise or partially state-owned enterprise entered into in the Ordinary Course; or
(xiii)any acquisition or divestiture contract that contains financial covenants, indemnities or other payment obligations (including “earn-out” or other contingent payment obligations) that would reasonably be expected to result in the making of payments after the Initial Closing Date in excess of $250,000.

(xiv)Each agreement, contract, lease, arrangement or commitment required to be disclosed pursuant to this Section 4.10 (each, a “Material Contract”) is a valid and binding agreement of the applicable Seller party thereto and is in full force and effect and neither Seller nor, to the knowledge of Seller as of the date hereof, any other party thereto is in default or breach in any respect under the terms of any such Material Contract, and, to the knowledge of Seller, no event has occurred which, with lapse of time or action by a third party, would result in a material default under any Material Contract. As of the date hereof, Seller has not received any written notice of termination with respect to, and, to the knowledge of Seller, no party has threatened to terminate, any Material Contract.
4.11Compliance with Health Care Laws. Except as, individually or in the aggregate, would not reasonably be expected to be material to the Businesses, as a whole, since December 31, 2022:
(a)each Seller has conducted its business and operations in material compliance with all applicable Health Care Laws.
(b)each Facility (i) has been certified for participation in the Government Reimbursement Programs set forth on Schedule 4.11(b); and (ii) is in compliance in all material respects with the conditions of participation in such Government Reimbursement Programs. All Government Reimbursement Programs in which a Seller is currently participating and all associated provider numbers for such Government Reimbursement Programs are listed on Schedule 4.11(b).
(c)(i) all claims submitted to any Government Reimbursement Program by Seller have been in compliance in all material respects with all Laws applicable to such Government Reimbursement Programs, and (ii) the Seller has repaid or caused to be repaid all material known and undisputed refunds or overpayments which have become due to any Government Reimbursement Program, or will repay or cause to be repaid such refunds or overpayments, within the timeframes set forth in 42 C.F.R. § 401.305 and 42 CFR § 422.326.
(d)Except as set forth on Schedule 4.11(d), (i) except for any Ordinary Course surveys, audits or other inspections, Seller has not received from any Governmental Authority any written notice or written communication alleging material noncompliance (or with respect to any subpoena or civil investigative demand relating to potential material noncompliance) by such party with any Health Care Laws that has not been cured in all material respects, (ii) there is no civil, criminal or administrative Action or any material governmental action including any civil investigative demand or subpoena (other than investigations or sealed legal proceedings that are not within the Knowledge of the Seller) alleging material noncompliance under any Health Care Laws or related to material non-compliance with, or asserting any material liability under, any Health Care Laws that is currently pending against the Seller, and (iii) neither the Seller, nor, to the Knowledge of the Seller, any director, officer or managing employee of the Seller or, to the Knowledge of the Seller, any independent contractor providing direct care services to residents or patients on behalf of any Facility, has been debarred or excluded from participation any Government Reimbursement Program, or, to the Knowledge of the Seller, engaged in any activities during the course of such person’s engagement with Seller which are grounds for exclusion from participation in any Government Reimbursement Programs.
(e)Except as set forth on Schedule 4.11(e), except for any Ordinary Course surveys, audits or other inspections, Seller has not received written notice of any material action (i) pending or (ii) threatened by any Government Reimbursement Program to revoke or terminate the participation of such party in such Government Reimbursement Program that remains outstanding and has not been rescinded, removed or cured in all material respects by the applicable Government Reimbursement Program.
(f)(i) there are no sanctions currently in effect with respect to any Facility that would prevent such Facility from conducting its operations, or (ii) there are no material restrictions on the Licenses held by any Facility. The Company has not received written notice from any Governmental Authority that such Governmental Authority intends to revoke, withdraw or suspend any License to operate a Facility that remains outstanding and has not been rescinded or removed by the applicable Governmental Authority.
(g)to the Knowledge of the Seller, Seller has not been a defendant in any qui tam or False Claims Act legal proceeding, nor has made any voluntary disclosure to the Office of Inspector General or the U.S. Centers for Medicare and Medicaid Services relating to any Health Care Laws that has not yet been resolved.
(h)Seller is in compliance in all material respects with HIPAA and comparable state Law equivalents in the states in which they operate. To the Knowledge of the Seller, no “Security Incident” or “Breach,” (as those terms are defined by HIPAA) has occurred, exclusive of pings or other broadcast attacks on any firewall, port scan, or unsuccessful log on attempts of the Businesses.
(i)the Seller has filed when due all cost reports required to be filed under any Government Reimbursement Program. All such cost reports have been prepared in all material respects in accordance with and in compliance with Applicable Law.
(j)no Seller has received written notice of any dispute between such party and any Governmental Authority regarding such cost reports, nor has any Seller received any written notice of any audits or violations with respect to any cost reports and, to the Knowledge of the Seller, no such audits or violations are threatened.
(k)no Seller has received written notice that any Facility has been, or will be, placed on the Special Focus Facility List maintained by the Centers for Medicare & Medicaid Services.
(l)Notwithstanding anything else in this Agreement to the contrary, this Section 4.11 contains the only representations and warranties made by Seller with respect to Health Care Laws.
4.12Environmental Matters. Except where, individually or in the aggregate, it would not reasonably be expected to be material to the Businesses, as a whole:
(a)The conduct of the Business by Seller is in compliance with all applicable Environmental Laws. Each Seller has obtained all approvals and permits required to be obtained from Governmental Authorities for the Business under Environmental Laws, and Seller is in compliance with the terms and conditions of all such permits and approvals.
(b)There has been no Release or threatened Release of Hazardous Substances at any Facility that requires remediation pursuant to applicable Environmental Laws except as set forth on Schedule 4.12(b).
(c)Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any Hazardous Substance, or owned or operated any property or facility contaminated by any Hazardous Substance so as would give rise to any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to any Environmental Laws.
(d)Seller has not received any written notice, notification or demand from any Governmental Authority with respect to the Business or any Facility pursuant to Environmental Law. Seller has not received any written notice of material claims, legal proceedings, Orders, fines or penalties under Environmental Laws, or otherwise regarding the Release or threatened Release of Hazardous Substances, in each case with respect to the Business or any Facility, pending or, to Seller’s Knowledge, threatened, against Seller.
(e)All environmental audits, investigations or assessments in the possession or control of Seller, or to which Seller has access, relating to the Business or any Facility has been provided to or otherwise made available in the Data Room to Purchaser.
(f)There are no past or present (or, to Seller’s Knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that may interfere with or prevent compliance or continued compliance by each Business with all Environmental Laws or give rise to any liability under Environmental Laws;
(g)Notwithstanding anything else in this Agreement to the contrary, this Section 4.12 contains the only representations and warranties made by Seller with respect to Environmental Laws.
4.13Absence of Certain Changes. Since January 1, 2024, Seller has operated each Business in the Ordinary Course and, to Seller’s Knowledge, there has not occurred any event, development or change that, individually or in the aggregate, which would reasonably be expected to be material to the Businesses, taken as a whole, and during such time period, Seller has not:
(a)sold, transferred, leased to others or otherwise disposed of any Purchased Assets without the prior written consent of Purchaser, other than supplies used at a Facility in the Ordinary Course, provided that it shall also be replenished to a quantity sufficient to comply with applicable Law;
(b)permitted any of the Purchased Assets to become subject to an Encumbrance which will not be released as of the applicable Closing, other than a Permitted Encumbrance;
(c)changed its method of accounting or its accounting principles or practices, including any policies or practices with respect to revenue recognition or the establishment of reserves for Accounts Receivable, utilized in the preparation of the Financial Statements, other than as required consistent with its past accounting practices or GAAP; or
(d)settled any material Action by any Person or before any court or Governmental Authority alleging a violation of any Applicable Law, Real Property Lease or Material Contract by Seller relating to any of the Purchased Assets or the Businesses other than general and professional liability claims settled in the Ordinary Course.
4.14Brokers and Finders. Except as set forth on Schedule 4.14, Seller has not engaged, nor is Seller liable to pay any fees, costs or commissions to, any broker, finder, agent or financial advisor (each, a “Broker” and collectively, “Brokers”) in connection with the transactions contemplated hereby.

4.15Solvency. Seller is not entering into the Transaction Documents with the intent to hinder, delay or defraud either present or future creditors.
4.16Insurance. Seller and its Affiliates maintain policies of fire and casualty, liability and other forms of insurance with respect to the Businesses in such amounts, with such deductibles and against such risks and losses as are, in Seller’s judgment, commercially reasonable and in conformity with the insurance obligations imposed on Seller under all applicable Material Contracts and Real Property Leases. The insurance policies maintained by each Seller with respect to the Businesses are set forth on Schedule 4.16. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Initial Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The Businesses have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Seller has not received any written notice from the insurance companies that Seller is not in compliance with such insurance policies.
4.17No Other Representations or Warranties; Reliance on Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT OR IN THE OTHER TRANSACTION DOCUMENTS, SELLER DOES NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE BUSINESSES, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR ANY OTHER MATTER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITH RESPECT TO (A) ANY FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING INFORMATION WITH RESPECT TO THE BUSINESS OR ANY FACILITY, (B) MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, (C) ANY MATERIALS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY PROVIDED BY SELLER’S AGENTS OR REPRESENTATIVES, OR (D) ANY OTHER MATTER THAT, UNDER APPLICABLE LAW, WILL BE DEEMED TO GIVE RISE TO ANY EXPRESS OR IMPLIED WARRANTY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV OR IN THE OTHER TRANSACTION DOCUMENTS, ALL PURCHASED ASSETS ARE CONVEYED ON AN “AS IS” AND “WHERE IS” BASIS.
4.18Disclosure Updates. At any time, and from time to time on or prior to an applicable Closing Date, Seller may supplement or amend the Schedules and/or information in the Data Room (collectively, a “Disclosure Update”), with respect to any matter which has not yet been subject to an applicable Closing. No such Disclosure Update shall be evidence, in and of itself, that corresponding representations and warranties are no longer true and correct in all material respects. It is specifically agreed that the Schedules and/or information in the Data Room may be amended to add immaterial, as well as material, items. No such Disclosure Update shall have any affect for purposes of the condition set forth in Sections 7.1(b)(i) or 7.4(b)(i) or the indemnification provisions of Article IX with respect to the facts and circumstances underlying such Disclosure Update or otherwise be deemed to cure any breach, and the delivery of any such Disclosure Update shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
4.19Employment and Labor Matters.

(a)Schedule 1.1(a) lists Business Employees on the date hereof, along with the amount of the current annual salaries and total compensation paid or due for services to each employee for the most recent fiscal year-end and the year-to-date, and a full and complete description of any commitments to such Facility Employees with respect to compensation payable thereafter. To the Seller’s Knowledge, no Facility Employee has any plans to terminate employment with the Seller.
(b)Except as set forth on Schedule 4.19, Seller has never been a party to any collective bargaining agreement, employment agreement or other labor contract, and there are no pending or, to Seller’s knowledge, threatened labor disputes at any Facility including, but not limited to, any strike, slowdown, picketing, work stoppage, organizational activities or employee grievance process affecting any Facility. Seller has complied in all material respects with all Applicable Laws governing wage, hour, payroll and all other employment and labor matters.
4.20Employee Benefits. None of Seller nor any of its ERISA Affiliates has sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a “defined benefit plan” (as defined in ERISA Section 3(35)), a plan that was ever subject to Sections 412 or 430 of the Code, or Part 3 of Title I of ERISA or a multiemployer plan as defined in Section 3(37) of ERISA.
4.21Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller (other than as a creditor) are pending or are being contemplated by the Seller, or to the Seller’s knowledge are being threatened against the Seller, and the Seller has made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings.
4.22OFAC. Seller and their Affiliates and controlling members are not currently identified on the OFAC List, and each is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States. “OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any legal requirements, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website https://www.treasury.gov/ofac/downloads/sdnlist.pdf.
Article V
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Seller as of the Execution Date and as of the Closing Date (or in the case or representations and warranties that by their terms speak as of a specified date, as of such specified date) as follows:
5.1Corporate.
(a)Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation.

(b)Power and Authority; Authorization; Enforceability. Purchaser has all necessary limited liability company power and authority to own, operate and lease its properties and assets, to carry on its businesses as and where such is now being conducted, to enter into the documents and instruments to be executed and delivered by Purchaser pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of the Transaction Documents by Purchaser and performance of this Agreement by Purchaser have been duly and validly authorized by its board(s) of directors and by all other necessary limited liability company action on the part of Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.
(c)Qualification. Purchaser is, or as of each Closing will be, duly qualified or licensed to do business, and is in good standing, in all jurisdictions in which the character or the location of the assets owned or leased by it, or the nature of the business conducted by it requires such licensing or qualification.
(d)No Conflicts or Violations. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof by Purchaser will (i) violate or result in a breach of any of the material terms and provisions of, constitute a default under, conflict with, or result in any acceleration of rights, benefits or obligations of any party under any Contract to which Purchaser is a party or by which it is bound, (ii) violate any Order applicable to Purchaser, (iii) constitute a material violation by Purchaser of any Applicable Law, (iv) result in the breach of any of the material terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit, license or other governmental authorization held by Purchaser, or (v) conflict with or violate any charter document, operating agreement or partnership agreement of Purchaser, except in the case of sub-clause (i) to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to prevent, or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement.
(e)Except for the applicable state licensure requirements for the states in which the Businesses are located, and compliance with the HSR Act, no material authorizations, approvals, waivers or consents are required to be obtained, or notices to be made, by Purchaser to consummate the transactions contemplated hereby.
5.2Litigation. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or threatened against Purchaser, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby.
5.3Brokers and Finders. Except as set forth on Schedule 5.3, no Broker has been engaged by Purchaser in connection with the transactions contemplated hereby. No fees, commissions or costs of any such Broker will be owed by Purchaser.
5.4HSR. No filings under the HSR Act are required in connection with the transactions contemplated by this Agreement.
5.5Sufficient Funds; Solvency. Purchaser is not entering into the Transaction Documents with the intent to hinder, delay or defraud either present or future creditors. Purchaser will at each Closing have the financial resources necessary to consummate the transaction contemplated by this Agreement, and perform all of its respective obligations hereunder, including but not limited to the ability to pay the Purchase Price and any indemnification required hereunder. Purchaser’s obligations hereunder are not contingent upon any third party financing. Purchaser is solvent and both prior to and after consummation of the transactions contemplated hereby will have sufficient funds to operate its business and pay its debts as they become due and will not have unreasonably small capital with which to conduct its business; and no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or has been threatened in writing, against Purchaser.
5.6Third Party Reports. Exhibit S sets forth a list of the Third Party Reports.
5.7OFAC. Purchaser and their Affiliates and controlling members are not currently identified on the OFAC List, and each is not a Person with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or executive order of the President of the United States.
5.8Independent Investigation; Completion of Due Diligence.
(a)Purchaser has conducted or will conduct its own independent due diligence investigation, review and analysis of the Purchased Assets, Businesses, results of operations, prospects, condition (financial or otherwise) or assets of the Seller, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purposes. Purchaser acknowledges and agrees that (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article IV of this Agreement and the related Schedules, (ii) neither Seller nor any other Person has made any representation or warranty as to Seller, the Purchased Assets, the Businesses or this Agreement, except as expressly set forth in Article IV of this Agreement, and (iii) Purchaser has completed its due diligence investigation of Seller, the Purchased Assets and the Businesses as of the Execution Date.
(b)As of the Execution Date, Purchaser has no actual knowledge (defined to be limited to the actual knowledge of Elliott Mandelbaum and Maxwell Luce with no duty to investigate) (i) that any of Seller’s representations or warranties set forth in the Agreement or the Transaction Documents are not true and correct in all material respects, or (ii) that Seller is in material breach of any of its covenants and/or obligations under the Agreement or the Transaction Documents.
5.9AS-IS; No Other Representations or Warranties. Purchaser acknowledges that, except as set forth in this Agreement or in the other Transaction Documents, it has or will have inspected the Purchased Assets and, subject to the terms hereof, agree to purchase the same in its present “AS IS-WHERE IS” condition. Except for the specific representations and warranties expressly made by the Seller in Article IV of this Agreement or in the other Transaction Documents, (a) Purchaser represents and warrants that (i) the Seller is not making and have not made any representation or warranty, expressed or implied, at law or in equity, in respect of the Businesses, the Purchased Assets or the Seller’s respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the business, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Seller or the Purchased Assets furnished to the Purchaser or any of its representatives or made available to the Purchaser or its representatives in the Data Room, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement, or in respect of any other matter or thing whatsoever, and (ii) neither the Seller, nor any of their Representatives has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement or in the other Transaction Documents and subject to the limited remedies herein provided, (b) the Purchaser specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person and not set forth in this Agreement or in the other Transaction Documents, and acknowledges and agrees that the Seller and their respective Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person, (c) the Purchaser specifically disclaims any obligation or duty by the Seller or any of their respective Affiliates to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Article IV of this Agreement or in the other Transaction Documents, and (d) the Purchaser is entering into the contemplated transactions and acquiring the Purchased Assets in connection with the contemplated transactions subject only to the specific representations and warranties set forth in Article IV of this Agreement or in the other Transaction Documents.
Article VI
COVENANTS
6.1Interim Conduct.
(a)During the period from the Execution Date and continuing until the earlier of the termination of this Agreement or the consummation of an applicable Closing, Seller shall (except as set forth on Schedule 6.1(a) or to the extent consented to in writing by Purchaser, which consent shall not be unreasonably withheld or delayed) operate each Facility in the Ordinary Course and use commercially reasonable efforts consistent with past practice to seek (i) to preserve intact the goodwill of each Business and to preserve, maintain and protect the value of each Business, (ii) to preserve relationships with material customers, suppliers, physicians, distributors, licensors, licensees, and others having business dealings with each Business (other than pursuant to any Overhead and Shared Services) and (iii) to repair, replace and maintain the plumbing, mechanical, electrical and other systems of each Facility in good working order and condition, consistent with the Ordinary Course.
(b)During the period from the Execution Date and continuing until the earlier of the termination of this Agreement or the applicable Closing, Seller shall comply in all material respects, with any surveys or inspections by any Governmental Authority arising from the transactions contemplated by this Agreement and the Transaction Documents and the requirements of any plan or plans of correction (including the removal of any DPNA) proposed in response to any inspection or survey conducted by any Governmental Authority that commences on or prior to the applicable Closing and pay any fines or penalties (including any civil monetary penalties) resulting from such inspections or surveys or if appealed, Seller shall retain liability for all costs and expenses in pursuing such appeals and the liability for any penalties not rescinded. In addition, Seller shall consult with Purchaser on such appeals and notify Purchaser of the final disposition of such matters. Seller shall, with respect to each Facility, make any capital repair or physical improvements necessary to (1) remove a cited deficiency from any Governmental Authority, (2) correct any immediate jeopardy violations, and (3) terminate a DPNA.
(c)Without limiting the foregoing, and except as set forth on Schedule 6.1(c), during the period from the Execution Date and continuing until the earlier of the termination of this Agreement or the consummation of an applicable Closing, Seller shall not undertake any of the following with respect to any Purchased Asset or Assumed Liability except as contemplated by the Transaction Documents, or as necessary to consummate the transactions contemplated by this Agreement and the Transaction Documents, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed:
(i)sell, lease, license or otherwise dispose of any of the Purchased Assets (other than supplies used at the Facility in the Ordinary Course, provided that it shall also be replenished to a quantity sufficient to comply with applicable Law), or create, incur or suffer to exist any Encumbrance (other than a Permitted Encumbrance) on any of the Purchased Assets, which would not be released as of the applicable Closing Date;
(ii)terminate or waive any material right included in the Purchased Assets of substantial value;
(iii)agree in writing to take any of the foregoing actions.
6.2Certain Tax Matters.
(a)Apportionment of Certain Taxes. All Property Taxes levied with respect to the Purchased Assets shall be apportioned between the Seller and Purchaser as of the Effective Time based on the number of days of the applicable taxable period prior to the Effective Time (with respect to such taxable period, the “Pre-Closing Period”) and after the Effective Time (with respect to such taxable period, the “Post-Closing Period”). Seller shall be responsible, and to the extent not paid prior to an applicable Closing, provide Purchaser with a credit at such Closing, for Seller’s proportionate share of any such Taxes that are attributable to the Pre-Closing Period, and Purchaser shall be liable for its proportionate share of any such Taxes that are attributable to the Post-Closing Period. If the exact amount of Property Taxes is not known at such Closing, the proration will be based on an amount equal to 103% of the prior assessment year’s Property Taxes and shall be adjusted directly between Seller and Purchaser once actual figures become available after such Closing.
(b)Certain Tax Returns. Seller shall prepare or cause to be prepared and shall file or cause to be filed all Tax Returns relating to Taxes arising out of the operation of the Businesses or the ownership of the Purchased Assets with respect to the Pre-Closing Period. All such Tax Returns shall be prepared in accordance with Seller’s past custom and practice, except to the extent otherwise required by Applicable Law. Purchaser shall pay to Seller promptly on demand all Property Taxes levied with respect to the Purchased Assets with respect to the Post-Closing Period included in any such Tax Return prepared or caused to be prepared by Seller for which Purchaser is responsible pursuant to Section 6.2(a) to the extent paid by Seller; provided, however, if Purchaser does not promptly pay to Seller any such liabilities, Seller shall have the right to pursue an indemnification claim for such liabilities in accordance with Section 9.2 hereof.
(c)Tax Cooperation. Purchaser and Seller shall furnish or cause to be furnished to each other, upon written request, as promptly as reasonably practicable, to the extent they have access to the same, such information and assistance relating to the Businesses, the Purchased Assets or the Assumed Liabilities as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority, and the prosecution or defense of any claims, suit or proceeding relating to any Tax. Any expenses incurred in furnishing such information or assistance shall be borne by the Party requesting it.
(d)Transfer Taxes. All sales, transfer (including real estate transfer), stamp, documentary, filing, recordation and other similar Taxes, together with interest, additions or penalties with respect thereto resulting from the transactions contemplated by this Agreement (including the purchase of the Purchased Assets hereunder) (“Transfer Taxes”), shall be paid by

Purchaser. Any Tax Returns required to be filed in connection with any Transfer Taxes shall be prepared and filed when due by the Purchaser and Purchaser shall provide Seller with a copy of such Tax Return for review and comment at least five (5) Business Days prior to such filing, unless the Seller is otherwise required as a matter of Law to be the remitting party, in which case the Purchaser shall prepare the return for filing by the Seller and shall provide the Seller with a copy of such Tax Return for review and comment at least five (5) Business Days prior to such filing.
6.3Reasonable Best Efforts; Cooperation; Regulatory Filings.
(a)In accordance with the terms and conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the sale, conveyance, assignment, transfer and delivery of each of the Facilities and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish each of the following: (i) taking of all reasonable acts necessary to cause the Closing Conditions to be satisfied, (ii) obtaining all necessary consents, approvals, waivers, Orders and authorizations from Governmental Authorities and making all necessary registrations, declarations and filings with Governmental Authorities, (iii) taking all reasonable steps as may be necessary to avoid any objections or legal proceedings by any Governmental Authority, and (iv) the obtaining of all necessary consents, approvals or waivers from third parties; provided, however, that the foregoing provisions of this Section 6.3(a) shall not require either (A) either Party to perform, satisfy or discharge any obligations of any other Party under this Agreement or otherwise, or (B) Seller to expend any money other than for filing fees or expenses or de minimis costs or expenses or agree to any restrictions in order to obtain any consents or waivers, except as set forth in Section 6.3(e).
(b)Subject to the terms and conditions of this Agreement, Purchaser and Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement and the other Transaction Documents as promptly as practicable, including in connection with (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary or desirable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary or desirable to consummate the transactions contemplated by this Agreement and the other Transaction Documents as promptly as practicable, and (iii) to the extent permitted by Applicable Law, entering into the Interim Documents at the applicable Closing so as to expedite transfer of the Businesses to Purchaser. Seller and Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and use reasonable best efforts to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, to vest in Purchaser title to the Purchased Assets and to assure and evidence the assumption by Purchaser of the Assumed Liabilities.
(c)Reserved.
(d)Without limiting the generality of anything contained in this Section 6.3, and subject to any limitations under applicable Laws, each party hereto shall use reasonable best efforts to (i) give the other parties prompt notice of the making or commencement of any Legal Proceeding with respect to the transactions contemplated by this Agreement, (ii) keep the other parties reasonably informed as to the status of any such Legal Proceeding, (iii) promptly inform the other parties of any communication to or from the FTC, DOJ or any other Governmental

Authority in connection with any such Legal Proceeding, (iv) upon request, promptly furnish to the other parties, subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, with copies of documents provided to or received from any Governmental Authority in connection with any such Legal Proceeding (other than Item “4(c)” and “4(d)” documents as those terms are used in the rules and regulations under the HSR Act), (v) subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants retained by such counsel, and to the extent reasonably practicable, consult in advance and cooperate with the other parties and consider in good faith the views of the other Party in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication to be made or submitted in connection with any such Legal Proceeding, and (vi) in connection with any such Legal Proceeding in respect of the transactions contemplated by this Agreement, each Party hereto shall provide reasonable advance notice of and permit authorized Representatives of the other Party to be present at each in person meeting or telephone conference relating to such Legal Proceeding.
(e)Upon the terms and conditions set forth herein, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to make effective as promptly as reasonably practicable, the transactions contemplated by this Agreement in accordance with the terms hereof. For purposes of this Section 6.3, “reasonable best efforts” shall require the Parties to defend, litigate, or contest any lawsuit, action, or order by any Governmental Authority. For purposes of this Section 6.3, Purchaser shall also use its reasonable best efforts to (i) propose, negotiate, consent to, offer to undertake, commit to and effect, by consent decree, hold separate orders, trust or otherwise, the sale, divestiture, license or disposition of the assets, properties, equity interests or businesses of Purchaser or any of its Affiliates and/or of the assets, properties, equity interests or businesses proposed to be acquired pursuant to the transactions; (ii) offer to take, commit to take or take any action that Purchaser and each of its Affiliates are capable of taking that limits their freedom of action or behavior with respect to the operation or retention of any of the assets, properties, equity interests or businesses of Purchaser or its Affiliates and/or of the assets, properties, equity interests or businesses proposed to be acquired pursuant to the transactions; (iii) terminate any existing relationships and contractual rights and obligations; and (iv) make amendments or modifications to this Agreement and the other Transaction Documents. No actions or undertakings taken by Purchaser pursuant to this Section 6.3(e) shall entitle Purchaser to any offset or reduction to the Purchase Price; and any actions or undertakings taken by Purchaser pursuant to this Section 6.3(e) involving the assets, properties, equity interests or businesses of Seller or its Affiliates shall be conditioned upon the occurrence of the Initial Closing.
(f)Without limiting the generality of the foregoing, prior to closing, the Purchaser shall not, and shall cause its Affiliates not to, acquire or agree to acquire any assets or business if such action would reasonably be expected to: impose any material delay in the obtaining of, or increase the risk in a material manner of not obtaining, any consents of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; increase the risk in a material manner of any Governmental Authority seeking or entering an Order prohibiting the consummation of the transactions contemplated by this Agreement; increase the risk in a material manner of not being able to remove any such Order on appeal or otherwise; or delay in a material manner or prevent the consummation of the transactions contemplated by this Agreement.
6.4Announcement and Disclosure.
(a)Any press release announcing the execution of this Agreement shall be issued in such form as shall be mutually agreed upon by Seller and Purchaser, which agreement shall not be unreasonably withheld, conditioned or delayed. Unless otherwise required by Applicable Law (including any securities laws) or the rules of any securities exchange on which a party’s or its Affiliates’ securities are listed, neither Seller nor Purchaser shall, and each shall cause their respective Affiliates not to, make any public announcement or publicly disseminate any written communication with respect to this Agreement or the transactions contemplated hereby (including broad communications to Business Employees), or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby, without the prior written consent of Purchaser and Seller; provided that if any such announcement or communication is so required, Purchaser and Seller shall consult with each other, to the extent reasonably practicable, in advance as to the contents and timing thereof; provided, further, that after the transactions contemplated by this Agreement have been announced Seller and its Affiliates and Purchaser and its Affiliates shall be entitled to respond to questions in the ordinary course or issue any press release or make any other public statement that, in each case, consistent (as to nature and scope) with any public statement previously issued or made by it in accordance with the provisions of this Section 6.4
(b)Except as may be necessary to enforce this Agreement, or to comply with Applicable Laws including securities Laws, for three (3) years after the Initial Closing, Seller shall (i) treat and hold as confidential any proprietary and confidential information of Seller related exclusively to the Purchased Assets or the Assumed Liabilities (collectively, “Confidential Information”), and (ii) refrain from using any of the Confidential Information except in connection with this Agreement or the operation of the Businesses. The term “Confidential Information” shall not include information that is or becomes generally available to the public by actions of Persons other than Seller or that pertains to any of the Excluded Assets or the Excluded Liabilities. If Seller is required to disclose any Confidential Information in order to comply with, or avoid violating, any Applicable Law, Seller will use commercially reasonable efforts to provide Purchaser with prompt notice thereof to the extent legally permissible. With the exception of securities filings reasonably required of a public company, to the extent legally permissible and at Purchaser’s sole expense, Seller shall provide Purchaser, in advance of any such disclosure, with copies of any Confidential Information that Seller intends to disclose (and, if applicable, the text of the disclosure language itself) and shall reasonably cooperate with Purchaser, at Purchaser’s sole expense, if permitted by Applicable Law, to the extent Purchaser may reasonably seek to limit such disclosure in a manner consistent with Applicable Law.
(c)Except as may be necessary to enforce this Agreement or any other Transaction Document, for three (3) years after the Initial Closing, Purchaser shall (i) treat and hold as confidential any proprietary and confidential information of Seller or any of its Affiliates that does not relate exclusively to the Purchased Assets or the Assumed Liabilities related to the Businesses, including any proprietary and confidential information relating to any of the Excluded Assets or the Excluded Liabilities (collectively, “Seller Confidential Information”), and (ii) refrain from using any of Seller Confidential Information except in connection with this Agreement. The term “Seller Confidential Information” shall not include information that is or becomes generally available to the public by actions of Persons other than Purchaser or any of its Affiliates. If Purchaser is required to disclose any Seller Confidential Information in order to avoid violating any Applicable Law, Purchaser will use commercially reasonable efforts to provide Seller with prompt notice thereof to the extent legally permissible. To the extent legally permissible and at Seller’s sole expense, Purchaser shall provide Seller, in advance of any such disclosure, with copies of any Seller Confidential Information that Purchaser intends to disclose (and, if applicable, the text of the disclosure language itself) and shall reasonably cooperate with Seller, at Seller’s sole expense, if permitted by Applicable Law, to the extent Seller may reasonably seek to limit such disclosure in a manner consistent with Applicable Law.

(d)Waiver of Conflicts Regarding Representation; Non-assertion of Attorney-Client Privilege.
(i)Purchaser waives and shall not assert, and agrees to cause its Affiliates to waive and not to assert, any conflict of interest or other objection arising out of or relating to the representation, after the Closings (the “Post-Closing Representation”), of Seller or any of its Affiliates or any shareholder, officer, employee or director of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, by any legal counsel currently representing Seller or any of its Affiliates in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby (the “Current Representation”).
(ii)Purchaser waives and agrees not to assert, and agrees to cause its Affiliates to waive and to not assert, any attorney-client privilege or attorney work product doctrine with respect to any communication between any legal counsel and any Designated Person occurring during the Current Representation or in connection with any Post-Closing Representation, including in connection with a dispute with Purchaser or any of its Affiliates, it being the intention of the parties hereto that all such rights to such attorney-client privilege or attorney work product doctrine and to control such attorney-client privilege or work product doctrine shall be retained by Seller; provided, that the foregoing waiver and acknowledgment of retention shall not extend to any communication not involving this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, or to communications with any Person other than the Designated Persons and their advisors.
(iii)Purchaser, on behalf of itself and its Affiliates agrees that no communications (including email or other written communications) subject to attorney-client privilege or attorney work product doctrine in connection with the Current Representation shall be subject to disclosure, directly or indirectly, to Purchaser or any Person acting on behalf of Purchaser, and Purchaser shall, without the necessity of further documentation of transfer, be deemed to have irrevocably assigned and transferred to Seller, the attorney-client privilege or attorney work product doctrine and expectation of client confidence with respect to all such communications, and all books and records and other documents of the Seller containing any such advice, communication or other materials, and the same shall be controlled by Seller and shall not be used or claimed by, and no copies shall be retained by, Purchaser or any of its Affiliates.
(iv)Nothing in this Section 6.4(d) is intended to or shall be deemed to operate as a waiver of any applicable privilege or protection that could be asserted to prevent disclosure of any confidential communication by any legal counsel currently representing Seller or any of its Affiliates.
(v)Seller and Purchaser agree to take, and to cause their respective Affiliates to take, all steps reasonably necessary to implement the intent of this Section 6.4(d).
6.5Other Regulatory Filings. Subject to the terms of this Agreement, from the Execution Date until all applicable Closings have been completed, or the earlier termination of this Agreement, Purchaser and the OTA Transferees will be responsible for taking all steps which may be taken prior to the Closings in order to obtain on or after the Closings all Licenses from Governmental Authorities that are required as a result of the transactions contemplated in this Agreement and the OTAs. Without limiting the generality of the foregoing, upon the Title Company’s confirmation of receipt of the Deposit, Purchaser shall cause OTA Transferees to, and OTA Transferees shall, immediately submit to (a)(i) the State of Tennessee Health Facilities Commission, Division of Licensure and Regulation and (ii) the Alabama Department of Public

Health, Bureau of Health Provider Standards, as applicable, an application for licensure with respect to operation of each Facility (“Licensure”), and (b) applications to be certified to participate in the Medicare and Medicaid reimbursement programs, (the foregoing, collectively, the “Health Care Regulatory Approvals”). Seller agrees to use commercially reasonable efforts (at no out-of-pocket cost to Seller) to cooperate with Purchaser and the OTA Transferees in obtaining such Health Care Regulatory Approvals.
6.6Efforts and Actions. Subject in each case to the provisions of Section 2.8 of this Agreement:
(a)Each Party shall from time to time and without further consideration, before and after the Closings, execute such further instruments and take such other actions as any other Party hereto shall reasonably request for itself or on behalf of a third party, provided such requests are solely in furtherance of its obligations set forth in any of the Transaction Documents and are wholly consistent therewith, to effectuate the purposes and terms set forth in the Transaction Documents and to provide for the orderly implementation of the Closings and, following the Closings, of the respective Parties’ rights and obligations as set forth in this Agreement.
(b)Upon reasonable advance notice by Purchaser or an OTA Transferee, Seller shall permit reasonable access by Purchaser, each OTA Transferee and their respective representatives to seek to establish personal relationships with Persons who have business relations with the Businesses; provided, however, that except as contemplated by the Transaction Documents or permitted by Seller in writing, neither Purchaser nor any OTA Transferee shall have the right to amend or modify any agreements applicable to the operation of any Business unless any such amendments or modifications are contingent on Closing regarding any applicable Business. Seller shall be entitled, if it so elects, to have a representative participate in any such discussions.
(c)With reasonable coordination with and advance notice to Seller, Purchaser and each OTA Transferee shall be entitled to visit the Facilities to assess operational needs for the operation of the Businesses after the Effective Time.
(d)From the Execution Date until all applicable Closings have been completed, or the earlier termination of this Agreement, but subject to Applicable Law and the Confidentiality Agreement, Seller will use reasonable best efforts to (i) give Purchaser, its counsel and other authorized representatives reasonable access to the properties, books and records of the Businesses, (ii) furnish to Purchaser, its counsel and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and (iii) instruct the Business Employees, counsel and financial advisors of Seller to reasonably cooperate with Purchaser in its investigation of the Businesses. For the avoidance of doubt, the Confidentiality Agreement shall remain in effect in accordance with its terms, and such information, and all information provided pursuant to this Section 6.6 shall be treated as “Confidential Information” pursuant to the terms of the Confidentiality Agreement. Notwithstanding the foregoing, Purchaser, its counsel and other authorized representatives and its other agents shall not have access to (A) any information where such access or disclosure would, in the good faith judgment of Seller, be unreasonable or jeopardize the health and safety of any resident, employee of the Businesses, (B) any properties of the Businesses, including the Purchased Assets and Real Property, for purposes of conducting any sampling or other invasive investigation, including of the air, soil, soil gas, surface water, groundwater, building materials or other environmental media, (C) any information to the extent relating to any Affiliates of the Seller, (D) Seller Tax records, or (E) which would otherwise violate the terms of the Confidentiality Agreement.

(e)For a period of five (5) years after the Phase I Initial Closing Date, but subject to Applicable Law, Purchaser will (i) maintain the books and records of the Businesses, provided that, Purchaser shall not be required to retain such books and records for which Seller has been provided with a copy and (ii) upon request, afford promptly to Seller and its authorized Representatives reasonable access to the properties, books, records, employees and auditors of the Business (A) to the extent requested to permit Seller or any of their Affiliates to comply with their financial reporting, accounting, tax, litigation, contractual or auditing obligations with respect to the period prior to the Closings with respect to the Business or the Excluded Assets or Excluded Liabilities, (B) in connection with any Action related to either the Excluded Assets or Excluded Liabilities, or the conduct of the Business or the ownership of the Purchased Assets prior to the Closings and for which Seller or such Affiliate has retained liability under this Agreement and (C) otherwise to the extent that Seller, in requesting such access, reasonably deems such access necessary or desirable in order to determine any matter relating to its rights and obligations hereunder.
(f)Any access granted or cooperation provided pursuant to this Section 6.6 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Party granting such access or providing such cooperation. The party to whom such access or other cooperation is granted pursuant to this Section 6.6 shall bear all of the out-of-pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred by the other party, its Affiliates or any of their representatives in connection therewith.
(g)In furtherance of the foregoing, from and after each applicable Closing Date, Purchaser will provide and, as applicable, cause its employees and its Affiliates and their employees to provide, all cooperation reasonably requested by or on behalf of Seller, which cooperation will include furnishing or causing to be furnished records, information and testimony as requested by Seller, its Affiliates or their respective representatives and causing employees who possess knowledge pertaining to any such Action to provide information, recollections and explanations with respect thereto and make themselves available, including for consultation with respect to settlement discussions and to attend strategy sessions and judicial and arbitration proceedings, as requested by Seller, its Affiliates or their respective representatives in connection therewith; provided, that, notwithstanding the foregoing, Purchaser will only be obligated to cause any person to cooperate with Seller pursuant to this Section 6.6 if and for so long as Purchaser is capable of directing the actions of such person.
(h)Notwithstanding anything to the contrary contained herein, nothing in this Section 6.6 shall require (i) Seller or Purchaser, as applicable, to provide the other party or its representatives with access to (A) personnel records of employees relating to individual performance or evaluation records, medical histories or other information which, in the disclosing party’s good faith determination, is sensitive or the disclosure of which would violate Applicable Law or could subject such party or its Affiliates to risk of liability or (B) information the disclosure of which, in the disclosing party’s good faith determination, would conflict with contractual obligations to which such party or any of its Affiliates is bound, violate any Applicable Law or result in the forfeiture or waiver of any attorney-client or similar legal privilege; provided, that the parties hereto shall cooperate in good faith to develop substitute arrangements, to the extent reasonably possible, that do not result in the violation of such Applicable Law, breach of such obligations or loss or reduction of such privilege, or (ii) either party’s independent accountants to make available to the other party or its representatives any work papers unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such independent accountants.

6.7Corporate Contracts; Overhead and Shared Services. Purchaser acknowledges that the Businesses currently benefit from the Corporate Contracts and currently receive Overhead and Shared Services from various Affiliates of Seller. Purchaser further acknowledges that, as it relates to the operation of the Businesses after each applicable Closing, all such benefits from the Corporate Contracts and the provision of Overhead and Shared Services to such Facility shall cease, and any agreement by the applicable Business with Seller or any of its Affiliates in respect to the Corporate Contracts or the provision of Overhead and Shared Services to such Facility shall terminate. No Overhead and Shared Services shall be provided by Seller or any of its Affiliates to any Business unless otherwise contemplated by the Transaction Documents. Unless otherwise agreed to by the Parties, the Corporate Contracts shall be deemed to be Rejected Contracts.
6.8Risk of Loss; Casualty Loss; Condemnation.
(a)If, between the date of this Agreement and an applicable Closing, any of the Real Property included in the Purchased Assets shall be destroyed or damaged in whole or in part (other than damage that is of such a de minimis nature that it would not reasonably be expected to have any material effect on the use or value of the affected Facility) by fire, earthquake, flood, or other casualty (a “Casualty Loss”), Seller shall deliver notice of such Casualty Loss to Purchaser, and Seller shall engage an engineer, architect or contractor selected by Seller and reasonably satisfactory to Purchaser or a major regional or national commercial real estate broker selected by Seller and reasonably satisfactory to Purchaser (“Estimator”) to make a reasonable determination of the cost to repair such Casualty Loss (a “Repair Estimate”), and the following shall apply:
(i)If (x) the Repair Estimate provides a cost to repair the Casualty Loss of less than fifteen percent (15%) of such Facility’s Facility Purchase Price (the “Casualty Threshold”) and (y) the Casualty Loss is not reasonably likely to prevent the applicable Facility from being operated in the Ordinary Course in all material respects on and after the Closing Date, then (A) such Facility shall be included in the Closing in which it would have otherwise participated hereunder absent the occurrence of such Casualty Loss, (B) at such Closing, Purchaser shall take such Facility as-is, together with the insurance proceeds, if any, or the right to receive the same, relating to such Casualty Loss and the rights to any other claims arising as a result of the Casualty Loss, and (C) the Facility Purchase Price paid with respect to such Facility shall be reduced by the amount of any applicable insurance deductible to the extent the same is borne by Purchaser.
(ii)If (A) the Repair Estimate provides a cost to repair the Casualty Loss in excess of the Casualty Threshold but below the Exclusion Threshold, or (B) the Casualty Loss is reasonably likely to prevent the applicable Facility from being operated in in the Ordinary Course in all material respects on and after the Closing Date and the Repair Estimate shows a cost to repair the Casualty Loss below the Exclusion Threshold (an “Escrowable Casualty Loss”), such Facility shall be designated as Out of Compliance pursuant to clause (z) of the definition thereof, and Sections 7.2(b) and 7.3 through 7.5 hereof (Attempted Cure; Subsequent Closing) shall apply.
(iii)If the Repair Estimate provides a cost to repair the Casualty Loss of twenty-five percent (25%) or greater of such Facility’s Facility Purchase Price (the “Exclusion Threshold”), then Purchaser shall have the right, in its sole and absolute discretion, to elect to exclude such Facility from the transactions contemplated by this Agreement by delivering written notice to Seller within twenty (20) days of the Estimator’s delivery of the Repair Estimate designating such Facility as an “Excluded Facility”. If Purchaser timely designates a Facility as an Excluded Facility the Purchase Price shall be reduced by such Facility’s Facility Purchase Price. If Purchaser does not timely designate such Facility as an Excluded Facility, such Facility shall be treated as being subject to an Escrowable Casualty Loss, shall be designated as Out of Compliance pursuant to clause (z) of the definition thereof, and Sections 7.2(b) and 7.3 through 7.5 hereof (Attempted Cure; Subsequent Closing) shall apply.
(b)If, between the date of this Agreement and an applicable Closing, any Condemnation is commenced with respect to any of the Real Property, Seller shall deliver notice of such Condemnation to Purchaser and the following shall apply:
(i)If the Condemnation is of such a de minimis nature that it would, as reasonably determined by an Estimator selected in the manner set forth in Section 6.8(a), not reasonably be expected to have any material effect on the use or value of the affected Facility, then the Closing shall take place as provided herein, without reduction of the Purchase Price, and Seller shall assign to Purchaser at the Closing all of Seller’s right, title and interest in and to all awards made in respect of such Condemnation and to pay over to Purchaser all amounts theretofore received by Seller (net of any reasonable out-of-pocket expenses) in connection with such Condemnation.
(ii)With respect to Condemnations other than those described in the foregoing Section 6.8(b)(i), Seller shall engage an Estimator (in the manner set forth in Section 6.8(a)) to make a reasonable determination of the amount by which the Condemnation affects the value of the Facility (the “Impairment Estimate”) based on its usage prior to the Condemnation (expressed as a percentage) (the “Impairment Percentage”).
(A)If the Impairment Estimate shows an Impairment Percentage of twenty-five percent (25%) or less (the “Condemnation Threshold”), then (x) such Facility shall constitute an “Includable Condemned Facility” and be included in the Closing in which it would have otherwise participated hereunder absent the occurrence of such Condemnation, (y) at such Closing Purchaser shall take such Facility notwithstanding the Condemnation, together with the proceeds of any award for such Condemnation, if any, or the right to receive the same (the “Condemnation Award”), and (z) if the aggregate amount of the Condemnation Award is less than the Impairment Percentage multiplied by the Facility Purchase Price for such Facility, then the Facility Purchase Price paid with respect to such Facility at the applicable Closing shall be reduced by an amount equal to such difference.
(B)If the Impairment Estimate shows an Impairment Percentage in excess of the Condemnation Threshold, then Purchaser shall have the right, in its sole and absolute discretion, to elect to exclude such Facility from the transactions contemplated by this Agreement by delivering written notice to Seller within twenty (20) days of the Estimator’s delivery of the Impairment Estimate designating such Facility as an “Excluded Facility”. If Purchaser timely designates a Facility as an Excluded Facility, the Purchase Price shall be reduced by such Facility’s Facility Purchase Price. If Purchaser does not timely designate such Facility as an Excluded Facility, such Facility shall be treated as being an Includable Condemned Facility, and Section 6.8(b)(ii)(A) hereof shall apply.
6.9Title and Survey Matters; Estoppel Certificates.
(a)Purchaser has obtained from First American Title Insurance Company title insurance commitments for the Real Property (the “Title Reports”) and delivered the same to Seller prior to the Execution Date. Prior to the Execution Date, Purchaser has reviewed the Title Reports, surveys, zoning reports and flood elevation certificates (if applicable) obtained by Purchaser for the Real Property (collectively, the “Real Property Reports”), and Purchaser and Seller have agreed that Seller shall remove or cure such exceptions and other matters as are identified on Schedule 6.9 attached hereto prior to the Initial Closing. Except for Mandatory Cure Items (defined below), Purchaser is deemed to have approved all items contained in the Real Property Reports which do not appear on Schedule 6.9, which approved items shall be Permitted Encumbrances. Notwithstanding anything to the contrary herein, whether or not included in a Title Objection Notice (as defined below) or on Schedule 6.9, Seller shall be obligated to cure all encumbrances affecting the Real Property constituting (A) liens securing a mortgage, deed of trust or trust deed created by or through Seller or any of its Affiliates or any Current Operator or any Affiliate of any Current Operator; (B) judgment liens against Seller; (C) broker’s liens caused by Seller; (D) any memorandum of lease between Seller and its Affiliates, and (E) any mechanics’ liens or materialman’s liens caused by Seller (all such encumbrances, collectively, the “Mandatory Cure Items”). In no event shall any Mandatory Cure Items be deemed to be Permitted Encumbrances. At each Closing, Seller shall cause the Title Company to issue standard form owner’s policies of title insurance with respect to each parcel of Real Property transferred at such Closing pursuant hereto. Such policies shall be standard ALTA Form 2006 owner’s policies in the full amount of the portion of the Purchase Price allocated to each such parcel of Real Property pursuant to Schedule 2.6, insuring fee title thereto, subject only to the Permitted Encumbrances. Purchaser may coordinate with Title Company to have the standard exceptions deleted, if available.
(b)Seller shall be responsible for fifty percent (50%) of the base cost of any final title policy for the Real Property. Purchaser shall be responsible for fifty percent (50%) of the base cost of any final title policy and for the cost of any extended coverage to any final title policy. Purchaser may request such endorsements to the title policies, at Purchaser’s sole cost and expense.
(c)Prior to each applicable Closing, Purchaser may obtain updated title insurance commitments (each a “Title Update”) from Landmark Abstract Agency LLC (the “Title Company”). Purchaser has instructed the Title Company to simultaneously deliver directly to Purchaser and Seller (or Seller’s counsel) copies of each Title Update (including tax and departmental searches) ordered by Purchaser or otherwise issued by the Title Company, and copies of all underlying documentation referenced as an exception in such Title Update as soon as reasonably available.
(d)Purchaser shall have the right to deliver one or more written notices (each, a “Title Objection Notice”) to Seller objecting to any items contained in a Title Update which are not Permitted Encumbrances and which reflect matters first coming of record from and after the date on which such Title Report was prepared, which would (x)(i) create a material and adverse lack of compliance with Applicable Law, or (ii) materially interfere with the continued use or occupancy of the affected Real Property in the manner operated as of the Execution Date and (y) materially and adversely affect the value of the affected Real Property if not removed or otherwise cured, such Title Objection Notice to be delivered prior to the earlier of (i) ten (10) Business Days after Purchaser’s receipt of such Title Update, and (ii) seven (7) days prior to the applicable Closing Date. Failure of Purchaser to provide a Title Objection Notice within such period (or to include any such matters in a timely delivered and valid Title Objection Notice) shall be deemed Purchaser’s approval of all items contained in such Title Update. All such items that are not objected to by Purchaser in a timely delivered and valid Title Objection Notice shall be deemed to be Permitted Encumbrances and the Purchase Price shall not be reduced. Seller shall use commercially reasonable efforts and expend such amounts as it deems appropriate in its commercially reasonable discretion to remove or cure prior to the applicable Closing any title exceptions that are not Permitted Encumbrances to which Purchaser properly and timely objects to in the Title Objection Notice and to which Seller agrees to cure prior to Closing (which cure may, at Seller’s election, involve obtaining, at Seller’s expense, title insurance from Title Company acceptable to Purchaser insuring against the effect of such exceptions). Seller shall not have any obligation to remove or cure any such exceptions or pay any amounts to cure or remove the same except that Seller shall be obligated to cure or remove any Mandatory Cure Items and any exceptions created by, through or under Seller after the date of this Agreement and otherwise not agreed to by Purchaser. Seller shall notify Purchaser in writing within seven (7) days after receipt of notice from Purchaser regarding such exceptions whether Seller elects to attempt to remove or cure any such exceptions, and Seller’s failure to deliver such notice in a timely manner shall be deemed an election by Seller not to remove or cure such exceptions. If Seller notifies Purchaser that Seller has elected not to remove or cure any such exceptions (or is deemed to have elected not to remove or cure such exceptions), then Purchaser shall notify Seller within seven (7) days after receipt of such notice (or date of deemed election, as applicable) whether Purchaser elects to proceed to the Closing for such Facility, taking title subject to such exceptions, or not to proceed to the Closing, in which case the Parties shall be relieved of any further obligations hereunder with respect to such Facility. Failure of Purchaser to provide such notice in a timely manner shall be deemed an election by Purchaser to proceed to the Closing for such Facility. If Purchaser elects (or is deemed to have elected) to take title subject to any such exceptions under this Section 6.9, such exceptions shall become Permitted Encumbrances and the Purchase Price shall not be reduced. Further, in the event that any zoning, building or fire code violations are disclosed in an updated zoning report which violations were not previously disclosed in any Third Party Reports received by Purchaser prior to the Execution Date, Seller shall use commercially reasonable efforts to cure such violation prior to Closing, provided, however, such cure shall not be a condition to Closing.
(e)Purchaser shall be responsible for the costs of any new or updated surveys obtained by Purchaser.
6.10Encumbrance Release. Seller shall consummate on or prior to each applicable Closing Date, the Seller Encumbrance Release Transactions with respect to the Purchased Assets to be conveyed on such Closing Date pursuant hereto.
6.11Financing Cooperation.
(a)Seller shall use commercially reasonable efforts to provide, and to cause its Affiliates and their respective representatives to (i) provide as promptly as reasonably practicable (1) such information as may be reasonably requested by Purchaser to facilitate the pledging by Purchaser of, and granting, recording and perfection of security interests in, collateral constituting Purchased Assets, and to facilitate Purchaser’s ability to obtain, at Purchaser’s cost, surveys and title insurance for the benefit of a Financing Source, and (2) other information (financial or otherwise) relating to the Businesses and the Purchased Assets as may be reasonably requested by Purchaser or its Financing Sources, which information may include information to be used by Purchaser in the preparation of an information package regarding the business, operations, financial projections and prospects of the Businesses or the Purchased Assets as customary or reasonably necessary for the completion of such Financing or to prepare customary offering or information documents to be used by Purchaser for the completion of the Financing; (ii) cooperate with the marketing efforts of Purchaser and the Financing Sources, including participating in a reasonable number of meetings and due diligence sessions, at times and at locations reasonably acceptable to Seller; (iii) make available upon reasonable notice, personnel with appropriate seniority and expertise relating to Seller, the Businesses, and the Purchased Assets, in each case, as may be reasonably requested by Purchaser, or as may be reasonably requested by the Financing Sources; (iv) subject to satisfactory confidentiality and limitation of use provisions, provide authorization letters acceptable to Seller to the Financing Sources authorizing the distribution of specified information to prospective lenders or investors; (v) subject to any contractual agreement in effect, obtain any applicable customary payoff letters and instruments of discharge to be delivered at the Closing(s); and (vi) subject to any contractual agreement in effect, execute and deliver any pledge and security documents (including mortgages), other definitive financing documents, or other certificates or documents as may be reasonably requested by Purchaser related to the Purchased Assets; provided that (A) none of Seller nor any of its Affiliates shall be required to take any action that would be prohibited by any Applicable Law, (B) no obligations of Seller or any of its Affiliates under any certificate, contract, or other document or instrument delivered pursuant to this Section 6.11 shall be effective until the applicable Closing Date, and none of Seller nor any of its Affiliates shall be required to take any action pursuant to this Section 6.11 under any certificate, contract, or other document or instrument that is not contingent upon the applicable Closing or that would be effective prior to the applicable Closing Date, (C) any requested cooperation shall not interfere with the ongoing operations of Seller and its Affiliates, (D) Seller and its Affiliates shall not be deemed to be in breach of this Section 6.11(a) unless a court of competent jurisdiction has determined by final and non-appealable judgment that a Financing was not consummated solely due to the failure of Seller and its Affiliates to comply with this Section 6.11(a), and (E) for the avoidance of doubt, it is hereby understood and agreed that neither the obtaining of the Financing, any alternative debt financing from the same or alternative sources or a refinancing transaction, nor the completion of any issuance of securities contemplated by the Financing, is a condition to any Closing.
(b)Seller shall, and shall cause its Affiliates to, execute and deliver such documents, and take such actions, as may be necessary or reasonably requested by Purchaser to facilitate the consummation of each Seller Encumbrance Release Transaction.
(c)Purchaser shall, promptly upon request by Seller accompanied by a reasonably detailed invoice, reimburse Seller for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Seller or any of its Affiliates in satisfying its obligations under this Section 6.11.
6.12Third Party Reports. Notwithstanding anything herein to the contrary, Seller shall have no duty to perform any repairs or replacements identified in any property condition assessment included within the Third Party Reports or otherwise obtained by Purchaser or its Affiliates prior to the Execution Date, except to the extent such item is identified on Schedule 6.9 hereto or Seller is otherwise required to cure such item pursuant to the terms of Section 6.9 of this Agreement.
6.13Non-Competition. For a period commencing upon the Phase I Initial Closing and ending three (3) years after the Phase I Initial Closing, neither Seller nor its Affiliates shall directly or indirectly own, operate or manage any skilled nursing facility within the Restricted Counties (the “Non-Competition Covenant”). In connection with a violation of the Non-Competition Covenant, Purchaser shall have all remedies at law and/or equity to enforce such Non-Competition Covenant. Seller further acknowledges that the scope and duration of the provisions of this Section 6.13 are reasonable. The terms and provisions of this Section 6.13 shall survive the Closings. For avoidance of doubt, the provisions of this Section 6.13 shall not be applicable to Seller’s ownership and operation of any Escrow Facilities prior to any Subsequent Closing, or any Facility which has not otherwise become a Transferred Facility hereunder, or to the ownership and operation of any Excluded Facility by Seller from and after the date such Excluded Facility is terminated in accordance with the provisions of Section 6.8 of this Agreement.
6.14Non-Solicit.
(a)Purchaser agrees that neither Purchaser, the OTA Transferees nor any of their respective Affiliates shall solicit or attempt to solicit for employment or hire any Business Employee for a period of one (1) year following the termination of this Agreement; provided, however, that this Section 6.14(a) will not prohibit Purchaser, the OTA Transferees or any of their respective Affiliates from (a) hiring any Person who is presented by a bona-fide professional placement agency which was not directed by Purchaser, an OTA Transferee or their respective Affiliates to target the Business Employees, (b) soliciting via a general solicitation or hiring any Person who first contacts Purchaser, an OTA Transferee or their respective Affiliates in response to general solicitation, or (c) soliciting or hiring any Person who has been terminated by the Seller at least three (3) months prior to commencement of any solicitation of such Person by Purchaser, an OTA Transferee or their respective Affiliates or any employment discussions between Purchaser, an OTA Transferee or their respective Affiliates and such Person. The provisions of this Section 6.14(a) shall terminate with respect to each Business and Facility upon the consummation of the Closing applicable thereto (it being understood that this Section 6.14(a) shall continue in effect following the Initial Closing with respect to any Business Employee employed at or on behalf of an Escrow Facility until the occurrence of a Subsequent Closing relating thereto).
(b)Seller agrees that neither Seller nor any of their respective Affiliates shall solicit or attempt to solicit for employment or hire any Transitioned Employees for a period of two (2) years following the Closing Date for the Facility at which the applicable Transitioned Employees were/are employed; provided, however, that this Section 6.14(b) will not prohibit Seller or any of their respective Affiliates from (a) hiring any Person who is presented by a bona-fide professional placement agency which was not directed by Seller or any of their respective Affiliates to target the Transitioned Employees, (b) soliciting via a general solicitation or hiring any Person who first contacts Seller or any of their respective Affiliates in response to general solicitation, or (c) soliciting or hiring any Person who has been terminated by the Purchaser or an OTA Transferee or their respective Affiliates at least three (3) months prior to commencement of any solicitation of such Person by Seller or any of their respective Affiliates or any employment discussions between Seller or any of their respective Affiliates and such Person. The provisions of this Section 6.14(b) shall survive the Closings.
6.15Notice of Breach. If either Elliott Mandelbaum or Maxwell Luce, as representatives of Purchaser, becomes aware prior to the Closing Date that any of the representations and warranties of Seller under the Transaction Documents are no longer true and correct in all material respects, or were not true and correct as of the Execution Date (a “Pre-Closing R&W Breach”), Purchaser shall promptly notify Seller in writing pursuant to the terms of Section 11.4 below of such Pre-Closing R&W Breach and specifically identify any matters that make the representations and warranties set forth in the Transaction Documents not true and correct in all material respects and whether Purchaser believes, in its good faith and commercially reasonable judgment, such Pre-Closing R&W Breach can be cured to make the representations and warranties of Seller under the Transaction Documents true and correct prior to the Closing Date (such notice is referred to herein as the “Pre-Closing R&W Breach Notice”). Seller shall use commercially reasonably efforts to cure any Pre-Closing R&W Breach, but shall have no obligations to cure any such Pre-Closing R&W Breach prior to Closing.
6.16Reverse 1031. Seller is aware that that certain Purchaser Assignees intend to perform an IRC Section 1031 tax-deferred exchange (the “Exchange”), and each Purchaser Assignee reserves the right to include the transactions contemplated by this Agreement by and through an assignment of such Purchaser Assignee’s rights, as part of an Exchange for the benefit of Purchaser Assignee, at no cost, expense or liability to Seller. Seller agrees to execute any and all documents as are reasonably necessary in connection therewith, provided that the Closings with respect to the applicable Real Property shall not be contingent upon or subject to the completion of such an Exchange. Seller agrees to cooperate with any such Purchaser Assignee in such an exchange, and in return, Purchaser Assignees agree to hold Seller harmless from any and all claims, costs or liabilities resulting from such an Exchange. Seller agrees and consents to partial assignments of this Agreement to any qualified intermediary by one or more Purchaser Assignees in connection with an Exchange.

6.17Assumed Contracts. If the Purchaser wishes to assume any of the Material Contracts, then at or prior to the Initial Closing, the Purchaser will provide the Seller with a list of the Contracts that it will assume as of the applicable Closing Date (the “Assumed Contracts”). In accordance with the terms of the Bill of Sale and Assignment and Assumption Agreement, Seller shall assign to Purchaser all of each Seller’s rights, title and interest in, to and under the Assumed Contracts. Any Contracts that are neither Assumed Contracts hereunder nor Assumed Contracts under the OTAs shall be referred to herein as the “Rejected Contracts.” All Contracts that are not assignable by their terms and accordingly cannot be included in the Assumed Contracts shall be deemed Rejected Contracts. Each Seller shall remain responsible for all liabilities and obligations (i) under the Rejected Contracts, (ii) under the Assumed Contracts to the extent such liabilities and obligations accrue or arise prior to the applicable Closing Date, or (iii) for services or supplies which were performed or rendered prior to the applicable Closing Date, and shall indemnify and hold Purchaser harmless on account of the same. The indemnification obligations set forth in this Section 6.17 shall be subject to Article IX. To the extent any third party consent is required in connection with the assignment and assumption of the Assumed Contracts, each Seller hereby covenants and agrees to use commercially reasonable efforts to obtain such third party consent prior to the applicable Closing Date. To the extent Sellers shall be unable to obtain such third party consent, Purchaser shall not assume such Assumed Contract, and such Assumed Contract shall be considered a Rejected Contract hereunder.
6.18Connected Facilities. The Parties acknowledge that as of the Execution Date, the Harbor View Real Property and Van Ayer Real Property contains the property depicted on the attached Exhibit Q as Lot 1 (each a “Seller Leased Parcel”) upon which Affiliates of Seller operate a psychiatric hospital business which is not subject to the transaction contemplated by this Agreement. At the applicable Closing, Seller shall (i) convey the entirety of the Harbor View Real Property and Van Ayer Real Property to Purchaser, it being acknowledged that the Purchase Price (as defined) has been increased to reflect that the Purchase Price for the Seller Leased Parcel contained within the Harbor View Real Property shall be Five Hundred and Four Thousand and 00/100 Dollars ($504,000.00) and the Purchase Price for the Seller Leased Parcel contained within the Van Ayer Real Property shall be Three Hundred Seventy-Five Thousand and 00/100 Dollars ($375,000.00), and (ii) lease each Seller Leased Parcel from (at Purchaser’s sole election) either Purchaser or the applicable OTA Transferee pursuant to the Seller Leased Parcel Lease Agreements.
6.19CID. Sellers have received that certain Civil Investigative Demand No. 24-872 addressed to American Home Companies LLC d/b/a American Health Partners, 201 Jordan Road, Suite 200, Franklin, TN 37067 (the “CID”). At such time as Seller, based on the advice of counsel, reasonably determines appropriate, but in no event later than November 15, 2024, counsel for Seller shall notify the Department of Justice verbally and then in writing that the applicable Facilities subject to the CID are owned by Seller but are being sold to Purchaser effective as of the applicable Closing Date pursuant to an asset purchase agreement that had been negotiated between Seller and Purchaser over the course of several months. All future correspondence related to the CID should continue to be addressed and delivered to Seller through its counsel as previously communicated to the DOJ and agreed to by the DOJ. Seller will be responsible for responding to the CID and Seller’s counsel for the CID shall provide Purchaser with updates about material developments which may adversely impact the Sellers, the OTA Transferees or the Facilities
6.20Knoxville Facilities. The Parties acknowledge that as of the Execution Date, the Seller has not received its “tie-in” notice from CMS for the Knoxville Facilities, and as such, pursuant to that certain Operations Transfer Agreement (the “Knoxville OTA”) dated as of June 21, 2024 by and between Presbyterian Homes of Tennessee, Inc., a Tennessee non-profit corporation (the “Knoxville Seller”) and Knoxville Healthcare Center I, LLC d/b/a AHC

Knoxville and WellPark Healthcare Center, LLC d/b/a AHC WellPark, each a Tennessee limited liability company, Seller is currently (a) billing Medicare for services provided to and performed for Medicare beneficiaries at the Knoxville Facilities under the name and the existing Medicare provider number (the “Existing Knoxville Medicare Provider Number”) of Knoxville Seller, and (b) billing the Tennessee Medicaid Agency for services provided to and performed for Medicaid beneficiaries at AHC Knoxville under the name and the existing Medicaid provider number (the “Existing Knoxville Medicaid Provider Number”) of Knoxville Seller. In order to allow for the continued billing of Medicare at the Knoxville Facilities, and the billing of Medicaid at AHC Knoxville, Seller agrees to use commercially reasonable efforts to obtain, on or prior to the Phase II Initial Closing Date, either (x) written consent from the Knoxville Seller to allow for the applicable OTA Transferee for (i) each of the Knoxville Facilities to utilize the Existing Knoxville Medicare Provider Number in accordance with the Knoxville OTA until Seller receives its “tie-in” notice from CMS for the Knoxville Facilities, and (ii) AHC Knoxville to utilize the Existing Knoxville Medicaid Provider Number in accordance with the Knoxville OTA until Seller receives its own Medicaid provider number for AHC Knoxville, or (y) Seller shall have obtained both (i) its “tie-in” notice from CMS for the Knoxville Facilities, and (ii) a Medicaid provider number for AHC Knoxville (the completion of either subsection (x) or (y) above shall be referred to herein as the “Knoxville Billing Approval”). For the avoidance of doubt, in the event Seller is unable to obtain the Knoxville Billing Approval contemplated by this Section 6.20, such failure shall not be deemed a breach or default by Seller of this Agreement.
Article VII
CLOSING CONDITIONS; SUBSEQUENT CLOSINGS
7.1Conditions to the Initial Closing.
(a)Mutual Conditions to the Initial Closing. The respective obligations of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereby at each Initial Closing shall be subject to the satisfaction at or prior to the applicable Initial Closing Date of each of the following conditions (any of which conditions may be waived by the mutual written agreement of Seller, on the one hand, and Purchaser, on the other hand, in whole or in part):
(i)there shall be no Order in effect expressly precluding consummation of such Initial Closing;
(ii)the Required Consents, if any, shall have been obtained with respect to all Facilities and Business included in the applicable Initial Closing;
(iii)Purchaser shall have (or, if applicable, shall have caused the applicable OTA Transferee to), on or before the applicable Initial Closing Date, (A) obtained all necessary Licenses, Consents, approvals, waivers, orders and authorizations from Governmental Authorities (or shall have obtained such oral or written assurances from the Government Authority, in form and substance reasonably acceptable to Purchaser and such OTA Transferee), that the applicable Health Care Regulatory Approvals have been obtained, and that a License to operate such Business has been (or will be issued by the applicable Government Authority effective as of the Effective Time) and (B) made all other necessary registrations, declarations and filings with Governmental Authorities in order to consummate the transactions contemplated under this Agreement and the OTAs to occur at the applicable Initial Closing; provided, however, to the extent allowed by Applicable Law, and where the only remaining unfulfilled conditions to the applicable Initial Closing (other than conditions that by their terms will be satisfied at the Initial Closing) is the issuance or approval of a License to operate such Business (the “Licensure Condition”), this condition shall be deemed satisfied by the Purchaser (or, if applicable, the applicable OTA Transferee) entering into the Interim Documents at the Initial Closing; and
(iv)the aggregate Pro-Rata Percentage of all Escrow Facilities does not exceed the Escrow Facility Threshold.
(b)Purchaser Conditions to the Initial Closing. The obligations of Purchaser to consummate the transactions contemplated hereby at each Initial Closing also shall be subject to the satisfaction at or prior to the Initial Closing Date or waiver by Purchaser in Purchaser’s sole discretion, of each of the following conditions:
(i)all the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Initial Closing Date, with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii)solely with respect to the Phase I Initial Closing, the Average Resident Census of the Facilities as of the Initial Closing Date shall not be more than fifteen (15%) lower than the aggregate Current Resident Census of the Facilities. For the avoidance of doubt, failure of this condition to the Phase I Initial Closing shall not be a default by Seller under this Agreement;
(iii)solely with respect to the Phase II Initial Closing, the Average Resident Census of the Phase II Facilities as of the Phase II Initial Closing Date shall not be more than fifteen (15%) lower than the aggregate Current Resident Census of the Phase II Facilities. For the avoidance of doubt, failure of this condition to the Phase II Initial Closing shall not be a default by Seller under this Agreement;
(iv)all of the covenants of Sellers contained in this Agreement to be performed by Sellers on or before the applicable Initial Closing Date with respect to the Transferred Facilities being transferred at such Initial Closing shall have been performed in all material respects, except where the failure to so perform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(v)each Seller participating in the Initial Closing shall have delivered to Purchaser a certificate of a duly authorized officer of Seller dated as of the Initial Closing Date stating that the conditions specified in Sections 7.1(b)(i) through 7.1(b)(ii) have been satisfied with respect to such Seller;
(vi)with respect to the transactions contemplated hereby at the Phase I Initial Closing, no Material Adverse Effect shall have occurred with respect to the Phase I Facilities;
(vii)with respect to the transactions contemplated hereby at the Phase II Initial Closing, no Material Adverse Effect shall have occurred with respect to the Phase II Facilities;
(viii)Reserved;
(ix)At or prior to each Initial Closing, (A) each Seller shall have executed and delivered a Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit F (each, a “Bill of Sale and Assignment and Assumption Agreement”)

with respect to their respective Business and Purchased Assets being conveyed to Purchaser at such Initial Closing, (B) each Property Owner shall have executed and delivered deeds in the forms attached hereto as Exhibit H with respect to any Real Property identified on Exhibit D (the “Deeds”) being conveyed at such Initial Closing, (C) each Current Operator shall have executed and delivered an OTA in substantially the form attached hereto as Exhibit I for each Facility being conveyed at such Initial Closing; (D), if applicable, each Current Operator shall have executed and delivered the Interim Documents for each applicable Facility and, to the extent a Survey Condition applies to such Facility, the Interim Indemnity Guaranty, and (E) the Sellers shall have executed and delivered all other Transaction Documents required to be delivered at such Initial Closing.
(x)Seller shall have consummated, or contemporaneously will consummate, as the case may be, each Seller Encumbrance Release Transaction with respect to Purchased Assets being conveyed at the Initial Closing;
(xi)Title Company shall have delivered to Purchaser good and valid title insurance policies (or irrevocable “marked-up” title insurance commitments equivalent to title insurance policies) for each Real Property being conveyed at the Initial Closing, dated as of the Initial Closing Date, including such affidavits, certificates, indemnities, resolutions, agreements or other deliverables as may be reasonably required by Title Company in connection with the same;
(xii)Seller shall have either (a) delivered evidence to Purchaser that all AAP funds received by Seller or their Affiliates in respect of Facilities or Business included in the Initial Closing have been repaid to Medicare as of the Initial Closing; or (b) to the extent such AAP funds have not been recouped or otherwise repaid to Medicare as of the Initial Closing (such outstanding amounts are referred to herein as “Outstanding AAP Obligations”), deposited with the Title Company an amount equal to the Outstanding AAP Obligations as security for Seller’s, or such Affiliates’ obligation to repay such amount in accordance with Applicable Law and to ensure that such Outstanding AAP Obligations are not otherwise recouped from payments due and owing to Purchaser or OTA Transferee arising from the provision of goods or services to residents of the applicable Facilities from and after the Initial Closing;
(xiii)With respect to the transactions contemplated by the OTAs applicable to the Facilities included in each Initial Closing:
(A)all the representations and warranties of Current Operators contained in such OTAs subject to such Initial Closing shall be true and correct in all material respects as of the Initial Closing Date, with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(B)all of the covenants of Current Operators contained in such OTAs subject to such Initial Closing to be performed by Current Operators on or before the Initial Closing Date shall have been performed in all material respects on or before the Initial Closing, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Seller Conditions to the Initial Closing. The obligations of Seller to consummate the transactions contemplated hereby at the Initial Closing also shall be subject to the satisfaction at or prior to the Initial Closing Date or waiver by Seller in Seller’s sole discretion, of each of the following conditions:

(i)all the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);
(ii)all of the covenants of Purchaser contained in this Agreement to be performed by Purchaser on or before the Initial Closing Date shall have been performed in all material respects on or before the Initial Closing Date;
(iii)Purchaser shall have delivered to Seller a certificate of a duly authorized officer of Purchaser dated as of the Initial Closing Date stating that the conditions specified in Sections 7.1(c)(i) and 7.1(c)(ii) have been satisfied;
(iv)Purchaser shall have executed and delivered (or shall have caused the applicable OTA Transferee to execute and deliver) a Bill of Sale and Assignment and Assumption Agreement for each Facility, the Seller Leased Parcel Lease Agreement for each of the Seller Leased Parcels, the Transaction Documents, and the Interim Documents for each applicable Facility included in the Initial Closing;
(v)Solely with respect to the Phase II Initial Closing, Purchaser shall have delivered the Additional Deposit to the Title Company; and
(vi)Purchaser shall have delivered to Seller by wire transfer of immediately available funds the Purchase Price applicable to the Facilities included in such Initial Closing in accordance with Section 2.5.
(d)In the event any of the conditions in this Section 7.1 are not satisfied or waived upon the Initial Closing Date, which failure is not due to the default of either Party hereunder, the Initial Closing shall be deferred until all such conditions are satisfied, but in no event later than the Outside Date.
7.2Escrow Facilities.
(a)As of the Initial Closing Date, any Facilities meeting the following criteria shall be deemed an “Escrow Facility”: (v) any Facility that is Out of Compliance, (x) if (and only if) Seller has not obtained the WTTC Waiver, and WTHC has not exercised the WTHC Declaration Rights, the WTTC Facility, (y) if (and only if) Seller has not obtained the Knoxville Billing Approval, the Knoxville Facilities, and (z) if (and only if) Seller elects to cure any title exceptions contained in a Title Objection Notice pursuant to Section 6.9 other than a Mandatory Cure Item, makes commercially reasonable efforts to do so, but is unable to cure such item(s) prior to the applicable Closing Date, then the applicable Facility shall become an Escrow Facility hereunder (a “Title Cure Escrow Facility”). If there exists one or more Escrow Facilities as of an Initial Closing Date, then, subject to the satisfaction of the Escrow Facility Threshold and other applicable Closing Conditions, then: (i) on the applicable Closing Date the Closing shall proceed with respect to all Facilities subject to such Closing other than any such Escrow Facilities, (ii) the Closing with respect to any such Escrow Facility shall be deferred for a period not to exceed the End Date, (iii) the portion of the Purchase Price otherwise payable at such Closing shall be reduced by an amount equal to the aggregate Facility Purchase Price of the applicable Escrow Facilities applicable to such Closing, (iv) notwithstanding Section 2.5(b), on the Phase II Initial Closing Date, a percentage of the Deposit equal to the aggregate Pro-Rata Percentage of all Escrow Facilities shall not be applied towards that portion of the Purchase Price otherwise payable at such Closing (as such Purchase Price was reduced pursuant to the foregoing clause (iii)), and such non-applied portion of the Deposit shall instead be retained, held, and disbursed by the Title Company pursuant to the terms of this Agreement, or disbursed at one or more Subsequent Closings (as set forth in Section 7.5(c)) or upon termination of the Agreement (in accordance with Section 10.2).
(b)Promptly following the designation of any Facility as an Escrow Facility, each of the Parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to cause such Escrow Facility to become a Cured Facility and to consummate and make effective the sale, conveyance, assignment, transfer and delivery of such Escrow Facility, including using reasonable best efforts to cause the Closing Conditions in Section 7.4 to be satisfied.
7.3Subsequent Closings. The closing of the transactions contemplated hereby with respect to each Escrow Facility (each, a “Subsequent Closing”) shall take place on the last Business Day of the calendar month in which (a) such Escrow Facility becomes a Cured Facility, and (b) all of the applicable Closing Conditions are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, so long as each such condition is capable of being satisfied) or, to the extent permitted by applicable Law, waived with respect to the applicable Escrow Facility (each such date, a “Subsequent Closing Trigger Date”); provided that (x) if there are less than seven (7) days remaining in a calendar month when the Subsequent Closing Trigger Date occurs, the applicable Subsequent Closing shall occur on the last Business Day in the immediately following calendar month, so long as all of the applicable Closing Conditions are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, so long as each such condition is capable of being satisfied) or, to the extent permitted by applicable Law, waived with respect to the applicable Escrow Facility and (y) Seller and Purchaser may mutually elect to have the applicable Subsequent Closing occur on a date other than the last Business Day of the month, in which case, such Subsequent Closing will occur on such date agreed upon by Seller and Purchaser.
7.4Conditions to each Subsequent Closing.
(a)Mutual Conditions to the Subsequent Closing. The respective obligations of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereby with respect to any Escrow Facility at any Subsequent Closing shall be subject to the satisfaction at or prior to the Subsequent Closing Date of each of the following conditions (any of which conditions may be waived by the mutual written agreement of Seller, on the one hand, and Purchaser, on the other hand, in whole or in part):
(i)With respect to the applicable Escrow Facility either (A) such Escrow Facility shall have become a Cured Facility (and shall remain a Cured Facility as of such Subsequent Closing Date and shall not otherwise be Out of Compliance as of such Subsequent Closing Date), or (B) the End Date shall have occurred.
(ii)the Closing Conditions set forth in Sections 7.1(a)(i) (Preclusive Order), 7.1(a)(ii) (Required Consents) and 7.1(a)(iii) (Regulatory Approvals; Governmental Consents; Licenses) with respect to the Initial Closing shall be satisfied as of the Subsequent Closing Date with respect to the transactions contemplated to occur thereon pursuant hereto; mutatis mutandis.
(b)Purchaser Conditions to the Subsequent Closing. The obligations of Purchaser to consummate the transactions contemplated hereby with respect to any Escrow Facility at any Subsequent Closing shall also be subject to the satisfaction at or prior to the Subsequent Closing Date or waiver by Purchaser in Purchaser’s sole discretion, of each of the following conditions:

(i)all the representations and warranties of Seller contained in this Agreement, solely as they relate to the Escrow Facilities, Business, assets and liabilities conveyed, purchased or assumed at such Subsequent Closing, shall be true and correct in all material respects as of the Subsequent Closing Date, with the same effect as though such representations and warranties had been made on and as of the Subsequent Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii)all of the covenants of Sellers contained in this Agreement to be performed by Sellers on or before the Subsequent Closing Date with respect to the Escrow Facilities, Business, assets and liabilities conveyed, purchased or assumed at such Subsequent Closing shall have been performed in all material respects, except where the failure to so perform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(iii)each Seller participating in the Subsequent Closing shall have delivered to Purchaser a certificate of a duly authorized officer of Seller dated as of the Subsequent Closing Date stating that the Closing Conditions in Sections 7.4(b)(i) and 7.4(b)(ii) have been satisfied with respect to such Seller;
(iv)the Closing Conditions in Sections 7.1(b)(ix) (Delivery of Bill of Sale Assignment and Assumption Agreements, Deeds, OTAs, Interim Documents), 7.1(b)(x) (Seller Encumbrance Releases), 7.1(b)(xi) (Title Policies), 7.1(b)(xii) (AAP Matters) with respect to the Initial Closing shall be satisfied as of the Subsequent Closing Date with respect to the applicable Escrow Facilities and the transactions contemplated to occur on the Subsequent Closing Date pursuant hereto; mutatis mutandis.
(v)With respect to the transactions contemplated by the OTAs applicable to the Facilities included in such Subsequent Closing:
(A)all the representations and warranties of Current Operators contained in such OTAs, solely as they relate to the Escrow Facilities, Business, assets and liabilities conveyed, purchased or assumed at such Subsequent Closing, shall be true and correct in all material respects as of such Subsequent Closing Date, with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(B)all of the covenants of Current Operators contained in such OTAs to be performed by Current Operators on or before the Subsequent Closing Date with respect to the Escrow Facilities, Business, assets and liabilities conveyed, purchased or assumed at such Subsequent Closing shall have been performed in all material respects on or before such Subsequent Closing, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(c)Seller Conditions to Subsequent Closing. The obligations of Seller to consummate the transactions contemplated hereby with respect to any Escrow Facility at any Subsequent Closing shall also be subject to the satisfaction at or prior to the Subsequent Closing Date or waiver by Seller in Seller’s sole discretion, of each of the following conditions:

(i)all the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of the Subsequent Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);
(ii)all of the covenants of Purchaser contained in this Agreement to be performed by Purchaser on or before the Subsequent Closing Date with respect to the Escrow Facilities, Business, assets and liabilities conveyed, purchased or assumed at such Subsequent Closing shall have been performed in all material respects on or before the Subsequent Closing Date;
(iii)each Purchaser participating in such Subsequent Closing shall have delivered to Seller a certificate of a duly authorized officer of Purchaser dated as of the Subsequent Closing Date stating that the conditions specified in Sections 7.4(c)(i) and 7.4(c)(ii) have been satisfied;
(iv)Purchaser shall have executed and delivered (or shall have caused the applicable OTA Transferee to execute and deliver) a Bill of Sale and Assignment and Assumption Agreement for each applicable Escrow Facility, the Seller Leased Parcel Lease Agreements for the Seller Leased Parcels, and any applicable Transaction Documents or Interim Documents for each applicable Escrow Facility; and
(v)Purchaser shall have delivered to Seller by wire transfer of immediately available funds the Purchase Price in accordance with Section 7.5.
(d)In the event any of the Closing Conditions in this Section 7.4 are not satisfied upon the Subsequent Closing Date, which failure is not due to the default of either Party hereunder, the Subsequent Closing shall be deferred until all such conditions are satisfied, but in no event later than the End Date.
7.5Subsequent Closing Purchase Price; Adjustment; Payment. At each Subsequent Closing:
(a)If such Escrow Facility has become a Cured Facility, the Facility Purchase Price with respect thereto shall be as set forth in the Facility Allocation; provided, that if such Facility was subject to a Casualty Loss the sale thereof shall include a conveyance to Purchaser of all of Sellers’ rights to the balance of any insurance proceeds which have not been used for the repair and restoration of such Escrow Facility, if any;
(b)If such Escrow Facility has not become a Cured Facility the following shall apply: (i) if an Escrow Facility remains subject to a Regulatory OoC as of the End Date, absent an election by Purchaser to treat such Escrow Facility(ies) as a Cured Facility(ies), such Escrow Facility(ies) shall cease to be subject to this Agreement and the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Escrow Facility(ies) pursuant to the Facility Allocation and any portion of the Deposit being held in relation to such Escrow Facility(ies) shall be released to Purchaser; (ii) if an Escrow Facility remains subject to a Casualty OoC as of the End Date, absent an election by Purchaser to treat such Escrow Facility(ies) as a Cured Facility(ies), such Escrow Facility(ies) shall cease to be subject to this Agreement and the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Escrow Facility(ies) pursuant to the Facility Allocation and any portion of the Deposit being held in relation to such Escrow Facility(ies) shall be released to Purchaser; (iii) if an Escrow Facility remains subject to a Census OoC as of the date which is five (5) Business Days prior to the End Date, then (A) no less than three (3) Business Days prior to the End Date

(the “Census Date”), the Parties shall calculate (x) the Average Resident Census, and (y) the amount (expressed as a percentage) by which such Average Resident Census is less than (A) with respect to a Census Facility, the Current Resident Census, and (B) with respect to an Exempt Facility, the Census Floor applicable to such Facility (the “Census Percentage Decrease”); and (B) at the applicable Subsequent Closing, the applicable Facility Purchase Price with respect thereto shall be decreased (but not increased) so as to equal the Census Discounted Facility Purchase Price, (iv) solely with respect to the Knoxville Facilities, if Seller have not obtained the Knoxville Billing Approval as of the End Date, absent an election by Purchaser to treat such Escrow Facility(ies) as a Cured Facility(ies), such Escrow Facility(ies) shall cease to be subject to this Agreement and the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Escrow Facility(ies) pursuant to the Facility Allocation and any portion of the Deposit being held in relation to such Escrow Facility(ies) shall be released to Purchaser, (v) solely with respect to the WTTC Facility, if Seller have not obtained the WTTC Waiver as of the End Date, absent an election by Purchaser to treat such Escrow Facility as a Cured Facility, such Escrow Facility shall cease to be subject to this Agreement and the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Escrow Facility pursuant to the Facility Allocation and any portion of the Deposit being held in relation to such Escrow Facility shall be released to Purchaser and (vi) solely with respect to any Title Cure Escrow Facility(ies), if Seller have not caused such Title Cure Escrow Facility(ies) to become a Cured Facility as of the End Date, absent an election by Purchaser to treat such Title Cure Escrow Facility(ies) as a Cured Facility(ies), such Title Cure Escrow Facility(ies) shall cease to be subject to this Agreement and the Purchase Price shall be reduced by the amount of the Purchase Price allocated for such Title Cure Escrow Facility(ies) pursuant to the Facility Allocation and any portion of the Deposit being held in relation to such Title Cure Escrow Facility(ies) shall be released to Purchaser.
(c)Purchaser and Seller shall instruct the Title Company to disburse to Seller at each Subsequent Closing any portion of the Deposit which relates to an Escrow Facility which is being conveyed at such Subsequent Closing and which was retained by the Title Company pursuant to Sections 7.2(a)(iv), and such portion of the Deposit shall be applied towards the Facility Purchase Price of such Facility (as adjusted pursuant to this Section 7.5). At such Subsequent Closing, Purchaser shall pay the balance of the applicable Facility Purchase Price (as adjusted pursuant to this Section 7.5) in immediately available funds by wire transfer to one or more bank accounts designated in writing by Seller to Purchaser at least two (2) Business Days prior to such Subsequent Closing
7.6Failure of Closing Condition Not Evidence of Breach. The Parties acknowledge and agree that the failure of a Closing Condition (including the failure of he conditions in Sections 7.1(a)(iv) and 7.1(b)(ii)) shall not, in and of itself, evidence a breach by any Party of any obligation or covenant hereunder.
Article VIII
POST-CLOSING RIGHTS AND OBLIGATIONS
8.1Assumed Liabilities; Excluded Liabilities. After each applicable Closing, Purchaser shall duly and timely pay and perform all of the Assumed Liabilities in the Ordinary Course as they become due. After each applicable Closing, Seller shall duly and timely pay and perform all of the Excluded Liabilities in the Ordinary Course as they become due.
Article IX
INDEMNIFICATION
9.1Survival of Representations, Warranties and Covenants. All representations, warranties, pre-Closing covenants and obligations of Seller, on the one hand, and Purchaser, on the other hand, contained in this Agreement or in any document to be executed and delivered pursuant to this Agreement at the Closings (each, a “Closing Document”) shall survive the Initial Closing for eighteen (18) months and automatically terminate thereafter without any action on the part of any Party hereto; provided, however, that (a) the representations and warranties set forth in Sections 4.1 (Corporate), 4.5 (Title to Purchased Assets; Absence of Encumbrances), 4.14 (Brokers and Finders), 5.1 (Corporate), and 5.3 (Brokers and Finders) shall survive indefinitely after the Initial Closing for such Facility; and (b) the representations and warranties set forth in Sections 4.3 (Taxes) and 4.20 (Employee Benefits)shall survive until thirty (30) days after the expiration of the statute of limitations period (including all extensions thereof) applicable to the underlying subject matter being represented and (c) the representations and warranties set forth in Sections 4.11 and 4.12 shall survive until the three year anniversary of the Initial Closing Date. The representations and warranties contained in Sections 4.1, 4.3, 4.5, 4.14, 4.20, 5.1, 5.3 and 5.4 are sometimes collectively referred to herein as the “Fundamental Representations.” Except as otherwise set out in this Agreement, post-Closing covenants and obligations of the Parties shall survive the Initial Closing Date for three (3) years and automatically terminate without any action on the part of any Party hereto; provided, however, that (a) non-monetary obligations for access and/or retention of records, confidentiality, general cooperation, delivery of property received belonging to the other Party, and further assurances, shall survive the Initial Closing Date for the period of the statute of limitations or the specific period set forth herein; (b) Assumed Liabilities will survive the Initial Closing Date until thirty (30) days after the expiration of the statute of limitations period (including all extensions thereof) applicable for such Assumed Liability; and (c) Seller’s obligations with respect to Excluded Liabilities will survive the Initial Closing Date until thirty (30) days after the expiration of the statute of limitations period (including all extensions thereof) applicable for such Excluded Liability. Notwithstanding the foregoing, any covenant, obligation, representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 9.1 (such time, the “Expiration Date”) if a Notice of Indemnification shall have been given to the applicable Indemnifying Party on or before the applicable Expiration Date; provided, however, that such survival shall automatically expire if Indemnified Party does not bring a judicial action against Indemnifying Party with respect to any such breach within the one hundred eighty (180) day period following the Expiration Date. In the absence of filing such action, the Escrow Funds, if any, held by the Title Company shall be released to the Seller.
9.2Indemnification by Seller. Subject to Section 9.1 and any cure periods set forth in this Agreement, Seller or its successors and assigns, as applicable, shall indemnify and hold harmless Purchaser, its successors and assigns (including the respective Purchaser Parties and Purchaser Assignees), each OTA Transferee and its successors and assigns, and their respective Affiliates (collectively, “Purchaser Indemnified Parties”) from and against any Loss incurred or suffered by such Purchaser Indemnified Party arising out of or resulting from:
(a)a breach of any representation or warranty made by Seller in this Agreement or any other Transaction Document;
(b)a failure by Seller to perform or comply with the covenants on the part of Seller set forth in this Agreement or any other Transaction Document; and
(c)any Excluded Liability.
9.3Indemnification by Purchaser. Subject to Section 9.1 and any cure periods set forth in this Agreement, Purchaser or its successors and assigns, as applicable, shall indemnify and hold harmless Seller and its Affiliates (“Seller Indemnified Parties”), from and against any Loss incurred or suffered by such Seller Indemnified Party arising out of or resulting from:

(a)a breach of any representation or warranty made by Purchaser in this Agreement or any other Transaction Document;
(b)a failure by Purchaser to perform or comply with any covenant of Purchaser in this Agreement or any other Transaction Document; and
(c)any Assumed Liability.
9.4Indemnification Limitations.
(a)Notwithstanding Section 9.2, if the Initial Closing occurs:
(i)an Indemnifying Party shall not have any obligation to indemnify an Indemnified Party whatsoever from and against any Loss pursuant to Section 9.2(a) or Section 9.3(a) unless and until the aggregate claims for such Losses (and with respect to any of the Purchaser Indemnified Parties, combined with claims for Losses by the applicable OTA Transferee for breaches of Seller’s representations and warranties under the applicable OTA) exceed One Hundred Fifty Thousand Dollars ($150,000) (the “Indemnification Threshold”), at which time the Indemnified Parties shall be entitled to recover all Losses from Dollar one, including the Indemnification Threshold, but subject to the Indemnification Cap; and
(ii)the Indemnified Parties shall not be entitled to recover Losses pursuant to Section 9.2(a) or Section 9.3(a) for an aggregate amount in excess of the Escrow Funds (the “Indemnification Cap”), provided, however, that Losses relating to: (A) breach of any of the Fundamental Representations, (B) any Pre-Closing R&W Breach (the existence of which does not breach Purchaser’s representations and warranties set forth in Section 5.8(b)), and which is (x) properly and timely identified in a Pre-Closing R&W Breach Notice delivered to Seller prior to the Initial Closing in accordance with Section 6.15, (y) existed as of the Execution Date (as opposed to one which first arose subsequent to the Execution Date and prior to an applicable Closing) and (z) was not cured by Seller prior to the Closing Date (an “Execution Date R&W Breach”), and (C) the Interim Indemnity shall not be subject to the limits set forth in this Sections 9.4(a)(i) and 9.4(a)(ii) and shall not be included in the determination of whether the Indemnification Cap has been reached. Notwithstanding the limitations on indemnification set forth in Section 9.1 and this Section 9.4, such limitations shall not apply to any claim against Seller or Purchaser for Fraud. For all purposes of this Article IX, when determining the amount of the Losses arising out of or resulting from a breach of a representation or warranty of Seller or Purchaser, any “Material Adverse Effect” or other materiality qualifier contained in any such representation or warranty will be disregarded.
(b)Seller shall have no obligation to indemnify (whether under this Article or otherwise) both (i) Purchaser, or a Purchaser Party or an assignee of Purchaser, and (ii) an OTA Transferee, with respect to any single Loss and shall not be required to pay duplicative damages. Further, Seller shall not owe obligations to more than one of the Purchaser Indemnified Parties with respect to any single Loss and shall not be required to pay duplicative damages.
(c)Purchaser shall use its commercially reasonable efforts (for this purpose, being those efforts Purchaser would otherwise use if it did not have an indemnity backstop provided by Seller), at Sellers’ expense, to promptly collect from each applicable insurer, reimbursement arrangement, and other contractual source of recovery (collectively “Alternate Arrangements”) all Losses that are recoverable thereunder; provided, however, that nothing in this Section 9.4(c) shall limit the remedies available to any Party hereto for any breaches of Fundamental Representations or for Fraud, in either case in connection with the transactions contemplated hereby. In the event that an Indemnifying Party makes any payment to any Indemnified Party for indemnification for which such Indemnified Party could have collected under an Alternate Arrangement, the Indemnifying Party will be entitled to pursue claims and conduct litigation on behalf of such Indemnified Party and any of its successors, to pursue and collect on any indemnification or other remedy available to such Indemnified Party thereunder with respect to such claim and generally to be subrogated to the rights of such Indemnified Party and such Indemnified Party shall take such actions and execute such documents as are reasonably necessary to vest such subrogation right in the applicable Indemnifying Parties. Except pursuant to a settlement agreed to by the Indemnifying Party, the Indemnified Party will not waive or release any contractual right to recover from an Alternate Arrangement any Loss subject to indemnification hereby without the prior written consent of the Indemnifying Party not to be unreasonably withheld, conditioned or delayed. The Indemnified Party will, and will cause its Affiliates (including the Members of the Company Group) to, cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, with respect to any such effort to pursue and collect with respect thereto.
(d)The amount of any and all indemnifiable Losses hereunder shall be determined net of any amounts actually received by any Indemnified Party under or pursuant to any Alternate Arrangements (net of any costs incurred in connection with the collection thereof, including deductibles and increase in premiums resulting therefrom). In any case where an Indemnified Person recovers under any Alternative Arrangement, any amount in respect of a matter for which such Indemnified Party was indemnified pursuant to hereto, such Indemnified Party will promptly pay over to the Indemnifying Party an amount equal to the lesser of (A) the actual amount received under such Alternative Arrangements, net of any Taxes payable in respect thereof and any costs incurred in connection with the collection thereof, including deductibles, and (B) the actual amount of the indemnification payment previously paid by or on behalf of the Indemnifying Party with respect to such Losses.
(e)Sellers shall not be required to indemnify any Purchaser Indemnified Party and Purchaser shall not be required to indemnify any Seller Indemnified Party to the extent of any Losses that a court of competent jurisdiction shall have determined by final judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Person seeking indemnification or its Affiliate.
(f)Purchaser shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Sellers shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.
(g)Any indemnification payments made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price (as determined for U.S. federal income tax purposes) and shall be reflected as an adjustment to the consideration allocated to a specific asset, if any, giving rise to the adjustment and if any such adjustment does not relate to a specific asset, such adjustment shall be allocated in accordance with the allocation principles set forth in Section 2.6.
9.5Assumption of Defense. An Indemnified Party shall promptly give notice (each, a “Notice of Indemnification”) to each Indemnifying Party after obtaining knowledge of any matter as to which recovery may be sought against such Indemnifying Party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party and Indemnifying Party provides written notice to the Indemnified Party stating that the Indemnifying Party is responsible for the entire claim within ten (10) days after the Indemnifying Party’s receipt of the applicable Notice of Indemnification, shall permit such Indemnifying Party to assume the defense of any such claim or any proceeding resulting from such claim; provided, however, that failure to give any such Notice of Indemnification promptly shall not affect the indemnification provided under this Article IX, except and only to the extent such Indemnifying Party shall have been actually prejudiced as a result of such failure or if such Notice of Indemnification is not given to Indemnifying Party prior the applicable Expiration Date. If an Indemnifying Party assumes the defense of such third party claim, such Indemnifying Party shall have full and complete control over the conduct of such proceeding on behalf of Indemnified Party and shall, subject to the provisions of this Section 9.4(b), have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, further, however, that any counsel chosen by such Indemnifying Party to conduct such defense shall be reasonably satisfactory to Indemnified Party; and provided, further, however, that Indemnifying Party shall not without the written consent of Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the matter which (a) does not include a provision whereby the plaintiff or the claimant in the matter releases Indemnified Party from all liability with respect thereto, and (b) in the case of Purchaser, does not include any provision that would impose any obligation (including an obligation to refrain from taking action) upon Seller. Indemnified Party may participate in such proceeding and retain separate co-counsel at its sole cost and expense (and, for the avoidance of doubt, such cost and expense shall not constitute a Loss for purposes of the Indemnification Obligations).
9.6Non-Assumption of Defense. If no Indemnifying Party is permitted or elects to assume the defense of any such claim by a third party or proceeding resulting therefrom, Indemnified Party shall diligently defend against such claim or litigation in such manner as it may deem appropriate and, in such event, Indemnifying Party or Parties shall reimburse Indemnified Party for all reasonable and actually incurred out-of-pocket costs and expenses, legal or otherwise, incurred by Indemnified Party and its Affiliates in connection with the defense against such claim or proceeding, within thirty (30) days after the receipt of detailed invoices.
9.7Indemnified Party’s Cooperation as to Proceedings. Indemnified Party will cooperate in all reasonable respects with any Indemnifying Party in the conduct of any proceeding as to which such Indemnifying Party assumes the defense, except to the extent Indemnified Party could reasonably be expected to be prejudiced thereby. Indemnifying Party or Parties shall promptly reimburse Indemnified Party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Indemnified Party or its Affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.
9.8Damages Disclaimed. EXCEPT IN THE EVENT OF FRAUD OR AS SUCH MAY BE PART OF ANY CLAIM OF ANY THIRD PARTY THAT IS NOT A PURCHASER INDEMNIFIED PARTY OR A TRANSFEREE INDEMNIFIED PARTY (AS DEFINED IN THE OTA), UNDER NO CIRCUMSTANCES SHALL SELLER, PURCHASER, PURCHASER PARTIES, OR PURCHASER ASSIGNEES BE RESPONSIBLE OR LIABLE (WHETHER UNDER THIS ARTICLE IX OR OTHERWISE IN THIS AGREEMENT) IN ANY WAY HEREUNDER FOR LOST PROFITS, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, OR ANY EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE ACTION IS FOUNDED IN CONTRACT, TORT, STATUTORY OR OTHERWISE.
9.9Individual Liability Disclaimed. For the avoidance of doubt, except in the event of Fraud, no individual officer, director, member, managing member, shareholder, equity holder, partner, employee, agent, or representative of either Party shall have any liability for any claims of the other Party related to this Agreement, or any agreements, certificates or instruments delivered in connection herewith, in any way.

9.10Exclusive Remedy Post-Closing. With the exception of Fraud and injunctive relief for specific performance or an action required to be performed by a Party under this Agreement after each Closing, the exclusive remedy of any Party with respect to the matters subject to such Closing shall be indemnity under this Article IX, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, shall be as provided in this Article IX. The Indemnified Parties may not avoid the limitations on liability herein by seeking damages for breach of contract, tort, or pursuant to any other theory of liability, all of which are hereby waived. Notwithstanding the foregoing, the remedies under Article X shall remain for Facilities which have not become Transferred Facilities.
9.11Application of Indemnity Escrow Funds. Any payment Seller is obligated to make to Purchaser Indemnified Parties pursuant to this Article IX or pursuant to Article X of an OTA shall be paid first, to the extent there are sufficient Indemnity Escrow Funds, by release of Indemnity Escrow Funds to Purchaser Indemnified Parties, as applicable, by the Title Company in accordance with the terms of the Escrow Agreement, and shall accordingly reduce the Indemnity Escrow Funds and, second, to the extent the Indemnity Escrow Funds are insufficient to pay any remaining sums due, then Seller shall promptly pay all of such additional sums due and owing to Purchaser Indemnified Parties in cash by wire transfer of immediately available funds.
9.12Non-Recourse Parties. All claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Agreement or the other Transaction Documents, or the negotiation, execution or performance of this Agreement or the other Transaction Documents (including any representation or warranty made in or in connection with this Agreement or the other Transaction Documents or as an inducement to enter into this Agreement or the other Transaction Documents), may be made only against the entities that are expressly identified as parties hereto and thereto. (i) No Person who is not a named party to this Agreement or the other Transaction Documents, and (ii) no past, present or future director, officer, employee, incorporator, member, partner, equityholder, shareholder, manager, advisor, Affiliate, agent, attorney or representative of the Seller, the Purchaser or of any named party to this Agreement or the other Transaction Documents, together with any past, present or future director, officer, employee, incorporator, member, partner, equityholder, shareholder, manager, advisor, Affiliate, agent, attorney or representative thereof (collectively, “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any liabilities arising under, in connection with or related to this Agreement, such other Transaction Document or the transactions contemplated by this Agreement or for any claim based on, in respect of, or by reason of this Agreement, such other Transaction Document or the transactions contemplated by this Agreement or the negotiation or execution hereof or thereof; and each party waives and releases all such liabilities and claims against any such Non-Party Affiliates. If any Person who is a party hereto would constitute an Non-Party Affiliate but for such Person’s being a party hereto, such Person’s liability shall be limited to any liability such Person may have in their capacity as a party hereto, and such person shall have no liability in any capacity which would have made such Person an Non-Party Affiliate but for such Person’s being a party hereto.
9.13Interim Indemnity; Guaranty.
(a)Subject to the terms and conditions of the Interim Indemnity Guaranty (as defined in subsection (b) below), in the event that any Facilities are subject to an Interim Document following a Closing, then Seller or its successors and assigns, as applicable, shall indemnify and hold harmless the Purchaser Indemnified Parties from and against (collectively, the “Interim Indemnity”):

(i)any and all reasonable out-of-pocket costs necessary to cure any survey deficiencies identified by Governmental Authorities at such Facilities in the course of inspections of such Facilities conducted by such Governmental Authorities for purposes of enabling the parties to satisfy the Licensure Condition; provided, however, Seller shall have no liability to Purchaser, OTA Transferees or any Purchaser Indemnified Party with respect to items first arising from the actions or inactions of Purchaser, a Purchaser Indemnified Party or the OTA Transferees with respect to a Facility subject to an Interim Document from and after the Initial Closing Date; and
(ii)any recoupment made against any Purchaser Indemnified Parties’ Medicaid receivables generated during the Interim Period to the extent that such recoupment relates to the period prior to the Interim Period during which Seller owned or operated the applicable Facility.
(b)In the event that any Facilities are subject to an Interim Document following a Closing, and, as of the Closing, such Facility was subject to a Survey Condition, then, at the applicable Closing, Seller shall cause AmPharm Inc., a Tennessee corporation, to deliver a guaranty in the form attached hereto as Exhibit N (the “Interim Indemnity Guaranty”), which shall secure the Seller’s Interim Indemnity obligation with respect to such Facility.
9.14Execution Date R&W Breach Guaranty. In the event that as of an applicable Closing there exists an Execution Date R&W Breach applicable to the Facilities subject to such Closing, Seller shall cause AmPharm Inc., a Tennessee corporation, to deliver a guaranty in the form attached hereto as Exhibit O (the “Execution Date R&W Guaranty”), which shall secure the Seller’s Indemnity obligations relating to any Execution Date R&W Breach.
9.15CID Guarantees. At the Initial Closing, Seller shall cause MFO AHP LLC, a Michigan limited liability company, to deliver the guaranty attached hereto as Exhibit P (the “CID Guaranty”) in favor of the Purchaser Indemnified Parties, which shall secure the Obligations (as such term is defined in the CID Guaranty).
Article X
TERMINATION AND BREACH
10.1Termination and Breach Events. Notwithstanding anything herein to the contrary, in addition to the termination rights set forth in Section 6.9, this Agreement may be terminated, and the transactions contemplated hereby abandoned at any time:
(a)by mutual written consent of Seller and Purchaser;
(b)by either Seller or Purchaser, upon prior written notice to the other Party, if the Initial Closing shall not have occurred by the Outside Date; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose breach of representation or warranty or failure to fulfill in any material respect any covenants and agreements of such Party set forth in this Agreement was a cause of the failure of the Initial Closing to occur on or before the Outside Date; provided, that such termination shall not apply to any Facilities that have become Transferred Facilities prior to the date of such termination;
(c)by either Seller or Purchaser (i) in the event that any Law shall have been enacted or Order issued by any Governmental Authority that directly prohibits the consummation of all Closings that have not occurred as of the date of such enactment or issuance,, and such Law or Order shall have become final and non-appealable, or (ii) with respect to a particular Facility in the event that any Law shall have been enacted or Order issued by any Governmental Authority that directly prohibits the consummation of the Closing with respect to such Facility, and such Law or Order shall have become final and non-appealable; provided that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any Party whose breach of representation or warranty or failure to fulfill in any material respect any covenants and agreements of such Party set forth in this Agreement was a cause of the failure of the event or condition giving rise to the right to terminate this Agreement; or
(d)
(i)With respect to an Initial Closing, by either Seller or Purchaser if the other Party has (i)(A) breached this Agreement in any manner that would result in a failure of a Closing Condition to the Initial Closing to be satisfied, and (B) failed to cure any such breach within thirty (30) days of receipt of written notice (a “Cure Right”) of such breach or failure (which notice shall specify in reasonable detail the nature of such breach and the Party’s intention to terminate this Agreement if such breach is not cured), or (ii) failed to consummate the Initial Closing upon satisfaction of its Closing Conditions; provided that the right to terminate this Agreement under this Section 10.1(d)(i) shall not be available to any Party: (x) whose breach of representation or warranty or failure to fulfill in any material respect any covenants and agreements of such Party set forth in this Agreement was a cause of the failure of the event or condition giving rise to the right to terminate the Agreement; (y) who itself is then in breach of this Agreement in any manner that would result in a failure of a Closing Condition to the Initial Closing to be satisfied; or (x) who would not then be entitled terminate this Agreement pursuant to Section 10.1(c) (Legal Restraint) if, at such time, the counterparty hereto (Purchaser or Seller, as applicable) would then be entitled to terminate this Agreement pursuant to such Section 10.1(c) (Legal Restraint); provided further that there shall be no Cure Right or right to extension for a failure to close by the Outside Date, or for the failure of a party to close upon satisfaction of its Closing Conditions; and provided further that this right to terminate (and the restriction on a party’s right to terminate) shall not apply to Escrow Facilities for such period as such Facilities are deemed to be an Escrow Facility under this Agreement (except as otherwise provided in Section 10.1(d)(ii)).
(ii)With respect to any Subsequent Closing, solely with respect to the Escrow Facilities, by either Seller or Purchaser if the other Party has (i)(A) breached this Agreement in any manner that would result in a failure of a Closing Condition to a Subsequent Closing to be satisfied, and (B) failed to cure any such breach within thirty (30) days of receipt of written notice (a “Subsequent Closing Cure Right”) of such breach or failure (which notice shall specify in reasonable detail the nature of such breach and the Party’s intention to terminate this Agreement with respect to the Escrow Facilities if such breach is not cured), or (ii) failed to consummate a Subsequent Closing upon satisfaction of its Closing Conditions; provided that the right to terminate this Agreement under this Section 10.1(d)(ii) shall not be available to any Party: (x) whose breach of representation or warranty or failure to fulfill in any material respect any covenants and agreements of such Party set forth in this Agreement was a cause of the failure of the event or condition giving rise to the right to terminate the Agreement; (y) who itself is then in breach of this Agreement in any manner that would result in a failure of a Closing Condition to a Subsequent Closing to be satisfied; or (x) who would not then be entitled terminate this Agreement pursuant to Section 10.1(c) (Legal Restraint) if, at such time, the counterparty hereto (Purchaser or Seller, as applicable) would then be entitled to terminate this Agreement pursuant to such Section 10.1(c) (Legal Restraint); provided further that there shall be no Subsequent Closing Cure Right or right to extension for a failure to close by the End Date, or for the failure of a party to close upon satisfaction of its Closing Conditions for such Subsequent Closing.
10.2Effect of Termination or Breach.

(a)If this Agreement is terminated pursuant to any of Sections 10.1(a) (Mutual Consent), 10.1(b) (Outside Date) or 10.1(c) (Legal Impediment), none of the Parties shall be liable to the other Parties for any liabilities and damages that occurred prior to such termination, for Facilities that are not Transferred Facilities, other than liability for intentional and material breaches of this Agreement that occurred prior to such termination. Further, if this Agreement is terminated pursuant to any of Sections 10.1(a) (Mutual Consent), 10.1(b) (Outside Date), or 10.1(c) (Legal Impediment) the Deposit shall be returned to Purchaser.
(b)If an uncured material breach gives rise to a right of Seller or Purchaser to terminate this Agreement pursuant to Section 10.1(d) (Material Breach), then:
(i)If Purchaser is the breaching Party, Seller shall have the right to keep the Deposit as liquidated damages and (x) with respect to the Phase I Initial Closing, terminate the Agreement, (y) with respect to the Phase II Initial Closing, terminate this Agreement with respect to the Phase II Facilities (but such termination will only be with regard to the Phase II Facilities that are not yet Transferred Facilities, and this Agreement shall remain in full force and effect with for all Phase I Facilities and all Transferred Facilities that have been subject to a Closing), or (z) with respect to a Subsequent Closing, terminate this Agreement with respect to the Escrow Facilities subject to said Subsequent Closing, but shall not have the right to sue for damages or pursue specific performance.
(ii)THE PARTIES ACKNOWLEDGE AND AGREE THAT (a) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE SELLER’S ACTUAL DAMAGES IN THE EVENT OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT, AND (b) TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S ACTUAL DAMAGES IN SUCH EVENT. CONSEQUENTLY, IN THE EVENT OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT PRIOR TO CLOSING, SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW SHALL BE TO TERMINATE THIS AGREEMENT WITH RESPECT TO ALL FACILITIES THAT ARE NOT TRANSFERRED FACILITIES OR ESCROW FACILITIES AND TO RECEIVE THE DEPOSIT.
(iii)If Seller is the breaching Party, Purchaser shall have the right to either (A) terminate the Agreement, receive a return of the Deposit, recover from Seller Purchaser’s out of pocket costs and expenses incurred in connection with this Agreement, the OTAs, and the transactions contemplated herein and therein, and if and only if, specific performance could not have provided an adequate remedy had Seller chosen to pursue it, Purchaser shall have all rights and remedies under law and equity in connection with such breach or default by Seller; provided, monetary damages shall not exceed Ten Million Dollars ($10,000,000.00); or (B) pursue specific performance solely to require Closing (but not to obtain money for losses; further, the Deposit shall be left in escrow pending the outcome of any action for specific performance). In the event a Closing has occurred, Purchaser shall have the same rights but only with regard to the Facilities that are not yet Transferred Facilities; the Agreement shall remain in full force and effect for all Transferred Facilities that have had a Closing.
(c)In all instances in which this Agreement is terminated and, at the time of such termination there exist one or more Excluded Facilities, any portion of the Deposit relating to such Excluded Facilities shall be returned to Purchaser.
(d)Upon a termination prior to a Closing, this Agreement shall become void and of no further force and effect, except for the provisions of Section 6.4(a) (relating to confidentiality as if the Closing had occurred), Article IX (relating to indemnification), Article X (relating to termination, breach, and damages, and any related provisions of the Agreement to the extent necessary to give effect to the remedies hereunder) and Article XI (relating to certain miscellaneous provisions).
(e)If this Agreement is terminated after a Closing, then this Agreement shall become void and of no further force and effect with regard to any Facilities that are not yet Transferred Facilities, except for the provisions of Section 6.4(a)-(c), Article IX (relating to indemnification), Article X (relating to termination, breach and damages, and any related provisions of the Agreement to the extent necessary to give effect to the remedies hereunder), and Article XI (relating to certain miscellaneous provisions); provided, however, this Agreement shall remain in full force and effect for all Transferred Facilities that have had a Closing.
(f)Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 9.8, in the event that this Agreement is terminated pursuant to Section 10.1(d) (Material Breach) due to (i) Fraud or (ii) willful and intentional acts of Seller in contravention of this Agreement, in each case, as determined by non-appealable final judicial determination, and the remedy of specific performance is not available to Purchaser or a practical remedy for Purchaser, Purchaser shall be entitled to pursue any and all remedies and damages available at law or equity against Seller, including without limitation, recovery of consequential, speculative, lost profits, diminution in value, exemplary, indirect, and punitive damages from Seller, not to exceed an aggregate amount of Ten Million Dollars ($10,000,000.00).
10.3Third Party Reports Following Termination. In connection with any termination of this Agreement, Purchaser agrees to promptly deliver to Seller an inventory of all Third Party Reports. Upon request of Seller, Purchaser will assign and promptly deliver to Seller all or any portion of the Third Party Reports.
Article XI
MISCELLANEOUS
11.1Schedules. The information contained in the Schedules shall be deemed to qualify the specific Section (or subsection, as appropriate) of this Agreement to which it corresponds, and shall be cumulative so that if the existence of the fact or item or its contents disclosed in any particular Schedule is relevant to any other Schedule, then such fact or item shall be deemed to be disclosed with respect to the other Schedule to the extent such relevance is reasonably apparent whether or not a specific cross-reference appears. The headings contained in the Schedules are included for convenience only and are not intended to limit the effect of the disclosures contained in such Schedule or to expand the scope of the information required to be disclosed in such Schedule. Descriptions of documents in the Schedules are summaries only and are qualified in their entirety by the specific terms of such documents. Matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected herein; additional matters are set forth for informational purposes and the fact that any item of information is disclosed in the Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement. Any information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the term “material” or other similar terms in this Agreement or constitute an admission that such items are required to be disclosed under this Agreement. Any Schedules not attached hereto on the Execution Date or not complete as of the Execution Date shall be delivered within ten (10) days of the Execution Date.
11.2Expenses. Except as otherwise provided in this Agreement, each of the Parties shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement. Subject to the foregoing, no expenses of Seller relating in any way to the purchase and sale of the Purchased Assets hereunder and the transactions contemplated hereby, including legal, accounting or other professional expenses of Seller shall be charged to or paid by Purchaser or included in any of the Assumed Liabilities. No expenses of Purchaser relating in any way to the purchase and sale of the Purchased Assets hereunder and the transactions contemplated hereby, including legal, accounting or other professional expenses of Purchaser shall be charged to or paid by any Seller or included in any of the Excluded Liabilities. The foregoing shall not limit, however, any Party’s right to include such expenses in any claim for damages against any other Party who breaches any legally binding provision of this Agreement to the extent provided in this Agreement.
11.3Entirety of Agreement. This Agreement (including the Schedules and all other schedules and exhibits hereto which are incorporated into and are a part of this Agreement), together with any certificates and other instruments delivered hereunder, including the Closing Documents and the Transaction Documents, state the entire agreement of the Parties, merge all prior negotiations, agreements and understandings, if any, whether written or oral, and state in full all representations, warranties, covenants and agreements that have induced this Agreement. Each Party agrees that in dealing with third parties, no contrary representations will be made.
11.4Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered (i) personally or by a nationally recognized overnight courier service or (ii) prior to the Initial Closing, via email to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
If to Seller, addressed to:
c/o American Health Partners
201 Jordan Rd, Suite 200
Franklin, TN 37067
Attn: Jason Bailey
Attn: Philip Clark, Esq.
Email: jbailey@amhealthpartners.com
Email: PClark@amhealthpartners.com
With a copy to (which shall not constitute notice):
Foley & Lardner LLP
301 E. Pine Street, Suite 1200
Orlando, Florida 32801
Attn: Matthew E. Jassak, Esq.
Email: MJassak@foley.com
If to Purchaser, addressed to:
c/o Eagle Arc Partners
17 State St., Suite 2525
New York, NY 10004
Attn: Elliott Mandelbaum
Attn: Samuel Rieder
Email: elliott@eaglearc.com
Email: samuel@eaglearc.com

With a copy to (which shall not constitute notice):
UB Greensfelder LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Attention: Daniel Gottesman, Esq.
Email: dgottesman@ubglaw.com
or to such other address or to such other Person as either Party shall have last designated by such notice to the other Party.
11.5Amendments; Waivers. This Agreement may be modified or amended only by an instrument in writing, duly executed by Purchaser and Seller. No waiver by any Party of any term, provision, condition, covenant, agreement, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the Party against which such waiver is to be enforced. No waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, condition, covenant, agreement, representation or warranty (or breach thereof) on any other occasion or as a waiver of any other term, provision, condition, covenant, agreement, representation or warranty (or of the breach of any other term, provision, condition, covenant, agreement, representation or warranty) contained in this Agreement on the same or any other occasion.
11.6Counterparts; Facsimile. For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument. Facsimile transmission or electronic pdf. of any signed original counterpart transmission shall be deemed the same as the delivery of an original.
11.7Assignment; Binding Nature; No Beneficiaries.
(a)This Agreement may not be assigned by any Party hereto (excluding any collateral assignment for the benefit of the Financing Sources) without the written consent of the other Party hereto, except that (i) the indemnification and other rights hereunder of a Party may be assigned to any bank or other financial institution which is or becomes a lender to such Party or any of its successors and assigns and (ii) this Agreement may be assigned by Purchaser to any of its Affiliates, any Purchaser Party or any Purchaser Assignee without the written consent of Seller provided that Purchaser remains liable for any obligations under this Agreement in accordance with Section 3.5.
(b)Notwithstanding anything to the contrary, no assignment by Purchaser shall (i) expand any of Seller’s obligations and liabilities hereunder or change any of the terms or conditions of this Agreement, the Transaction Documents or the transactions contemplated by this Agreement or the Transaction Documents; (ii) except with respect to assignments to Purchaser Parties or to Purchaser Assignees which are consented to by the Seller and to the extent set forth in Section 3.5, relieve Purchaser of liability to Seller for all obligations and liabilities to be performed by or on behalf of Purchaser hereunder or pursuant to the Transaction Documents with respect to Seller and its Affiliates; provided that Seller need not consent to an assignment to a Purchaser Party or Purchaser Assignee set forth in Section 3.5 if, after such assignment, the Purchaser remains primarily liable to Seller for the assigned liabilities and obligations; and (iii) except with respect to assignments to Purchaser Parties and to Purchaser Assignees listed on Schedule 3.5, be made if it would reasonably be expected to prevent, or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents.
(c)Notwithstanding anything to the contrary, no assignment by Seller shall (i) expand any of Purchaser’s obligations and liabilities hereunder or change any of the terms or conditions of this Agreement, the Transaction Documents or the transactions contemplated by this Agreement or the Transaction Documents; (ii) relieve Seller of liability to Purchaser for all obligations and liabilities to be performed by or on behalf of Seller hereunder or pursuant to the Transaction Documents with respect to Purchaser and its Affiliates; and (iii) be made if it would reasonably be expected to prevent, or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement or the Transaction Documents.
(d)Except as otherwise set forth herein, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective heirs, personal representatives, legatees, successors and permitted assigns. Except as otherwise expressly provided in Article IX, this Agreement shall not confer any rights or remedies upon any Person other than the Parties, the OTA Transferees and their respective heirs, personal representatives, legatees, successors and permitted assigns. Each OTA Transferee shall be a third party beneficiary of the representations and warranties of Seller under Article IV and the indemnification provisions of Article IX; provided, however, Seller shall have no obligation to indemnify (whether under Article IX or otherwise) both (i) Purchaser, or a Purchaser Party or an assignee of Purchaser, and (ii) an OTA Transferee with respect to any single Loss and shall not be required to pay duplicative damages. Further, Seller shall not owe obligations to more than one of the Purchaser Indemnified Parties with respect to any single Loss and shall not be required to pay duplicative damages. For avoidance of doubt, multiple Purchaser Indemnified Parties could incur separate Losses (i.e., not a “single Loss”) from the same matter for which indemnification is being sought.
11.8Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.
11.9Construction. If an ambiguity or question of intent or interpretation arises under this Agreement, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
11.10Governing Law.
(a)This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b)The Parties hereby waive compliance with any applicable bulk sale or bulk transfer law or other analogous legislation in force in any jurisdiction of the U.S. in which the Businesses are located.
11.11Forum; Waiver of Jury Trial.
(a)Except as otherwise provided in Section 2.5(b), in any Action between the Parties arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement, any Transaction Document or any of the transactions contemplated thereby, each of the Parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of federal courts located in the State of Tennessee, and (ii) irrevocably consents to service of process by first-class certified mail, return receipt requested, postage prepaid.
(b)Each of the Parties hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or any Financing or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any Party or the actions of any Financing Source in connection with any Financing (including any action, proceeding or counterclaim against any Financing Source). The Parties each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the Parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.
11.12Remedies Cumulative. Except as otherwise provided herein, the remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any Party of any remedy provided for herein shall not preclude the assertion or exercise by such Party of any other right or remedy provided for herein.
11.13Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
11.14Enforcement.
(a)The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Except as otherwise set forth in Agreement, the Parties acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Section 10.1, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.
(b)Nothing set forth in this Section 11.14 shall require Seller to institute any proceeding for (or limit Seller’s right to institute any proceeding for) specific performance under this Section 11.14 prior or as a condition to exercising any termination right under Section 10.1, nor shall the commencement of any legal proceeding pursuant to this Section 11.14 or anything set forth in this Section 11.14 restrict or limit Seller’s right to terminate this Agreement in accordance with the terms of Section 10.1 or pursue any other remedies under this Agreement.
(c)To the extent any Party brings any Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to specifically enforce any provision that expressly survives termination of this Agreement pursuant to Section 9.1) when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such Action.
11.15No Recourse to Financing Sources. Notwithstanding anything herein to the contrary, Seller (on behalf of itself, its Affiliates and the equityholders, directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of each of them) (a) acknowledges and agrees that it

(and such other Persons) shall have no recourse against the Financing Sources, and the Financing Sources shall be subject to no liability or claims by Seller (or such other Persons) in connection with the Financing or in any way relating to this Agreement or any of the transactions contemplated hereby or thereby, whether at law, in equity, in contract, in tort or otherwise, (b) waives any rights or claims of any kind or nature that Seller or any such other Persons may have against any Financing Source relating to this Agreement, the Financing, or the transactions contemplated hereby or thereby, and (c) agrees not to commence (and, if commenced, agrees to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, complaint, suit or proceeding against any Financing Source in connection with any of the foregoing. Without limiting the foregoing, no Financing Source shall be subject to any special, consequential, punitive, or indirect damages in connection with this Agreement, the Financing, or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing in this paragraph is intended to or shall release the Purchaser, Purchaser Parties, Purchaser Assignees, or OTA Transferees of any obligations under this and the related agreements, or release any of the foregoing or any Financing Source in any other relationships which may exist unrelated to the transactions contemplated hereby.
[Signature page follows]

IN WITNESS WHEREOF, each Party has duly executed and delivered this Agreement as of the Execution Date.
SELLER PARTIES
PROPERTY OWNERS
APPLINGWOOD PROPCO LLC
BRIGHT GLADE PROPCO LLC
COVINGTON PROPCO LLC
CRESTVIEW HEALTH PROPCO LLC
DYERSBURG PROPCO LLC
MCKENZIE PROPCO LLC
NORTHBROOKE PROPCO LLC
PARIS PROPCO LLC
UNION CITY PROPCO LLC
WEST TENNESSEE PROPCO LLC
CLARKSVILLE PROPCO LLC
LEWIS COUNTY PROPCO LLC
MILLENNIUM PROPCO LLC
VANAYER PROPCO LLC
BETHESDA PROPCO LLC
DECATUR COUNTY PROPCO LLC
LEXINGTON PROPCO LLC
MCNAIRY PROPCO LLC
MEADOWBROOK PROPCO LLC
MT. JULIET PROPCO LLC
SAVANNAH PROPCO LLC
VANCO PROPCO LLC
WESTWOOD PROPCO LLC
each, a Delaware limited liability company
By: AHPSNF HOLDCO LLC,
a Delaware limited liability company
By: /s/ JEFFREY A. BOGLE
Name: Jeffrey A. Bogle
Title: Authorized Representative

PROPERTY OWNERS (CONT.)
FOREST COVE LONG TERM FACILITY, LLC
CKT PROPERTIES, LLC
HARBOR VIEW PROPERTIES, LLC
CUMBERLAND LONG TERM FACILITY, LLC
NORTHSIDE LONG TERM FACILITY, LLC
KNOXVILLE PROPCO I, LLC
WELLPARK PROPCO, LLC
WAVERLY LONG TERM FACILITY, LLC
each, a Tennessee limited liability company
By: AHPSNF HOLDCO LLC,
a Delaware limited liability company
By:/s/ JEFFREY A. BOGLE
Name: Jeffrey A. Bogle
Title:Authorized Representative

CURRENT OPERATORS
APPLINGWOOD HEALTHCARE CENTER LLC
BRIGHT GLADE HEALTH AND REHABILITATION CENTER LLC
COVINGTON CARE NURSING AND REHABILITATION CENTER LLC
CRESTVIEW HEALTH CARE AND REHABILITATION LLC
DYERSBURG NURSING AND REHABILITATION LLC
FOREST COVE NURSING AND REHAB CENTER, LLC
HUMBOLDT HEALTHCARE AND REHAB CENTER, LLC
MCKENZIE HEALTHCARE AND REHABILITATION CENTER LLC
NORTHBROOKE HEALTHCARE AND REHAB CENTER LLC
PARIS HEALTH CARE NURSING AND REHABILITATION CENTER LLC
UNION CITY NURSING AND REHABILITATION CENTER LLC
WEST TENNESSEE TRANSITIONAL CARE LLC
CLARKSVILLE NURSING AND REHABILITATION CENTER LLC
HARBOR VIEW NURSING AND REHABILITATION CENTER, LLC
LEWIS COUNTY NURSING AND REHABILITATION CENTER LLC
MILLENNIUM NURSING AND REHAB CENTER LLC
VANAYER HEALTHCARE AND REHAB CENTER LLC
BETHESDA HEALTH CARE CENTER LLC
CUMBERLAND HEALTH CARE AND REHABILITATION LLC,
DECATUR COUNTY HEALTH CARE AND REHABILITATION LLC
LEXINGTON HEALTH CARE AND REHABILITATION LLC
MCNAIRY COUNTY HEALTH CARE CENTER LLC
MEADOWBROOK HEALTH AND REHABILITATION CENTER LLC
MT. JULIET HEALTH CARE CENTER LLC
NORTHSIDE HEALTH CARE NURSING AND REHABILITATION CENTER, LLC
SAVANNAH HEALTH CARE AND REHABILITATION CENTER LLC
VANCO HEALTH CARE AND REHABILITATION LLC
WAVERLY HEALTH CARE AND REHABILITATION CENTER, LLC
WESTWOOD HEALTH CARE AND REHABILITATION CENTER LLC
KNOXVILLE HEALTHCARE CENTER I, LLC
WELLPARK HEALTHCARE CENTER, LLC
each, a Tennessee limited liability company
By: American Health Companies, LLC
a Tennessee limited liability company
By:/s/ JEFFREY A. BOGLE
Name: Jeffrey A. Bogle
Title: Authorized Representative

PURCHASER
1900 PARR AVENUE TN LLC
2031 AVONDALE STREET TN LLC
800 VOLUNTEER DRIVE TN LLC
726 KENTUCKY AVENUE S TN LLC
1245 E COLLEGE ST TN LLC
5275 MILLENNIUM DRIVE AL LLC
1645 FLORENCE RD TN LLC
1630 E REELFOOT AVE TN LLC
460 HANNINGS LANE TN LLC
524 WEST MAIN STREET TN LLC
7424 MIDDLEBROOK PIKE TN LLC
7512 MIDDLEBROOK PIKE TN LLC
1536 APPLING CARE LANE TN LLC
5070 SANDERLIN AVENUE TN LLC
765 BERT JOHNSTON AVENUE TN LLC
45 FOREST COVE TN LLC
1513 N 2ND STREET TN LLC
121 PHYSICIANS DR TN LLC
597 WEST FOREST AVENUE TN LLC
444 ONE ELEVEN PLACE TN LLC
704 DUPREE ROAD TN LLC
4343 ASHLAND CITY HIGHWAY TN LLC
119 KITTRELL STREET TN LLC
727 EAST CHURCH STREET TN LLC
175 HOSPITAL DRIVE TN LLC
835 EAST POPLAR AVENUE TN LLC
2650 NORTH MT JULIET ROAD TN LLC
202 EAST MTCS ROAD TN LLC
900 PROFESSIONAL PARK DRIVE TN LLC
813 S DICKERSON RD TN LLC
895 POWERS BLVD TN LLC
each, a Delaware limited liability company
By:/s/ SAMUEL RIEDER
Name: Samuel Rieder
Its: Authorized Signer

EXHIBIT A
SELLER PARTIES
Property Owners:
1.    Applingwood Propco LLC, a Delaware limited liability company
2.    Bright Glade Propco LLC, a Delaware limited liability company
3.    Covington Propco LLC, a Delaware limited liability company
4.    Crestview Health Propco LLC, a Delaware limited liability company
5.    Dyersburg Propco LLC, a Delaware limited liability company
6.    Forest Cove Long Term Facility, LLC, a Tennessee limited liability company
7.    CKT Properties, LLC, a Tennessee limited liability company
8.    McKenzie Propco LLC, a Delaware limited liability company
9.    Northbrooke Propco LLC, a Delaware limited liability company
10.    Paris Propco LLC, a Delaware limited liability company
11.    Union City Propco LLC, a Delaware limited liability company
12.    West Tennessee Propco LLC, a Delaware limited liability company
13.    Clarksville Propco LLC, a Delaware limited liability company
14.    Harbor View Properties, LLC, a Tennessee limited liability company
15.    Lewis County Propco LLC, a Delaware limited liability company
16.    Millennium Propco LLC, a Delaware limited liability company
17.    VanAyer Propco LLC, a Delaware limited liability company
18.    Bethesda Propco LLC, a Delaware limited liability company
19.    Cumberland Long Term Facility, LLC, a Tennessee limited liability company
20.    Decatur County Propco LLC, a Delaware limited liability company
21.    Lexington Propco LLC, a Delaware limited liability company
22.    McNairy Propco LLC, a Delaware limited liability company
23.    Meadowbrook Propco LLC, a Delaware limited liability company
24.    Mt. Juliet Propco LLC, a Delaware limited liability company
25.    Northside Long Term Facility, LLC, a Tennessee limited liability company
26.    Savannah Propco LLC, a Delaware limited liability company
27.    Vanco Propco LLC, a Delaware limited liability company
28.    Waverly Long Term Facility, LLC, a Tennessee limited liability company
29.    Westwood Propco LLC, a Delaware limited liability company
30.    Knoxville Propco I, LLC, a Tennessee limited liability company
31.    WellPark Propco, LLC, a Tennessee limited liability company
Current Operators:
1.    Applingwood Healthcare Center LLC d/b/a AHC Applingwood, a Tennessee limited liability company
2.    Bright Glade Health and Rehabilitation Center LLC d/b/a AHC Bright Glade, a Tennessee limited liability company
3.    Covington Care Nursing and Rehabilitation Center LLC d/b/a AHC Covington Care, a Tennessee limited liability company
A-1

4.    Crestview Health Care and Rehabilitation LLC d/b/a AHC Crestview, a Tennessee limited liability company
5.    Dyersburg Nursing and Rehabilitation LLC d/b/a AHC Dyersburg, a Tennessee limited liability company
6.    Forest Cove Nursing and Rehab Center, LLC d/b/a AHC Forest Cove, a Tennessee limited liability company
7.    Humboldt Healthcare and Rehab Center, LLC d/b/a AHC Humboldt, a Tennessee limited liability company
8.    McKenzie Healthcare and Rehabilitation Center LLC d/b/a AHC McKenzie, a Tennessee limited liability company
9.    Northbrooke Healthcare and Rehab Center LLC d/b/a AHC Northbrooke, a Tennessee limited liability company
10.    Paris Health Care Nursing and Rehabilitation Center LLC d/b/a AHC Paris, a Tennessee limited liability company
11.    Union City Nursing and Rehabilitation Center LLC d/b/a AHC Union City, a Tennessee limited liability company
12.    West Tennessee Transitional Care LLC d/b/a AHC West Tennessee Transitional Care
13.    Clarksville Nursing and Rehabilitation Center LLC d/b/a American Health Communities of Clarksville, a Tennessee limited liability company
14.    Harbor View Nursing and Rehabilitation Center, LLC d/b/a AHC Harbor View, a Tennessee limited liability company
15.    Lewis County Nursing and Rehabilitation Center LLC d/b/a AHC Lewis County, a Tennessee limited liability company
16.    Millennium Nursing and Rehab Center LLC d/b/a AHC Millennium, a Tennessee limited liability company
17.    VanAyer Healthcare and Rehab Center LLC d/b/a AHC VanAyer, a Tennessee limited liability company
18.    Bethesda Health Care Center LLC d/b/a AHC Bethesda, a Tennessee limited liability company
19.    Cumberland Health Care and Rehabilitation, LLC d/b/a AHC Cumberland, a Tennessee limited liability company
20.    Decatur County Health Care and Rehabilitation LLC d/b/a AHC Decatur County, a Tennessee limited liability company
21.    Lexington Health Care and Rehabilitation LLC d/b/a AHC Lexington, a Tennessee limited liability company
22.    McNairy County Health Care Center LLC d/b/a AHC McNairy, a Tennessee limited liability company
23.    Meadowbrook Health and Rehabilitation Center LLC d/b/a AHC Meadowbrook, a Tennessee limited liability company
24.    Mt. Juliet Health Care Center LLC d/b/a AHC Mt. Juliet, a Tennessee limited liability company
25.    Northside Health Care Nursing and Rehabilitation Center, LLC d/b/a AHC Northside, a Tennessee limited liability company
26.    Savannah Health Care and Rehabilitation Center LLC d/b/a AHC Savannah, a Tennessee limited liability company
2

27.    Vanco Health Care and Rehabilitation LLC d/b/a AHC Vanco, a Tennessee limited liability company
28.    Waverly Health Care and Rehabilitation Center, LLC d/b/a AHC Waverly, a Tennessee limited liability company
29.    Westwood Health Care and Rehabilitation Center LLC d/b/a AHC Westwood, a Tennessee limited liability company
30.    Knoxville Healthcare Center I, LLC d/b/a AHC Knoxville, a Tennessee limited liability company
31.    WellPark Healthcare Center, LLC d/b/a AHC WellPark, a Tennessee limited liability company

3

EXHIBIT B
PURCHASER PARTIES
1900 PARR AVENUE TN LLC
2031 AVONDALE STREET TN LLC
800 VOLUNTEER DRIVE TN LLC
726 KENTUCKY AVENUE S TN LLC
1245 E COLLEGE ST TN LLC
5275 MILLENNIUM DRIVE AL LLC
1645 FLORENCE RD TN LLC
1630 E REELFOOT AVE TN LLC
460 HANNINGS LANE TN LLC
524 WEST MAIN STREET TN LLC
7424 MIDDLEBROOK PIKE TN LLC
7512 MIDDLEBROOK PIKE TN LLC
1536 APPLING CARE LANE TN LLC
5070 SANDERLIN AVENUE TN LLC
765 BERT JOHNSTON AVENUE TN LLC
45 FOREST COVE TN LLC
1513 N 2ND STREET TN LLC
121 PHYSICIANS DR TN LLC
597 WEST FOREST AVENUE TN LLC
444 ONE ELEVEN PLACE TN LLC
704 DUPREE ROAD TN LLC
4343 ASHLAND CITY HIGHWAY TN LLC
119 KITTRELL STREET TN LLC
727 EAST CHURCH STREET TN LLC
175 HOSPITAL DRIVE TN LLC
835 EAST POPLAR AVENUE TN LLC
2650 NORTH MT JULIET ROAD TN LLC
202 EAST MTCS ROAD TN LLC
900 PROFESSIONAL PARK DRIVE TN LLC
813 S DICKERSON RD TN LLC
895 POWERS BLVD TN LLC
Each, a Delaware limited liability company

B-1

EXHIBIT C
FACILITIES

Facility	Address	City	State	Zip	Licensed Beds
1. AHC Applingwood	1536 Appling Care Lane	Cordova	TN	38018	78
2. AHC Bright Glade	5070 Sanderlin Avenue	Memphis	TN	38117	77
3.AHC Covington Care	765 Bert Johnston Avenue	Covington	TN	38019	98
4. AHC Crestview	704 Dupree Road	Brownsville	TN	38012	115
5. AHC Dyersburg	1900 Parr Avenue	Dyersburg	TN	38024	130
6. AHC Forest Cove	45 Forest Cove	Jackson	TN	38301	170
7. AHC Humboldt	2031 Avondale Street	Humboldt	TN	38343	89
8. AHC Mckenzie	175 Hospital Drive	Mc Kenzie	TN	38201	99
9. AHC Northbrooke	121 Physicians Dr	Jackson	TN	38305	120
10. AHC Paris	800 Volunteer Drive	Paris	TN	38242	127
11. AHC Union City	1630 E Reelfoot Ave	Union City	TN	38261	115
12. AHC WTTC	597 West Forest Avenue	Jackson	TN	38301	67
13. AHC Of Clarksville	900 Professional Park Drive	Clarksville	TN	37040	113
14. AHC Harbor View	1513 N 2Nd Street	Memphis	TN	38107	103
15. AHC Lewis County	119 Kittrell Street	Hohenwald	TN	38462	131
16. AHC Millenium	5275 Millennium Drive	Huntsville	AL	35806	91
17. AHC Vanayer	460 Hannings Lane	Martin	TN	38237	91
18. AHC Bethesda	444 One Eleven Place	Cookeville	TN	38501	120
19. AHC Cumberland	4343 Ashland City Highway	Nashville	TN	37218	124
20. AHC Decatur County	726 Kentucky Avenue S	Parsons	TN	38363	125
21. AHC Lexington	727 East Church Street	Lexington	TN	38351	118
22. AHC McNairy County	835 East Poplar Avenue	Selmer	TN	38375	126
23. AHC Meadowbrook	1245 E College St	Pulaski	TN	38478	83
24. AHC Mt Juliet	2650 North Mt Juliet Road	Mount Juliet	TN	37122	106
25. AHC Northside	202 East Mtcs Road	Murfreesboro	TN	37130	68
26. AHC Savannah	1645 Florence Rd	Savannah	TN	38372	120
27. AHC Vanco	813 S Dickerson Rd	Goodlettsville	TN	37072	90
28. AHC Waverly	895 Powers Blvd	Waverly	TN	37185	100
29. AHC Westwood	524 West Main Street	Decaturville	TN	38329	90
30. AHC Knoxville	7424 Middlebrook Pike	Knoxville	TN	37909	176
31. AHC WellPark	7512 Middlebrook Pike	Knoxville	TN	37909	30

C-1

EXHIBIT C-1
CENSUS FACILITIES

Facility	Address	City	State	Zip	Licensed Beds
1. AHC Covington Care	765 Bert Johnston Avenue	Covington	TN	38019	98
2. AHC Crestview	704 Dupree Road	Brownsville	TN	38012	115
3. AHC Dyersburg	1900 Parr Avenue	Dyersburg	TN	38024	130
4. AHC Forest Cove	45 Forest Cove	Jackson	TN	38301	170
5. AHC Humboldt	2031 Avondale Street	Humboldt	TN	38343	89
6. AHC Mckenzie	175 Hospital Drive	Mc Kenzie	TN	38201	99
7. AHC Northbrooke	121 Physicians Dr	Jackson	TN	38305	120
8. AHC Paris	800 Volunteer Drive	Paris	TN	38242	127
9. AHC Union City	1630 E Reelfoot Ave	Union City	TN	38261	115
10. AHC Of Clarksville	900 Professional Park Drive	Clarksville	TN	37040	113
11. AHC Harbor View	1513 N 2Nd Street	Memphis	TN	38107	103
12. AHC Lewis County	119 Kittrell Street	Hohenwald	TN	38462	131
13. AHC Millenium	5275 Millennium Drive	Huntsville	AL	35806	91
14. AHC Vanayer	460 Hannings Lane	Martin	TN	38237	91
15. AHC Bethesda	444 One Eleven Place	Cookeville	TN	38501	120
16. AHC Cumberland	4343 Ashland City Highway	Nashville	TN	37218	124
17. AHC Decatur County	726 Kentucky Avenue S	Parsons	TN	38363	125
18. AHC Lexington	727 East Church Street	Lexington	TN	38351	118
19. AHC McNairy County	835 East Poplar Avenue	Selmer	TN	38375	126
20. AHC Mt Juliet	2650 North Mt Juliet Road	Mount Juliet	TN	37122	106
21. AHC Savannah	1645 Florence Rd	Savannah	TN	38372	120
22. AHC Vanco	813 S Dickerson Rd	Goodlettsville	TN	37072	90
23. AHC Waverly	895 Powers Blvd	Waverly	TN	37185	100
24. AHC Westwood	524 West Main Street	Decaturville	TN	38329	90
25. AHC Knoxville	7424 Middlebrook Pike	Knoxville	TN	37909	176
26. AHC Applingwood	1536 Appling Care Lane	Cordova	TN	38018	78
27. AHC Bright Glade	5070 Sanderlin Avenue	Memphis	TN	38117	77
28. AHC Meadowbrook	1245 E College St	Pulaski	TN	38478	83
29. AHC Northside	202 East Mtcs Road	Murfreesboro	TN	37130	68

D-1

EXHIBIT C-2
EXEMPT FACILITIES

Facility	Address	City	State	Zip	Licensed Beds
1. AHC WTTC	597 West Forest Avenue	Jackson	TN	38301	67
2. AHC Wellpark	7512 Middlebrook Pike	Knoxville	TN	37909	30

D-1

EXHIBIT D
REAL PROPERTY

D-1

Legal Description Schedule
1.    AHC Crestview, 704 N. Dupree Road, Brownsville, TN 38012
The Land referred to herein below is situated in the County of Haywood, State of Tennessee, and described as follows:
BEGINNING ON A FOUND STEEL STAKE IN A FENCE LINE 45.00 FEET WESTERLY FROM THE CENTERLINE OF DUPREE AVENUE (ALSO KNOWN AS STATE ROUTE 76), SAID STEEL STAKE BEING THE SOUTHEAST CORNER OF A TRACT IN THE NAME OF DOROTHY COCHRAN, DEED BOOK 88, PAGE 160, AND BEING THE NORTHEAST CORNER OF THE SUBJECT PROPERTY; THENCE WITH THE WEST MARGIN OF DUPREE AVENUE, SOUTH 03 DEGREES 04 MINUTES 17 SECONDS EAST A DISTANCE OF 413.40 FEET TO A FOUND IRON PIN AT THE NORTHEAST CORNER OF A TRACT IN THE NAME OF FIRST ASSEMBLIES OF GOD CHURCH, DEED BOOK 103, PAGE 244; THENCE WITH THE NORTH LINE OF SAID CHURCH PROPERTY, SOUTH 85 DEGREES 24 MINUTES 07 SECONDS WEST A DISTANCE OF 291.22 FEET TO A FOUND STEEL STAKE IN A FENCE LINE, AND IN THE EAST LINE OF ANOTHER TRACT BELONGING TO FIRST ASSEMBLIES OF GOD CHURCH, DEED BOOK 214, PAGE 429; THENCE WITH THE EAST LINE OF THE FIRST ASSEMBLIES OF GOD TRACT, NORTH 22 DEGREES 01 MINUTE 05 SECONDS WEST A DISTANCE OF 396.77 FEET TO A FOUND STEEL POST AT A FENCE CORNER AND THE SOUTHWEST CORNER OF THE DOROTHY COCHRAN PROPERTY; THENCE WITH THE SOUTH LINE OF COCHRAN, NORTH 80 DEGREES 42 MINUTES 18 SECONDS EAST A DISTANCE OF 423.58 FEET TO THE BEGINNING, CONTAINING 3..27 ACRES, MORE OR LESS.
BEING THE SAME PROPERTY CONVEYED TO CRESTVIEW HEALTH PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM CRESTVIEW LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS CRESTVIEW LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 198, PAGE 5, IN THE REGISTER'S OFFICE OF HAYWOOD COUNTY, TENNESSEE.

2.    AHC Of Clarksville, 900 Professional Park Drive, Clarksville, TN 37040
The Land referred to herein below is situated in the County of Montgomery, State of Tennessee, and described as follows:
LOT 7, CLARKSVILLE PROFESSIONAL PARK, SECTION 2 PLAT BOOK F, PAGES 427-428 - REGISTER’S OFFICE, MONTGOMERY COUNTY, TENNESSEE.
BEGINNING ON A SET IRON PIN IN THE EASTERN LINE OF LOT 2 OF AUTUMN WINDS SUBDIVISION (PLAT BOOK F, PAGE 707), SAID IRON PIN BEING THE SOUTHWEST CORNER OF LOT 6 OF CLARKSVILLE PROFESSIONAL PARK SECTION 2 (PLAT BOOK F, PAGE 427-428) AND BEING THE NORTHWEST CORNER OF LOT 7 OF SAID CLARKSVILLE PROFESSIONAL PARK SECTION 2 DESCRIBED HEREIN, THENCE WITH THE SOUTHERN LINE OF LOT 6, NORTH 89 DEGREES 04 MINUTES 50 SECONDS EAST FOR A DISTANCE OF 355.92 FEET TO AN "X" CUT IN A CONCRETE SIDEWALK AND IN THE WESTERN RIGHT-OF-WAY OF PROFESSIONAL PARK DRIVE (A PAVED PUBLIC STREET WITH A 60 FEET WIDE RIGHT-OF-WAY); THENCE WITH THE WESTERN RIGHT-OF-WAY OF PROFESSIONAL PARK DRIVE AS FOLLOWS: RUNNING WITH A CURVE TURNING TO THE LEFT, HAVING AN ARC LENGTH OF 155.68 FEET, WITH A RADIUS OF 380.00 FEET AND HAVING A CHORD BEARING OF SOUTH 12 DEGREES 39 MINUTES 19 SECONDS EAST FOR A CHORD DISTANCE OF 154.59 FEET TO AN EXISTING IRON PIN: THENCE SOUTH 24 DEGREES 23 MINUTES 35 SECONDS EAST FOR A DISTANCE OF 268.51 FEET TO A POINT; THENCE WITH A CURVE TURNING TO THE RIGHT, HAVING AN ARC LENGTH OF 179.56 FEET, WITH A RADIUS OF 320.00 FEET AND HAVING A CHORD BEARING OF SOUTH 08 DEGREES 19 MINUTES 04 SECONDS EAST FOR A CHORD DISTANCE OF 177.22 FEET; THENCE SOUTH 07 DEGREES 45 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 292.96 FEET TO AN EXISTING IRON PIN AT THE NORTHEAST CORNER OF LOT 8 OF PROFESSIONAL PARK COMMONS SUBDIVISION (PLAT BOOK F, PAGE 777); THENCE WITH THE NORTHERN LINE OF LOT 8, LOT 9 AND LOT 10 OF SAID SUBDIVISION, NORTH 82 DEGREES 47 MINUTES 06 SECONDS WEST FOR A DISTANCE OF 614.83 FEET TO AN EXISTING PLANTED STONE AT THE NORTHWEST CORNER OF LOT 10 AND BEING THE SOUTHEAST CORNER OF LOT 3 OF AUTUMN WIND SUBDIVISION; THENCE WITH THE EASTERN LINE OF LOT 3 AND LOT 2 OF SAID AUTUMN WINDS SUBDIVISION, NORTH 08 DEGREES 59 MINUTES 59 SECONDS EAST FOR A DISTANCE OF 787.78 FEET TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED CLARKSVILLE PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM CLARKSVILLE LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS CLARKSVILLE LONG TERM FACILITY, INC., A

TENNESSEE CORPORATION, OF RECORD IN VOLUME 2084, PAGE 1067, IN THE REGISTER’S OFFICE OF MONTGOMERY COUNTY, TENNESSEE.

3.    AHC Bethesda, 444 One Eleven Place, Cookeville, TN 38501
The Land referred to herein below is situated in the County of Putnam, State of Tennessee, and described as follows:
BEING A TRACT OR PARCEL OF LAND LYING IN THE 1ST CIVIL DISTRICT OF PUTNAM COUNTY, TENNESSEE, AND IS MORE PARTICULARLY DESCRIBED: BEGINNING AT AN IRON ROD (NEW) POINT IN THE EAST MARGIN OF HIGHWAY 111, BEING THE SOUTHWEST MOST CORNER OF THE HEREIN DESCRIBED TRACT WHICH IS ALSO CALLED LOT 2A OF THE RE-SUBDIVISION OF LOT 2, ONE ELEVEN PLACE, RECORDED IN PLAT CABINET B, FILE 89, PUTNAM COUNTY REGISTER’S OFFICE, TENNESSEE, THENCE ALONG SAID MARGIN NORTH 16 DEGREES 18 MINUTES 35 SECONDS EAST 396.47 FEET TO A CONCRETE MONUMENT (OLD); THENCE CONTINUING ALONG SAID MARGIN NORTH 29 DEGREES 35 MINUTES 44 SECONDS EAST 644.78 FEET TO AN IRON ROD (NEW) AT THE NORTH EDGE OF AN 18 INCH TREE WHICH IS AT THE INTERSECTION OF THE HIGHWAY 111 RIGHT OF WAY FENCE AND AN OLD FENCE LINE AT THE SOUTH MARGIN OF AN UNIMPROVED ROAD MORE COMMONLY KNOWN AS MCCULLEY ROAD; THENCE LEAVING THE EAST MARGIN OF HIGHWAY 111, AND FOLLOWING THE SOUTH MARGIN OF MCCULLEY ROAD SOUTH 83 DEGREES 57 MINUTES 00 SECONDS EAST 193.11 FEET TO AN IRON ROD (NEW) TO A FENCE LINE THAT FOLLOWS THE WEST BOUNDARY LINE OF MURREY HILLS SUBDIVISION, WHICH IS RECORDED IN DEED BOOK 76, PAGE 29, REGISTER’S OFFICE OF PUTNAM COUNTY, TENNESSEE; THENCE FOLLOWING THE OLD FENCE LINE AND THE WEST BOUNDARY LINE OF SAID SUBDIVISION SOUTH 6 DEGREES 57 MINUTES 00 SECONDS WEST 995.04 FEET TO A PIPE (OLD) AT THE NORTHEAST CORNER OF THE RESUBDIVISION OF LOT 2B ONE ELEVEN PLACE, RECORDED IN PLAT CABINET B, SLIDE 117, ALSO BEING THE SOUTHEAST CORNER OF THIS HEREIN DESCRIBED TRACT; THENCE ALONG THE NORTH LINE OF SAID SUBDIVISION, NORTH 82 DEGREES 24 MINUTES 00 SECONDS WEST 505.86 FEET TO THE POINT OF BEGINNING.
THERE IS A 15.00 FOOT ELECTRIC EASEMENT ALONG THE WESTERN BOUNDARY OF THE ABOVE DESCRIBED PROPERTY.
INCLUDED IN THE FOREGOING DESCRIPTION, BUT EXPRESSLY EXCLUDED THEREFROM, IS PROPERTY CONVEYED BY THE FOLLOWING, ALL OF RECORD IN THE REGISTER'S OFFICE OF PUTNAM COUNTY, TENNESSEE:
1.    ORDER OF REVIVOR VESTED IN MINNIE HUNTER JOHNSON, SUCCESSOR IN INTEREST TO THE ESTATE OF J. T. JOHNSON, DECEASED, IN DEED BOOK 177, PAGE 813; AND

2.    ORDER OF REVIVOR VESTED IN MINNIE HUNTER JOHNSON, SUCCESSOR IN INTEREST TO THE ESTATE OF J. T. JOHNSON, DECEASED, IN BOOK 7708, PAGE 464.
BEING THE SAME PROPERTY CONVEYED TO BETHESDA PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM COOKEVILLE LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS COOKEVILLE LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, FORMERLY KNOWN AS TANDEM HEALTH CARE OF TENNESSEE, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 1295, PAGE 285, IN THE REGISTER'S OFFICE OF PUTNAM COUNTY, TENNESSEE.

4.    AHC Applingwood, 1536 Appling Care Lane, Cordova, TN 38018
The Land referred to herein below is situated in the County of Shelby, State of Tennessee, and described as follows:
TRACT NO. 1
PART OF THE AMENDED APPLINGWOOD PLANNED DEVELOPMENT AREA "A-1" (P.D. 94-352CC) OF RECORD IN PLAT BOOK 154, PAGE 41, S.C.R.O. SITUATED IN SHELBY COUNTY, TENNESSEE. COMMENCING AT THE TANGENT INTERSECTION OF THE NORTH DEDICATED R.O.W. LINE OF DEXTER GROVE DRIVE (68 FOOT R.O.W., NOT IMPROVED) WITH THE WEST R.O.W. LINE OF APPLING ROAD (108 FOOT R.O.W); THENCE NORTH 41 DEGREES 40 MINUTES 01 SECOND WEST ALONG SAID WEST LINE 136.00 FEET TO A POINT OF CURVE; THENCE NORTHWESTWARDLY, ALONG SAID WEST LINE ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 1179.00 FEET (CENTRAL ANGLE = 09 DEGREES 17 MINUTES 42 SECONDS; CHORD BEARING = NORTH 37 DEGREES 01 MINUTE 10 SECONDS WEST; CHORD DISTANCE = 191.05 FEET) AN ARC DISTANCE OF 191.26 FEET TO A POINT; THENCE (LEAVING SAID WEST LINE) SOUTH 61 DEGREES 22 MINUTES 09 SECONDS WEST A DISTANCE OF 286.48 FEET TO A POINT OF CURVE; THENCE SOUTHWESTWARDLY ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 177.00 FEET (CENTRAL ANGLE = 03 DEGREES 18 MINUTES 15 SECONDS; CHORD BEARING = SOUTH 63 DEGREES 01 MINUTE 17 SECONDS WEST; CHORD DISTANCE = 10.21 FEET) AN ARC DISTANCE OF 10.21 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTWARDLY ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 14.50 FEET (CENTRAL ANGLE = 04 DEGREES 17 MINUTES 17 SECONDS; CHORD BEARING = SOUTH 62 DEGREES 31 MINUTES 46 SECONDS WEST; CHORD DISTANCE = 1.08 FEET) AN ARC DISTANCE OF 1.09 FEET TO A POINT; THENCE NORTH 36 DEGREES 39 MINUTES 53 SECONDS WEST A DISTANCE OF 27.72 FEET TO A FOUND MAG-NAIL IN THE CENTER OF APPLING CARE LANE, BEING THE TRUE POINT OF BEGINNING; THENCE ALONG THE CENTER OF APPLING CARE LANE, SOUTHWESTWARDLY ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 149.94 FEET (CENTRAL ANGLE = 22 DEGREES 49 MINUTES 47 SECONDS; CHORD BEARING = SOUTH 78 DEGREES 35 MINUTES 07 SECONDS WEST; CHORD DISTANCE = 59.35 FEET) AN ARC DISTANCE OF 59.74 FEET TO A SET MAG-NAIL; THENCE ALONG THE CENTER OF APPLING CARE LANE PART OF THE WAY, NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 300.38 FEET TO A SET IRON PIN IN THE EAST LINE OF BRIDGEWATER SUBDIVISION (P.B. 10, PG. 50, S.C.R.O); THENCE ALONG THE EASTERN LINE OF LOTS 103, 104 AND 105 OF SAID SUBDIVISION, NORTH 00 DEGREES 40 MINUTES 49 SECONDS WEST A DISTANCE OF 354.54 FEET TO A SET IRON PIN AT THE SOUTHWEST CORNER OF DANCY INVESTMENTS, INC. (INSTRUMENT NO. JV 1643, PLAT BOOK 154, PAGE 41, S.C.R.O); THENCE

WITH THE SOUTH LINE OF DANCY INVESTMENTS, INC., NORTH 88 DEGREES 19 MINUTES 56 SECONDS EAST A DISTANCE OF 257.15 FEET TO A SET IRON PIN AT THE NORTHWEST CORNER OF LOT 2, PHASE V, AREA A-1, APPLINGWOOD P.D. (PLAT BOOK 163. PAGE 4, S.C.R.O); THENCE WITH THE WESTERN LINE OF LOT 2 AND LOT 1 OF SAID PHASE V OF APPLINGWOOD P.D., SOUTH 16 DEGREES 47 MINUTES 47 SECONDS EAST A DISTANCE OF 365.86 FEET TO THE POINT OF BEGINNING.
TRACT NO. 2
EASEMENT FOR INGRESS-EGRESS FOR THE BENEFIT OF TRACT NO. 1
BEING A DESCRIPTION OF PRIVATE DRIVE, UNBUILDABLE LOT A, BEING PART OF THE APPLINGWOOD PLANNED DEVELOPMENT FINAL PLAT PHASE V (PLAT BOOK 163, PAGE 4) OF RECORD AT THE SHELBY COUNTY REGISTER'S OFFICE (S.C.R.O.) SITUATED IN SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE TANGENT INTERSECTION OF THE NORTH DEDICATED R.O.W. LINE OF DEXTER GROVE DRIVE (68' R.O.W. - NOT IMPROVED) WITH THE WEST R.O.W. LINE OF APPLING ROAD (108' R.O.W.); THENCE NORTH 41 DEGREES 40 MINUTES 01 SECONDS WEST ALONG SAID WEST LINE 136.00 FEET TO A POINT OF CURVE; THENCE NORTHWESTWARDLY, ALONG SAID WEST LINE, ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 1179.00 FEET (CENTRAL ANGLE = 09 DEGREES 17 MINUTES 42 SECONDS; CHORD BEARING = NORTH 37 DEGREES 01 MINUTES 10 SECONDS WEST; CHORD DISTANCE = 191.05 FEET) AN ARC DISTANCE OF 191.26 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 61 DEGREES 22 MINUTES 09 SECONDS WEST A DISTANCE OF 286.48 FEET TO A POINT OF CURVE; THENCE SOUTHWESTWARDLY ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 177.00 FEET (CENTRAL ANGLE = 03 DEGREES 18 MINUTES 15 SECONDS; CHORD BEARING = SOUTH 63 DEGREES 01 MINUTES 17 SECONDS WEST; CHORD DISTANCE = 10.21 FEET) AN ARC DISTANCE OF 10.21 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTWARDLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 14.50 FEET ( CENTRAL ANGLE = 04 DEGREES 17 MINUTES 17 SECONDS; CHORD BEARING = SOUTH 62 DEGREES 31 MINUTES 46 SECONDS WEST; CHORD DISTANCE = 1.08 FEET) AN ARC DISTANCE OF 1.09 FEET TO A POINT; THENCE NORTH 36 DEGREES 39 MINUTES 53 SECONDS WEST A DISTANCE OF 27.72 FEET TO A POINT: THENCE NORTH 16 DEGREES 47 MINUTES 47 SECONDS WEST A DISTANCE OF 13.08 FEET TO A POINT; THENCE NORTHEASTWARDLY ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 137.00 FEET (CENTRAL ANGLE = 05 DEGREES 13 MINUTES 34 SECONDS; CHORD BEARING = NORTH 63 DEGREES 58 MINUTES 56 SECONDS EAST; CHORD DISTANCE = 12.49 FEET) AN ARC DISTANCE OF 12.50 FEET TO A

POINT; THENCE NORTH 61 DEGREES 22 MINUTES 09 SECONDS EAST A DISTANCE OF 284.55 FEET TO A POINT IN THE WEST R.O.W. LINE OF APPLING ROAD (108' R.O.W.); THENCE SOUTHEASTWARDLY ALONG SAID WEST LINE, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 1179.00 FEET (CENTRAL ANGLE = 01 DEGREE 56 MINUTES 46 SECONDS; CHORD BEARING = SOUTH 31 DEGREES 23 MINUTES 56 SECONDS EAST; CHORD DISTANCE = 40.05 FEET) AN ARC DISTANCE OF 40.05 FEET TO THE POINT OF BEGINNING.
TRACT NO. 3
EASEMENT FOR INGRESS-EGRESS FOR THE BENEFIT OF TRACT NO. 1
BEING A DESCRIPTION OF A MUTUAL USE, NON-EXCLUSIVE, PRIVATE INGRESS/EGRESS EASEMENT, BEING PART OF THE APPLINGWOOD PLANNED DEVELOPMENT FINAL PLAT PHASE IV (PLAT BOOK 157, PAGE 18) AND PART OF FINAL PLAT PHASE VI (PLAT BOOK 162, PAGE 41) OF RECORD AT THE SHELBY COUNTY REGISTER'S OFFICE (S.C.R.O.) SITUATED IN SHELBY COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE TANGENT INTERSECTION OF THE NORTH DEDICATED R.O.W. LINE OF DEXTER GROVE DRIVE (68' R.O.W.- NOT IMPROVED) WITH THE WEST R.O.W. LINE OF APPLING ROAD (108' R.O.W); THENCE NORTH 41 DEGREES 40 MINUTES 01 SECONDS WEST ALONG SAID WEST LINE A DISTANCE OF 136.00 FEET TO A POINT OF CURVE; THENCE NORTHWESTWARDLY, ALONG SAID WEST LINE, ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 1179.00 FEET (CENTRAL ANGLE = 09 DEGREES 17 MINUTES 42 SECONDS; CHORD BEARING = NORTH 37 DEGREES 01 MINUTES 10 SECONDS WEST; CHORD DISTANCE = 191.05 FEET) AN ARC DISTANCE OF 191.26 FEET TO A POINT;
THENCE SOUTH 61 DEGREES 22 MINUTES 09 SECONDS WEST A DISTANCE OF 286.48 FEET TO A POINT OF CURVE; THENCE SOUTHWESTWARDLY ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 177.00 FEET (CENTRAL ANGLE = 03 DEGREES 18 MINUTES 15 SECONDS; CHORD BEARING = SOUTH 63 DEGREES 01 MINUTES 17 SECONDS WEST; CHORD DISTANCE = 10.21 FEET) AN ARC DISTANCE OF 10.21 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTWARDLY ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 14.50 FEET (CENTRAL ANGLE = 04 DEGREES 17 MINUTES 17 SECONDS; CHORD BEARING = SOUTH 62 DEGREES 31 MINUTES 46 SECONDS WEST; CHORD DISTANCE = 1.08 FEET) AN ARC DISTANCE OF 1.09 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 88 DEGREES 04 MINUTES 57 SECONDS WEST A DISTANCE OF 74.77 FEET TO A POINT; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 266.53 FEET TO A POINT; THENCE NORTH 00 DEGREES 00 MINUTES 00

SECONDS EAST A DISTANCE OF 12.99 FEET TO A POINT OF CURVE; THENCE NORTHEASTWARDLY ALONG A CURVE TO THE RIGHT, HAVING A RADIUS OF 53.00 FEET (CENTRAL ANGLE = 40 DEGREES 59 MINUTES 30 SECONDS; CHORD BEARING = NORTH 69 DEGREES 30 MINUTES 15 SECONDS EAST; CHORD DISTANCE = 37.11 FEET) AN ARC DISTANCE OF 37.92 FEET TO A POINT; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 231.74 FEET TO A POINT OF CURVE; THENCE NORTHEASTWARDLY ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 137.00 FEET (CENTRAL ANGLE = 23 DEGREES 24 MINUTES 17 SECONDS; CHORD BEARING = NORTH 78 DEGREES 17 MINUTES 52 SECONDS EAST; CHORD DISTANCE = 55.57 FEET) AN ARC DISTANCE OF 55.96 FEET TO A POINT; THENCE SOUTH 16 DEGREES 47 MINUTES 47 SECONDS EAST A DISTANCE OF 13.08 FEET TO A POINT; THENCE SOUTH 36 DEGREES 39 MINUTES 53 SECONDS EAST A DISTANCE OF 27.72 FEET TO THE POINT OF BEGINNING.
TRACT NO 4
TOGETHER WITH ALL EASEMENTS AND RIGHTS SET FORTH IN THAT CERTAIN RECIPROCAL MAINTENANCE, INGRESS AND EGRESS EASEMENT RECORDED IN INSTRUMENT NO. FT 4121, AS AMENDED BY AMENDED AND RESTATED RECIPROCAL MAINTENANCE, INGRESS AND EGRESS AGREEMENT RECORDED IN INSTRUMENT NO. FU 6982, IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE.
BEING THE SAME PROPERTY CONVEYED TO APPLINGWOOD PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM APPLINGWOOD LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, F/K/A APPLINGWOOD LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN INSTRUMENT NO. 21042954, IN THE REGISTER’S OFFICE OF SHELBY COUNTY, TENNESSEE.

5.    AHC Covington Care, 765 Bert Johnston Avenue, Covington, TN 38019
The Land referred to herein below is situated in the County of Tipton, State of Tennessee, and described as follows:
BEGINNING ON A FOUND STEEL POST IN THE SOUTHERN MARGIN OF BERT JOHNSTON AVENUE (60' R/W), SAID STEEL POST BEING THE NORTHWEST CORNER OF TRACT BELONGING TO THE CITY OF COVINGTON (RECORD BOOK 710, PAGE 638, R.O.T.C.T.), AND BEING THE NORTHEAST CORNER OF THE SUBJECT PROPERTY; THENCE WITH THE WESTERN LINE OF THE CITY OF COVINGTON PROPERTY, SOUTH 01 DEGREE 52 MINUTES 22 SECONDS EAST A DISTANCE OF 450.05 FEET TO A FOUND STEEL POST IN A BARBED WIRE FENCE, BEING THE SOUTHEAST CORNER OF THE SUBJECT TRACT AND THE NORTHEAST CORNER OF WILMOTH WHITLEY (WILL BOOK I, PAGE 418, COUNTY COURT CLERK'S OFFICE; TIPTON CO.); THENCE WITH THE NORTHERN LINE OF WHITLEY, NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 438.00 FEET TO A RE-SET IRON PIN AT AN INTERIOR CORNER OF WHITLEY; THENCE WITH THE EASTERN LINE OF WHITLEY, NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 449.81 FEET TO A RE-SET IRON PIN IN THE SOUTHERN MARGIN OF BERT JOHNSTON AVENUE; THENCE WITH THE SOUTHERN MARGIN OF BERT JOHNSTON AVENUE, SOUTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 423.29 FEET TO THE BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO COVINGTON PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM COVINGTON CARE LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY FORMERLY KNOWN AS COVINGTON CARE LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 1896, PAGE 575, IN THE REGISTER’S OFFICE OF TIPTON COUNTY, TENNESSEE.

6.    AHC Westwood, 524 West Main Street, Decaturville, TN 38329
LYING AND BEING SITUATED IN THE TOWN OF DECATURVILLE, IN THE FOURTH CIVIL DISTRICT OF DECATUR COUNTY, TENNESSEE, BEING THE SAME PROPERTY THAT WAS CONVEYED TO WESTWOOD MANOR, INC. BY WARRANTY DEED FROM JAMES W. LUNSFORD AND WIFE, MARY LUNSFORD AS RECORDED IN DEED BOOK 116, PAGE 660 IN THE OFFICE OF THE REGISTER, DECATUR COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND 1/2" IRON PIN BY A STEEL POST LOCATED IN THE NORTHERLY MARGIN OF WEST MAIN STREET (STATE RT. 100), SAID IRON PIN BEING LOCATED 50 FEET FROM THE CENTERLINE OF SAID HIGHWAY, BEING THE SOUTHWEST CORNER OF CONNIE BARTHOLOMEW, JR. (DEED BOOK 118, PAGE 385 RODCT); RUNS THENCE WITH THE NORTHERLY MARGIN OF SAID HIGHWAY, SOUTH 46 DEGREES 11 MINUTES 51 SECONDS WEST A DISTANCE OF 296.74 FEET TO A FOUND BROKEN CONCRETE MONUMENT, THE SAME BEING THE SOUTHEAST CORNER OF THE PARCEL OWNED BY LUNSFORD FARMS, LP (DEED BOOK 179, PAGE 358 RODCT); THENCE LEAVING THE HIGHWAY AND RUNNING WITH THE EASTERN LINE OF LUNSFORD, NORTH 68 DEGREES 00 MINUTES 01 SECONDS WEST A DISTANCE OF 602.50 FEET TO A FOUND STEEL POST IN THE EASTERN LINE OF JOHN E. WYATT (DEED BOOK 109, PAGE 707 RODCT); THENCE WITH THE EASTERN LINE OF WYATT, NORTH 03 DEGREES 55 MINUTES 46 SECONDS WEST A DISTANCE OF 381.09 FEET TO A FOUND STEEL POST NEAR A WIRE FENCE AND IN THE SOUTHERN LINE OF JAMES ROBERTS (DEED BOOK 108, PAGE 61 RODCT); THENCE WITH THE SOUTHERN LINE OF ROBERTS, RUNNING WITH OR NEAR AN OLD WIRE FENCE, NORTH 85 DEGREES 45 MINUTES 15 SECONDS EAST A DISTANCE OF 369.07 FEET TO A FOUND 1/2" IRON PIN; THENCE WITH THE WESTERN FINE OF LUNSFORD FARMS, LP (DEED BOOK 179, PAGE 358 RODCT), SOUTH 44 DEGREES 36 MINUTES 25 SECONDS EAST A DISTANCE OF 337.93 FEET TO A FOUND 1/2" IRON PIN BY A STEEL POST AT THE SOUTHWEST CORNER OF LUNSFORD AND THE NORTHWEST CORNER OF BARTHOLOMEW; THENCE WITH THE WESTERN LINE OF BARTHOLOMEW, SOUTH 45 DEGREES 56 MINUTES 59 SECONDS EAST A DISTANCE OF 269.29 FEET TO THE POINT OF BEGINNING, CONTAINING 7.156 ACRES.
THIS PROPERTY IS A PORTION OF THE PROPERTY THAT WAS THE J. W. STOUT SUBDIVISION, RECORDED IN PLAT CABINET 1, SLIDE 3A, IN THE OFFICE OF THE REGISTER, DECATUR COUNTY, TENNESSEE. THIS SUBDIVISION PLAT WAS REVOKED BY AN INSTRUMENT RECORDED IN DEED BOOK 718, PAGE 312, RODCT.

INCLUDED IN THE FOREGOING DESCRIPTION, BUT EXPRESSLY EXCLUDED THEREFROM, IS PROPERTY CONVEYED TO TOWN OF DECATURVILLE, TENNESSEE, BY DEED OF RECORD IN DEED BOOK 119, PAGE 256, IN THE REGISTER'S OFFICE OF DECATUR COUNTY, TENNESSEE.
BEING THE SAME PROPERTY CONVEYED TO WESTWOOD PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM WESTWOOD LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS WESTWOOD LONG TERM FACILITY, INC., A TENNESSEE CORPORATION OF RECORD IN BOOK 359, PAGE 515, IN THE REGISTER'S OFFICE OF DECATUR COUNTY, TENNESSEE.

7.    AHC Dyersburg, 1900 Parr Avenue, Dyersburg, TN 38024
The Land referred to herein below is situated in the County of Dyer, State of Tennessee, and described as follows:
BEGINNING AT A POINT IN THE EASTERN MARGIN OF PARR AVENUE (40' R.O.W.), SAID POINT BEING LOCATED SOUTH 89 DEGREES 56 MINUTES 26 SECONDS WEST A DISTANCE OF 5.7 FEET FROM A FOUND IRON PIPE, SAID POINT BEING THE NORTHWEST CORNER OF A TRACT BELONGING TO DYERSBURG HOSPITAL CORPORATION (RECORD BOOK 696, PAGE 311), AND BEING THE SOUTHWEST CORNER OF THE SUBJECT PROPERTY, THENCE WITH THE EASTERN MARGIN OF PARR AVENUE, SIX (6) COURSES: NORTH 18 DEGREES 05 MINUTES 23 SECONDS EAST A DISTANCE OF 54.51 FEET; THENCE NORTH 22 DEGREES 30 MINUTES 00 SECONDS EAST A DISTANCE OF 50.00 FEET; THENCE NORTH 26 DEGREES 30 MINUTES 00 SECONDS EAST A DISTANCE OF 60.00 FEET; THENCE NORTH 27 DEGREES 22 MINUTES 00 SECONDS EAST A DISTANCE OF 175.00 FEET; THENCE NORTH 24 DEGREES 15 MINUTES 00 SECONDS EAST A DISTANCE OF 80.00 FEET; THENCE NORTH 16 DEGREES 30 MINUTES 00 SECONDS EAST A DISTANCE OF 90.00 FEET TO THE SOUTHWEST CORNER OF ELTON A. KING AND WIFE, CAROLYN J. KING (DEED BOOK 109, PAGE 115); THENCE WITH THE SOUTHERN LINE OF KING, TWO (2) COURSES: NORTH 67 DEGREES 23 MINUTES 52 SECONDS EAST, PASSING A FOUND IRON PIPE IN A PAVED DRIVE AT 6.9 FEET, CONTINUING FOR A TOTAL DISTANCE OF 125.35 FEET TO A FOUND 3/4” IRON PIPE; THENCE NORTH 88 DEGREES 36 MINUTES 52 SECONDS EAST A DISTANCE OF 245.04 FEET TO A FOUND IRON PIPE IN THE WESTERN LINE OF SHERRIE G. REVELL (RECORD BOOK 485, PAGE 140); THENCE WITH THE WESTERN LINE OF REVELL, SOUTH 00 DEGREES 33 MINUTES 08 SECONDS EAST A DISTANCE OF 519.89 FEET TO A FOUND IRON PIPE IN THE NORTHERN LINE OF WEST TENNESSEE HEALTH CARE, INC. (RECORD BOOK 308, PAGE 362); THENCE WITH THE NORTHERN LINE OF WEST TENNESSEE HEALTH CARE, INC., AND WITH THE NORTHERN LINE OF DYERSBURG HOSPITAL CORPORATION, SOUTH 89 DEGREES 56 MINUTES 26 SECONDS WEST, PASSING A FOUND IRON PIPE AT 561.7 FEET, CONTINUING FOR A TOTAL DISTANCE OF 567.39 FEET TO THE BEGINNING, CONTAINING 230,438 SQUARE FEET, OR 5.290 ACRES.
BEING THE SAME PROPERTY CONVEYED TO DYERSBURG PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM DYERSBURG LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS DYERSBURG LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 973, PAGE 739, IN THE REGISTER'S OFFICE OF DYER COUNTY, TENNESSEE.

8.    AHC Vanco, 813 S Dickerson Rd Goodlettsville TN 37072
The Land referred to herein below is situated in the County of Davidson, State of Tennessee, and described as follows:
TRACT 1
A TRACT OF LAND IN THE TENTH COUNCILMANIC DISTRICT OF DAVIDSON COUNTY, TENNESSEE, CITY OF GOODLETTSVILLE, TENNESSEE., BEING THE SAME PROPERTY DEPICTED IN THE FINAL PLAT OF RIVERGATE MANOR SUBDIVISION RECORDED AS INSTRUMENT NOS. 200312160179600 AND 200312160179601 IN THE OFFICE OF THE REGISTER, DAVIDSON COUNTY, TENNESSEE, SAID PROPERTY BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND IRON PIN IN THE NORTHWESTERLY RIGHT-OF-WAY OF DICKERSON ROAD (U.S. 41, 31-W) SAID IRON PIN BEING LOCATED 40 FEET FROM THE CENTERLINE OF SAID ROAD, BEING THE SOUTHEASTERN CORNER OF CHARLES R. BURTON, JR. (BOOK 1725, PAGE 489, RODCT) AND BEING THE NORTHEASTERN CORNER OF THE TRACT DESCRIBED HEREIN; THENCE WITH THE NORTHWESTERN RIGHT-OF-WAY OF DICKERSON ROAD, TWO COURSES AS FOLLOWS: SOUTH 23 DEGREES 30 MINUTES 26 SECONDS WEST A DISTANCE OF 465.04 FEET TO A FOUND IRON PIN; THENCE SOUTH 23 DEGREES 57 MINUTES 58 SECONDS WEST A DISTANCE OF 270.03 FEET TO A FOUND IRON PIN AT A NORTHEASTERN CORNER OF COLONY, LTD. (BOOK 6079, PAGE 640, RODCT); THENCE WITH THE NORTHERN LINE OF COLONY, LTD., NORTH 66 DEGREES 06 MINUTES 04 SECONDS WEST A DISTANCE OF 294.30 FEET TO A FOUND IRON PIN; THENCE WITH THE EASTERN LINE OF COLONY, LTD., ALSO BEING THE CENTERLINE OF A TENNESSEE VALLEY AUTHORITY ELECTRIC LINE EASEMENT (BOOK 1153, PAGE 645, RODCT), NORTH 18 DEGREES 37 MINUTES 21 SECONDS WEST A DISTANCE OF 156.33 FEET TO A FOUND IRON PIN; THENCE WITH THE EASTERN LINE OF COLONY, LTD., NORTH 23 DEGREES 52 MINUTES 44 SECONDS EAST A DISTANCE OF 139.23 FEET TO A FOUND IRON PIN; THENCE WITH THE NORTHERN LINE OF COLONY, LTD., NORTH 68 DEGREES 15 MINUTES 55 SECONDS WEST A DISTANCE OF 40.61 FEET TO A FOUND IRON PIN; THENCE WITH THE EASTERN LINE OF COLONY, LTD., NORTH 11 DEGREES 16 MINUTES 19 SECONDS EAST A DISTANCE OF 322.42 FEET TO A FOUND IRON PIN IN THE SOUTHERN LINE OF MCFERRIN MISSIONARY BAPTIST CHURCH (INSTRUMENT NO. 200201080002643, RODCT); THENCE WITH THE SOUTHERN LINE OF MCFERRIN MISSIONARY BAPTIST CHURCH, SOUTH 84 DEGREES 20 MINUTES 42 SECONDS EAST, PASSING A FOUND IRON PIN ON LINE AT 171.11 FEET, SAID IRON PIN BEING THE SOUTHWESTERN CORNER OF BURTON, THENCE CONTINUING WITH

THE SOUTHERN LINE OF BURTON FOR ANOTHER 364.00 FEET, FOR A TOTAL DISTANCE OF 535.11 FEET TO THE POINT OF BEGINNING.
TRACT 2
EASEMENT FOR INGRESS AND EGRESS AS SET FORTH IN AGREEMENT FOR INGRESS-EGRESS EASEMENT BY AND AMONG, DAN F. SANDERS, WILLIAM H. BELL JR. AND JAMES W. AYERS, AS GRANTORS AND VANCO, INC. A TENNESSEE CORPORATION, AS GRANTEE, DATED MAY 25, 1978, RECORDED JUNE 14, 1978 IN BOOK 5298, PAGE 323 WHICH EASEMENT IS DESCRIBED AS FOLLOWS:
BEING A PORTION OF TRACT NO. 3 ACCORDING TO AN UNRECORDED DUCRYE BY MARSHALL H. RAGAN, LICENSE NO. 332M DATED FEBRUARY 14, 1978, DESCRIBED AS FOLLOWS:
BEING A PORTION OF TRACT NO. 3, DESCRIBED AS FOLLOWS:
BEGINNING AT AN IRON PIN ON THE WESTERLY MARGIN OF DICKERSON PIKE; SAID POINT BEING NORTH 19 DEGREES 32 MINUTES 00 SECONDS EAST, 142.97 FEET FROM THE NORTHEAST CORNER OF THE NASHVILLE ELECTRIC SERVICE PROPERTY AS RECORDED IN BOOK 2291, PAGE 153, REGISTER'S OFFICE FOR SAID COUNTY; THENCE NORTH 70 DEGREES 28 MINUTES 00 SECONDS WEST, 294.30 FEET TO AN IRON PIN; THENCE NORTH 19 DEGREES 32 MINUTES 00 SECONDS EAST 50 FEET TO AN IRON PIN; THENCE SOUTH 70 DEGREES 28 MINUTES 00 SECONDS WEST, 294.30 TO AN IRON PIN ON THE WESTERLY MARGIN OF DICKERSON PIKE; THENCE ALONG THE WESTERLY MARGIN OF DICKERSON PIKE, SOUTH 19 DEGREES 32 MINUTES 00 SECONDS WEST, 50.00 FEET TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO VANCO PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM VANCO LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS VANCO LONG TERM FACILITY, INC., A TENNESSEE CORPORATION OF RECORD IN INSTRUMENT NO. 202104190051890, IN THE REGISTER'S OFFICE OF DAVIDSON COUNTY, TENNESSEE.

9.    AHC Lewis County, 119 Kittrell Street, Hohenwald, TN 38462
The Land referred to herein below is situated in the County of LEWIS, State of Tennessee, and described as follows:
TRACT I:
LYING AND BEING SITUATED IN THE CITY OF HOHENWALD, THIRD CIVIL DISTRICT, LEWIS COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND 2” IRON PIPE IN AN OLD WIRE AND WOOD RAIL FENCE ON THE EAST BOUNDARY OF A TRACT IN THE NAME OF DEMPS GOODMAN (DB NN, PG 511), SAID IRON PIPE BEING THE NORTHWEST CORNER OF THE PROPERTY OF VOLUNTEER HEALTHCARE SYSTEMS, INC. (DB A-43, PG 281), AND BEING THE SOUTHWEST CORNER OF THE SUBJECT TRACT; THENCE WITH THE EASTERN LINE OF GOODMAN, RUNNING WITH THE OLD FENCE, NORTH 03 DEGREES 10 MINUTES 34 SECONDS EAST A DISTANCE OF 526.26 FEET TO A FOUND IRON PIPE IN AN OLD FENCE CORNER AT THE SOUTHWEST CORNER OF DONNIE GOODMAN VERHAAK (DB A-37, PAGE 630); THENCE WITH AN OLD FENCE AND SOUTHERN LINE OF VERHAAK, LESLIE L. POPE (DB A-12, PG 230), AND CECIL D. O’DELL, JR. (DB A-21, PG 695), SOUTH 83 DEGREES 00 MINUTES 06 SECONDS EAST A DISTANCE OF 374.19 FEET TO A FOUND IRON PIPE AT THE NORTHWEST CORNER OF VIRENDER ANAND (DB A-45, PG 589); THENCE WITH THE WESTERN LINE OF ANAND, SOUTH 02 DEGREES 57 MINUTES 54 SECONDS WEST A DISTANCE OF 493.51 FEET TO A FOUND RAILROAD SPIKE IN A PAVED DRIVE AT THE NORTHEAST CORNER OF A 40 FEET WIDE PUBLIC STREET (DB A-65, PG 584); THENCE WITH THE NORTHERN MARGIN OF THE PUBLIC STREET, AND WITH THE NORTHERN BOUNDARY OF VOLUNTEER HEALTHCARE SYSTEMS, INC. NORTH 88 DEGREES 01 MINUTES 00 SECONDS WEST A DISTANCE OF 375.25 FEET TO THE BEGINNING.
PARCEL 1:
THIS PROPERTY IS SUBJECT TO AN EASEMENT IN FAVOR OF THE CITY OF HOHENWALD, TENNESSEE, TO CONSTRUCT, BUILD AND/OR MAINTAIN A SEWER LINE. THIS EASEMENT IS NOT DESCRIBED, SO IT IS NOT SHOWN ON THIS PLAT, DEED BOOK VV, PAGE 497 AND 498.
PARCEL 2:
THIS PROPERTY WAS BENEFITTED BY EASEMENTS FOR A DRIVEWAY ACROSS THE PROPERTY WHICH NOW BELONGS TO VOLUNTEER HEALTHCARE SYSTEMS, INC. THESE EASEMENTS ARE RECORDED IN WARRANTY DEED BOOK A-10, PAGE 533, WARRANTY DEED BOOK A-16,

PAGE 749, AND IN WARRANTY DEED BOOK TT, PAGE 383, R.O.L.C.T. IN JUNE, 1994, THESE EASEMENTS WERE CONVEYED TO THE CITY OF HOHENWALD, TENNESSEE, AND DEDICATED TO PUBLIC USE. THIS CONVEYANCE AND DEDICATION IS RECORDED IN DEED BOOK A-65, PAGE 584, R.O.L.C.T.
TRACT II:
BEGINNING ON AN EXISTING 2 INCH IRON PIPE AT THE SOUTHWEST CORNER OF A 4.38 ACRE TRACT BELONGING TO LEWIS COUNTY LONG TERM FACILITY, INC. (TAX MAP 36-M, GR. A, PARCEL 21.01 – RB 18, PG. 436), SAID IRON PIPE BEING A POINT IN THE EASTERN LINE OF AN 8.93 ACRE TRACT BELONGING TO MAURY REGIONAL HOSPITAL (TAX MAP 36-M, GR. A, PARCEL 23.00 – RB 27, PG. 713) AND BEING THE NORTHWEST CORNER OF A 5.376 ACRE TRACT BELONGING TO MAURY REGIONAL HOSPITAL (TAX MAP 36-M, GR. A, PARCEL 21.00 – DB A-71, PG. 737) OF WHICH THIS TRACT IS A PART; THENCE WITH THE SOUTHERN LINE OF LEWIS COUNTY LONG TERM FACILITY, INC., SOUTH 83 DEGREES 15 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 335.25 FEET TO A SET MAG-NAIL IN ASPHALT AT THE NORTHWEST CORNER OF KITTRELL STREET (A PAVED PUBLIC STREET WITH A 40 FEET WIDE RIGHT-OF-WAY AS RECORDED IN DEED BOOK A-65, PAGE 584), SAID MAG-NAIL BEING LOCATED NORTH 83 DEGREES 15 MINUTES 56 SECONDS WEST A DISTANCE OF 40.00 FEET FROM AN EXISTING RAILROAD SPIKE AT THE NORTHEAST CORNER OF KITTRELL STREET; THENCE WITH THE WESTERN RIGHT-OF-WAY OF KITTRELL STREET, SOUTH 07 DEGREES 33 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 81.00 FEET TO A SET IRON PIN; THENCE WITH A NEW DIVISION LINE OF THE MAURY REGIONAL HOSPITAL PROPERTY, NORTH 81 DEGREES 23 MINUTES 12 SECONDS WEST FOR A DISTANCE OF 335.72 FEET TO A SET IRON PIN IN THE EASTERN LINE OF THE MAURY REGIONAL HOSPITAL 8.93 ACRE TRACT; THENCE WITH SAID EASTERN LINE, NORTH 07 DEGREES 55 MINUTES 38 SECONDS EAST FOR A DISTANCE OF 70.00 FEET TO THE POINT OF BEGINNING.

10.    AHC Humboldt, 2031 Avondale Street, Humboldt, TN 38343:
The Land referred to herein below is situated in the County of Gibson, State of Tennessee, and described as follows:
LYING AND BEING IN THE 3RD CIVIL DISTRICT OF GIBSON COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
PARCEL NUMBER ONE: BEGINNING ON A SET IRON STAKE IN THE WEST MARGIN OF AVONDALE ROAD, SAME BEING THE SOUTHEAST CORNER OF A TRACT IN THE NAME OF STATEN (VOLUME 38, PAGE 398, R.O.G.C.), RUNS THENCE SOUTH 89 DEGREES 34 MINUTES 28 SECONDS WEST WITH THE SOUTH BOUNDARIES OF STATEN AND FLOYD HENLY, PASSING STATEN'S SOUTHWEST CORNER AT 105.20 FEET, IN ALL 164.51 FEET TO A SET IRON STAKE IN THE SOUTHWEST CORNER OF HENLY (VOLUME 3, PAGE 326, R.O.G.C.); THENCE SOUTH 89 DEGREES 34 MINUTES 28 SECONDS WEST WITH THE SOUTH BOUNDARY OF A TRACT IN THE NAME OF FIRST BAPTIST CHURCH, (VOLUME 10, PAGE 327/328, R.O.G.C.) FOR A DISTANCE OF 565.00 FEET TO A SET IRON STAKE BY A 36 INCH OAK TREE; THENCE SOUTH 163.61 FEET TO A SET IRON STAKE IN THE NORTH BOUNDARY OF PARCEL NUMBER TWO: THENCE NORTH 89 DEGREES 26 MINUTES 46 SECONDS EAST WITH THE NORTH BOUNDARY OF PARCEL NO. 2 FOR 461.15 FEET TO A SET IRON STAKE IN THE NORTHWEST CORNER OF A TRACT IN THE OF, OR FORMERLY IN THE NAME OF BOB CROCKER; THENCE NORTH 89 DEGREES 26 MINUTES 45 SECONDS EAST WITH THE NORTH BOUNDARY OF CROCKER FOR 148.78 FEET TO A SET IRON STAKE IN THE SOUTHWEST CORNER OF A TRACT IN THE NAME OF CANNIE MALCOLM POTTER (DEED BOOK 85, PAGE 663, R.O.G.C.); THENCE TWO (2) COURSES WITH THE BOUNDARIES OF POTTER AS FOLLOWS, NORTH 01 DEGREES 45 MINUTES 15 SECONDS WEST FOR 81.00 FEET TO A SET IRON STAKE IN THE NORTHWEST CORNER OF POTTER; THENCE NORTH 89 DEGREES 26 MINUTES 46 SECONDS EAST FOR 139.00 FEET TO A SET IRON STAKE IN THE WEST MARGIN OF AVONDALE ROAD; THENCE NORTH 01 DEGREES 45 MINUTES 15 SECONDS WEST WITH THE WEST MARGIN OF AVONDALE ROAD FOR 81.00 FEET TO THE POINT OF BEGINNING.
PARCEL NUMBER TWO: BEGINNING ON A SET IRON STAKE IN THE WEST BOUNDARY OF A TRACT IN THE NAME OF CECIL HUNT AND WIFE, GERTIE HUNT (DEED BOOK 121, PAGE 439, R.O.G.C.), NOW THE PROPERTY OF ROBERT THOMAS, AND SHARON KAIL, SAME BEING 300.04 FEET SOUTH 89 DEGREES 30 MINUTES 56 SECONDS WEST OF THE NORTHEAST CORNER OF BARRETT LANE AND THE WEST MARGIN OF AVONDALE ROAD, RUNS THENCE WITH THE WEST BOUNDARY OF THOMAS AND KAIL, GEORGE JERNIGAN AND WIFE, MRS. NELLIE JERNIGAN, AND BOB CROCKER FOR A DISTANCE OF 196.03 FEET TO A SET IRON STAKE IN THE NORTHWEST

CORNER OF CROCKER; THENCE SOUTH 89 DEGREES 26 MINUTES 46 SECONDS WEST WITH THE SOUTH BOUNDARY OF PARCEL NO. 1 FOR 461.15 FEET TO A FOUND IRON PIN AXLE ON THE EAST BANK OF A LARGE DRAIN DITCH; NORTH 88 DEGREES, 07 MINUTES AND 13 SECONDS WEST 14.45 FEET; THENCE SOUTH 01 DEGREE 01 MINUTES 43 SECONDS WEST WITH THE EAST BANK OF SAID DRAIN DITCH AND THE WEST BOUNDARY OF A TRACT IN THE NAME OF EZRE PILLOW AND WIFE, ROSS IRENE PILLOW (DEED BOOK 97, PAGE 541, R.O.G.C.) FOR 195.38 FEET TO A SET IRON STAKE IN THE NORTHWEST CORNER OF PROPOSED BARRETT LANE EXTENDED WEST; THENCE BY A SEVERANCE LINE OF PARCEL NUMBER TWO AND THE NORTH MARGIN OF PROPOSED BARRETT LANE WEST EXTENDED FOR A DISTANCE OF 459.39 FEET TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO C.K.T. PROPERTIES, INCORPORATED, A TENNESSEE CORPORATION, BY DEED FROM C.K.T. PROPERTIES, A PARTNERSHIP COMPOSED OF FRED COLVETT; SHARON KAIL; AND ROBERT THOMAS, OF RECORD IN VOLUME 332, PAGE 678, DATED JULY 31, 1989, AND AS CORRECTED IN VOLUME 332, PAGE 847, IN THE REGISTER'S OFFICE OF GIBSON COUNTY, TENNESSEE. AND AS FURTHER CORRECTED BY QUIT CLAIM DEED RECORDED IN VOLUME RECORD BOOK 1095 PAGE 964 IN THE REGISTER'S OFFICE OF GIBSON COUNTY, TENNESSEE. C.K.T. PROPERTIES, INCORPORATED, A TENNESSEE CORPORATION IS NOW KNOWN AS CKT PROPERTIES, LLC. A TENNESSEE LIMITED LIABILITY COMPANY, AS EVIDENCE BY CERTIFICATE OF CONVERSION OF RECORD IN VOLUME 1095, PAGE 995, SAID REGISTER'S OFFICE.

11.    AHC Millenium, 5275 Millenium Drive, Huntsville, AL 35806
The Land referred to herein below is situated in the County of Madison, State of Alabama, and is described as follows:
LOT 2 OF THE FINAL PLAT OF A RESUBDIVISION OF LOT I OF PHASE I OF WILLOW WAY SUBDIVISION, RECORDED AS INSTRUMENT NO. 20100608000305630, IN THE OFFICE OF THE JUDGE OF PROBATE OF MADISON COUNTY, ALABAMA.
TOGETHER WITH THE RECIPROCAL EASEMENT AGREEMENT BETWEEN HUNTSVILLE LONG TERM FACILITY, INC. AND BEHAVIORAL HEALTHCARE CENTER AT HUNTSVILLE, INC., DATED OCTOBER 31, 2010 RECORDED ON NOVEMBER 1, 2010 AS INSTRUMENT NO. 20101101000631310.

12.    AHC Forest Cove, 45 Forest Cove, Jackson, TN 38301
LYING IN THE FOURTH WARD OF THE CITY OF JACKSON, MADISON COUNTY, TENNESSEE, BEING A PART OF THE PROPERTY DEPICTED IN A PLAT OF FOREST COVE SUBDIVISION AS RECORDED IN PLAT BOOK 2, PAGE 101, IN THE OFFICE OF THE REGISTER, MADISON COUNTY, TENNESSEE, AND IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON AN EXISTING IRON PIN IN THE WEST MARGIN OF FOREST COVE (50' R/W), SAID IRON PIN BEING THE SOUTHEAST CORNER OF THE WEST TENNESSEE HEALTHCARE, INC. PROPERTY, (DB 696, PG 1583), SAID IRON PIN ALSO BEING LOCATED SOUTH 04 DEGREES 17 MINUTES 00 SECONDS WEST A DISTANCE OF 472.5 FEET FROM THE CENTERLINE OF WEST FOREST AVENUE; THENCE WITH THE WESTERN MARGIN OF A CUL-DE-SAC AT THE SOUTH END OF FOREST COVE, SOUTHWESTERLY ALONG A CURVE TO THE RIGHT, WITH A RADIUS OF 25.00 FEET, AN ARC DISTANCE OF 21.03 FEET, AND A CHORD OF SOUTH 28 DEGREES 22 MINUTES 55 SECONDS WEST A DISTANCE OF 20.42 FEET TO ON EXISTING IRON PIN; THENCE WITH THE WESTERN MARGIN OF THE CUL-DE-SAC, WITH A CURVE TO THE LEFT, HAVING A RADIUS OF 50.00 FEET, AN ARC DISTANCE OF 120.59 FEET, AND A CHORD OF SOUTH 16 DEGREES 37 MINUTES 34 SECONDS EAST A DISTANCE OF 93.42 FEET TO AN EXISTING IRON PIN ON THE SOUTH SIDE OF SAID CUL-DE-SAC AND IN THE WESTERN LINE OF ANOTHER TRACT IN THE NAME OF WEST TENNESSEE HEALTHCARE, INC. (DB 696, PG 1583); THENCE WITH THE WEST LINE OF THE WEST TENNESSEE HEALTHCARE, INC. PROPERTY, SOUTH 04 DEGREES 17 MINUTES 00 SECONDS WEST, PASSING A FOUND IRON PIN ON LINE AT 104.33 FEET, IN ALL, A DISTANCE OF 160.00 FEET TO A POINT IN THE CENTER OF A LARGE DITCH, BEING A POINT IN THE NORTHERN LINE OF LOT 4 OF THE MEDICAL ARTS SUBDIVISION (PLAT BOOK 3, PAGE 240); THENCE RUNNING ALONG THE APPROXIMATE CENTERLINE OF THE LARGE DITCH, WITH THE NORTHERN LINE OF LOT 4 AND LOT 3 OF THE MEDICAL ARTS SUBDIVISION AS FOLLOWS: SOUTH 70 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 29.00 FEET; THENCE SOUTH 40 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 160.00 FEET; THENCE SOUTH 70 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 192.20 FEET; THENCE SOUTH 49 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 266.00 FEET TO THE INTERSECTION OF ANOTHER LARGE DITCH FROM THE NORTH, AND BEING A POINT IN THE EAST LINE OF THE JOHN H. OMAR SUBDIVISION (PLAT BOOK 1, PAGE 205, R.O.M.C.T); THENCE RUNNING UP THE DITCH, WITH THE EAST LINE OF THE JOHN H. OMAR SUBDIVISION, TWO COURSES AS FOLLOWS: NORTH 09 DEGREES 37 MINUTES 00 SECONDS EAST A DISTANCE OF 500.00 FEET; THENCE NORTH 05 DEGREES 54 MINUTES 21 SECONDS EAST A DISTANCE OF 154.71 FEET TO A POINT IN THE DITCH AT THE SOUTHWEST CORNER OF THE WEST TENNESSEE HEALTHCARE,

INC. PROPERTY; THENCE WITH THE SOUTH LINE OF THE WEST TENNESSEE HEALTHCARE, INC. PROPERTY, SOUTH 89 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 407.00 FEET TO THE BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO FOREST COVE LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, BY DEED FROM FOREST COVE NURSING AND REHAB CENTER, INC., F/K/A FOREST COVE MANOR, INC., A TENNESSEE CORPORATION, OF RECORD IN BOOK D708, PAGE 815, IN THE REGISTER'S OFFICE OF MADISON COUNTY, TENNESSEE.

13.    AHC Northbrooke, 121 Physicians Dr., Jackson, TN 38305:
The Land referred to herein below is situated in the County of Madison, State of Tennessee, and described as follows:
BEGINNING AT AN IRON PIN IN THE WEST MARGIN OF PHYSICIANS DRIVE (25 FEET FROM THE CENTERLINE) AND BEING THE NORTHEAST CORNER OF LOT 9 OF THE JACKSON MEDICAL PARK; RUNS THENCE WITH THE NORTH LINE OF THE JACKSON MEDICAL PARK (LOTS 9, 10, AND 11), NORTH 89 DEGREES 37 MINUTES 46 SECONDS WEST A DISTANCE OF 458.91 FEET TO AN IRON PIN AT THE SOUTHEAST CORNER OF WEST TENNESSEE HEALTHCARE, INC. (DB 549, PG 506), SAID IRON PIN BEING IN A LARGE DRAINAGE DITCH; THENCE WITH THE EASTERN LINE OF WEST TENNESSEE HEALTHCARE, INC. AS FOLLOWS:
NORTH 31 DEGREES 56 MINUTES 36 SECONDS EAST A DISTANCE OF 193.08 FEET TO AN IRON PIN; THENCE NORTH 39 DEGREES 24 MINUTES 30 SECONDS EAST A DISTANCE OF 243.92 FEET TO AN IRON PIN; THENCE NORTH 01 DEGREE 31 MINUTES 09 SECONDS WEST A DISTANCE OF 33.49 FEET TO AN IRON PIN BEING THE NORTHWEST CORNER OF THIS TRACT AND THE SOUTHWEST CORNER OF ANOTHER TRACT BELONGING TO WEST TENNESSEE HEALTHCARE, INC. (DB 563, PG 901); THENCE WITH THE SOUTHERN LINE OF WEST TENNESSEE HEALTHCARE, INC., NORTH 73 DEGREES 56 MINUTES 08 SECONDS EAST A DISTANCE OF 165.81 FEET TO AN IRON PIN IN THE WEST MARGIN OF PHYSICIANS DRIVE; RUNS THENCE WITH THE WESTERN MARGIN OF PHYSICIANS DRIVE AS FOLLOWS: SOUTH 16 DEGREES 03 MINUTES 52 SECONDS EAST A DISTANCE OF 76.60 FEET TO AN IRON PIN; THENCE WITH A CURVE TO THE RIGHT, HAVING A RADIUS OF 644.12 FEET, AN ARC DISTANCE OF 191.11 FEET (CHORD BEARING SOUTH 07 DEGREES 33 MINUTES 52 SECONDS EAST A DISTANCE OF 190.41 FEET) TO A SPIKE IN AN ASPHALT DRIVE; THENCE SOUTH 00 DEGREES 56 MINUTES 08 SECONDS WEST A DISTANCE OF 172.29 FEET TO THE POINT OF BEGINNING, CONTAINING 2.9718 ACRES AND BEING LOT 101, SECTION 1, UNIVERSITY MEDICAL PARK AS RECORDED IN BOOK P7, PAGE 104, IN THE REGISTER'S OFFICE, MADISON COUNTY, TENNESSEE.
BEING THE SAME PROPERTY CONVEYED TO NORTHBROOKE PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY BY DEED FROM NORTHBROOKE LONG TERM FACILITY, LLC., A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS NORTHBROOKE LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN BOOK D763, PAGE 556, IN THE REGISTER'S OFFICE OF MADISON COUNTY, TENNESSEE.

14.    AHC WTTC, 597 West Forest Avenue, Jackson, TN 38301:
The Land referred to herein below is situated in the County of Madison, State of Tennessee, and described as follows:
LYING AND BEING IN THE FIFTH CIVIL DISTRICT OF MADISON COUNTY, TENNESSEE, TO-WIT:
A PARCEL OF LAND LOCATED IN THE CITY OF JACKSON, MADISON COUNTY, TENNESSEE, BEING A PORTION OF THAT TRACT OF LAND CONVEYED UNTO JACKSON MADISON COUNTY GENERAL HOSPITAL DISTRICT BY QUITCLAIM DEED OF CORRECTION OF RECORD IN DEED BOOK 697, PAGE 1059, IN THE REGISTER'S OFFICE OF SAID COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGIN AT A FOUND 1/2-INCH IRON ROD WITH ALUMINUM IDENTIFICATION CAP STAMPED "PLS INC JACKSON TN" (TYPICAL OF ALL IRON RODS REFERRED TO HEREIN AS SET OR RECOVERED) ON THE NORTH RIGHT-OF-WAY LINE OF FOREST AVENUE (60-FOOT RIGHT-OF-WAY), SAID IRON ROD BEING AT THE SOUTHWEST CORNER OF PROPERTY IN THE NAME OF WEST TENNESSEE HEALTHCARE, INC. (DEED BOOK 649, PAGE 181) AND AT THE SOUTHEAST CORNER OF PROPOSED LOT 201, JACKSON — MADISON MEDICAL OFFICE PARK, SECTION 11; THENCE, WITH SAID NORTH RIGHT-OF-WAY LINE, NORTH 87 DEGREES 04 MINUTES 02 SECONDS WEST, 660.14 FEET, TO AN IRON ROD SET AT THE SOUTHWEST CORNER OF PROPOSED LOT 201 AND ON THE EAST RIGHT-OF-WAY LINE OF PROPOSED MEDICAL CENTER DRIVE; THENCE, WITH THE EAST RIGHT-OF-WAY LINE OF PROPOSED MEDICAL CENTER DRIVE, NORTH 39 DEGREES 01 MINUTES 34 SECONDS WEST, 26.41 FEET, TO AN IRON ROD SET; THENCE, NORTH 14 DEGREES 25 MINUTES 14 SECONDS WEST, 345.12 FEET, TO A POINT OF CURVATURE; THENCE, WITH THE ARC OF A CURVE TURNING TO THE RIGHT, HAVING AN ARC LENGTH OF 213.86 FEET, A RADIUS OF 305.50 FEET, AND A CHORD BEARING AND LENGTH OF NORTH 04 DEGREES 04 MINUTES 45 SECONDS EAST, 209.52 FEET, TO AN IRON ROD SET AT THE NORTHWEST CORNER OF PROPOSED LOT 201 AND THE SOUTHWEST CORNER OF PROPOSED LOT 202; THENCE, LEAVING THE EAST RIGHT-OF-WAY LINE OF PROPOSED MEDICAL CENTER DRIVE WITH THE SOUTH LINE OF PROPOSED LOT 202, THE FOLLOWING COURSES: SOUTH 87 DEGREES 10 MINUTES 31 SECONDS EAST, 284.94 FEET, TO AN IRON ROD SET; THENCE, NORTH 03 DEGREES 02 MINUTES 53 SECONDS EAST, 3.70 FEET, TO AN IRON ROD SET; THENCE, SOUTH 87 DEGREES 02 MINUTES 58 SECONDS EAST, 284.78 FEET, TO AN IRON ROD SET; THENCE, SOUTH 03 DEGREES 38 MINUTES 41 SECONDS WEST, 121.37 FEET, TO AN IRON ROD SET; THENCE, SOUTH 41 DEGREES 32 MINUTES 19 SECONDS EAST, 77.53 FEET, TO AN IRON ROD SET; THENCE, SOUTH 86 DEGREES 43 MINUTES 11 SECONDS EAST, 154.63 FEET, TO AN IRON ROD SET AT THE NORTHEAST CORNER OF PROPOSED LOT 202

AND THE SOUTHEAST CORNER OF PROPOSED LOT 202; THENCE, WITH THE EAST LINE OF LOT 202, SOUTH 03 DEGREES 01 MINUTES 29 SECONDS WEST, 385.05 FEET, TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO WEST TENNESSEE PROPCO LLC, BY DEED FROM JACKSON LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS JACKSON LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN BOOK D763, PAGE 560, IN THE REGISTER'S OFFICE OF MADISON COUNTY, TENNESSEE.

15.    AHC Shannondale, 7424 Middlebrook Pike, Knoxville, TN 37909:
Lot 1R2
BEING LOT 1R2, FINAL PLAT OF RESUBDIVISION OF LOT 1 SHANNONDALE RETIREMENT COMMUNITY, AS SHOWN IN INSTRUMENT NO. 202403040042415, IN THE REGISTER'S OFFICE OF KNOX COUNTY, TENNESSEE, TO WHICH PLAT REFERENCE IS MADE FOR A MORE DETAILED DESCRIPTION.
BEING THE SAME PROPERTY CONVEYED TO KNOXVILLE PROPCO I, LLC BY DEED FROM PRESBYTERIAN HOMES OF TENNESSEE, INC., A TENNESSEE NOT-FOR-PROFIT CORPORATION OF RECORD IN INSTRUMENT NO. 202406240064811, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE.
BEING PART OF THE SAME PROPERTY CONVEYED TO PRESBYTERIAN HOMES OF TENNESSEE, INC., A GENERAL WELFARE CORPORATION BY DEED FROM JAMES C. VANOSDALE; WILLIAM H. VANOSDALE; ONEIDA VANOSDALE STAATS; BLANNIE COX VANOSDALE (WIDOW OF RUSSELL G. VANOSDALE, DECEASED); THEODORE VANOSDALE; GRACE VANOSDALE BEAN; LOT77E BELLE VANOSDALE HINTON; DAVID A. VANOSDALE; RUTH VANOSDALE RHEA (FOR HERSELF AND AS DEVISEE OF MARGARET LYDIA VANOSDALE, DECEASED) (ALL OF THE PARTIES OF THE FIRST PART BEING THE HEIRS AND DEVISEES OF DAM C. VANOSDALE, DECEASED, AND HIS WIFE FLORENCE VANOSDALE, DECEASED), OF RECORD IN DEED BOOK 1246, PAGE 839; TO PRESBYTERIAN HOMES OF TENNESSEE, INC., BY DEED FROM SARAH BARBEE, (WIDOW), OF RECORD IN DEED BOOK 1472, PAGE 210; TO PRESBYTERIAN HOMES OF TENNESSEE, INC., A TENNESSEE NOT-FOR-PROFIT CORPORATION, BY DEEDS FROM LARRY D. MAPLES, AS DEVISEE UNDER THE LAST WILL AND TESTAMENT OF JUANITA LONG THOMAS, AND WIFE, SHARON MAPLES, OF RECORD IN INSTRUMENT NO. 201311260033629; FROM JUNE L. MAPLES, AN UNMARRIED WIDOW, OF RECORD IN INSTRUMENT NO. 201311260033633; FROM PEOPLE'S DEVELOPMENT COMPANY, INC., A TENNESSEE CORPORATION, OF RECORD IN INSTRUMENT NO. 201408220011359; AND FROM RFH, LP, A TENNESSEE LIMITED PARTNERSHIP, OF RECORD IN INSTRUMENT NO. 201507310007180, IN THE REGISTER'S OFFICE OF KNOX COUNTY, TENNESSEE.

16.    AHC Wellpark, 7512 Middlebrook Pike, Knoxville, TN 37909:
Lot 1R1
BEING LOT 1R1, FINAL PLAT OF RESUBDIVISION OF LOT 1 SHANNONDALE RETIREMENT COMMUNITY, AS SHOWN IN INSTRUMENT NO. 02403040042415, IN THE REGISTER'S OFFICE OF KNOX COUNTY, TENNESSEE, TO WHICH PLAT REFERENCE IS MADE FOR A MORE DETAILED DESCRIPTION.
BEING THE SAME PROPERTY CONVEYED TO WELLPARK PROPCO, LLC BY DEED FROM PRESBYTERIAN HOMES OF TENNESSEE, INC., A TENNESSEE NOT-FOR-PROFIT CORPORATION OF RECORD IN INSTRUMENT NO. 202406240064810, REGISTER’S OFFICE FOR KNOX COUNTY, TENNESSEE.
BEING PART OF THE SAME PROPERTY CONVEYED TO PRESBYTERIAN HOMES OF TENNESSEE, INC., A GENERAL WELFARE CORPORATION BY DEED FROM JAMES C. VANOSDALE; WILLIAM H. VANOSDALE; ONEIDA VANOSDALE STAATS; BLANNIE COX VANOSDALE (WIDOW OF RUSSELL G. VANOSDALE, DECEASED); THEODORE VANOSDALE; GRACE VANOSDALE BEAN; LOTTIE BELLE VANOSDALE HINTON; DAWD A. VANOSDALE; RUTH VANOSDALE RHEA (FOR HERSELF AND AS DEVISEE OF MARGARET LYDIA VANOSDALE, DECEASED) (ALL OF THE PAR77ES OF THE FIRST PART BEING THE HEIRS AND DEVISEES OF DAWD C. VANOSDALE, DECEASED, AND HIS WIFE FLORENCE VANOSDALE, DECEASED), OF RECORD IN DEED BOOK 1246, PAGE 839; TO PRESBYTERIAN HOMES OF TENNESSEE, INC., BY DEED FROM SARAH BARBEE, (WIDOW), OF RECORD IN DEED BOOK 147Z PAGE 210; TO PRESBYTERIAN HOMES OF TENNESSEE, INC., A TENNESSEE NOT-FOR-PROFIT CORPORATION, BY DEEDS FROM LARRY D. MAPLES, AS DEVISEE UNDER THE LAST WILL AND TESTAMENT OF JUANITA LONG THOMAS, AND WIFE, SHARON MAPLES, OF RECORD IN INSTRUMENT NO. 201311260033629; FROM JUNE L MAPLES, AN UNMARRIED WIDOW, OF RECORD IN INSTRUMENT NO. 201311260033633; FROM PEOPLE'S DEVELOPMENT COMPANY, INC., A TENNESSEE CORPORATION, OF RECORD IN INSTRUMENT NO.201408220011359; AND FROM RFH, LP, A TENNESSEE LIMITED PARTNERSHIP, OF RECORD IN INSTRUMENT NO. 201507310007180, IN THE REGISTER'S OFFICE OF KNOX COUNTY, TENNESSEE.

17.    AHC Lexington, 727 East Church Street, Lexington, TN 38351:
The Land referred to herein below is situated in the County of Henderson, State of Tennessee, and described as follows:
LYING AND BEING SITUATED IN THE CITY OF LEXINGTON, FIFTH CIVIL DISTRICT, HENDERSON COUNTY, TENNESSEE AND BEING THAT LAND CONVEYED TO LEXINGTON MANOR, INC., A TENNESSEE CORPORATION, BY DEED OF CHARLIE WALKER ET UX, ET AL, AS APPEARS OF RECORD IN DEED BOOK 119, PAGE 184, REGISTER’S OFFICE HENDERSON COUNTY, TENNESSEE; AND BEING THAT LAND CONVEYED TO LEXINGTON MANOR, INC., A TENNESSEE CORPORATION, BY DEED OF CHARLIE WALKER ET UX, ET AL, AS APPEARS OF RECORD IN DEED BOOK 119, PAGE 395, REGISTERS OFFICE HENDERSON COUNTY, TENNESSEE, SAID LAND APPEARS ON MAP 91 AS PARCEL 9.01, ASSESSOR OF PROPERTY'S OFFICE HENDERSON COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOW:
BEGINNING ON A FOUND IRON PIN IN THE NORTH MARGIN OF EAST CHURCH STREET (US HIGHWAY 412), SAID IRON PIN BEING LOCATED APPROXIMATELY 1060 FEET EAST OF THE CENTERLINE OF EASTGATE STREET, BEING THE SOUTHEAST CORNER OF A TRACT IN THE NAME OF HELMS REALTY (DEED BOOK 175, PAGE 236), AND BEING THE SOUTHWEST CORNER OF THE SUBJECT TRACT; THENCE WITH THE EAST LINE OF HELMS REALTY, NORTH 06 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 431.70 FEET TO A FOUND STEEL POST IN THE CENTERLINE OF A TVA ELECTRIC TRANSMISSION LINE, SAID STEEL POST BEING THE SOUTHEAST CORNER OF LINDA FAYE BELEW (DEED BOOK 156, PAGE 171) AND THE SOUTHWEST CORNER OF BARRY AND WALKER (DEED BOOK 91, PAGE 42); THENCE WITH THE CENTER OF THE TVA ELECTRIC LINE AND WITH BARRY AND WALKER’S SOUTHERN LINE, NORTH 81 DEGREES 37 MINUTES 46 SECONDS EAST, PASSING A FOUND CONCRETE MONUMENT AT 309.30 FEET, IN ALL, A DISTANCE OF 314.46 FEET TO A FOUND STEEL POST; THENCE WITH THE WEST LINE OF BARRY AND WALKER (DEED BOOK 91, PAGE 42), SOUTH 05 DEGREES 57 MINUTES 27 SECONDS WEST A DISTANCE OF 509.52 FEET TO A SET IRON PIN IN THE NORTH MARGIN OF EAST CHURCH STREET; THENCE WITH THE NORTH MARGIN OF SAID STREET, NORTH 84 DEGREES 02 MINUTES 33 SECONDS WEST, PASSING A FOUND CONCRETE MONUMENT BY A UTILITY POLE AT 5.00 FEET, IN ALL, A DISTANCE OF 305.00 FEET TO THE BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO LEXINGTON PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY BY DEED FROM LEXINGTON LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS LEXINGTON LONG TERM FACILITY, INC, A

TENNESSEE CORPORATION, OF RECORD IN DEED BOOK 289, PAGE 755, IN THE REGISTER'S OFFICE OF HENDERSON COUNTY, TENNESSEE.

18.    AHC VanAyer, 460 Hannings Lane, Martin, TN 38237:
TRACT 1:
THE FOLLOWING IS A DESCRIPTION OF A SURVEY MADE OF THE PROPERTY CURRENTLY REGISTERED IN THE NAME OF NATIONWIDE HEALTH PROPERTIES, INC., A MARYLAND CORPORATION, AS RECORDED IN DEED BOOK 340, PAGE 167, IN THE OFFICE OF THE REGISTER, WEAKLEY COUNTY, TENNESSEE. THIS PROPERTY LIES WITHIN THE SECOND CIVIL DISTRICT OF WEAKLEY COUNTY, WITHIN THE CITY LIMITS OF MARTIN, TENNESSEE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND IRON PIN IN THE SOUTH MARGIN OF HANNINGS LANE EXTENDED, SAID IRON PIN BEING THE NORTHWEST CORNER OF A TRACT IN THE NAME OF WESLEY AT MARTIN, INC., DEED BOOK 337, PAGE 238, AND BEING THE NORTHEAST CORNER OF THE SUBJECT TRACT; THENCE WITH THE WEST LINE OF WESLEY AT MARTIN, INC., SOUTH 00 DEGREES 16 MINUTES 37 SECONDS WEST AT A DISTANCE OF 599.82 FEET TO A FOUND IRON PIN AT AN INTERIOR CORNER OF WESLEY AT MARTIN, INC.; THENCE WITH THE NORTH LINE OF WESLEY AT MARTIN, INC., NORTH 89 DEGREES 46 MINUTES 27 SECONDS WEST A DISTANCE OF 258.96 FEET TO A FOUND IRON PIN IN THE EAST RIGHT-OF-WAY OF U.S. 45-E BYPASS, SAID IRON PIN BEING ONE FOOT EAST TO THE CHAIN-LINK FENCE; THENCE WITH THE RIGHT-OF-WAY OF SAID BYPASS, TWO COURSES: NORTH 10 DEGREES 18 MINUTES 10 SECONDS WEST A DISTANCE OF 207.89 FEET TO A CONCRETE MARKER; THENCE NORTH 03 DEGREES 20 MINUTES 38 SECONDS WEST A DISTANCE OF 364.50 FEET TO A CONCRETE MARKER IN THE SOUTH RIGHT-OF-WAY OF HANNINGS LANE EXTENDED; THENCE WITH THE SOUTH RIGHT-OF- WAY OF HANNINGS LANE, TWO COURSES: NORTH 72 DEGREES 50 MINUTES 57 SECONDS EAST A DISTANCE OF 109.48 FEET TO A CONCRETE MARKER BY THE END OF THE CHAIN LINK FENCE; THENCE SOUTH 89 DEGREES 29 MINUTES 36 SECONDS EAST A DISTANCE OF 215.69 FEET TO THE BEGINNING, CONTAINING 4.08 ACRES. SURVEYED BY DENNY A. BUSH, TENNESSEE RLS #1577, ON SEPTEMBER 25, 2001. BEARINGS ARE BASED ON A SURVEY BY J.T. MOORE ON MARCH 1985, WHICH WAS MAGNETIC ON THAT DATE.
TRACT 2:
EASEMENT(S) BENEFITING TRACT 1, EASEMENT FOR AN ELECTRIC TRANSMISSION LINE THAT CROSSES THE SOUTHWEST CORNER OF THE PROPERTY. THIS EASEMENT IS 75 FEET WIDE, OR 37.5 FEET EACH SIDE OF AN EXISTING ELECTRIC LINE. THIS IS A PERMANENT EASEMENT, OF RECORD IN DEED BOOK 81, PAGE 217, IN THE REGISTER'S OFFICE OF WEAKLEY COUNTY, TENNESSEE.

TRACT 3:
EASEMENT(S) BENEFITING TRACT 1, A PERMANENT EASEMENT FOR THE CONSTRUCTION AND/OR MAINTENANCE OF A SEWER LINE ACROSS THE NORTHERN EDGE OF THIS PROPERTY WAS GRANTED TO THE CITY OF MARTIN, TN BY VANAYER ENTERPRISES, INC., OF RECORD IN DEED BOOK 335, PAGE 647, IN THE REGISTER'S OFFICE OF WEAKLEY COUNTY, TENNESSEE. THIS EASEMENT IS 20' WIDE, RUNNING ALONG WITH AND PARALLEL TO HANNINGS LANE, AND IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND IRON PIN IN THE SOUTH MARGIN OF HANNINGS LANE, SAID IRON PIN BEING THE NORTHEAST CORNER OF VANAYER ENTERPRISES, INC. PROPERTY (DB 184, PG 280), AND BEING THE NORTHWEST CORNER OF WESLEY AT MARTIN, INC. (DB 337, PG 238); THENCE WITH THE WESTERN LINE OF WESLEY AT MARTIN, INC., SOUTH 00 DEGREES 16 MINUTES 37 SECONDS WEST A DISTANCE OF 20.00 FEET; THENCE RUNNING 20’ SOUTH OF AND PARALLEL WITH THE SOUTH MARGIN OF HANNINGS LANE, TWO (2) COURSES: NORTH 89 DEGREES 29 MINUTES 36 SECONDS WEST A DISTANCE OF 212.67 FEET; THENCE SOUTH 72 DEGREES 50 MINUTES 57 SECONDS WEST A DISTANCE OF 22.12 FEET; THENCE NORTH 16 DEGREES 30 MINUTES 08 SECONDS WEST A DISTANCE OF 20.00 FEET TO A POINT IN THE SOUTHERN MARGIN OF HANNINGS LANE; THENCE WITH THE SOUTHERN MARGIN OF HANNINGS LANE, TWO (2) COURSES: NORTH 72 DEGREES 50 MINUTES 57 SECONDS EAST A DISTANCE OF 25.00 FEET; THENCE SOUTH 89 DEGREES 29 MINUTES 36 SECONDS EAST A DISTANCE OF 215.69 FEET TO THE BEGINNING, CONTAINING 4,754.8 SQUARE FEET, OR 0.109 ACRES.
BEING THE SAME PROPERTY CONVEYED TO VANAYER PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM VANAYER LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS VANAYER LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN BOOK D453, PAGE 142, IN THE REGISTER'S OFFICE OF WEAKLEY COUNTY, TENNESSEE.

19.    AHC McKenzie, 175 Hospital Drive McKenzie, TN 38201
The Land referred to herein below is situated in the County of Carroll, State of Tennessee, and described as follows:
PARCEL 1:
BEGINNING ON AN EXISTING 1/2 INCH IRON PIN AT THE NORTHEAST CORNER OF SPIVEY (TAX MAP 11, PARCEL 40.09 - DEED BOOK. 309, PAGE. 373), SAID IRON PIN BEING LOCATED 103.65 FEET SOUTHEAST OF THE CENTERLINE OF U.S. HIGHWAY 79 (HIGHLAND DRIVE) AND APPROXIMATELY 205 FEET NORTHEAST OF THE CENTERLINE OF HOSPITAL DRIVE AND BEING THE NORTHWEST CORNER OF THE TRACT DESCRIBED HEREIN; THENCE WITH THE SOUTHEASTERN RIGHT-OF-WAY OF U.S. HIGHWAY 79, RUNNING 103.65 FEET FROM AND PARALLEL WITH THE CENTERLINE OF SAID HIGHWAY, NORTH 52 DEGREES 56 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 222.60 FEET TO A SET IRON PIN NEAR THE END OF A WIRE FENCE, SAID IRON PIN BEING A POINT IN THE SOUTHERN RIGHT-OF- WAY OF STATE ROUTE 22; THENCE WITH THE SOUTHERN RIGHT-OF-WAY OF STATE ROUTE 22 AS FOLLOWS:
NORTH 87 DEGREES 40 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 201.93 FEET TO AN EXISTING CONCRETE RIGHT-OF-WAY MONUMENT; THENCE SOUTH 37 DEGREES 39 MINUTES 32 SECONDS EAST FOR A DISTANCE OF 105.00 FEET TO A SET IRON PIN LOCATED 7.7 FEET SOUTHWEST OF AN EXISTING RIGHT-OF-WAY MONUMENT; THENCE SOUTH 67 DEGREES 07 MINUTES 34 SECONDS EAST FOR A DISTANCE OF 119.03 FEET TO A SET IRON PIN LOCATED 7.2 FEET SOUTH OF AN EXISTING RIGHT-OF-WAY MONUMENT; THENCE SOUTH 67 DEGREES 07 MINUTES 34 SECONDS EAST FOR A DISTANCE OF 98.40 FEET TO A SET IRON PIN LOCATED 3.2 FEET SOUTHEAST OF AN EXISTING RIGHT-OF-WAY MONUMENT; THENCE SOUTH 70 DEGREES 03 MINUTES 39 SECONDS EAST FOR A DISTANCE OF 189.53 FEET TO A SET IRON PIN LOCATED 11.47 FEET NORTHWEST OF AN EXISTING RIGHT-OF-WAY MONUMENT AND BEING THE NORTHWEST CORNER OF JONATHAN DOSTER (TAX MAP 11, PARCEL 39.00 - DEED BOOK. 350, PAGE. 456); THENCE WITH THE WESTERN LINE OF DOSTER, SOUTH 03 DEGREES 37 MINUTES 58 SECONDS EAST FOR A DISTANCE OF 233.53 FEET TO AN EXISTING IRON PIN AT THE SOUTHWEST CORNER OF DOSTER AND BEING A NORTHERN CORNER OF MCKENZIE HOSPITAL CORP. (TAX MAP 11, PARCEL 40.03 -DEED BOOK. 315, PAGE. 343); THENCE WITH THE NORTHWESTERN LINE IF MCKENZIE HOSPITAL CORP., SOUTH 60 DEGREES 37 MINUTES 17 SECONDS WEST FOR A DISTANCE OF 282.91 FEET TO AN EXISTING IRON PIN, SAID IRON PIN BEING LOCATED 0.7 FOOT NORTHWEST OF THE BACK OF AN ASPHALT CURB AND 2.3 FEET NORTHEAST OF THE BACK OF A CONCRETE CURB; THENCE WITH THE

NORTHERN LINE OF MCKENZIE HOSPITAL CORP., RUNNING ALONG THE NORTHERN MARGIN OF A PAVED PRIVATE DRIVE AS FOLLOWS: NORTH 50 DEGREES 45 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 25.97 FEET TO AN EXISTING IRON PIN; THENCE NORTH 60 DEGREES 56 MINUTES 52 SECONDS WEST FOR A DISTANCE OF 32.69 FEET TO AN EXISTING IRON PIN; THENCE NORTH 43 DEGREES 56 MINUTES 49 SECONDS WEST FOR A DISTANCE OF 10.02 FEET TO AN EXISTING IRON PIN; THENCE NORTH 73 DEGREES 52 MINUTES 49 SECONDS WEST FOR A DISTANCE OF 56.04 FEET TO AN EXISTING IRON PIN; THENCE NORTH 85 DEGREES 43 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 70.11 FEET TO AN "X" CUT IN CONCRETE OVER A CULVERT; THENCE SOUTH 83 DEGREES 06 MINUTES 09 SECONDS WEST FOR A DISTANCE OF 81.46 FEET TO AN EXISTING IRON PIN LOCATED 5.0 FEET NORTH OF THE BACK OF THE CONCRETE CURB; THENCE WITH THE EASTERN LINE OF MCKENZIE HOSPITAL CORP., NORTH 38 DEGREES 45 MINUTES 00 SECONDS WEST, PASSING AN EXISTING RAILROAD SPIKE AT THE SOUTHEAST CORNER OF SPIVEY AT A DISTANCE OF 297.78 FEET AND CONTINUING WITH THE EASTERN LINE OF SPIVEY FOR A TOTAL DISTANCE OF 527.28 FEET TO THE POINT OF BEGINNING.
PERPETUAL INGRESS AND EGRESS EASEMENT COMMENCING AT A THE INTERSECTION OF THE SOUTHEASTERN RIGHT-OF-WAY OF U.S. HIGHWAY 79 AKA HIGHLAND DRIVE (50 FEET FROM CENTERLINE) WITH THE EASTERN RIGHT-OF-WAY OF HOSPITAL DRIVE AKA MEDICAL CENTER DRIVE (25 FEET FROM CENTERLINE), SAID POINT BEING THE NORTHWEST CORNER OF SPIVEY (TAX MAP 11, PARCEL 40.09 - DEED BOOK. 309, PAGE. 373), THENCE WITH THE EASTERN RIGHT-OF-WAY OF HOSPITAL DRIVE AS FOLLOWS: SOUTH 38 DEGREES 45 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 387.00 FEET; THENCE SOUTH 31 DEGREES 00 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 112.53 FEET TO THE TRUE POINT OF BEGINNING OF THIS EASEMENT; THENCE WITH THE NORTHERN MARGIN OF AN EXISTING PAVED DRIVE AS FOLLOWS: NORTH 72 DEGREES 23 MINUTES 01 SECONDS EAST FOR A DISTANCE OF 115.92 FEET; THENCE NORTH 77 DEGREES 07 MINUTES 28 SECONDS EAST FOR A DISTANCE OF 76.68 FEET; THENCE NORTH 83 DEGREES 06 MINUTES 25 SECONDS EAST FOR A DISTANCE OF 22.32 FEET TO AN EXISTING IRON PIN AT THE SOUTHWESTERN CORNER OF THE NURSING HOME TRACT (TAX MAP 11, PARCEL 40.07); THENCE WITH THE NORTHERN MARGIN OF THE EXISTING PAVED DRIVE AND THE SOUTHERN LINE OF THE NURSING HOME TRACT AS FOLLOWS: NORTH 83 DEGREES 06 MINUTES 09 SECONDS EAST FOR A DISTANCE OF 81.46 FEET TO AN "X" CUT IN CONCRETE; THENCE SOUTH 85 DEGREES 43 MINUTES 40 SECONDS EAST FOR A DISTANCE OF 70.11 FEET TO AN EXISTING IRON PIN; THENCE SOUTH 73 DEGREES 52 MINUTES 49 SECONDS EAST FOR A DISTANCE OF 56.04 FEET TO AN EXISTING IRON PIN; THENCE SOUTH 43 DEGREES 56 MINUTES 49 SECONDS EAST FOR A DISTANCE OF 10.02 FEET TO AN EXISTING IRON PIN; THENCE SOUTH 60

DEGREES 56 MINUTES 52 SECONDS EAST, CROSSING THE PAVED ENTRANCE TO THE NURSING HOME TRACT FOR A DISTANCE OF 32.69 FEET TO AN EXISTING IRON PIN; THENCE SOUTH 50 DEGREES 45 MINUTES 57 SECONDS EAST FOR A DISTANCE OF 25.97 FEET TO AN EXISTING IRON PIN AT THE MOST SOUTHERN SOUTHEAST CORNER OF THE NURSING HOME TRACT; THENCE SOUTH 39 DEGREES 14 MINUTES 03 SECONDS WEST, CROSSING THE PAVED DRIVE FOR A DISTANCE OF 25.00 FEET; THENCE ALONG THE SOUTHERN MARGIN OF THE PAVED DRIVE AS FOLLOWS: NORTH 50 DEGREES 45 MINUTES 57 SECONDS WEST FOR A DISTANCE OF 23.74 FEET; THENCE NORTH 60 DEGREES 56 MINUTES 52 SECONDS WEST FOR A DISTANCE OF 27.63 FEET; THENCE NORTH 73 DEGREES 52 MINUTES 49 SECONDS WEST FOR A DISTANCE OF 58.77 FEET; THENCE NORTH 85 DEGREES 43 MINUTES 40 SECONDS WEST FOR A DISTANCE OF 64.06 FEET; THENCE SOUTH 83 DEGREES 06 MINUTES 09 SECONDS WEST FOR A DISTANCE OF 99.29 FEET; THENCE SOUTH 77 DEGREES 07 MINUTES 28 SECONDS WEST FOR A DISTANCE OF 73.87 FEET; THENCE SOUTH 72 DEGREES 23 MINUTES 01 SECONDS WEST FOR A DISTANCE OF 107.54 FEET TO A POINT IN THE EASTERN RIGHT-OF-WAY OF HOSPITAL DRIVE; THENCE WITH THE EASTERN MARGIN OF HOSPITAL DRIVE, NORTH 31 DEGREES 00 MINUTES 18 SECONDS WEST, CROSSING THE PAVED DRIVE FOR A DISTANCE OF 30.85 FEET TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO MCKENZIE PROPCO, LLC, A DELAWARE LIMITED LIABILITY COMPANY BY DEED FROM MCKENZIE LONG TERM FACILITY, LLC., A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS MCKENZIE LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN DEED BOOK 398, PAGE 1, IN THE REGISTER'S OFFICE OF CARROLL COUNTY, TENNESSEE.

20.    AHC Bright Glade, 5070 Sanderlin Avenue, Memphis, TN 38117:
The Land referred to herein below is situated in the County of Shelby, State of Tennessee, and described as follows:
BEGINNING AT A FOUND IRON PIN ON THE NORTH EDGE OF A CONCRETE SIDEWALK IN THE NORTHERN RIGHT-OF-WAY OF SANDERLIN ROAD (PAVED PUBLIC STREET, 68' R.O.W.), SAID IRON PIN BEING LOCATED 34.33 FEET WEST OF THE TANGENT INTERSECTION OF THE NORTHERN RIGHT-OF- WAY OF SANDERLIN ROAD WITH THE WESTERN RIGHT-OF-WAY OF WINTON STREET; THENCE WITH THE NORTHERN RIGHT-OF-WAY OF SANDERLIN ROAD, RUNNING WITH THE NORTHERN EDGE OF A CONCRETE SIDEWALK AS FOLLOWS: NORTH 88 DEGREES 33 MINUTES 28 SECONDS WEST A DISTANCE OF 169.99 FEET TO A FOUND IRON PIN; THENCE NORTH 89 DEGREES 53 MINUTES 31 SECONDS WEST A DISTANCE OF 215.52 FEET TO A FOUND CHISEL MARK IN THE NORTHERN EDGE OF THE CONCRETE SIDEWALK AT THE SOUTHEAST CORNER OF LAURELWOOD PEDIATRIC PROPERTIES AND SANDERLIN PLACE (RECORDED IN INSTRUMENT NO. 05022983); THENCE WITH THE EASTERN LINE OF LAURELWOOD PEDIATRIC PROPERTIES AND SANDERLIN PLACE, AND WITH THE EASTERN LINE OF ANOTHER TRACT IN THE NAME OF SANDERLIN PLACE (RECORDED IN INSTRUMENT NO. 03071767), NORTH 07 DEGREES 48 MINUTES 09 SECONDS EAST A DISTANCE OF 432.84 FEET TO A FOUND 1" IRON PIPE WITH A PINCHED TOP IN THE SOUTHERN LINE OF NELL LOVE CRUTCHER (RECORDED IN BOOK 2659, PAGE 202); THENCE WITH THE SOUTHERN LINE OF CRUTCHER, AND WITH THE SOUTHERN LINE OF RANDALL HOLCOMB (RECORDED IN CZ 8441), NORTH 89 DEGREES 44 MINUTES 35 SECONDS EAST A DISTANCE OF 374.11 FEET TO A FOUND IRON PIN IN THE WESTERN RIGHT-OF- WAY OF WINTON STREET (68 FEET R.O.W.); THENCE WITH THE WESTERN RIGHT-OF-WAY OF WINTON STREET, SOUTH 01 DEGREES 43 MINUTES 11 SECONDS WEST A DISTANCE OF 401.92 FEET TO A FOUND IRON PIN; THENCE WITH A CURVE TO THE RIGHT, HAVING AN ARC LENGTH OF 54.02 FEET, WITH A RADIUS OF 34.50 FEET, AND A CHORD OF SOUTH 46 DEGREES 34 MINUTES 51 SECONDS WEST FOR A DISTANCE OF 48.67 FEET TO THE BEGINNING.
INCLUDED IN THE FOREGOING DESCRIPTION, BUT EXPRESSLY EXCLUDED THEREFROM, IS PROPERTY CONVEYED BY THE FOLLOWING, ALL OF RECORD IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE:
1.    DEED TO THE CITY OF MEMPHIS, A MUNICIPAL CORPORATION, IN INSTRUMENT NO. W4 2182; AND, IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE.
2.    DEED TO CITY OF MEMPHIS, A MUNICIPAL CORPORATION, IN INSTRUMENT NO. Z4 2479;

BEING THE SAME PROPERTY CONVEYED TO BRIGHT GLADE PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM BRIGHT GLADE LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS BRIGHT GLADE LONG TERM FACILITY, INC, A TENNESSEE CORPORATION, OF RECORD IN INSTRUMENT NO. 21045212, IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE.

21.    AHC Harbor View, 1513 N 2nd Street, Memphis, TN 38107
The Land referred to herein below is situated in the County of Shelby, State of Tennessee, and described as follows:
TRACT 1
BEGINNING ON A SET IRON PIN IN THE WESTERN RIGHT-OF-WAY OF NORTH SECOND STREET (28 FEET FROM CENTERLINE), SAID IRON PIN BEING LOCATED ABOUT 4 FEET NORTH OF THE PROJECTED CENTERLINE OF MAHANNAH AVENUE, BEING THE SOUTHEAST CORNER OF A TRACT BELONGING TO THE CITY OF MEMPHIS (BOOK 1693, PAGE 184 – PARCEL ID 3900100004), BEING THE NORTHEAST CORNER OF THE ANDERSON TULLY COMPANY TRACT DESCRIBED IN BOOK 4959, PAGE 162 AND THE NORTHEAST CORNER OF THE PROPERTY DESCRIBED HEREIN; THENCE WITH THE WESTERN RIGHT- OF-WAY OF NORTH SECOND STREET, RUNNING WITH A CURVE TURNING TO THE RIGHT, HAVING AN ARC LENGTH OF 376.07 FEET, WITH A RADIUS OF 2100.00 FEET, WITH A CHORD BEARING OF SOUTH 09 DEGREES 49 MINUTES 21 SECONDS EAST AND A CHORD LENGTH OF 375.57 FEET TO A SET IRON PIN AT THE NORTHEAST CORNER OF A TRACT BELONGING TO FORD FARMS (INSTRUMENT NO. CS-6513 - PARCEL ID 03900100013); THENCE WITH THE NORTHERN LINE OF FORD FARMS, NORTH 88 DEGREES 43 MINUTES 01 SECONDS WEST, PASSING A CHAIN-LINK FENCE CORNER AT 6.5 FEET, THEN CONTINUING WITH THE FENCE FOR A TOTAL DISTANCE OF 248.01 FEET TO A FOUND 1-1/2" IRON PIPE AT THE END OF THE FENCE; THENCE WITH THE WESTERN LINE OF FORD FARMS, SOUTH 13 DEGREES 26 MINUTES 04 SECONDS EAST FOR A DISTANCE OF 254.90 FEET TO A SET IRON PIN;
THENCE WITH THE NORTHERN LINE OF FORD FARMS, NORTH 88 DEGREES 43 MINUTES 01 SECONDS WEST, PASSING AN IRON PIN SET ON LINE AT 265 FEET, CONTINUING FOR A TOTAL DISTANCE OF 498.60 FEET TO A POINT IN THE EASTERN LINE OF THE MEMPHIS HARBOR COMMISSION (BOOK 1461, PAGE 66), SAID POINT BEING NEAR THE LOW-WATER LINE OF THE OLD WOLF RIVER CHANNEL;
THENCE WITH THE EASTERN LINE OF THE MEMPHIS HARBOR COMMISSION, RUNNING NEAR THE LOW-WATER LINE OF THE OLD WOLF RIVER CHANNEL, NORTH 16 DEGREES 55 MINUTES 02 SECONDS WEST FOR A DISTANCE OF 625.92 FEET TO A SET IRON PIN AT THE SOUTHERN CORNER OF A SMALL TRACT BELONGING TO THE CITY OF MEMPHIS (BOOK 4335, PAGE 500); THENCE WITH THE SOUTHEASTERN LINE OF SAID TRACT, NORTH 53 DEGREES 52 MINUTES 32 SECONDS EAST FOR A DISTANCE OF 90.94 FEET TO A SET IRON PIN IN THE SOUTHERN LINE OF ANOTHER TRACT BELONGING TO THE CITY OF MEMPHIS (PARCEL ID 03900100001); THENCE WITH THE SOUTHERN LINE OF THE CITY OF MEMPHIS TRACT, SOUTH 86

DEGREES 00 MINUTES 00 SECONDS EAST, PASSING A FOUND REBAR ON LINE AT 724.9 FEET CONTINUING FOR A DISTANCE OF 733.60 FEET TO THE POINT OF BEGINNING, CONTAINING 430,385 SQUARE FEET OR 9.880 ACRES.
TRACT 2
BEGINNING ON A SET IRON PIN IN THE WESTERN RIGHT-OF-WAY OF NORTH SECOND STREET (37 FEET FROM APPARENT CENTERLINE), SAID IRON PIN BEING LOCATED 770.5 FEET NORTHERLY FROM THE NORTHEAST CORNER OF A CONCRETE SEAWALL, BEING THE NORTHEAST CORNER OF A TRACT BELONGING TO THE CITY OF MEMPHIS (BOOK 4646, PAGE 488 - PARCEL ID 03900100007 AND PARCEL ID 03900100008) AND BEING THE SOUTHEAST CORNER OF THE TRACT DESCRIBED HEREIN; THENCE WITH THE NORTHERN LINE OF THE CITY OF MEMPHIS TRACT AS FOLLOWS: NORTH 85 DEGREES 46 MINUTES 31 SECONDS WEST FOR A DISTANCE OF 60.00 FEET TO A SET IRON PIN; THENCE SOUTH 00 DEGREES 53 MINUTES 31 SECONDS EAST FOR A DISTANCE OF 35.00 FEET TO A FOUND 1-1/2 INCH IRON PIPE IN AN OLD CHAIN-LINK FENCE; THENCE NORTH 85 DEGREES 46 MINUTES 31 SECONDS WEST FOR A DISTANCE OF 134.06 FEET TO A SET IRON PIN; THENCE SOUTH 00 DEGREES 53 MINUTES 31 SECONDS EAST FOR A DISTANCE OF 67.31 FEET TO A SET IRON PIN; THENCE NORTH 85 DEGREES 6 MINUTES 31 SECONDS WEST FOR A DISTANCE OF 30.00 FEET TO A SET IRON PIN; THENCE SOUTH 48 DEGREES 00 MINUTES 16 SECONDS WEST FOR A DISTANCE OF 115.70 FEET TO A SET IRON PIN;
THENCE NORTH 85 DEGREES 09 MINUTES 39 SECONDS WEST FOR A DISTANCE OF 204.31 FEET TO A SET IRON PIN IN THE EASTERN LINE OF THE MEMPHIS HARBOR COMMISSION (BOOK 1461, PAGE 66); THENCE WITH THE EASTERN LINE OF THE MEMPHIS HARBOR COMMISSION AS FOLLOWS: RUNNING WITH A CURVE TURNING TO THE LEFT, HAVING AN ARC LENGTH OF 245.89 FEET AND A RADIUS OF 2553.06, WITH A CHORD BEARING OF NORTH 16 DEGREES 20 MINUTES 41 SECONDS WEST AND A CHORD DISTANCE OF 245.80 FEET TO A SET IRON PIN; THENCE NORTH 19 DEGREES 06 MINUTES 14 SECONDS WEST FOR A DISTANCE OF 359.23 FEET TO AN EXISTING IRON PIN AT THE SOUTHWEST CORNER OF A TRACT BELONGING TO HARBOR VIEW PROPERTIES, INC. (INSTRUMENT NO. 061555544 - PARCEL ID 03900100003 AND PARCEL ID 03900100012); THENCE WITH THE SOUTHERN LINE OF HARBOR VIEW PROPERTIES, INC., SOUTH 88 DEGREES 43 MINUTES 01 SECONDS EAST, PASSING AN IRON PIN ON LINE AT 233.6 FEET AND CONTINUING FOR A TOTAL DISTANCE OF 498.60 FEET TO AN EXISTING IRON PIN; THENCE WITH THE EASTERN LINE OF HARBOR VIEW PROPERTIES, INC., NORTH 13 DEGREES 26 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 254.90 FEET TO A FOUND 1-1/2 INCH IRON PIPE AT THE WESTERN END OF A CHAIN-LINK FENCE; THENCE WITH THE SOUTHERN LINE OF HARBOR VIEW PROPERTIES, INC., SOUTH 88 DEGREES 43 MINUTES

01 SECONDS EAST FOR A DISTANCE OF 232.97 FEET TO A SET IRON PIN IN THE WESTERN RIGHT-OF-WAY OF NORTH SECOND STREET (43 FEET WEST OF APPARENT CENTERLINE); THENCE WITH THE WESTERN RIGHT-OF-WAY OF NORTH SECOND STREET AS FOLLOWS: SOUTH 12 DEGREES 48 MINUTES 31 SECONDS EAST FOR A DISTANCE OF 76.11 FEET TO A SET IRON PIN; THENCE SOUTH 00 DEGREES 53 MINUTES 31 SECONDS EAST FOR A DISTANCE OF 586.74 FEET TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO MEMPHIS CENTER CITY REVENUE FINANCE CORPORATION, A PUBLIC NOT-FOR-PROFIT TENNESSEE CORPORATION, BY DEED FROM HARBOR VIEW PROPERTIES, INC., A TENNESSEE CORPORATION, OF RECORD IN INSTRUMENT NO. 09006104, AS CORRECTION OF QUIT CLAIM DEED RECORD IN INSTRUMENT NO. 18076171 IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE.
ALSO, BEING THE SAME PROPERTY LEASED TO HARBOR VIEW PROPERTIES, INC. FROM MEMPHIS CENTER CITY REVENUE FINANCE CORPORATION, A PUBLIC NOT-FOR-PROFIT TENNESSEE CORPORATION, AS EVIDENCED BY LEASE AGREEMENT, OF RECORD IN INSTRUMENT NO. 09006103; AS AFFECTED BY SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT IN INSTRUMENT NO. 18052726; AND LANDLORD’S ESTOPPEL CERTIFICATE IN INSTRUMENT NO. 18076172, IN THE REGISTER'S OFFICE OF SHELBY COUNTY, TENNESSEE.

22.    AHC Mt Juliet, 2650 North Mt Juliet Road, Mount Juliet, TN 37122:
The Land referred to herein below is situated in the County of Wilson, State of Tennessee, and described as follows:
LYING AND BEING SITUATED IN FIRST CIVIL DISTRICT OF WILSON COUNTY, TENNESSEE, IN THE CITY OF MT. JULIET, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A SET IRON PIN IN THE MOST SOUTHEASTERN CORNER OF THE SURVEY AND IN THE WESTERLY MARGIN OF MT. JULIET ROAD (PAVED PUBLIC ROAD, 80’ RIGHT-OF-WAY), SAME BEING 251.49 FEET NORTH 25 DEGREES 28 MINUTES 59 SECONDS EAST OF ANOTHER IRON PIN IN THE SOUTHEAST CORNER OF A TRACT IN THE NAME OF TOWNE CENTRE PARTNERS (DEED BOOK 969, PAGE 252 AND DEED BOOK 811, PAGE 1573); THENCE SIX (6) COURSES WITH THE NORTHERLY AND EASTERLY BOUNDARIES OF THE TOWNE CENTRE PARTNERS AS FOLLOWS:
NORTH 79 DEGREES 38 MINUTES 21 SECONDS WEST A DISTANCE OF 277.28 FEET TO A FOUND IRON PIN; THENCE NORTH 56 DEGREES 18 MINUTES 33 SECONDS WEST A DISTANCE OF 74.38 FEET TO A FOUND IRON PIN; THENCE NORTH 10 DEGREES 21 MINUTES 39 SECONDS EAST A DISTANCE OF 45.33 FEET TO A FOUND IRON PIN; THENCE NORTH 79 DEGREES 38 MINUTES 21 SECONDS WEST A DISTANCE OF 247.50 FEET TO A FOUND IRON PIN; THENCE SOUTH 10 DEGREES 21 MINUTES 39 SECONDS WEST A DISTANCE OF 25.00 FEET TO A FOUND IRON PIN; THENCE NORTH 79 DEGREES 31 MINUTES 05 SECONDS WEST A DISTANCE OF 100.13 FEET TO A FOUND IRON PIN IN THE EASTERN LINE OF MORSE AND HEATHERLY (DEED BOOK 451, PAGE 510); THENCE WITH THE EASTERN LINE OF MORSE AND HEATHERLY, NORTH 09 DEGREES 35 MINUTES 15 SECONDS EAST A DISTANCE OF 246.29 FEET TO A FOUND IRON PIN BY A FENCE CORNER AT THE SOUTHEAST CORNER OF LOT 9 OF THE CRESTVIEW ACRES SUBDIVISION (PLAT BOOK 7, PAGE 7); THENCE WITH THE OLD FENCE AND EASTERN LINE OF LOT 9 AND LOT 6 OF SAID SUBDIVISION, NORTH 09 DEGREES 35 MINUTES 15 SECONDS EAST A DISTANCE OF 213.17 FEET TO A FOUND IRON PIPE BY AN OLD FENCE CORNER AT THE SOUTHWEST CORNER OF LOT 5 OF SAID SUBDIVISION; THENCE WITH THE OLD FENCE AND SOUTHERN LINE OF LOT 5, SOUTH 80 DEGREES 31 MINUTES 54 SECONDS EAST A DISTANCE OF 107.21 FEET TO A FOUND IRON PIPE; THENCE WITH THE OLD FENCE AND THE SOUTHERN LINE OF LOT 4, SOUTH 80 DEGREES 32 MINUTES 03 SECONDS EAST A DISTANCE OF 23.70 FEET TO A FOUND IRON PIN BY A FENCE CORNER; THENCE WITH THE OLD FENCE AND THE EASTERN LINE OF LOT 4, NORTH 08 DEGREES 19 MINUTES 15 SECONDS EAST A DISTANCE OF 28.74 FEET TO A FOUND IRON PIPE; THENCE WITH THE OLD FENCE AND THE SOUTHERN LINE OF LOT 4 AND LOT 3 OF SAID SUBDIVISION, SOUTH 83

DEGREES 32 MINUTES 16 SECONDS EAST A DISTANCE OF 223.87 FEET TO A FOUND IRON PIPE; THENCE WITH THE SOUTHERN LINE OF LOT 2, SOUTH 84 DEGREES 23 MINUTES 37 SECONDS EAST A DISTANCE OF 75.74 FEET TO A FOUND IRON PIN BY AN OLD FENCE CORNER, SAID IRON PIN BEING THE NORTHWEST CORNER OF HAYS BUSINESS PARK, LLC (DEED BOOK 1234; PAGE 548); THENCE WITH THE WESTERN LINE OF HAYS BUSINESS PARK, LLC, SOUTH 09 DEGREES 46 MINUTES 52 SECONDS WEST A DISTANCE OF 319.62 FEET TO A SET IRON PIN; THENCE WITH THE SOUTHERN LINE OF HAYS BUSINESS PARK, LLC, AND WITH THE SOUTHERN LINE OF U.S. COMMUNITY CREDIT UNION (DEED BOOK 1175, PAGE 944), SOUTH 82 DEGREES 36 MINUTES 14 SECONDS EAST A DISTANCE OF 326.96 FEET TO A SET IRON PIN IN THE WESTERN MARGIN OF MT. JULIET ROAD AS ESTABLISHED BY A CONVEYANCE TO THE CITY OF MT. JULIET (BOOK 1229, PAGE 2345); THENCE WITH THE WESTERN MARGIN OF SAID ROAD, RUNNING WITH A CURVE TURNING TO THE RIGHT, HAVING A RADIUS OF 2245.83 FEET, WITH A CHORD BEARING OF SOUTH 12 DEGREES 17 MINUTES 48 SECONDS WEST, WITH A CHORD DISTANCE OF 12.04 FEET AND AN ARC DISTANCE OF 12.04 FEET TO A SET IRON PIN AT THE NORTHEAST CORNER OF CARLA SIRCY (DEED BOOK 1319, PAGE 1702); THENCE WITH THE NORTH LINE OF SIRCY, NORTH 82 DEGREES 36 MINUTES 14 SECONDS WEST A DISTANCE OF 326.36 FEET TO A SET IRON PIN; THENCE WITH THE WESTERN LINE OF SIRCY, SOUTH 09 DEGREES 49 MINUTES 47 SECONDS WEST A DISTANCE OF 80.00 FEET TO AN EXISTING IRON PIN BY A CHAIN LINK FENCE CORNER AT THE NORTHWEST CORNER OF ASHLEY (DEED BOOK 428, PAGE 298); THENCE WITH THE WESTERN LINE OF ASHLEY, SOUTH 10 DEGREES 36 MINUTES 21 SECONDS WEST A DISTANCE OF 100.07 FEET TO A FOUND IRON PIN BY A CHAIN LINK FENCE CORNER; THENCE WITH THE SOUTHERN LINE OF ASHLEY, SOUTH 79 DEGREES 38 MINUTES 21 SECONDS EAST A DISTANCE OF 280.48 FEET TO A FOUND IRON PIN IN THE WESTERN MARGIN OF MT. JULIET ROAD; THENCE WITH THE WESTERN MARGIN OF SAID ROAD, SOUTH 25 DEGREES 28 MINUTES 59 SECONDS WEST A DISTANCE OF 51.80 FEET TO THE POINT OF BEGINNING.
BEING THE SAME PROPERTY CONVEYED TO MT. JULIET PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM MT. JULIET LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS MT. JULIET LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN BOOK 2067, PAGE 1252, IN THE REGISTER'S OFFICE OF WILSON COUNTY, TENNESSEE.

23.    AHC Northside, 202 East MTCS Road, Murfreesboro, TN 37130:
The Land referred to herein below is situated in the County of Rutherford, State of Tennessee, and described as follows:
BEING ALL OF LOT 4, SECTION I, BEASLEY PROFESSIONAL PARK, ACCORDING TO SURVEY AND PLAT OF SAME APPEARING OF RECORD IN PLAT BOOK 14, PAGE 186, REGISTER'S OFFICE FOR RUTHERFORD COUNTY, TENNESSEE, TO WHICH PLAT REFERENCE IS MADE FOR A MORE DETAILED DESCRIPTION OF SAID LOT.
BEING THE SAME PROPERTY CONVEYED TO NORTHSIDE LONG TERM FACILITY, INC., BY DEED FROM NORTHSIDE HEALTH CARE NURSING AND REHABILITATION CENTER, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 1514, PAGE 3439, IN THE REGISTER'S OFFICE OF RUTHERFORD COUNTY, TENNESSEE.

24.    AHC Cumberland, 4343 Ashland City Highway, Nashville, TN 37218:
The Land referred to herein below is situated in the County of Davidson, State of Tennessee, and described as follows:
TRACT 1:
LYING IN THE FIRST CIVIL DISTRICT OF DAVIDSON COUNTY, TENNESSEE, IN THE FIRST COUNCILMANIC DISTRICT, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND CONCRETE MONUMENT IN THE EASTERN RIGHT-OF-WAY OF STEWART LANE (40' R/W), SAID CONCRETE MONUMENT BEING THE SOUTHWEST CORNER OF COWELL AND LOGUE AS RECORDED IN INSTRUMENT NO. 200812150120050 (FORMERLY BELONGING TO HOYT WALKER) AND BEING THE NORTHWEST CORNER OF THE TRACT DESCRIBED HEREIN; THENCE WITH THE SOUTHERN LINE OF COWELL AND LOGUE, SOUTH 82 DEGREES 05 MINUTES 47 SECONDS EAST A DISTANCE OF 127.40 FEET TO A FOUND CONCRETE MONUMENT; THENCE WITH THE EASTERN LINE OF COWELL AND LOGUE, NORTH 08 DEGREES 47 MINUTES 33 SECONDS EAST A DISTANCE OF 99.06 FEET TO A FOUND CONCRETE MONUMENT IN THE SOUTHERN RIGHT-OF-WAY OF HYDES FERRY PIKE (ALSO KNOWN AS ASHLAND CITY HIGHWAY OR STATE ROUTE 12, WITH A 66' R/W); THENCE WITH THE SOUTHERN RIGHT-OF-WAY OF SAID HIGHWAY, RUNNING WITH A CURVE TO THE RIGHT, HAVING AN ARC LENGTH OF 258.11 FEET, WITH A RADIUS OF 6331.20 FEET, A CHORD BEARING OF SOUTH 74 DEGREES 55 MINUTES 06 SECONDS EAST AND A CHORD DISTANCE OF 258.09 FEET TO A SET 5/8 INCH IRON PIN AT ABOUT 2 FEET WEST OF A CONCRETE CURB, SAID IRON PIN BEING THE NORTHWEST CORNER OF A TRACT BELONGING TO BLK, LLC (TAX MAP 69, PARCEL 121, INSTRUMENT NO. 20061206150932), ALSO BEING THE NORTHWEST CORNER OF A RIGHT-OF-WAY EASEMENT; THENCE WITH THE WESTERN LINE OF BLK, LLC AND THE WESTERN LINE OF SAID RIGHT-OF-WAY EASEMENT, SOUTH 01 DEGREE 38 MINUTES 12 SECONDS WEST A DISTANCE OF 497.00 FEET TO A FOUND CONCRETE MONUMENT IN THE NORTHERN LINE OF ASHLAND PLACE CONDOMINIUMS (INSTRUMENT # 200707310090537); THENCE WITH THE LINE OF ASHLAND PLACE CONDOMINIUMS AS FOLLOWS: SOUTH 50 DEGREES 14 MINUTES 57 SECONDS WEST A DISTANCE OF 85.00 FEET TO A FOUND CONCRETE MONUMENT; THENCE SOUTH 03 DEGREES 50 MINUTES 07 SECONDS EAST A DISTANCE OF 203.57 FEET TO A FOUND CONCRETE MONUMENT IN THE NORTHERN RIGHT-OF-WAY OF THE ILLINOIS CENTRAL GULF RAILROAD (50 FEET FROM CENTERLINE OF TRACK); THENCE WITH THE NORTHERN RIGHT-OF-WAY OF SAID RAILROAD, RUNNING WITH A CURVE TO THE LEFT, HAVING AN ARC LENGTH OF 350.28 FEET, WITH A RADIUS OF 1960.01 FEET, A CHORD BEARING OF SOUTH 82 DEGREES 46

MINUTES 16 SECONDS WEST AND A CHORD DISTANCE OF 349.81 FEET TO A FOUND CONCRETE MONUMENT IN THE EASTERN RIGHT-OF- WAY OF STEWART LANE; THENCE WITH THE EASTERN RIGHT-OF-WAY OF STEWART LANE, NORTH 01 DEGREE 38 MINUTES 12 SECONDS EAST A DISTANCE OF 785.38 FEET TO THE POINT OF BEGINNING, CONTAINING 6.737 ACRES OR 293,444 SQUARE FEET.
TOGETHER WITH ALL RIGHTS GRANTED TO CUMBERLAND MANOR, INC. UNDER THAT CERTAIN EASEMENT RECORDED IN BOOK 6570, PAGE 248 IN THE REGISTER'S OFFICE OF DAVIDSON COUNTY, TENNESSEE.
BEING THE SAME PROPERTY CONVEYED TO CUMBERLAND MANOR, INC., SINCE HAVING CHANGED ITS NAME TO CUMBERLAND MANOR NURSING CENTER, INC., OF RECORD IN DEED BOOK 7587, PAGE 962, AT THE REGISTER'S OFFICE FOR DAVIDSON COUNTY, TENNESSEE.

25.    AHC Paris, 800 Volunteer Drive, Paris, TN 38242:
The Land referred to herein below is situated in the County of Henry, State of Tennessee, and described as follows:
REVISED LOT NO. 17 OF THE ADAMS PLACE SUBDIVISION, A PLAT RECORDED IN PLAT CABINET E, SLIDE 131, ROHCT, WHICH IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND IRON IN IN THE WESTERN RIGHT-OF-WAY OF VOLUNTEER DRIVE, 30 FEET FROM CENTERLINE, SAID IRON PIN BEING THE SOUTHEAST CORNER OF PARIS SPECIAL SCHOOL DISTRICT (DEED BOOK 255, PAGE 491), SAID IRON PIN ALSO BEING THE NORTHEAST CORNER OF THE TRACT DESCRIBED HEREIN; THENCE WITH THE WESTERN RIGHT-OF-WAY OF VOLUNTEER DRIVE, SOUTH 06 DEGREES 18 MINUTES 48 SECONDS WEST A DISTANCE OF 569.25 FEET TO A FOUND IRON PIN AT THE NORTHEAST CORNER OF LOT 18 OF JIM ADAMS BUSINESS PARK (PLAT CAB. E, SLIDE 115); THENCE NORTH 86 DEGREES 50 MINUTES 28 SECONDS WEST, PASSING A FOUND IRON PIN ON LINE AT THE NORTHWEST CORNER OF LOT 18 AND THE NORTHEAST CORNER OF LOT 17-A OF JIM ADAMS BUSINESS PARK (PLAT CABINET E, SLIDE 121) AT A DISTANCE OF 300.00 FEET, CONTINUING WITH THE NORTHERN LINE OF LOT 17-A FOR A TOTAL DISTANCE OF 488.68 FEET TO A FOUND IRON PIN IN THE EASTERN LINE OF LOT 16 OF JIM ADAMS BUSINESS PARK (PLAT CABINET D. SLIDE 199); THENCE WITH THE EASTERN LINE OF LOT 16, NORTH 03 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 5.00 FEET TO A FOUND CONCRETE MONUMENT AT THE NORTHEAST CORNER OF LOT 16; THENCE WITH THE EASTERN LINE OF THE REMAINDER OF THE JIM ADAMS TRACT AS FOLLOWS: NORTH 03 DEGREES 09 MINUTES 32 SECONDS EAST A DISTANCE OF 297.23 FEET TO A FOUND IRON PIN; THENCE NORTH 82 DEGREES 36 MINUTES 08 SECONDS WEST A DISTANCE OF 100.63 FEET TO A FOUND IRON PIN; THENCE NORTH 70 DEGREES 40 MINUTES 07 SECONDS EAST A DISTANCE OF 124.98 FEET TO A FOUND IRON PIN; THENCE NORTH 30 DEGREES 00 MINUTES 53 SECONDS EAST A DISTANCE OF 83.09 FEET TO A FOUND IRON PIN; THENCE NORTH 45 DEGREES 58 MINUTES 32 SECONDS EAST A DISTANCE OF 85.55 FEET TO A FOUND IRON PIN; THENCE NORTH 68 DEGREES 09 MINUTES 09 SECONDS EAST A DISTANCE OF 100.79 FEET TO A FOUND IRON PIN; THENCE NORTH 46 DEGREES 03 MINUTES 35 SECONDS EAST A DISTANCE OF 48.45 FEET TO A FOUND IRON PIN IN THE SOUTHERN LINE OF THE PARIS SPECIAL SCHOOL DISTRICT PROPERTY; THENCE WITH THE SOUTHERN LINE OF THE PARIS SPECIAL SCHOOL DISTRICT TRACT, SOUTH 86 DEGREES 01 MINUTE 21 SECONDS EAST A DISTANCE OF 284.92 FEET TO THE POINT OF BEGINNING.

BEING THE SAME PROPERTY CONVEYED TO PARIS PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY BY DEED FROM PARIS LONG TERM FACILITY, LLC., A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS PARIS LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 563, PAGE 495, IN THE REGISTER'S OFFICE OF HENRY COUNTY, TENNESSEE.

26.    AHC Decatur County, 726 S. Kentucky Avenue, Parsons, TN 38363:
The Land referred to herein below is situated in the County of Decatur, State of Tennessee, and described as follows:
PARCEL I:
LYING IN THE CITY OF PARSONS, IN THE SIXTH CIVIL DISTRICT OF DECATUR COUNTY, TENNESSEE, AND BEING THAT LAND CONVEYED TO AMERICAN HEALTH CENTERS, INC., BY JAMES W. AYERS ET UX, AS APPEARS IN DEED BOOK 121, PAGE 711, REGISTER’S OFFICE, DECATUR COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON A FOUND IRON PIN IN THE WESTERN RIGHT-OF-WAY OF KENTUCKY AVENUE SOUTH, SAID IRON PIN BEING LOCATED 10 FEET FROM A CENTERLINE OF SAID STREET, BEING THE NORTHEAST CORNER OF ANOTHER TRACT BELONGING TO AMERICAN HEALTH CENTERS, INC. (DEED BOOK 135, PAGE 461) AND BEING THE SOUTHEAST CORNER OF THE PROPERTY DESCRIBED HEREIN; THENCE WITH THE NORTHERN LINE OF AMERICAN HEALTH CENTERS, INC., NORTH 89 DEGREES 19 MINUTES 53 SECONDS WEST A DISTANCE OF 344.32 FEET TO A FOUND CONCRETE MONUMENT BY A 15” CEDAR, SAID MONUMENT BEING THE SOUTHEAST CORNER OF JAMES W. AYERS (DEED BOOK 108, PG 798); THENCE NORTH 00 DEGREES 18 MINUTES 16 SECONDS EAST, PASSING A FOUND CONCRETE MONUMENT IN AN OLD FENCE AT 200.17 FEET, CONTINUING WITH THE EASTERN LINE OF WAYNE HALL (DEED BOOK 124, PG 303), PASSING A FOUND 1/2” IRON PIN IN THE OLD FENCE AT 289.91 FEET, CONTINUING WITH THE EASTERN LINE OF CHRISTOPHER VILLAFLOR (DEED BOOK 113, PG 164), A TOTAL DISTANCE OF 400.00 FEET TO A FOUND IRON PIN; THENCE WITH THE NORTHERN LINE OF VILLAFLOR, SOUTH 89 DEGREES 39 MINUTES 31 SECONDS WEST A DISTANCE OF 66.29 FEET TO A FOUND IRON PIN AT THE SOUTHEAST CORNER OF JAMES KING (DEED BOOK 116, PG 88) AND THE SOUTHEAST CORNER OF A 12 FEET WIDE DRIVEWAY EASEMENT; THENCE NORTH 00 DEGREES 42 MINUTES 45 SECONDS EAST, PASSING A FOUND IRON PIN AT THE NORTHEAST CORNER OF THE DRIVEWAY EASEMENT AT 12.00 FEET, CONTINUING WITH THE EASTERN LINE OF KING, AND WITH THE EASTERN LINE OF PHILLIPS MORRIS (DEED BOOK 121, PG 574) AND BEN SMITH (DEED BOOK 104, PG 543) A TOTAL DISTANCE OF 186.83 FEET TO A FOUND 1/2” IRON PIN AT THE SOUTHEAST CORNER OF A DEAD-END ALLEY; THENCE WITH THE EASTERN MARGIN OF THE ALLEY, NORTH 20 DEGREES 52 MINUTES 56 SECONDS WEST A DISTANCE OF 11.20 FEET TO A FOUND 1/2” IRON PIN AT THE SOUTHWEST CORNER OF JAMES W. AYERS (DEED BOOK 87, PG 342); THENCE WITH THE SOUTHERN LINE OF AYERS, NORTH 69 DEGREES 03 MINUTES 10 SECONDS EAST A DISTANCE OF

150.32 FEET TO A FOUND 1/2” IRON PIN AT THE SOUTHEASTERN CORNER OF AYERS AND IN THE WESTERN RIGHT-OF- WAY OF TENTH STREET (AN UN-DEVELOPED STREET); THENCE WITH THE WESTERN RIGHT-OF-WAY OF TENTH STREET, SOUTH 20 DEGREES 52 MINUTES 56 SECONDS EAST A DISTANCE OF 70.20 FEET TO A FOUND IRON PIN; THENCE WITH THE SOUTHERN RIGHT-OF-WAY OF TENTH STREET, SOUTH 89 DEGREES 24 MINUTES 37 SECONDS EAST A DISTANCE OF 71.23 FEET TO A FOUND 1/2” IRON PIN IN THE WESTERN EDGE OF PAVEMENT OF KENTUCKY AVENUE SOUTH; THENCE WITH THE WESTERN RIGHT-OF-WAY OF KENTUCKY AVENUE SOUTH, SOUTH 16 DEGREES 25 MINUTES 53 SECONDS EAST, PASSING A FOUND CONCRETE MONUMENT WITH A BRASS CAP AT 397.36 FEET, A TOTAL DISTANCE OF 613.36 FEET TO A THE POINT OF BEGINNING.
DRIVEWAY EASEMENT:
LYING IN THE CITY OF PARSONS, IN THE SIXTH CIVIL DISTRICT OF DECATUR COUNTY, TENNESSEE, AND BEING THAT DRIVEWAY EASEMENT CONVEYED TO JAMES W. AYERS BY DEED FROM BEN W. SMITH, JR., ET UX, AS APPEARS IN DEED BOOK 121, PAGE 401, REGISTER'S OFFICE, DECATUR COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING ON THE SOUTHWEST CORNER OF SMITH TRACT AND RUNS NORTH 09 DEGREES 24 MINUTES 02 SECONDS WEST WITH THE EASTERLY MARGIN OF TENNESSEE AVENUE FOR 12.19 FEET TO A P.K. NAIL; THENCE SOUTH 89 DEGREES 19 MINUTES 54 SECONDS EAST FOR 192.54 FEET TO AN IRON PIN; THENCE SOUTH 00 DEGREES 42 MINUTES 45 SECONDS WEST FOR 12 FEET TO AN IRON PIN IN SMITH’S SOUTH BOUNDARY; THENCE NORTH 89 DEGREES 19 MINUTES 54 SECONDS WEST WITH SMITH’S SOUTH BOUNDARY FOR 190.33 FEET TO THE POINT OF BEGINNING. SAID EASEMENT IN GROSS SHALL TERMINATE IF THE BUILDING LOCATED ON THE ADJOINING SMITH TRACT SHALL CEASE TO BE USED AS A PHARMACY WITH A DRIVE-UP WINDOW. THIS EASEMENT CONTAINS 0.053 ACRE (DEED CALLS FOR 0.398 ACRE).
BEING THE SAME PROPERTY CONVEYED TO DECATUR COUNTY PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM DECATUR COUNTY LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, OF RECORD IN BOOK 359, PAGE 511, IN THE REGISTER'S OFFICE OF DECATUR COUNTY, TENNESSEE.

27.    AHC Meadowbrook, 1245 E College St., Pulaski, TN 38478:
The Land referred to herein below is situated in the County of Giles, State of Tennessee, and described as follows:
ALL THAT TRACT OR PARCEL OF LAND CONTAINING 2.305 ACRES MORE OR LESS SITUATED, LYING AND BEING IN THE SEVENTH CIVIL DISTRICT, CITY OF PULASKI, GILES COUNTY, TENNESSEE, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGIN AT A POINT LOCATED AT THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT, ALSO KNOWN AS TAX PARCEL NUMBER 097-051.00, NOW OR FORMERLY OWNED BY PULASKI MANOR INC., AND RECORDED IN DEED BOOK 229, PAGE 405, REGISTER'S OFFICE FOR GILES COUNTY, TENNESSEE, SAID POINT ALSO BEING ON THE SOUTH RIGHT OF WAY MARGIN OF EAST COLLEGE STREET, ALSO KNOWN AS US HIGHWAY 64, SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE RUN SOUTH 04°15'00" WEST FOR A DISTANCE OF 399.20 FEET TO A POINT; THENCE RUN NORTH 77°02'00" WEST FOR A DISTANCE OF 278.30 FEET TO A POINT; THENCE RUN NORTH 10°37'00” EAST FOR A DISTANCE OF 389.30 FEET TO A POINT ON THE SOUTH RIGHT OF WAY MARGIN OF EAST COLLEGE STREET; THENCE RUN SOUTH 78°24'35" EAST ALONG SAID RIGHT OF WAY MARGIN FOR A DISTANCE OF 233.83 FEET TO A POINT AND BEING BACK AT THE TRUE POINT OF BEGINNING LAND CONTAINING 100,415.95 SQ. FT. OR 2.305 ACRES.
BEING THE SAME PROPERTY CONVEYED TO MEADOWBROOK PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY, BY DEED FROM MEADOWBROOK LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS MEADOWBROOK LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN BOOK D389, PAGE 468, IN THE REGISTER'S OFFICE OF GILES COUNTY, TENNESSEE.

28.    AHC Savannah, 1645 Florence Rd. Savannah, TN 38372
The Land referred to herein below is situated in the County of Hardin, State of Tennessee, and described as follows:
BEGINNING AT THE POINT OF INTERSECTION ON THE EASTERN RIGHT-OF-WAY OF STATE ROUTE 69 (33 FEET FROM CENTERLINE) WITH THE SOUTHERN RIGHT-OF-WAY OF AUSTIN STREET (25 FEET FROM CENTERLINE), SAID POINT BEING THE NORTHWEST CORNER OF THE TRACT DESCRIBED HEREIN; THENCE WITH THE SOUTHERN RIGHT-OF-WAY OF AUSTIN STREET, SOUTH 66 DEGREES 49 MINUTES 27 SECONDS EAST A DISTANCE OF 445.18 FEET TO A FOUND 1/2" IRON PIN AT THE NORTHWEST CORNER OF SOUTHWOOD, L.P. (DEED BOOK 137 PAGE 471, R.O.H.C.T.); THENCE WITH THE WESTERN LINE OF SOUTHWOOD, L.P., SOUTH 23 DEGREES 10 MINUTES 33 SECONDS WEST, PASSING A FOUND 1/2" IRON PIN AT 342.89 FEET, BEING THE NORTHWEST CORNER OF FREEDOM CHAPEL CHURCH (DEED BOOK 122, PAGE 132, R.O.H.C.T.), AND CONTINUING WITH THE WESTERN LINE OF FREEDOM CHAPEL CHURCH, A TOTAL DISTANCE OF 551.47 FEET TO A FOUND STEEL POST IN THE EASTERN RIGHT-OF-WAY OF STATE ROUTE 69; THENCE WITH THE EASTERN RIGHT-OF-WAY OF STATE ROUTE 69, RUNNING 33 FEET EAST OF, AND PARALLEL WITH THE CENTERLINE AS FOLLOWS:
NORTH 21 DEGREES 46 MINUTES 01 SECOND WEST A DISTANCE OF 205.33 FEET; THENCE NORTH 20 DEGREES 17 MINUTES 17 SECONDS WEST A DISTANCE OF 141.15 FEET; THENCE NORTH 16 DEGREES 08 MINUTES 55 SECONDS WEST A DISTANCE OF 114.21 FEET; THENCE NORTH 11 DEGREES 00 MINUTES 07 SECONDS WEST A DISTANCE OF 128.20 FEET; THENCE NORTH 05 DEGREES 02 MINUTES 43 SECONDS WEST A DISTANCE OF 124.02 FEET TO THE POINT OF BEGINNING, CONTAINING 137,583 SQUARE FEET, OR 3.16 ACRES. BEING THE SAME PROPERTY CONVEYED TO SAVANNAH PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY BY DEED FROM SAVANNAH LONG TERM FACILITY, LLC., A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS SAVANNAH LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 762, PAGE 615, IN THE REGISTER'S OFFICE OF HARDIN COUNTY, TENNESSEE.

29.    AHC McNairy County, 835 East Poplar Avenue, Selmer, TN 38375
The Land referred to herein below is situated in the County of McNairy, State of Tennessee, and described as follows:
TRACT NO. 1:
BEGINNING AT A 2" IRON PIPE FOUND IN THE SOUTHERN RIGHT OF WAY LINE OF TENNESSEE STATE ROUTE 15 BY-PASS (U.S. HIGHWAY 64), SAID PIPE BEING LOCATED ONE FOOT SOUTH OF A CONTROL ACCESS FENCE AND POST AT STATION 23+30 AND 150 FEET RIGHT OF CENTERLINE AS SHOWN ON SHEET 7 OF THE TENNESSEE DEPARTMENT OF TRANSPORTATION PLANS FOR PROJECT NO. 55004- 3220-04 (1977), AND SAID PIPE BEING THE NORTHEAST CORNER OF MOORE (DEED BOOK 154, PAGE 470) AND THE NORTHEAST CORNER OF AN EASEMENT; THENCE NORTH 59 DEGREES 11 MINUTES 00 SECONDS EAST WITH THE SOUTHERN RIGHT OF WAY OF SAID S.R. 15 A DISTANCE OF 461.76 FEET TO A CONCRETE RIGHT-OF-WAY MARKER, THENCE NORTH 55 DEGREES 41 MINUTES 27 SECONDS EAST WITH THE SOUTHERN RIGHT OF WAY OF S.R. 15 AND PASSING AN IRON PIPE AT 187.84 FEET, IN ALL 206.84 FEET TO A POINT IN THE CENTER OF A DITCH, THENCE WITH THE CENTER OF SAID DITCH THE FOLLOWING SIX CALLS: SOUTH 11 DEGREES 03 MINUTES 33 SECONDS EAST 68.74 FEET; SOUTH 30 DEGREES 53 MINUTES 42 SECONDS WEST 143.31 FEET; SOUTH 15 DEGREES 12 MINUTES 11 SECONDS WEST 52.13 FEET; SOUTH 22 DEGREES 33 MINUTES 53 SECONDS WEST 141.56 FEET; SOUTH 09 DEGREES 36 MINUTES 50 SECONDS WEST 147.99 FEET; SOUTH 11 DEGREES 39 MINUTES 26 SECONDS WEST 49.95 FEET TO A POINT IN THE CENTER OF CROOKED CREEK; THENCE WITH THE CENTER OF CROOKED CREEK AND THE NORTHERN LINE OF MOORE (DEED BOOK 154, PAGE 470), THE FOLLOWING FOUR CALLS: SOUTH 56 DEGREES 19 MINUTES 18 SECONDS WEST 76.15 FEET; SOUTH 60 DEGREES 21 MINUTES 31 SECONDS WEST 99.96 FEET; SOUTH 54 DEGREES 39 MINUTES 43 SECONDS WEST 62.41 FEET; SOUTH 50 DEGREES 22 MINUTES 07 SECONDS WEST 60.24 FEET; THENCE NORTH 22 DEGREES 26 MINUTES 24 SECONDS WEST, LEAVING SAID CREEK AND WITH THE EASTERN BOUNDARY OF MOORE (DEED BOOK 154, PAGE 470) AND THE EAST MARGIN OF AN EASEMENT AND PASSING AN IRON PIPE AT 23.91 FEET, IN ALL 410.42 FEET TO THE POINT OF BEGINNING.
TRACT NO. 2:
EASEMENT FOR INGRESS-EGRESS AND PARKING FOR THE BENEFIT OF TRACT NO. 1
A 50-FOOT WIDE STRIP OF LAND LOCATED ALONG AND ADJACENT TO THE WEST BOUNDARY OF THE ABOVE DESCRIBED LAND AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING ON AN IRON PIPE, SAME BEING THE NORTHWEST CORNER OF THE ABOVE DESCRIBED LAND THEN RUNNING SOUTH 59 DEG. 11' 00" WEST 25.27 FEET TO AN IRON PIN, SAME BEING THE CENTER OF THE 50-FOOT RIGHT-OF-WAY HEREIN DESCRIBED, THE CENTERLINE OF WHICH IS DESCRIBED AS FOLLOWS: THENCE SOUTH 22 DEG. 26' 24" EAST APPROXIMATELY 410 FEET TO THE CENTER OF CROOKED CREEK; FOR TRAVEL AND PARKING SO LONG AS IT IN NO WAY IMPEDES OR OBSTRUCTS THE DEVELOPMENT OR USE OF ANY OR ALL OF SAID 50-FOOT STRIP FOR A PUBLIC STREET. UPON DEDICATION OF SAID ROADWAY AS A PUBLIC STREET, THE GRANTEE'S RIGHTS GRANTED HEREUNDER SHALL TERMINATE SO IT WILL NOT HAVE ANY GREATER RIGHT THAN THE PUBLIC AT LARGE.
BEING THE SAME PROPERTY CONVEYED TO MCNAIRY PROPCO, LLC, A DELAWARE LIMITED LIABILITY COMPANY BY DEED FROM MCNAIRY COUNTY LONG TERM FACILITY, LLC., A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS MCNAIRY COUNTY LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 6, PAGE 574, IN THE REGISTER'S OFFICE OF MCNAIRY COUNTY, TENNESSEE.

30.    AHC Union City, 1630 E. Reelfoot Ave.,Union City TN 38261
The Land referred to herein below is situated in the County of Obion, State of Tennessee, and described as follows:
LYING AND BEING SITUATED IN THE CITY OF UNION CITY, THIRTEENTH CIVIL DISTRICT, OBION COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
TRACT NO. 1:
BEGINNING ON A FOUND IRON PIPE IN THE NORTH MARGIN OF REELFOOT AVENUE (STATE ROUTE 22), SAID IRON PIPE BEING LOCATED 2.3 FEET NORTH OF THE NORTH EDGE OF A CONCRETE SIDEWALK, BEING THE SOUTHEAST CORNER OF LINDA MILES HOLMES (DEED BOOK 26-R, PAGE 16), AND BEING THE SOUTHWEST CORNER OF THE SUBJECT PROPERTY; THENCE WITH THE EAST LINE OF HOLMES, AND WITH THE EAST LINE OF TAMMY CROWELL (DEED BOOK 28-A, PAGE 891) AND LARRY BROWN (DEED BOOK 26-V, PAGE 945), NORTH 01 DEGREES 21 MINUTES 03 SECONDS EAST A DISTANCE OF 376.06 FEET TO A FOUND IRON PIN IN THE SOUTHERN LINE OF A TRACT BELONGING TO THE CITY OF UNION CITY (DEED BOOK 12-S, PAGE 291), ALSO BEING THE SOUTHWEST CORNER OF A PERMANENT EASEMENT THAT WAS CONVEYED TO UNION CITY MANOR, INC. IN DEED BOOK 20- E, PAGE 667; THENCE WITH THE SOUTH LINE OF SAID EASEMENT AND CITY OF UNION CITY TRACT, SOUTH 89 DEGREES 06 MINUTES 00 SECONDS EAST A DISTANCE OF 279.18 FEET TO A RE-SET IRON PIN AT THE SOUTHEAST CORNER OF SAID EASEMENT; THENCE CONTINUING WITH THE SOUTH LINE OF THE CITY OF UNION CITY TRACT, SOUTH 89 DEGREES 06 MINUTES 00 SECONDS EAST A DISTANCE OF 206.00 FEET TO AN EXISTING IRON PIN AT THE NORTHWEST CORNER OF UNION CITY MEDICAL CENTER, LLC (DEED BOOK 37, PAGE 139); THENCE WITH THE WESTERN LINE OF UNION CITY MEDICAL CENTER, LLC, SOUTH 01 DEGREES 21 MINUTES 06 SECONDS WEST A DISTANCE OF 373.59 FEET TO AN EXISTING IRON PIN IN THE NORTHERN MARGIN OF REELFOOT AVENUE; THENCE WITH THE NORTHERN MARGIN OF REELFOOT AVENUE, NORTH 89 DEGREES 23 MINUTES 29 SECONDS WEST, PASSING A FOUND IRON PIPE 2.5 FEET NORTH OF THE NORTH EDGE OF THE CONCRETE SIDEWALK AT 206.00 FEET, IN ALL, A DISTANCE OF 485.20 FEET TO THE BEGINNING.
BEING ONE CONTIGUOUS TRACT OF LAND, AND CONTAINING 181,851 SQUARE FEET, OR 4.175 ACRES
TRACT NO. 2: EASEMENT(S) BENEFITING TRACT 1
LYING AND BEING SITUATED IN THE CITY OF UNION CITY, THIRTEENTH CIVIL DISTRICT, OBION COUNTY, TENNESSEE AND BEING THAT EASEMENT

CONVEYED TO UNION CITY MANOR, INC., A TENNESSEE CORPORATION, BY DEED OF THE CITY OF UNION CITY, A TENNESSEE MUNICIPAL CORPORATION, AS APPEARS OF RECORD IN DEED BOOK 20-E, PAGE 667, REGISTER'S OFFICE, OBION COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING ON A FOUND IRON PIN AT THE NORTHEAST CORNER OF THE JEAN JACKSON LOT (NOW LARRY BROWN), ALSO BEING THE NORTHWEST CORNER OF THE UNION CITY MANOR, INC. PROPERTY; THENCE NORTH 01 DEGREE 20 MINUTES 45 SECONDS EAST A DISTANCE OF 66.15 FEET TO A POINT IN THE SOUTH MARGIN OF BISHOP STREET; THENCE WITH THE SOUTH MARGIN OF BISHOP STREET, NORTH 89 DEGREES 51 MINUTES 50 SECONDS EAST A DISTANCE OF 279.27 FEET TO A POINT; THENCE SOUTH 01 DEGREE 21 MINUTES 00 SECONDS WEST A DISTANCE OF 71.20 FEET TO AN IRON PIN IN THE NORTH LINE OF THE UNION CITY MANOR, INC. PROPERTY (ALSO BEING THE NORTHWEST CORNER OF LOT 4 OF THE SUN RISE SUBDIVISION); THENCE WITH THE NORTH LINE OF UNION CITY MANOR, INC., NORTH 89 DEGREES 06 MINUTES 00 SECONDS WEST A DISTANCE OF 279.18 FEET TO THE BEGINNING.
TRACT NO. 3: EASEMENT(S) BENEFITING TRACT 1
SITUATED IN THE CITY OF UNION CITY, THE 1316 CIVIL DISTRICT OF OBION COUNTY, TENNESSEE:
BEGINNING AT AN EXISTING 5/8 INCH IRON PIN AND CAP AT THE NORTHWEST CORNER OF UNION CITY MEDICAL CENTER, LLC (DEED BOOK 37, PG. 139), SAID IRON PIN BEING THE NORTHEAST CORNER OF UNION CITY MANOR, INC. (DEED BOOK 22-Z, PAGE 254), BEING A POINT IN THE SOUTHERN LINE OF A TRACT BELONGING TO THE CITY OF UNION CITY (DEED BOOK 12-S, PG. 291) AND BEING THE SOUTHEAST CORNER OF THE EASEMENT DESCRIBED HEREIN; THENCE WITH THE NORTHERN LINE OF UNION CITY MANOR, INC., NORTH 89 DEGREES 06 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 206.00 FEET TO AN EXISTING IRON PIN AND CAP AT THE SOUTHEAST CORNER OF AN EASEMENT THAT WAS CONVEYED TO UNION CITY MANOR, INC. BY THE CITY OF UNION CITY IN DEED BOOK 20¬E, PAGE 667; THENCE WITH THE EASTERN LINE OF SAID EASEMENT, NORTH 01 DEGREE 21 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 71.20 FEET TO A POINT IN THE SOUTHERN RIGHT-OF-WAY OF BISHOP STREET (PAVED CITY STREET WITH A 50 FEET WIDE RIGHT- OF-WAY); THENCE WITH THE SOUTHERN RIGHT-OF-WAY OF BISHOP STREET, SOUTH 89 DEGREES 28 MINUTES 54 SECONDS EAST FOR A DISTANCE OF 206.02 FEET TO A POINT; THENCE SOUTH 01 DEGREE 21 MINUTES 06 SECONDS WEST FOR A DISTANCE OF 72.57 FEET TO THE POINT OF BEGINNING.
TRACT NO. 4:

EASEMENT(S) BENEFITING TRACT 1 CONTAINED IN RECIPROCAL ACCESS EASEMENT AGREEMENT OF RECORD IN BOOK 55-C, PAGE 829, IN THE REGISTER'S OFFICE OF OBION COUNTY, TENNESSEE.
BEING THE SAME PROPERTY CONVEYED TO UNION CITY PROPCO LLC, A DELAWARE LIMITED LIABILITY COMPANY BY QUITCLAIM DEED FROM UNION CITY LONG TERM FACILITY, LLC, A TENNESSEE LIMITED LIABILITY COMPANY, FORMERLY KNOWN AS UNION CITY LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, OF RECORD IN RECORD BOOK 280, PAGE 45, IN THE REGISTER'S OFFICE OF OBION COUNTY, TENNESSEE.

31.    AHC Waverly, 895 E. Powers Blvd, Waverly, TN 37185
BEGINNING AT AN EXISTING 3/8 INCH IRON PIN IN THE NORTH RIGHT-OF-WAY LINE OF POWERS BOULEVARD (40 FEET FROM CENTERLINE), SAID PIN BEING LOCATED EASTERLY, 213.3 FEET, MORE OR LESS, FROM THE CENTER LINE OF STATE ROUTE NO. 13; THENCE, NORTH 05 DEGREES 14 MINUTES 03 SECONDS EAST, 180.19 FEET TO A CONCRETE MONUMENT AT THE SOUTHEAST CORNER OF THE CITY OF WAVERLY WATER TANK TRACT (TAX MAP 53, PARCEL 17.02 - DEED BK. 184, PAGE 2416 AND DEED BK. 184, PG. 2270); THENCE WITH THE EASTERN LINE OF THE CITY OF WAVERLY, NORTH 12 DEGREES 28 MINUTES 10 SECONDS WEST, 82.85 FEET TO A POINT, BEING THE NORTHEAST CORNER OF THE CITY OF WAVERLY AND THE SOUTHEAST CORNER OF A TRACT BELONGING TO KRC FAMILY PARTNERSHIP, L.P. (TAX MAP 53, PARCEL 7.00 — DEED BK. 187, PG 2477); THENCE WITH THE EASTERN LINE OF KRC FAMILY PARTNERSHIP, L.P., NORTH 07 DEGREES 36 MINUTES 23 SECONDS EAST, 417.43 FEET TO A SET IRON PIN, BEING A CORNER IN THE EASTERN LINE OF KRC FAMILY PARTNERSHIP, LP. AND BEING THE SOUTHWEST CORNER OF ANOTHER TRACT BELONGING TO KRC FAMILY PARTNERSHIP, L.P. (TAX MAP 53, PARCEL 16.00 - DEED BK. 187, PG. 2477); THENCE WITH THE SOUTHERN LINE OF KRC FAMILY PARTNERSHIP, L.P., NORTH 85 DEGREES 23 MINUTES 26 SECONDS EAST, 399.54 FEET TO A SET IRON PIN, BEING THE NORTHWEST CORNER OF LOT 1 OF WOODLAND HILLS SUBDIVISION (PLAT BK. B, PG. 211); THENCE WITH THE WESTERN LINE OF LOT 1 OF WOODLAND HILLS SUBDIVISION, SOUTH 01 DEGREE 51 MINUTES 36 SECONDS EAST, 675.20 FEET TO AN EXISTING 1/2 INCH IRON PIN AT THE SOUTHWEST CORNER OF SAID LOT 1 AND BEING A POINT IN THE NORTH RIGHT-OF-WAY LINE OF POWERS BOULEVARD (40 FEET FROM CENTERLINE); THENCE WITH THE NORTH RIGHT-OF-WAY LINE OF POWERS BOULEVARD, SOUTH 86 DEGREES 13 MINUTES 00 SECONDS WEST, 475.00 FEET TO THE POINT OF BEGINNING.
CONTAINING 6.86 ACRES, MORE OR LESS.
BEING THE SAME PROPERTY CONVEYED TO WAVERLY LONG TERM FACILITY, INC., A TENNESSEE CORPORATION, BY DEED FROM AUTUMNFIELD OF DANVILLE, INC., A KENTUCKY CORPORATION, OF RECORD IN BOOK WD197, PAGE 1674, IN THE REGISTER'S OFFICE OF HUMPHREYS COUNTY, TENNESSEE.

EXHIBIT E
DEPOSIT AGREEMENT
E-1

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made this 21st day of October, 2024, by and among the entities listed as “Property Owner” and “Current Operator” set forth on Exhibit A (collectively, “Seller”) and the entities listed as “Purchaser” set forth on Exhibit A (the “Purchaser”), and Landmark Abstract Agency, LLC (“Escrow Agent”).
Preliminary Statement
In connection with the execution and delivery by Seller and Purchaser of that certain Asset Purchase Agreement of even date herewith entered into between the Seller and Purchaser (the “APA”), Purchaser has agreed to deliver to Escrow Agent a deposit of Ten Million 00/100 Dollars ($10,000,000.00) (the “Deposit”) in good funds by federal wire transfer, pursuant to the APA. Escrow Agent shall hold the Deposit pursuant to the terms hereof.
The Purchaser, Seller, and Escrow Agent further agree that any additional deposits due under and in connection with the APA will be governed pursuant to the terms hereof.
Escrow Agent agrees to act as such upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Escrow Agent. Seller and Purchaser hereby engage Escrow Agent to serve as escrow agent under the terms hereof, and upon execution thereof, pursuant to the terms of the APA. Escrow Agent hereby accepts such engagement and agrees to hold and release the Deposit in accordance with the terms hereof. The Deposit shall be deposited with Escrow Agent by wire transfer. All interest, investment income or other proceeds will accrue to and be reported to applicable taxing authorities, including the Internal Revenue Service, for the account of Purchaser.
2.    Deposit. The parties hereto agree that the Escrow Agent shall invest the Deposit in a separate interest bearing money market account at ____________ Bank for the benefit of Purchaser. The investment shall be subject to the rules, regulations, policies, and procedures of the depository institution and the provisions of applicable law. All interest will accrue and be reported to the Internal Revenue Service for the account of ________________1, and interest will accrue at the rate provided by the institution in which the Deposit is deposited. Interest shall be payable at the time the Deposit is disbursed in accordance with the terms of this Agreement; provided, however, that nothing herein shall diminish Escrow Agent’s obligation to apply the full amount of the Deposit in accordance with the terms of these escrow trust instructions.
3.    Release of Deposit.
(a)    Except as otherwise contemplated by Section 3(c), in no case shall the above-mentioned Deposit be surrendered except in accordance with written instructions signed
1 NTD: Purchaser to designate a single purchaser entity
E-1

by Purchaser and Seller. Upon receipt by Escrow Agent joint written instructions of Seller and Purchaser directing Escrow Agent to release the Deposit, Escrow Agent shall deliver the Deposit, as and to the party indicated in said written instructions, within three (3) Business Days after receiving such instructions, by wire transfer of immediately available funds. In the event Escrow Agent does not receive such joint written instructions, the Deposit shall be held and released pursuant to the remainder of this Section 3.
(b)    If there is a dispute with respect to the distribution of the Deposit, Purchaser and Seller shall use their reasonable best efforts to resolve such dispute, and the Deposit shall continue to be held by Escrow Agent until the earlier to occur of (i) joint written instructions of Purchaser and Seller are delivered to Escrow Agent or (ii) Escrow Agent’s receipt of a certified copy of an order of any court of competent jurisdiction or directive from any governmental authority of competent jurisdiction, , in which event, Escrow Agent shall release the Deposit to the party designated thereinIn the event of a dispute regarding the Deposit, Escrow Agent may elect to commence an action in interpleader and in conjunction therewith remit the Deposit to a court of competent jurisdiction in Tennessee pending resolution of such dispute . The parties agree that the cost of any such action shall be deducted from the Deposit prior to disbursement to the parties.
4.    Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing signed by or on behalf of the party making such notice, request, demand, waiver or communication and shall be deemed to be given (i) on the day delivered (or if that day is not a Business Day, or if delivered after the close of business on a Business Day, on the next day that is a Business Day) when delivered by personal delivery or overnight courier, (ii) on the third (3rd) Business Day after mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon transmission when sent by facsimile transmission or email transmission (provided that such facsimile or email is followed by an original of such notice by mail or personal delivery as provided herein). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.
To Seller:
c/o American Health Partners
201 Jordan Rd, Suite 200
Franklin, TN 37067
Attn: Jason Bailey
Attn: Philip Clark, Esq.
Email: jbailey@amhealthpartners.com
Email: PClark@amhealthpartners.com
With a copy to:
Foley & Lardner LLP
301 East Pine Street, Suite 1200
Orlando, FL 32801
D-2

Attn: Matthew E. Jassak
Email: MJassak@foley.com
To Purchaser:
c/o Eagle Arc Partners
17 State St., Suite 2525
New York, NY 10004
Attn: Elliott Mandelbaum
Attn: Samuel Rieder
Email: elliott@eaglearc.com
Email: samuel@eaglearc.com
With a copy to:
UB Greensfelder LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Attention: Daniel Gottesman, Esq.
Email: dgottesman@ubglaw.com
To Escrow Agent:
Landmark Abstract Agency, LLC
207 Rockaway Turnpike
Lawrence, NY 11559
Email: jrekant@laatitle.com
Attention: Jacob Rekant
5.    Liability and Duties of Escrow Agent. Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions:
(a)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part taken or made in good faith, and not in disregard of this Agreement orthe APA, but shall be liable for its negligent acts and willful misconduct;
(b)    Seller and Purchaser shall jointly and severally indemnify Escrow Agent for, and hold it harmless against all costs, claims and expenses, including but not limited to reasonable attorneys’ fees, incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence or willful misconduct on the part of Escrow Agent;
(c)    Escrow Agent shall be fully protected in acting on and relying upon any written notice, instruction, direction or other document which Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties;
D-3

(d)    Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken or suffered by it in good faith in accordance with the opinion of such counsel; and
(e)    Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to each of Seller and Purchaser specifying a date, not less than thirty (30) days after the date of such notice, when such resignation will take effect. Upon the effective date of such resignation, Escrow Agent shall deliver the funds held in escrow to such person or persons as Seller and Purchaser shall in writing jointly direct, and upon such delivery Escrow Agent shall be relieved of all duties and liabilities thereafter accruing under this Agreement. Seller and Purchaser shall have the right at any time upon joint action to substitute a new Escrow Agent by giving notice thereof to Escrow Agent then acting. If, however, Seller and Purchaser shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from Escrow Agent, Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.
6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.
7.    Waiver of Jury Trial. EACH OF SELLER, PURCHASER AND ESCROW AGENT HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN ESCROW AGENT, SELLER AND PURCHASER OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.
8.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Agreement via a facsimile (or transmission of a .pdf file) of this Agreement. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Agreement.
9.    Entirety; Modifications. This Agreement and the APA together embody the entire agreement between the parties with respect to the Deposit and supersedes all prior agreements and understandings related to the Deposit. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.
D-4

11.    Binding Effect; Successors. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity authorized to exercise fiduciary powers, the successor entity without any further act shall be the successor Escrow Agent.
12.    Termination of Escrow. This Agreement shall terminate upon the release by Escrow Agent of the Deposit in accordance with this Agreement.
13.    Definitions. The following terms shall have the following meanings in this Agreement:
“Business Day” means any day that is not (i) a Saturday or Sunday, or (ii) a legal holiday on which banks are authorized or required by Law to be closed in New York, New York, or (iii) one of the following Jewish Holidays, with the dates of said holidays for 2024 set forth in parentheticals: Purim (March 24), Passover (April 23 - April 30), Shavuot (June 12 - June 13), “Nine Days” (August 5 – August 13), Rosh Hashana (October 3 - 4), Yom Kippur (October 12), and Sukkot (October 17 – October 23), Shemini Atzeres (October 24) and Simchas Torah (October 25).
[Signature page follows]

D-5

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.
PURCHASER:
1900 PARR AVENUE TN LLC
2031 AVONDALE STREET TN LLC
800 VOLUNTEER DRIVE TN LLC
726 KENTUCKY AVENUE S TN LLC
1245 E COLLEGE ST TN LLC
5275 MILLENNIUM DRIVE AL LLC
1645 FLORENCE RD TN LLC
1630 E REELFOOT AVE TN LLC
460 HANNINGS LANE TN LLC
524 WEST MAIN STREET TN LLC
7424 MIDDLEBROOK PIKE TN LLC
7512 MIDDLEBROOK PIKE TN LLC
1536 APPLING CARE LANE TN LLC
5070 SANDERLIN AVENUE TN LLC
765 BERT JOHNSTON AVENUE TN LLC
45 FOREST COVE TN LLC
1513 N 2ND STREET TN LLC
121 PHYSICIANS DR TN LLC
597 WEST FOREST AVENUE TN LLC
444 ONE ELEVEN PLACE TN LLC
704 DUPREE ROAD TN LLC
4343 ASHLAND CITY HIGHWAY TN LLC
119 KITTRELL STREET TN LLC
727 EAST CHURCH STREET TN LLC
175 HOSPITAL DRIVE TN LLC
835 EAST POPLAR AVENUE TN LLC
2650 NORTH MT JULIET ROAD TN LLC
202 EAST MTCS ROAD TN LLC
900 PROFESSIONAL PARK DRIVE TN LLC
813 S DICKERSON RD TN LLC
895 POWERS BLVD TN LLC
each, a Delaware limited liability company
By:
Name:
Its:

Purchaser and Seller
Signature Page to Escrow Agreement

SELLER:
APPLINGWOOD PROPCO LLC
BRIGHT GLADE PROPCO LLC
COVINGTON PROPCO LLC
CRESTVIEW HEALTH PROPCO LLC
DYERSBURG PROPCO LLC
MCKENZIE PROPCO LLC
NORTHBROOKE PROPCO LLC
PARIS PROPCO LLC
UNION CITY PROPCO LLC
WEST TENNESSEE PROPCO LLC
CLARKSVILLE PROPCO LLC
LEWIS COUNTY PROPCO LLC
MILLENNIUM PROPCO LLC
VANAYER PROPCO LLC
BETHESDA PROPCO LLC
DECATUR COUNTY PROPCO LLC
LEXINGTON PROPCO LLC
MCNAIRY PROPCO LLC
MEADOWBROOK PROPCO LLC
MT. JULIET PROPCO LLC
SAVANNAH PROPCO LLC
VANCO PROPCO LLC
WESTWOOD PROPCO LLC
each, a Delaware limited liability company
By:
Name:
Its:
FOREST COVE LONG TERM FACILITY, LLC
CKT PROPERTIES, LLC
HARBOR VIEW PROPERTIES, LLC
CUMBERLAND LONG TERM FACILITY, LLC
NORTHSIDE LONG TERM FACILITY, LLC
KNOXVILLE PROPCO I, LLC
WELLPARK PROPCO, LLC
WAVERLY LONG TERM FACILITY, LLC
each, a Tennessee limited liability company
By:
Name:
Its:

{1325/002/00304038.1}[Purchaser Signature Page to Escrow Agreement]

ESCROW AGENT:
LANDMARK ABSTRACT AGENCY, LLC
By:
Name: Jacob Rekant, Esq.
Title: President
[End of Signatures]

Escrow Agent
Signature Page to Escrow Agreement

EXHIBIT F
FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

F-1

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the __ day of _____ 2024 (the “Effective Date”) by and between the parties set forth on Schedule 1 hereto (individually and collectively, as the context so requires, as “Seller” and as “Sellers”, respectively), and the parties set forth on Schedule 2 hereto (individually and collectively, as the context so requires, as “Purchaser” and as “Purchasers”, respectively).
RECITALS
This Agreement is made with reference to the following facts:
A.    Concurrently with this Agreement, Sellers are selling to Purchasers, and Purchasers are purchasing from Sellers, all of Sellers’ right, title and interest in and to the Real Property described in that certain Asset Purchase Agreement by and between Sellers and Purchasers dated as of _________, 2024 (the “Purchase Agreement”). Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.
B.    In connection with such sale and purchase and in accordance with the Purchase Agreement, each Seller desires to assign all of its respective right, title and interest to Purchaser, and Purchaser desires to assume from such Seller, all duties and obligations (to the extent such duties and obligations first arise or accrue on or after the Effective Date), in, to and under the Purchased Assets.
NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchasers and Sellers, intending to be legally bound, hereby covenant and agree as follows:
AGREEMENT
1.    The recitals as set forth above are agreed to be true and correct and are incorporated herein by this reference.
2.    As of the Effective Date, each Seller hereby grants, bargains, sells, assigns, transfers, conveys, and sets over to Purchaser, all of its respective right, title, and interest in, to and under the Purchased Assets. As of the Effective Date, Purchaser hereby accepts such assignment of the Purchased Assets and assumes all duties, liabilities, and obligations of each Seller with respect to the Purchased Assets arising on and after the Effective Date.
3.    It is understood and agreed that, except as set forth in the Purchase Agreement, each Seller has not made, does not make, and specifically disclaims all warranties, representations, covenants, and guaranties of any kind or character whatsoever, whether express, implied or statutory, or whether written or oral, with respect to the condition of the Purchased

Assets including, without limitation, as to merchantability or fitness for a particular purpose, the design or condition of the Purchased Assets, the quality or capacity of the Purchased Assets, workmanship or compliance of the Purchased Assets with the requirements of any law, rule, specification or contract pertaining thereto, or patent infringement or latent defects. By acceptance of this Agreement, Purchaser acknowledges and agrees that each Seller conveys and Purchaser accepts the Purchased Assets on an “as is, where is, with all faults” basis, without any representation or warranty of any kind whatsoever, except as set forth in the Purchase Agreement. In the event of any inconsistency between this document and the Purchase Agreement, the Purchase Agreement shall control.
4.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.    This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Tennessee.
6.    This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder, whether as a third-party beneficiaries or otherwise.
7.    Sellers hereby covenant and agree that upon Purchasers’ request, Sellers will do, execute, and deliver or cause to be done, executed or delivered, all such further acts, deeds, assignments, transfers, and conveyances as may be reasonably required by Purchasers in order to assign, transfer, and convey unto and vest in Purchasers and its successors and assigns right, title and interest to the Purchased Assets sold, conveyed, and transferred by this Agreement and as set forth in the Purchase Agreement.
8.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The delivery of an executed counterpart of this Agreement by email, DocuSign, or other electronic means shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.
{Signature Page Follows.}

IN WITNESS WHEREOF, Sellers and Purchasers have caused this Bill of Sale, Assignment and Assumption Agreement to be executed and delivered as of the date first written above.
SELLERS:

PURCHASERS:

Schedule 1
Seller Parties

Schedule 2
Purchaser Parties

EXHIBIT G
FORM OF POST-CLOSING ESCROW AGREEMENT

G-1

Foley Draft 10/15/24
INDEMNIFICATION ESCROW AGREEMENT
THIS INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) is made as of [__________], 2024 (the “Effective Date”) by and among the parties identified as Indemnitors on Schedule 1 attached hereto (collectively, “Indemnitor”) and (ii) the parties identified as Indemnitees on Schedule 1 attached hereto (collectively, “Indemnitee”), and (iii) Landmark Abstract Agency, LLC, a New York limited liability company (“Escrow Agent”).
WHEREAS, Indemnitor and Indemnitee are parties to that certain [Asset Purchase Agreement] [or] [Operations Transfer Agreements set forth on Schedule 2 attached hereto] dated as of [___], 2024 (as amended, the “Transaction Document”) pursuant to which Indemnitor has agreed (subject to the terms, conditions and limitations set forth therein) [to transfer to Indemnitee, and Indemnitee has agreed (subject to the terms, conditions and limitations set forth therein) to accept from Indemnitor, the operations of those certain] [or] [to sell to Indemnitee, and Indemnitee has agreed (subject to the terms, conditions and limitations set forth therein) to purchase from Indemnitee certain real estate and other assets relating to the] skilled nursing facilities identified on Schedule 1 attached hereto (collectively, the “Facilities”);
WHEREAS, pursuant to the Transaction Document, on the Effective Date, Indemnitor agreed to deposit [INSERT APPLICABLE AMOUNT] Dollars ($[_________________]) (the “[Initial]2 Escrow Funds”) with Escrow Agent, to secure Indemnitor’s indemnity obligations under the Transaction Document;
[WHEREAS, pursuant to the Transaction Documents, upon the occurrence of any subsequent closing of the transactions contemplated by the Transaction Documents (each, a “Subsequent Deposit Date”), Indemnitor agreed to deposit additional funds in accordance and subject to the terms of the Transaction Document (the “Additional Escrow Funds” and together with the Initial Escrow Funds, the “Escrow Funds”) with Escrow Agent, to further secure Indemnitor’s indemnity obligations under the Transaction Document;]
NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    Indemnitee and Indemnitor do hereby appoint Escrow Agent to be and act as escrow agent, and Escrow Agent hereby accepts its appointment to hold in an escrow account (hereinafter referred to as the “Escrow Account”) the Escrow Funds upon the terms and conditions as set forth in this Agreement.
2.    On the Effective Date, Indemnitor shall cause to be deposited with Escrow Agent, into the Escrow Account, the [Initial] Escrow Funds. [On any Subsequent Deposit Date, Indemnitor shall cause to be deposited with Escrow Agent, into the Escrow Account, the Additional Escrow Funds]. Any income generated on the Escrow Funds shall be the sole property of and paid to the Indemnitor. The Escrow Funds retained by Escrow Agent will be held
2 NTD – Delete if all Facilities included in Initial Closing.
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Foley Draft 10/15/24
in a separate interest bearing money market account at ___________ Bank for the benefit of Indemnitor. The investment shall be subject to the rules, regulations, policies, and procedures of the depository institution and the provisions of applicable law. All interest will accrue and be reported to the Internal Revenue Service for the account of ________________ ,3 and interest will accrue at the rate provided by the institution in which the Escrow Funds are deposited. Interest shall be payable at the time the Escrow Funds are disbursed in accordance with the terms of this Agreement.
3.    The Escrow Agent shall hold the Escrow Funds, if and when received by it, in accordance with the terms of this Agreement. The Escrow Funds shall be paid in accordance with written instructions executed by Indemnitee and Indemnitor in accordance with the provisions of this Agreement and [FOR APA: Sections 2.5(c) and Article IX] [or] [FOR OTA: Article X] of the Transaction Document. From time to time on or before the Final SD Release Date (as defined below), Indemnitee may give notice to Indemnitor and Escrow Agent specifying in reasonable detail the nature and dollar amount of any indemnity claim it or any [Purchaser Indemnified Parties] [or][Transferee Indemnified Parties] (as defined in the Transaction Document) may have under [FOR APA: Article IX] [or] [FOR OTA: Article X]of the Transaction Document. Any notice under the preceding sentence is referred to herein as a “Notice” and any claim for payment from the Escrow Fund under the preceding sentence is referred to herein as a “Claim.” If Indemnitor gives notice to Indemnitee and Escrow Agent disputing all or any portion of a Claim (a “Counter Notice”) within thirty (30) days following receipt by Escrow Agent and Indemnitor of the Notice regarding such Claim, such Claim shall be resolved as provided in this Section 3. If no Counter Notice is received by Escrow Agent within such thirty (30) day period, then the dollar amount claimed by Indemnitee as set forth in its Notice shall be deemed established for purposes of this Agreement and, at the end of such thirty (30) day period, Escrow Agent shall pay to Indemnitee the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. If a Counter Notice is given with respect to only a portion of a Claim, Escrow Agent shall, at the end of such thirty (30) day period, pay to Indemnitee the remaining, undisputed dollar amount claimed by Indemnitee as set forth in its Notice, to the extent Escrow Agent did not receive a Counter Notice, from (and only to the extent of) the Escrow Fund and shall only make a payment with respect to the disputed dollar amount set forth in the Counter Notice in accordance with (i) joint written instructions of Indemnitee and Indemnitor or (ii) a final, non-appealable order of a court of competent jurisdiction. If a Counter Notice is given with respect to all of a Claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Indemnitee and Indemnitor or (ii) a final, non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question. Escrow Agent shall not be responsible for any delay in the electronic wire transfer of funds.
4.    Notwithstanding any terms to the contrary herein, [but subject in all respects to the requirements of Section 6,] with respect to the [Initial] Escrow Funds:
3 NTD: Seller to advise on which entity will be beneficiary of Interest income.

Foley Draft 10/15/24
(a)    Indemnitee explicitly agrees that upon receipt of written instructions from Indemnitor delivered on or after the first (1st) Business Day following the first (1st) anniversary of the Effective Date (the “First Release Date”), Escrow Agent shall release to Indemnitor [INSERT 33% OF ORIGINAL ESCROW AMOUNT] and 00/100 Dollars ($[_____________].00) from the [Initial] Escrow Funds (minus the amount of: (i) indemnification Claims paid from the [Initial] Escrow Funds prior to the First Release Date, and (ii) pending indemnification Claims by any Indemnitee against the [Initial] Escrow Funds; provided that in the event that any amount is withheld by the Escrow Agent due to any pending Claim, then as soon as practicable following resolution of such Claim, the portion of such amount that is not applicable and applied to such pending Claim shall be released to Indemnitor).
(b)    Indemnitee explicitly agrees that upon receipt of written instructions from Indemnitor delivered on or after the first (1st) Business Day following the second (2nd) anniversary of the Effective Date (the “Second Release Date”), Escrow Agent shall release to Indemnitor the positive difference, if any, between the remaining balance of the [Initial] Escrow Funds minus [INSERT 33% OF ORIGINAL ESCROW AMOUNT] and 00/100 Dollars ($[___________].00) from the [Initial] Escrow Funds (minus the amount of any pending indemnification Claims against the [Initial] Escrow Funds by any Indemnitee; provided that in the event that any amount is withheld by the Escrow Agent due to any pending Claim against the [Initial] Escrow Funds, then as soon as practicable following resolution of such Claim, the portion of such amount that is not applicable and applied to such pending Claim shall be released to Indemnitor); provided that, in no event shall such release cause the remaining amount of the [Initial] Escrow Funds to be less than [INSERT 34% OF ORIGINAL ESCROW AMOUNT] plus the amount of any pending indemnification Claims against the [Initial] Escrow Funds by an Indemnitee.
(c)    Indemnitee explicitly agrees that upon receipt of written instructions from Indemnitor delivered on or after the first (1st) Business Day following the third (3rd) anniversary of the Effective Date (the “Final Release Date”), Escrow Agent shall release to Indemnitor all remaining funds from the from the [Initial] Escrow Funds (minus the amount of any pending indemnification Claims by any Indemnitee against the [Initial] Escrow Funds; provided that in the event that any amount is withheld by the Escrow Agent due to any pending Claim against the [Initial] Escrow Funds, then as soon as practicable following resolution of such Claim, the portion of such amount that is not applicable and applied to such pending Claim shall be released to Indemnitor); provided, however, that if the Indemnitee does not provide written evidence to Escrow Agent and Indemnitor that they have filed a judicial action against the Indemnitor with respect to any such pending Claim within one hundred eighty (180) days period following the Final Release Date, the [Initial] Escrow Funds, if any, held by the Escrow Agent shall be released to the Indemnitor.
[5.    Notwithstanding any terms to the contrary herein, but subject in all respects to the requirements of Section 6, with respect to any Additional Escrow Funds:

Foley Draft 10/15/24
(a)    Indemnitee explicitly agrees that upon receipt of written instructions from Indemnitor delivered on or after the first (1st) Business Day following the first (1st) anniversary of the Subsequent Deposit Date (the “First SD Release Date”), Escrow Agent shall release to Indemnitor [INSERT 33% OF ADDITIONAL ESCROW AMOUNT] and 00/100 Dollars ($[_______].00) from the Additional Escrow Funds (minus the amount of: (i) indemnification Claims paid from the Additional Escrow Funds prior to the First SD Release Date, and (ii) pending indemnification Claims by any Indemnitee against the Additional Escrow Funds; provided that in the event that any amount is withheld by the Escrow Agent due to any pending Claim, then as soon as practicable following resolution of such Claim, the portion of such amount that is not applicable and applied to such pending Claim shall be released to Indemnitor).
(b)    Indemnitee explicitly agrees that upon receipt of written instructions from Indemnitor delivered on or after the first (1st) Business Day following the second (2nd) anniversary of the Subsequent Deposit Date (the “Second SD Release Date”), Escrow Agent shall release to Indemnitor the positive difference, if any, between the remaining balance of the Additional Escrow Funds minus [INSERT 33% OF ADDITIONAL ESCROW AMOUNT] and 00/100 Dollars ($[__________].00) from the Additional Escrow Funds (minus the amount of any pending indemnification Claims against the Additional Escrow Funds by any Indemnitee; provided that in the event that any amount is withheld by the Escrow Agent due to any pending Claim against the Additional Escrow Funds, then as soon as practicable following resolution of such Claim, the portion of such amount that is not applicable and applied to such pending Claim shall be released to Indemnitor); provided that, in no event shall such release cause the remaining amount of the Additional Escrow Funds to be less than [INSERT 34% OF ADDITIONAL ESCROW AMOUNT] plus the amount of any pending indemnification Claims against the Additional Escrow Funds by an Indemnitee.
(c)    Indemnitee explicitly agrees that upon receipt of written instructions from Indemnitor delivered on or after the first (1st) Business Day following the third (3rd) anniversary of the Subsequent Deposit Date (the “Final SD Release Date”), Escrow Agent shall release to Indemnitor all remaining funds from the from the Additional Escrow Funds (minus the amount of any pending indemnification Claims by any Indemnitee against the Additional Escrow Funds; provided that in the event that any amount is withheld by the Escrow Agent due to any pending Claim against the Additional Escrow Funds, then as soon as practicable following resolution of such Claim, the portion of such amount that is not applicable and applied to such pending Claim shall be released to Indemnitor); provided, however, that if the Indemnitee does not provide written evidence to Escrow Agent and Indemnitor that they have filed a judicial action against the Indemnitor with respect to any such pending Claim within one hundred eighty (180) days period following the Final SD Release Date, the Additional Escrow Funds, if any, held by the Escrow Agent shall be released to the Indemnitor.]
6.    If Indemnitee gives notice to Indemnitor and Escrow Agent disputing the calculation of the amounts set forth in the request for release of Escrow Funds by Indemnitor (a

Foley Draft 10/15/24
“Release Counter Notice”) pursuant to Section 4 or Section 5 of this Agreement (a “Indemnitor Release Request”) within five (5) Business Days following receipt by Escrow Agent and Indemnitee of the Indemnitor Release Request, such Indemnitor Release Request shall be resolved as provided in this Section 6. If no Release Counter Notice is received by Escrow Agent within such five (5) Business Day period, then the dollar amount claimed by Indemnitor as set forth in its Indemnitor Release Request shall be deemed established for purposes of this Agreement and, at the end of such five (5) Business Day period, Escrow Agent shall pay to Indemnitor the dollar amount claimed in the Indemnitor Release Request from (and only to the extent of) the Escrow Fund. If a Release Counter Notice is given with respect to only a portion of a Indemnitor Release Request, Escrow Agent shall, at the end of such five (5) Business Day period, pay to Indemnitor the remaining, undisputed dollar amount claimed by Indemnitor as set forth in its Indemnitor Release Request, to the extent Escrow Agent did not receive a Release Counter Notice, from (and only to the extent of) the Escrow Fund and shall only make a payment with respect to the disputed dollar amount set forth in the Release Counter Notice in accordance with (i) joint written instructions of Indemnitee and Indemnitor or (ii) a final, non-appealable order of a court of competent jurisdiction. If a Release Counter Notice is given with respect to all of an Indemnitor Release Request, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Indemnitee and Indemnitor or (ii) a final, non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable.
7.    In the event of any disagreement between Indemnitee and Indemnitor resulting in conflicting instructions to, or adverse claims or demands upon the Escrow Agent with respect to the release of the Escrow Funds, the Escrow Agent shall refuse to comply with such instruction, claim or demand so long as such disagreement shall continue, and in so refusing the Escrow Agent shall not release the Escrow Funds, or make any other disposition of the Escrow Account. The Escrow Agent shall not be or become liable in any way to Indemnitee or Indemnitor for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue so to refrain from acting until such conflicting or adverse demands (a) shall have been adjusted by agreement and it shall have been notified in writing thereof by Indemnitee and Indemnitor or (b) shall have finally been determined in a court of competent jurisdiction. Additionally, at its discretion the Escrow Agent may proceed with filing an interpleader action. Upon depositing the Escrow Funds with a court of competent jurisdiction, the Escrow Agent shall be released from any further obligation, responsibility or liability under this Agreement. In addition, the Escrow Agent shall be entitled to be reimbursed out of the Escrow Funds for its costs and reasonable attorney’s fees that are incurred in connection with filing the interpleader action.
8.    It is understood and agreed by the parties to this Agreement as follows:
(a)    The Escrow Agent is not a trustee for any party for any purpose, and is merely acting as a depository and a ministerial capacity hereunder with the limited duties herein prescribed.

Foley Draft 10/15/24
(b)    The Escrow Agent has no responsibility in respect of any instructions, certificate or notice delivered to it or of the Escrow Account, other than faithfully to carry out the obligations undertaken in this Agreement and to follow the directions in such instructions or notice provided in accordance with the terms hereof.
(c)    Indemnitor and Indemnitee hereby agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from and against all costs, damages, judgment, reasonable attorney’s fees, expenses, obligations, and liabilities of any kind or nature, which Escrow Agent in good faith may incur or sustain in connection with this Agreement. The Escrow Agent shall not be liable for any actions taken or omitted by it in good faith and may rely upon, and act in accordance with the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice.
(d)    The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instructions, notice, letter, telegram, cablegram or other written instrument believed to be genuine and to have been signed or communicated by the proper party or parties.
(e)    The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by Indemnitee or Indemnitor and indemnified to the Escrow Agent’s satisfaction against the cost and expense of such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to give notice of such proceeding to Indemnitee and Indemnitor. The Escrow Agent shall not be required to institute legal proceedings of any kind.
(f)    The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have, either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing, signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy that it would otherwise have on any other occasion.
(g)    The Escrow Agent may resign as such hereunder by giving thirty (30) days’ written notice hereof to Indemnitee and Indemnitor. Within ten (10) days after receipt of such notice, Indemnitee and Indemnitor shall furnish to the Escrow Agent written instructions for the release of the Escrow Funds. If the Indemnitee and Indemnitor fail to furnish the written instructions within the ten (10) day period, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent and, upon such appointment, deliver the Escrow Funds to such successor. By doing so, the Escrow Agent shall not incur any liability to any party to this Agreement and shall be released from any further obligation, responsibility and liability under this Agreement. Furthermore, Escrow Agent shall be entitled to be reimbursed out of the

Foley Draft 10/15/24
Escrow Funds for its costs and reasonable attorney’s fees that are incurred as a result of having to petition the court for the appointment of a successor.
9.    All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger or overnight express delivery service (or, if such date is not on a business day, on the business day next following such date), or (ii) on the third (3rd) business day next following the date of its mailing by certified mail, postage prepaid, at a post office maintained by the United States Postal Service, or (iii) upon receipt by email transmission (provided, however, if such email transmission occurs outside of the hours of 9:00 A.M. – 5:00 P.M. of the recipient’s local time, such notice shall be deemed given on the following business day; further provided that notice by email shall be contingent on such delivering party also providing notice by one of the methods described in (i) or (ii), above), addressed as follows:

If to Indemnitor, at:	c/o American Health Partners 201 Jordan Road Franklin, TN 37067 Attn: Jason Bailey Email: jbailey@amhealthpartners.com
with a copy to (which shall not constitute notice):	Foley & Lardner LLP 301 East Pine Street, Suite 1200 Orlando, FL 32801 Attn: Matthew E. Jassak Email: MJassak@foley.com
If to Indemnitee, at:	[____________]
with a copy to (which shall not constitute notice):	[____________]
if to Escrow Agent:	Landmark Abstract Agency 207 Rockaway Turnpike Lawrence, NY 11559 Attn: Jacob Rekant Email: jrekant@laatitle.com

10.    Any term not defined in this Agreement shall have the meaning as set forth in the Transaction Document.
11.    This Agreement may be modified, altered, amended, canceled or terminated only by the written agreement of the parties hereto.

Foley Draft 10/15/24
12.    This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.
13.    This Agreement may be executed in any one or more counterparts, each of which, when so executed, shall be deemed an original, and all such counterparts together shall constitute the same instrument. The execution of this Agreement by facsimile or email signature shall be binding and enforceable as an original; provided, that any party delivering a facsimile or email document shall thereafter execute and deliver to the other party an original instrument, effective as of the date of the facsimile or email instrument, as soon as reasonably possible thereafter.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed and delivered as of the date first above written.
INDEMNITOR:
[INSERT APPLICABLE SELLERS/OLD
OPERATORS]
By:
Name:
Title:
INDEMNITEE:
[INSERT APPLICABLE BUYERS/NEW
OPERATORS]
By:
Name:
Title:
[Signatures continue on next page]

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Foley Draft 10/15/24
ESCROW AGENT:
Landmark Abstract Agency, LLC,
a New York limited liability company
By:
Name: Jacob Rekant
Title:

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Foley Draft 10/15/24
SCHEDULE 1
Indemnitors:
1.    [INSERT APPLICABLE SELLERS/OLD OPERATORS]
Indemnitees:
1.    [INSERT APPLICABLE BUYERS/NEW OPERATORS]
Facilities:
1.    [INSERT APPLICABLE FACILITIES]

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Foley Draft 10/15/24
SCHEDULE 2
List of Transaction Documents

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Foley Draft 10/15/24
EXHIBIT H
FORM OF DEEDS

H-1

THIS INSTRUMENT PREPARED BY AND
WHEN RECORDED RETURN TO:
Foley & Lardner LLP
Matthew E. Jassak, Esq.
301 East Pine Street, Suite 1200
Orlando, Florida 32801

ADDRESS OF NEW OWNER:	SEND TAX BILL TO:	MAP-PARCEL:

SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is executed as of ____________, 2024, by ______________, LLC, a Tennessee limited liability company, whose address is c/o American Health Partners, 201 Jordan Rd, Suite 200, Franklin, TN 37067 (“Grantor”), in favor of ______________, LLC, a _____________ limited liability company, whose address is ______________________________________ (“Grantee”).
W I T N E S S E T H:
Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable considerations, receipt whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, transfer, convey and confirm unto Grantee, its successors and assigns forever, all that certain tract or parcel of land situated in ___________ County, Tennessee, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”).
TOGETHER with all the improvements, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.
This is improved property commonly known as [INSERT PROPERTY ADDRESS HERE].
TO HAVE AND TO HOLD the said real estate, with the appurtenances, estate, title and interest thereto belonging or in any wise appertaining, to the said GRANTEE and its successors and assigns, forever.
Grantor covenants with said Grantee that Grantor is lawfully seized and possessed of said real estate in fee simple and has a good right and lawful authority to sell and convey it.
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GRANTOR further covenants and binds itself, its successors and assigns to warrant specially and forever defend the title to said real estate against the lawful claims of all persons claiming by, through and under GRANTOR, but not further or otherwise.
The Property is subject to taxes for year 2025 and subsequent years, not yet due and payable, and all easements, covenants, conditions, restrictions, and other matters of record; however, this reference shall not serve to reimpose the same.
Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.
[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, Grantor has caused these presents to be executed the day and year first above written.
GRANTOR:
____________________________________ LLC, a Tennessee limited liability company
By:
Name:
Title:
STATE OF __________
COUNTY OF ________
Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared __________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself/herself to be the _____________ of ___________, the within bargainor, a limited liability company, and that he/she as such _____________, and being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as __________________________.
Witness my hand and seal, at office in ___________, ________________, this the    day of _________________, 20___.

Notary Public
My Commission Expires:

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STATE OF ________)
COUNTY OF ______)
The actual consideration or value, whichever is greater, for this transfer is _____________ and __/100 Dollars ($____________).

AFFIANT
Sworn to and subscribed before me this _________ day of ___________________, 2024.

Notary Public
My Commission Expires:

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EXHIBIT A
LEGAL DESCRIPTION
[LEGAL DESCRIPTION TO BE INSERTED - NOTE: TN REQUIRES THAT A DERIVATION IS CLAUSE IS ADDED AT THE END OF THE LEGAL DESCRIPTION]]

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This instrument prepared by:
Matthew E. Jassak, Esq.
Foley & Lardner LLP
301 East Pine Street, Suite 1200
Orlando, Florida 32801
Return to After Recording and
Send Tax Notices To:
STATUTORY WARRANTY DEED
STATE OF ALABAMA    )
MADISON COUNTY    )
KNOW ALL MEN BY THESE PRESENTS, that for and in consideration of the sum of _______________ and No/100 DOLLARS ($_______.00) and other good and valuable consideration to the undersigned grantor, MILLENNIUM PROPCO LLC, a Delaware limited liability company (hereinafter, the "GRANTOR"), in hand paid by the grantee herein, the receipt and sufficiency of which are hereby acknowledged, the GRANTOR does hereby GRANT, BARGAIN, SELL AND CONVEY unto _____________________ LLC, a ______________ limited liability company (hereinafter, the "GRANTEE"), the following described real estate (the “PROPERTY”) situated in Madison County, Alabama, to-wit:
LOT 2 OF THE FINAL PLAT OF A RESUBDIVISION OF LOT 1 OF PHASE 1 OF WILLOW WAY SUBDIVISION, RECORDED AS INSTRUMENT NO. 20100608000305630, IN THE OFFICE OF THE JUDGE OF PROBATE OF MADISON COUNTY, ALABAMA.
TOGETHER WITH THE RECIPROCAL EASEMENT AGREEMENT BETWEEN HUNTSVILLE LONG TERM FACILITY, INC, AND BEHAVIORAL HEALTHCARE CENTER AT HUNTSVILLE, INC., DATED OCTOBER 31, 2010, RECORDED ON NOVEMBER 1, 2010 AS
INSTRUMENT NO. 20101101000631310.
The Property is conveyed subject to:
1.    All taxes for the year 2025 and subsequent years, not yet due and payable.
2.    Any prior reservation or conveyance, together with release of damages of minerals of every kind and character, including, but not limited to, oil, gas, sand and gravel in, on and under subject property.
3.    All other matters of record.
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TO HAVE AND TO HOLD the Property to said GRANTEE, its successors and assigns, forever.
And the GRANTOR will warrant and forever defend the right and title to the Property unto the GRANTEE against all the lawful claims of all persons claiming by, through or under GRANTOR, but against none other.
Pursuant to the provisions of Ala. Code § 40-22-1 (1975), the following information is offered in lieu of submitting Form RT-1:

Grantor’s Name and Mailing Address:	Grantee’s Name and Mailing Address:
Millennium Propco LLC
201 Jordan Road, Suite 200
Franklin, Tennessee 37067

Property Address:	5275 Millennium Drive Huntsville, Alabama 35806
Tax Parcel ID:	14-09-30-1-002-001.002
Date of Sale:	___________, 2024
Purchase Price:	$
The Purchase Price can be verified in:	Closing Statement

Grantor attests, to the best of its knowledge and belief, that the information submitted in lieu of the RT-1 Real Estate Sales Validation Form is true and accurate, and Grantor understands that any false statements contained in such information may result in the imposition of the penalty indicated in Code of Alabama 1975 § 40-22-1(h).
[Signature on following page.]

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IN WITNESS WHEREOF, GRANTOR has caused its duly authorized officer to hereunto set his signature as the act of such GRANTOR, as of this ________ day of _____ , 2024.
MILLENNIUM PROPCO LLC,
a Delaware limited liability company
By:
Name:
Its:
STATE OF     )
COUNTY OF     )
I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that _________________ , whose name as ________________ of MILLENNIUM PROPCO LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that being informed of the contents thereof, he, as such Manager and with full authority, executed the same voluntarily for and as the act of said limited liability company.
Given under my hand and official seal, this the ___ day of ________________, 2024.

Notary Public
My Commission Expires:
[NOTARIAL SEAL]

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EXHIBIT I
FORM OF OPERATIONS TRANSFER AGREEMENT

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Foley Comments 10/17/24
OPERATIONS TRANSFER AGREEMENT

1

Page
Article I TRANSFER OF OPERATIONS. 2
1.1...... Transfer of Operations. 2
Article II ASSETS, LIABILITIES AND OTHER MATTERS. 2
2.1...... Assets. 2
2.2...... Nursing Home License; Medicare and Medicaid Provider Agreements. 4
2.3...... Transfer of Resident Trust Funds. 6
2.4...... Assumption of Liabilities. 6
2.5...... Employees and Employee Benefits. 7
2.6...... Consents to Assignment 10
2.7...... Excluded Assets. 11
Article III THE CLOSING.. 11
3.1...... Time and Place of Closing. 11
3.2...... Closing Matters. 11
3.3...... Closing and Post-Closing Adjustments: Costs and Prorations. 12
Article IV REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.. 14
4.1...... Corporate. 14
4.2...... Notices. 15
4.3...... Litigation. 15
4.4...... Taxes. 15
4.5...... Employee Benefit Plans. 15
4.6...... Employees. 16
4.7...... Encumbrances. 18
4.8...... Certain Healthcare Matters; Compliance Generally. 19
4.9...... Resident Agreements. 21
4.10.... Absence of Changes. 22
4.11.... Inventory. 22
4.12.... Contracts. 22
4.13.... Resident Trust Funds. 22
4.14.... Environmental Laws. 23
4.15.... Improvements. 23
4.16.... Insurance. 23
4.17.... Reserved. 23
4.18.... Financial Statements; Undisclosed Liabilities. 23
4.19.... Broker 24
4.20.... Intellectual Property. 24
4.21.... NO WARRANTY OF CONDITION.. 24
4.22.... Disclosure Updates. 25
Article V REPRESENTATIONS AND WARRANTIES OF TRANSFEREE.. 25
5.1...... Corporate. 25
5.2...... Litigation. 26
5.3...... Broker 26
5.4...... Transferee’s Reliance. 26
Article VI COVENANTS AND AGREEMENTS. 27
6.1...... Conduct of Business. 27
6.2...... Forbearances. 28
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6.3...... Non-Competition and Non-Solicitation. 29
6.4...... Access. 30
6.5...... Announcement and Disclosure. 31
6.6...... Appropriate Action; Consents; Filings. 32
6.7...... Access to Current Records. 32
6.8...... Further Assurances. 33
6.9...... No Negotiation. 33
6.10.... Accounts Receivable. 33
6.11.... Cost Reports. 38
6.12.... Assistance in Proceedings. 39
6.13.... Corporate Contracts; Overhead and Shared Services. 39
6.14.... Business Relationships. 39
6.15.... Information Systems, Records in Electronic Form, Software and Data. 39
6.16.... Stimulus Funds. 40
6.17.... Notice of Breach. 40
6.18.... Post-Closing Insurance. 40
6.19.... PCA.. 41
Article VII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES. 41
7.1...... Conditions to Obligations of Transferee. 41
7.2...... Conditions to Obligations of Transferor 42
7.3...... Interim Arrangements. 43
Article VIII DELAYED CLOSING.. 44
8.1...... Delayed Closing. 44
Article IX TERMINATION.. 44
9.1...... Termination. 44
9.2...... Procedure and Effect of Termination. 45
Article X INDEMNIFICATION.. 45
10.1.... Survival of Representations, Warranties and Covenants. 45
10.2.... Indemnification by Transferor 46
10.3.... Indemnification by Transferee. 46
10.4.... Indemnification Limitations. 46
10.5.... Assumption of Defense. 49
10.6.... Non-Assumption of Defense. 49
10.7.... Indemnified Party’s Cooperation as to Proceedings. 49
10.8.... Indemnification for Resident Trust Property. 50
10.9.... Damages Disclaimed. 50
10.10.. Individual Liability Disclaimed. 50
10.11.. Exclusive Remedy Post-Closing. 50
10.12.. Application of Escrow Funds. 51
10.13.. Non-Recourse Parties. 51
10.14.. Transferor Guarantors. 52
10.15.. Interim Indemnity Guaranty. 52
Article XI ASSIGNMENT. 52
11.1.... Assignment 52
Article XII MISCELLANEOUS. 52
12.1.... Disclosure Schedules. 52
12.2.... Payment of Expenses. 53
12.3.... Entire Agreement; Assignment; Etc. 53
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12.4.... Captions. 53
12.5.... Severability. 53
12.6.... Enforcement. 53
12.7.... Modification or Amendment 54
12.8.... Construction of Agreement 54
12.9.... Notices. 54
12.10.. Remedies Cumulative. 55
12.11.. Governing Law; Consent to Jurisdiction. 55
12.12.. Forum; Waiver of Jury Trial. 55
12.13.. Time of Essence. 55
12.14.. Counterparts. 55
12.15.. Representation Waiver 56
12.16.. Third-Party Beneficiary. 56
12.17.. Transferor Representative. 56
12.18.. Attorney-Client Privilege. 57
12.19.. Guaranty; Obligations of Transferee Guarantor 57
12.20.. Guaranty; Obligations of Seller 57

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OPERATIONS TRANSFER AGREEMENT
THIS OPERATIONS TRANSFER AGREEMENT, together with all exhibits and schedules (this “OTA”), dated as of October __, 2024 (the “Execution Date”), is by and among ____________ LLC, a [Tennessee/Delaware] limited liability company (“Seller”); [OPCO ENTITY] , a Tennessee limited liability company, an Affiliate of Seller which operates the Facility (“Transferor”); and ____________ LLC, a ___________ limited liability company (“Transferee”); and ____________ LLC, a ___________ limited liability company (“Transferee Guarantor”). Each of Seller, Transferor, and Transferee may be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined shall have the same meaning ascribed to such terms in the Purchase Agreement. A glossary of capitalized terms is set forth in Exhibit A attached hereto.
WHEREAS, Transferor is the licensed operator of the skilled nursing facility located at [_______________], commonly known as AHC _____________ (the “Facility”);
WHEREAS, Tennessee Health Management, LLC, a Tennessee limited liability company (the “Manager”), an Affiliate of the Seller and Transferor, is the day-to-day manager of the Facility;
WHEREAS, Seller and certain Seller Affiliates have agreed to sell the real property and assets comprising the Facility to _____________, LLC (“Purchaser”) pursuant to that certain Asset Purchase Agreement dated as of October __, 2024 (the “Purchase Agreement”), by and between Seller, certain Seller Affiliates and Purchaser;
WHEREAS, Transferor owns certain Assets used in connection with the operation of the Facility;
WHEREAS, Transferor desires to divest itself of the operations or management of the Facility that it currently operates and all of its interest in certain tangible and intangible property and related other interests relating to the operation and/or management of the Facility, all upon the terms and conditions contained in this OTA;
WHEREAS, concurrent with the Closing under the Purchase Agreement, Transferee has agreed to lease the Facility from Purchaser or its Affiliates pursuant to a Lease Agreement, by and between Transferee and Purchaser;
WHEREAS, the Parties hereto desire for Transferor, subject to the satisfaction of the conditions contained herein, to cease operating the Facility and surrender all rights in and to the Facility, except as provided in this OTA, and for Transferee to commence operation of the Facility as of the Effective Time (or pursuant to IMA as set out in this OTA); and
WHEREAS, the Parties wish to provide for an orderly and lawful transition of the operations of the Facility from Transferor to Transferee.
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NOW, THEREFORE, in consideration of the premises, the mutual obligations of the Parties contained in this OTA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
Article I
TRANSFER OF OPERATIONS
1.1Transfer of Operations. Transferor agrees that Transferor’s and Manager’s rights and obligations in and to the Facility and all of its rights to occupy or otherwise operate the Facility shall terminate as of the Effective Time, except those rights or obligations which survive or are retained by such Transferor or Manager pursuant to this OTA. Transferor agrees to convey, assign and deliver (or to cause Manager to convey, assign and deliver) to Transferee the Assets and all of Transferor’s and Manager’s right, title and interest in and to the business operations of the Facility, effective as of the Effective Time. For the avoidance of doubt, to the extent any obligation of Transferor hereunder requires the action of Manager, Transferor shall cause Manager to comply with the terms and provisions of this OTA so as to satisfy such obligation of Transferor hereunder.
Article II
ASSETS, LIABILITIES AND OTHER MATTERS
2.1Assets. Upon the terms and subject to the conditions set forth in this OTA, on the Closing Date, and except for the Excluded Assets, to the fullest extent of its interest, Transferor shall sell, transfer, convey and/or assign (or shall cause Manager to sell, transfer, convey and/or assign) to Transferee, free and clear of all Encumbrances of any nature whatsoever except for Permitted Encumbrances, all of Transferor’s and Manager’s right, title and interest in and to the items set forth below (the “Assets”):
(a)all computers, computer equipment and hardware, office equipment, trucks, vehicles and other transportation equipment, parts, supplies and other tangible personal property owned by and in Transferor’s possession as of the date of this OTA or acquired by Transferor prior to the Closing Date which are used primarily in connection with the operation of its Facility;
(b)software licenses related exclusively to the operation of the Facility, if applicable and to the extent assignable (and if licensor consent to such assignment is required, to the extent such consent is granted), subject to any license transfer fees which would be the responsibility of Transferee, all to the extent provided pursuant to an Assumed Contract (as defined below);
(c)all inventory and supplies including, but not limited to, office, foodstuffs, medical, disposables, prescription medications and pharmaceutical inventories and supplies and other inventories, supplies and articles of personal property of every kind and nature attached to or used in connection with the Facility, but only to the extent such inventory and supplies are owned by Transferor (collectively “Inventory”);
(d)all contracts, agreements, leases (excluding real estate leases), purchase orders relating exclusively to the Facility (collectively, the “Contracts”), whether oral or written, to the extent transferable and to the extent expressly assumed in writing by Transferee in its sole discretion; excluding, however, rights, claims or responsibilities thereunder existing and relating to the period of time prior to the Effective Time. A preliminary list of those Contracts which Transferee has identified as Assumed Contracts as of the Execution Date is attached hereto as
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Schedule 2.1(d), which Transferee may modify by adding (but not deleting) Contracts until the date which is thirty (30) days prior to Closing after which time such Schedule shall be deemed final. All Contracts as to which Transferor receives from Transferee timely notice of assumption are referred to as the “Assumed Contracts.”
(e)all menus, operating manuals for equipment at the Facility, marketing, sales and promotional materials, and all operating policy and procedure manuals (the “Policy and Procedure Manuals”) for Transferee to use for a period of one hundred fifty (150) days after the Closing. After one-hundred fifty (150) days (the “Policy Return Date”), Transferee shall return all Policy and Procedure Manuals to Transferor; provided, however, to the extent that Transferee uses the Policy and Procedure Manuals between the Closing Date and the Policy Return Date, Transferee shall be required to place its name thereon and remove the name of Transferor and its Affiliates;
(f)to the extent of its interest therein, all rights to telephone and facsimile numbers used by the Facility, any “yellow page” and other advertising rights of such Facility, and all of the rights of Transferor in the name used for the Facility (excluding the marks set forth on Exhibit 2.7);
(g)all files, charts, and other information located at the Facility in Transferor’s possession or control relating to all (i) current Residents of the Facility as of the Closing Date (including, but not limited to, all resident records, billing and collection records, medical records, therapy records, pharmacy records, clinical records, and Resident Trust Funds records), (ii) Residents who previously occupied the Facility or used the Facility prior to the Effective Time and are not Residents of the Facility as of the Effective Time (including, but not limited to, all patient records, medical records, therapy records, pharmacy records, clinical records, and Resident Trust Funds records), (iii) employment records for the Transferee Employees (including all medical and health records and all non-medical records including payroll and schedule records, evaluations, etc.), (iv) administrative compliance records including, but not limited to, all state surveys and plans of correction, and (v) correspondence and any other written data which is utilized in connection with the operation of the Facility or the Business (collectively, “Current Records”);
(h)licenses, certificates, permits, waivers, consents, authorizations, variances, approvals, accreditations, guaranties, certificates of occupancy, utility lease agreements, covenants, commitments, and warranties relating to the Facility and the Assets, if any, issued to or on behalf of Transferor relating to the Assets or the Facility, provided same are transferable and assumed by Transferee (“Permits”);
(i)goodwill;
(j)such Transferor’s right, title and interest as trustee or otherwise to residents/patient funds held in trust (collectively, “Resident Trust Funds”) to the extent permitted by Law shall be transferred to Transferee on the Closing Date. Transferee shall accept such assignment on behalf of such a resident/patient and shall indemnify and hold Transferor harmless in connection with any such resident/patient to the extent of the Resident Trust Property received by Transferee;
(k)to the extent permitted by applicable Law and in accordance with the terms and conditions set forth herein, Transferor’s rights and interests in and to its provider number and provider and reimbursement agreement under the Medicare program;
(l)all other assets, properties, rights, business and tangible personal property of every kind and nature owned by Transferor on the Closing Date, known or unknown, fixed or
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unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this OTA relating exclusively to the Facility and its operations to the extent transferable and not expressly excluded pursuant to Section 2.7.
2.2Nursing Home License; Medicare and Medicaid Provider Agreements.
(a)Within one (1) Business Day of the Execution Date, Transferee shall file an application for a license to operate the Facility (the “New License”) with the [State of Tennessee Department of Health, Office of Health Care Facilities and Board for Licensing Health Care Facilities / Alabama Department of Public Health, Bureau of Health Provider Standards] (the “Department”), and Transferee shall file applications for the Ancillary Permits and Approvals as and when permitted or required under the laws of the applicable issuing authority. Transferee will provide Transferor with documentation of its filed application for the New License promptly after its filing of the application. Transferee shall diligently proceed to secure the New License and the Ancillary Permits and Approvals and shall (i) from time to time, upon request of Transferor, advise Transferor of the status of Transferee’s efforts to secure the New License and the Ancillary Permits and Approvals, and (ii) upon receipt, provide Transferor with copies of the document(s) evidencing the New License. For purposes hereof, “Ancillary Permits and Approvals” shall mean all ancillary permits or licenses required for the operation of the Facility from and after the Closing Date including, but not limited to, the Medicare tie in notice and Medicaid provider agreement, business licenses, food service permits, elevator permits, vending machine permits, beauty shop licenses and CLIA waivers. Hereinafter, the New License and the Ancillary Permits and Approvals will be collectively referred to as the “Regulatory Approvals.” The Parties will use reasonable efforts to cooperate by providing such information necessary for Transferee to file the application for the Regulatory Approvals contemplated under this Section 2.2.
(b)To the extent permitted by Law:
(i)Effective as of the Effective Time, Transferor’s rights and interests in and to its Medicare provider number and provider and reimbursement agreement (the “Medicare Agreement”) shall be assigned to Transferee.
(ii)Effective as of the Effective Time, Transferee shall have the right to bill Medicaid using Transferor’s Medicaid provider number and Transferor’s provider and reimbursement agreement (the “Medicaid Agreement”).4
(iii)Transferee shall provide all notices and make all necessary filings as required under applicable Law in order for Transferee to become the certified Medicare and Medicaid provider at the Facility. So long as Transferee is utilizing its commercially reasonable efforts to become the certified Medicare and Medicaid provider at the Facility, Transferee shall be permitted to bill under the Medicare Agreement and Medicaid Agreement, utilizing Transferor’s Submitter ID and NPI numbers and/or Medicaid provider number, as applicable, during the period (the “Transition Period”) that commences on the Effective Time and that ends on the earlier of (A) in the case of Medicare, the issuance of the Medicare tie-in notice or in the case of Medicaid, the issuance of the new Medicaid number and related provider agreement to Transferee, or (B) the date which is twelve (12) months following the Effective Time. If, notwithstanding Transferee’s continuing commercially reasonable efforts, the Medicare tie-in notice shall not have been issued or a new Medicaid provider agreement shall not have been issued to Transferee within such 12-month period, as applicable, Transferor, upon Transferee’s
4 NTD: AHC Knoxville to contemplate that New Operator will bill under the prior owner (pre-AHC) to bill Medicaid and that Current operator has not received tie-in notice from Medicare w/r/t both AHC Knoxville and AHC WellPark.
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written request, shall agree to such reasonable extensions of the Transition Period as may be necessary for Transferee to complete the certification process. In no event shall Transferee bill under the Medicare Agreement or Medicaid Agreement following expiration of the Transition Period. Transferee shall indemnify and hold Transferor harmless from and against any and all liabilities arising out of Transferee’s use of the Medicare Agreement and/or Medicaid Agreement following the Effective Time.
(c)For the Facilities with VA Contracts:5 Following the Execution Date, Transferor shall use its commercially reasonable efforts to provide Transferee with all documents and information necessary for Transferee to seek the novation (the “Novation”) of contract number [___________] (the “VA Contract”) between [___________] and the Department of Veterans Affairs (the “VA”). Transferor shall use its commercially reasonable efforts to cooperate with Transferee in seeking the Novation of the VA Contract including, but not limited to, signing any novation agreement and other forms reasonably requested by Transferee or the VA. Transferee shall be entitled to bill under the VA Contract pursuant to that certain Subcontract Pending Novation substantially in the form attached hereto as Exhibit 2.2(c) (the “VA Subcontract”). For the avoidance of doubt, Transferee will continue to receive payment from the VA for services rendered after the Closing Date and any such payments will be considered Accounts Receivable hereunder, subject to the provisions of Section 6.10. Transferee acknowledges that (i) the Novation is not expected to occur until after the Closing Date and, therefore, the issuance of such Novation shall not be a condition to close, and (ii) Transferee shall reimburse Transferor for all reasonable out-of-pocket expenses (including, without limitation, any audit costs) incurred by Transferor in securing the necessary deliverables for the Novation.
[Alternative for Ensign/PACS:
For the Facilities with VA Contracts: Following the Execution Date, Transferor shall use its commercially reasonable efforts to provide Transferee with all documents and information necessary for Transferee to seek the replacement of contract number [_________] (the “VA Contract”) between [____________] and the Department of Veterans Affairs (the “VA”) with a Veterans Care Agreement (the “VCA Replacement”) between Transferee and the VA , or if a VCA Replacement is not forthcoming, then a novation (the “VCA Novation”). Transferor shall use its commercially reasonable efforts to cooperate with Transferee in seeking the VCA Replacement and/or VCA Novation, as appropriate. Transferee shall be entitled to bill under the VA Contract pursuant to that certain Subcontract substantially in the form attached hereto as Exhibit 2.2(c) (the “VA Subcontract”). Transferee acknowledges that (i) the VCA Replacement is not expected to occur until after the Closing Date and, therefore, the issuance of such VCA Replacement shall not be a condition to close, and (ii) Transferee shall reimburse Transferor for all reasonable out-of-pocket expenses (including, without limitation, any audit costs) incurred by Transferor in securing the necessary deliverables for the VCA Replacement.]
2.3Transfer of Resident Trust Funds. To the extent permitted by applicable Law at the Closing, Transferor shall deliver to Transferee (a) original copies of the trust fund records, (b) a written statement that sets forth the Resident Trust Funds (with no negative balances), and (c) an assignment of the Resident Trust Funds to Transferee. Within ten (10) Business Days following the Closing Date, Transferor shall prepare and deliver to Transferee a true, correct and complete accounting, properly reconciled and balanced, of the Resident Trust Funds as of the
5 NTD: Section 2.9(c) is only applicable to Applingwood, Bright Glade, Covington Care, Lexington, McKenzie, Northbrooke and Savannah.
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Effective Time. Transferee hereby agrees that it will accept such Resident Trust Funds and hold the same in trust for the residents, in accordance with applicable statutory and regulatory requirements.
2.4Assumption of Liabilities.
(a)Upon the terms and subject to the conditions set forth in this OTA, at the Effective Time, Transferee agrees to assume the following liabilities relating to the Assets, subject to the provisions of Section 2.4(b): (i) all obligations and liabilities under the Assumed Contracts to the extent arising from the period from and after the Effective Time, (ii) any Taxes with respect to the operation of the Business at the Facility to the extent arising from the period from and after the Effective Time, (iii) all liabilities under the terms of the Permits to the extent arising from the period from and after the Effective Time; (iv) certain liabilities of Transferor specified in a subsequent agreement of the Parties, to the extent Transferee accepts a specific and equivalent credit from Transferor at Closing; and (v) all obligations and liabilities (in each case, whether or not accrued, whether fixed, contingent or otherwise, and whether known or unknown) to the extent arising from the operation of the Facility from and after the Effective Time (collectively, “Assumed Liabilities”).
(b)Except for the Assumed Liabilities, Transferor shall retain all of its liabilities and obligations of any kind or nature, at any time existing or asserted, whether or not accrued, whether fixed, contingent or otherwise, whether known or unknown, arising out of and by reason of the ownership or operation of the Assets and the Facility prior to the Effective Time. Except to the extent expressly and unambiguously expressed herein to the contrary, Transferee is not the successor to liability of Transferor and is not herein assuming any liability or detriment from, arising from, out of, or relating to, Transferor’s ownership of the Assets, the Facility or any activity of Transferor prior to the Effective Time or conduct of Transferor after the Effective Time. Transferee does not and shall not assume (except to the extent included in Assumed Liabilities) any payable of Transferor, governmental claim or charge, liability of any governmental claim or charge, liability for any general liability, malpractice, professional liability, resident rights violations, or violation of employee rights or contracts, whether such claims arise in law, equity, tort, contract, statute, common law, or from any other source or precedent. Without limiting the generality of the foregoing, Transferor shall retain and Transferee shall not assume any (i) Medicaid and/or Medicare liabilities or overpayments for the period prior to the Effective Time, all of which Transferor agrees to satisfy in full as and when due upon expiration of any applicable period for the contesting or appeal of such liabilities, (ii) accrued expenses which were incurred prior to the Effective Time, (iii) Encumbrances affecting the Assets other than Permitted Encumbrances, (iv) liability or obligation of Transferor arising out of or based upon Transferor’s ownership and operation of the Facility prior to the Effective Time, (v)    liability or obligation relating to any RAC, ZPIC, or MAC audits as well as any and all investigations from a Governmental Entity or any entity acting with the authority of the foregoing or by a whistleblower or other private citizen claiming a violation of a healthcare related statute or a violation of the Medicare, Medicaid or other third party payor agreement, in each case for the period prior to the Effective Time, (vi)    liability or obligation relating to or arising from any physical plant LSC deficiencies and/or fire safety standards violations identified on any applicable survey of the Facility as a deficiency that was not cured prior to the Closing (each an “Open Deficiency”), (vii) capital repairs or physical improvements required to remove or resolve an Open Deficiency, (viii) any costs, expenses, liability or obligation with respect to any Stimulus Funds, including, without limitation, any CMS accelerated and advance payment program or related to any Paycheck Protection Program SBA Loans or CARES Act Provider Relief Fund Monies, (xi) liability or obligation of Transferor arising out of or based upon Transferor’s ownership and operation of the Facility prior to the Effective Time and/or the Excluded Assets, (x) any employment claims or any other obligations under any employment agreement, pension, retirement plan, profit-sharing plan, stock purchase or stock option plan,
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medical or other benefits or insurance plan, compensation or bonus agreement, vacation or severance pay plan or agreement or any other employee benefit plan or collective bargaining agreement, in each case, relating to any Transferee Employee prior to the Closing Date, (xi) any costs, expenses, or obligations arising under any contracts not assumed by Transferee, and/or (xii) any costs, expenses, or obligations arising under Transferor’s handing of Resident Trust Funds prior to the Closing Date. Transferor shall retain all of its applicable foregoing liabilities and obligations (“Retained Liabilities”).
2.5Employees and Employee Benefits. The Parties hereby agree that:
(a)No less than twenty (20) days prior to the Closing, Transferor shall update the list of employees on Schedule 4.6(a) to reflect new hires and terminations of employment that occurred after the Execution Date regarding the Facility.
(b)Not less than fourteen (14) days prior to the Closing, Transferee shall (or shall cause one of its Affiliates), subject to Transferee’s policies, procedures and standard background checks, to offer in writing employment to substantially all of those employees listed on such revised Schedule 4.6(a) who meet Transferee’s employment eligibility requirements, effective as of the Effective Time (and subject to such employee’s continued employment with Transferor as of immediately prior to the Effective Time), on the terms and conditions set forth in this Section 2.5. Employees who accept Transferee’s (or its Affiliate’s) offers of employment and commence employment with Transferee are referred to herein as “Transferee Employees.” The employment of each Transferee Employee shall be effective as of the Effective Time. Nothing contained in this OTA shall constitute a guaranty of employment or continued employment of any kind for any current or former employee of Transferor, whether or not such employee is hired by Transferee.
(c)As of 11:59:59 p.m. on the Closing Date, Transferor shall terminate the employment of all employees at the Facility including, without limitation, Persons temporarily absent from active employment by reason of disability, illness, injury, workers’ compensation, approved leave of absence or layoff. Transferee’s or its Affiliate’s offer of employment to Transferor employees pursuant to Section 2.5(b) above shall commence at the Effective Time, such that those Transferor employees who accept employment offered by Transferee or its Affiliate shall not experience a period of unemployment in connection with the transactions contemplated herein. Notwithstanding the foregoing, Transferor shall be solely responsible for any liabilities related to or arising out of employment of any such employees of Transferor and the termination of employment of such employees by Transferor.
(d)Not less than fourteen (14) days prior to the Closing, Transferee shall (i) identify to Transferor all Transferor employees identified on Schedule 4.6(a) to whom Transferee and its Affiliates will not offer employment, and (ii) identify to Transferor all employees of Affiliates of Transferor (such as, without limitation, dieticians, clinicians, division vice-presidents, sales people, and such other similar positions) providing services to the Facility to whom Transferee or its Affiliates would propose to make offers (such individuals under subsection (ii) being “Affiliated-Service Transferee Employees”) subject to consent in the sole discretion of the applicable Transferor Affiliate. To the extent that Transferor’s applicable Affiliate provides such consent, then the requirements regarding employment and hiring of Affiliated-Service Transferee Employees by Transferee and its Affiliates will be the same for Transferee and its Affiliates as those for Transferee Employees under this Section 2.5.
(e)The Parties shall work together in good faith to coordinate reasonably regarding employee changes that occur between the date of the scheduling updates in this Section and the Effective Time so that each Party can update its schedules and records accordingly.
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(f)Transferor shall pay the employees at the Facility in accordance with its standard payroll practice, all earned wages due and payable and accrued benefits as of the Closing Date (irrespective of the termination of employment contemplated to occur as of the Closing Date), including but not limited to, paid time off, personal leave, and vacation benefits as of the Effective Time, and any severance, retention bonus or other change in control payment payable to any Transferee Employee or Affiliated Service Transferee Employee, as applicable, that become due or owed as a result of the consummation of the transactions contemplated by this OTA. Transferor agrees to not materially change the current levels of compensation and benefits for employees at the Facility from the Execution Date until the Closing Date except as may be required by applicable law or as provided by Transferor’s personnel policies in the ordinary course of business, such as those pertaining to post hiring or annual performance evaluations.
(g)All Transferee Employees hired by Transferee who accept and commence employment with Transferee following the Effective Time shall be employed by Transferee on an “at will” basis. Transferee shall initially employ such number of Transferee Employees on such terms and conditions so as not to trigger WARN Act liability, including: (i) comparable base salary or rates of pay as in effect immediately prior to the Closing Date for employees of similar tenure performing comparable services at Transferee’s other skilled nursing facilities, and (ii) subject only to any eligibility requirements, employee benefits that are comparable in the aggregate to the benefits that are provided by Transferee to its employees in comparable positions under the Plans at its other skilled nursing facility operations In furtherance and not in limitation of the foregoing, Transferee shall treat prior service with Transferor as service with Transferee for purposes of determining eligibility to receive and participate in all benefits programs maintained by Transferee. It is understood that Transferee shall not be responsible to pay any disability or workers’ compensation benefits to or for any Transferor’s employee who is receiving such benefits or who experienced a disability or injury covered under Transferor’s or Seller’s benefit plans or workers compensation insurance program on or before the Closing, and that Transferor or Seller, as applicable, shall continue to be responsible for payment of such benefits until such obligation terminates under the applicable benefit plans or Laws. From and after the date which is thirty (30) days prior to Closing, Transferee, at reasonable times and upon prior written notice to and coordination with Transferor, shall be entitled to meet with the employees of the Facilities and distribute employment applications and benefit enrollment packages. This OTA shall not create and shall not be deemed to create or grant to any Transferee Employee any third-party beneficiary rights or claims or any cause of action of any kind or nature.
(h)Pursuant to Treasury Regulations Section 1.409A-1(h)(4), Transferor and Transferee agree that on the Closing Date, each Transferee Employee shall be treated as having a “separation from service” for purposes of Section 409A of the Code and Treasury Regulations Section 1.409A-1(h).
(i)Subject to Section 2.5(m), Transferor or Seller shall retain the liability for the claims respecting all employees of Transferor (including the Transferee Employees) that are incurred under any Plan prior to the Effective Time.
(j)Transferor, Seller and, to the extent applicable, Seller Affiliates, expressly assume and retain any liability arising under COBRA with respect to any “M&A qualified beneficiaries” (as that term is defined in the COBRA regulations). To satisfy this liability, Transferee agrees to cooperate as reasonably necessary (at no out-of-pocket cost to Transferee) so that Transferor may satisfy all such obligations.
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(k)Transferee shall be responsible for any and all liabilities arising out of or with respect to any Transferee Employee arising with respect to employment by Transferee after the Effective Time.
(l)The Parties acknowledge and agree that all provisions contained in this Section 2.5 with respect to employees are included for the sole benefit of the respective Parties and shall not create any right (i) in any other Person, including any employees, former employees, any participant in any Plan or Transferee Plan or any beneficiary thereof, or (ii) to continued employment with any Transferor or Transferee, or particular benefits or coverage in any Plan or Transferee Plan. For the avoidance of doubt, (A) the provisions of this Section 2.5 shall not constitute an amendment to any Plan or Transferee Plan, and (B) in no event shall any employee, former employee, any participant in any Plan or Transferee Plan or any beneficiary thereof or any other Person described herein be a third party beneficiary for purposes of this OTA.
(m)Immediately following the Closing, Transferee shall, if permissible under Transferee’s current benefit plans, provide Transferee Employees who accept employment with Transferee, as well as eligible dependents of such employees (collectively, with the Transferee Employees, “Affected Participants”) the opportunity to participate in the applicable employee benefit plans, programs or policies maintained or established by Transferee that are comparable to the plans and benefits Transferee provides at its other skilled nursing facility operations (each, a “Transferee Plan”), which may include medical, dental, vision, and/or any other applicable group medical plan, program, insurance coverage or arrangement (collectively “Group Health Plan”). If elected, the benefits offered to such Transferee Employees must extinguish Transferor’s COBRA insurance coverage obligations for such electing Transferee Employees and eligible dependents; provided that, except to the extent required by applicable Law, this section is not intended to require Transferee to satisfy COBRA obligations to employees who were already on COBRA as of Closing. With respect to each Transferee Plan in which Affected Participants become eligible to participate, subject to the consent of any applicable insurer, Transferee shall: (i) waive any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such Plan, except to the extent that such waiting period, evidence of insurability requirement, or pre-existing condition limitations would not have been satisfied or waived under the comparable Plan in which the Affected Participant participated immediately prior to the Effective Time; and (ii) provide each Affected Participant credit for copays and deductibles under any Transferee Group Health Plan to place each Affected Participant in the same place that such Affected Participant was in under the Transferor’s Group Health Plans immediately prior to the Closing.
2.6Consents to Assignment. Notwithstanding anything to the contrary contained herein, this OTA shall not constitute an agreement to assign or transfer any contract or lease, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof. The Parties shall cooperate to obtain any consents of any parties necessary to permit the assignment of the Assumed Contracts. Transferor and Transferee acknowledge that certain of the Assumed Contracts may not, by their terms, be assignable and, accordingly, none of such non-assignable Assumed Contracts shall be deemed assigned to or assumed by Transferee unless and until the same shall become so assignable. If and when any necessary consent shall be obtained or any such Assumed Contract shall otherwise become assignable, Transferor shall take all necessary action to assign all of its rights and obligations thereunder to Transferee and Transferee shall, without the payment of any pre-closing liabilities, assume such rights and obligations. Until such time as the Assumed Contracts are assigned to Transferee, Transferor shall not enter into any amendments of such non-assignable Assumed Contracts without the prior written consent of Transferee. Until such time as the non-assignable Assumed Contracts are assumed by Transferee, (a) Transferee shall
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perform and discharge fully all of the obligations of Transferor under any of such non-assignable Assumed Contracts to the extent the same would have constituted assumed liabilities if the Assumed Contracts had been assumed by Transferee as of the Closing Date and to the extent the same relate to the period of time after the Closing Date, and Transferee shall indemnify, hold harmless, protect and defend Transferor and its respective officers, employees, managers and members, from and against any and all damages, demands, costs, expenses and liabilities arising out of Transferee’s failure to make payments or perform any other obligations which relate to the period of time after the Closing Date occurring under the Assumed Contracts or non-assignable Assumed Contracts after the Closing Date, and (b) Transferor shall, without further consideration therefore, pay, assign and remit to Transferee promptly all monies received or which may be received or obtained in respect of the non-assignable Assumed Contracts related to periods after the Closing Date and Transferor shall take such reasonable actions as shall be necessary to confer on Transferee any other benefits that may be available under such non-assignable Assumed Contracts.
2.7Excluded Assets. Notwithstanding anything herein to the contrary, Transferee shall not purchase, and Transferor shall retain, any right, title and interest in the assets listed on Exhibit 2.7 (collectively, “Excluded Assets”).
Article III
THE CLOSING
3.1Time and Place of Closing. Subject to the satisfaction or waiver of all of the conditions precedent set forth in this OTA, the consummation of the transactions contemplated under this OTA (the “Closing”) shall take place on the same date as the closing with respect to the Facility under the Purchase Agreement, or on such other date as shall be mutually agreed upon by the Parties hereto and Purchaser. The date on which the Closing occurs is referred to herein as the “Closing Date.” Notwithstanding the actual time at which the Closing occurs, the time (“Effective Time”) as of which the Closing shall be deemed to be effective, and the risk of loss shall pass from Transferor to Transferee, shall be 12:00:01 a.m. (Central Time) on the day after the Closing Date, unless otherwise mutually agreed to between the Parties.
3.2Closing Matters. Upon the terms and subject to the conditions set forth in this OTA, at the Closing:
(a)Transferor shall deliver to Transferee a bill of sale in the form attached hereto as Exhibit 3.2(a) (the “Bill of Sale”) and such endorsements, assignment instruments, and other instruments of transfer and conveyance as shall be reasonable or necessary to convey, transfer, assign and deliver the Assets to Transferee pursuant to the terms of this OTA and to convey, transfer, assign and deliver any and all interest it has in the furniture, fixtures and equipment of the Facility to the Purchaser under the Purchase Agreement (if applicable);
(b)Transferor shall deliver an assignment of its interests to the items listed in Article II including, without limitation, the Assumed Contracts, pursuant to an assignment and assumption agreement in the form attached hereto as Exhibit 3.2(b) (the “Assignment and Assumption Agreement”);
(c)Transferor and Transferee shall execute and deliver to the other a Certificate in the form attached hereto as Exhibit 3.2(c) (“Bring Down Certificate”);
(d)Transferor and Transferee shall execute a closing statement with respect to the prorations contemplated by Section 3.3 hereof, and the Party owing pursuant to such statement shall pay the amount due in immediately available funds at Closing;
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(e)Not later than ten (10) days after the Closing, Transferor shall execute and deliver to Transferee a detailed schedule and an assignment of all Resident Trust Funds;
(f)Transferor shall execute and deliver to Transferee an assignment of any and all security deposits or advance deposits from Residents, and Transferee shall deliver to Transferor a written receipt for such funds indicating that Transferee is accepting such funds in trust for the Residents;
(g)Transferor shall deliver to Transferee, to the extent that they are not posted at the Facility, certificates, licenses, permits, authorizations and/or approvals issued for or with respect to such Facility by any Governmental Entity;
(h)Transferor shall deliver to Transferee, or leave at the Facility, the originals (or copies) of all Assumed Contracts in effect on the Closing Date;
(i)Transferor shall deliver to Transferee a current and complete list of the names of each Resident in the Facility;
(j)Not later than ten (10) days after the Closing, Transferor shall deliver a detailed Accounts Receivable aging as of the Effective Time noting all balances owed to Transferor for dates of service prior to the Effective Time as described in Section 6.10 below; and
(k)Transferor shall provide to Transferee an updated Schedule 4.6(a) that lists Transferor’s employees as of the Closing Date.
3.3Closing and Post-Closing Adjustments: Costs and Prorations. In addition to any other items agreed upon by the Parties, the following items are to be apportioned between Transferor and Transferee on a pro-rata basis as to ownership as of the Closing Date, in accordance with the general principle that Transferor shall be entitled to the revenue and Accounts Receivable attributable to, and responsible for such expenses and obligations attributable to, the Facility for the period up to and including the Closing Date, and Transferee shall be entitled to the revenue and Accounts Receivable attributable to, as well as responsible for such expenses and obligations attributable to the operation of the Facility after the Closing Date:
(a)Water, gas, electric, telephone and other utility charges, and sewer and wastewater charges, shall be prorated, to the extent possible prior to the Closing, as of the Closing Date. For metered service, Transferor shall pay or cause to be paid the utility bills for services rendered prior to the readings, and Transferee shall pay the utility bills for the services rendered after the readings. If any metered utility is read on any day other than the Closing Date, Transferor and Transferee shall prorate such utility charges consistent with the most recent bills, and then reconcile following the Closing as provided in Section 3.3(i). In furtherance of the foregoing, Transferee shall work to transition the utilities serving the Facility into the name of Transferee effective as of the Effective Time, and Transferor shall reasonably cooperate with Transferee.
(b)Subject to and consistent with Section 6.10, all revenue and Accounts Receivable attributable to any period ending on or prior to the Closing Date shall belong to Transferor, and all revenue (including rent and Residents’ occupancy fees) and Accounts Receivable attributable to any period after the Closing Date shall belong to Transferee.
(c)For expenses of the Facility, Transferee shall remit to Transferor any invoices which reflect a service or delivery date on or before the Closing Date, and Transferee
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shall assume responsibility for the payment of any invoices which reflect a service or delivery date after the Closing Date. Notwithstanding the foregoing, Transferee acknowledges and agrees that it shall have no right, title or interest in and to any retroactive workers compensation insurance program payments whether or not the same are paid prior to or after the Closing Date if and to the extent they relate to any period prior to the Closing Date.
(d)Any and all deposits of Transferor with respect to the Facility expressly assumed by Transferee hereunder, without limitation, any and all such equipment leases (that are Assumed Contracts), security and/or utility deposits paid to and/or cash or other collateral held by any equipment lessor or by any utility, insurance company or surety, shall remain the sole and exclusive property of Transferor, and Transferee shall have no right or interest therein or thereto, and to the extent that Transferor has not received a return of any such deposit prior to the Closing Date, Transferee shall reimburse Transferor on the Closing Date the full amount of any such security deposit assumed by Transferee.
(e)Any bed Tax or similar provider Taxes or fees shall be pro-rated between Transferor and Transferee, based on the period of its operation of the Facility occurring before and after the Closing Date, as the case may be, including, but not limited to, any such assessments made by the State in which the Facility is located and/or paid by Transferor prior to or on the Closing Date that would apply to operation of the Facility after the Closing Date.
(f)Subject to Sections 2.4(b) and 3.3(h), in the event that there is a governmental assessment against the property upon which the Facility is situated, Transferor shall be responsible for that which relates to the period prior to the Effective Time and Transferee shall be responsible for that which relates to the period after the Effective Time.
(g)Transferor shall pay the reasonable cost of Transferee’s compliance with those physical plant Life Safety Code (“LSC”) deficiencies and/or fire safety standards violations that were identified by a Governmental Authority on a pre-Closing Date survey of the Facility as a deficiency and that was not cured by Transferor prior to the Closing (“Deficiencies”).
(h)Transferor shall be responsible for any and all fines, and the reasonable cost to bring the Facility into substantial compliance to the extent the Facility is cited for compliance violations attributable to the operation of the Facility prior to Closing by any Governmental Authority or Government Reimbursement Program which relates to equipment, furniture, fixtures or the condition of the building or grounds, or operational issues (collectively, “Compliance Violations”). For the avoidance of doubt, Deficiencies and Compliance Violations will not include (i) any violations (other than monetary penalties) where a plan of correction has been accepted by a Governmental Authority, except for (1) liabilities or obligations relating to or arising from any Open Deficiencies, or (2) capital repairs or physical improvements required to remove or resolve Open Deficiencies; or (ii) any citation for which Transferor currently holds a waiver issued by a Governmental Authority.
(i)All such prorations shall be made on the basis of actual days elapsed in the relevant accounting, billing or revenue period and shall be based on the most recent information available to Transferor and Transferee. Transferor and Transferee shall reasonably cooperate to produce prior to the Closing a schedule of prorations to be made under this Section 3.3 at the Closing that is as complete and accurate as reasonably possible. All prorations that can be accurately or reasonably estimated as of the Closing shall be made at the Closing. All other prorations, and adjustments to initial estimated prorations, shall be made by the Parties with due diligence and cooperation within one hundred twenty (120) days following the Closing, or such later time as may be required to obtain necessary information for proration, by payment in immediately available funds by wire transfer to one or more bank accounts designated in writing
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of the Party yielding a net credit from such prorations from the other Party, and for the avoidance of doubt, such amounts shall not count toward or be subject to the applicable Indemnification Threshold or the OTA Indemnification Cap.
Article IV
REPRESENTATIONS AND WARRANTIES OF TRANSFEROR
In order to induce Transferee to enter into this OTA, Transferor hereby represents and warrants to Transferee as of the Execution Date and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), as follows (all of which are qualified by the contents of the PCA and the Schedules attached hereto (it being understood that any matter disclosed on any Schedule will be deemed to apply and qualify the Section or Subsection of this Article IV to which it corresponds in number and each other Section or Subsection of this Article IV to the extent that it is reasonably apparent on its face that such information is applicable to such other Section or Subsection)) as follows:
4.1Corporate.
(a)Organization. Transferor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(b)Power and Authority; Authorization; Enforceability. Transferor has all necessary corporate, partnership or similar power and authority to own, operate and lease the Assets, and to carry on its business as and where such is now being conducted, including the Business. Transferor has all necessary corporate, partnership or similar power and authority to enter into the documents and instruments to be executed and delivered by Transferor pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of this OTA and the performance of this OTA by Transferor has been duly and validly authorized. This OTA constitutes the legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.
(c)Qualification. With respect to the Business, Transferor is duly qualified or licensed to do business, and is in good standing, in all jurisdictions (domestic and foreign) in which the character or the location of the assets owned or leased by it, or the nature of the business conducted by it requires such licensing or qualification.
(d)No Conflicts or Violations. Subject to obtaining the consents, neither the execution and delivery of this OTA, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of the terms hereof by Transferor shall (i) violate or result in a breach of any of the material terms and provisions of, constitute a default under, conflict with, or result in any acceleration of rights, benefits or obligations of any party under any Assumed Contract to which Transferor is a party or by which it is bound, (ii) violate any Order of any Governmental Authority applicable to Transferor, (iii) result in the creation of any material Encumbrance upon any Asset pursuant to the terms of any such Assumed Contract, (iv) constitute a violation by Transferor of any applicable Law, (v) result in the breach of any of the material terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit, license or other governmental authorization held by Transferor, or (vi) conflict with or violate any organizational document of Transferor.
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4.2Notices. Except as listed in Schedule 4.2, neither the Facility nor Transferor has received, during the last two (2) years, written notice: (a) that the Facility will be subject to a rate reduction for Medicaid or Medicare services provided therein as a result of a Medicare or Medicaid audit; or (b) from any Governmental Entity that identifies that the Facility is in violation of Law which has not been cured. Transferor shall disclose any rate reduction or bed count reduction of which it becomes aware and any rate reduction proposal or bed count reduction proposal of which it becomes aware, in each case, prior to Closing, that will affect the Facility.
4.3Litigation. Except as disclosed on Schedule 4.3, there is no Action pending or, to Transferor’s Knowledge, threatened against Transferor with respect to the Assets or the Business. Transferor is not subject to any Order relating to the Assets or the Business. Except as disclosed on Schedule 4.3, all Actions listed on Schedule 4.3 are covered by insurance in place in favor of Transferor, which insurance, to Transferor’s Knowledge, is sufficient to cover any damages or Losses in connection with such Action.
4.4Taxes.
(a)All Tax Returns required to be filed by or on behalf of Transferor on or before the Closing Date with respect to the Business or the Assets have been duly and timely filed (or subject to proper extensions) with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects.
(b)All Taxes of Transferor shown on any such Tax Return with respect to the Business and the Assets that are due and payable on the Execution Date have been fully and timely paid.
(c)There are no Encumbrances for Taxes upon the Assets other than statutory liens for Taxes not yet due or payable.
4.5Employee Benefit Plans.
(a)Schedule 4.5(a) lists all Employee Benefit Plans including, without limitation, any welfare plan within the meaning of Section 3(1) of ERISA, or any pension plan within the meaning of Section 3(2) of ERISA, that Transferor or Affiliate sponsors, maintains, contributes or is obligated to sponsor, maintain, or contribute to the benefit of any current or former employees or other service provider of the Business (or any dependent or beneficiary thereof), or under which Seller, Seller Affiliates, or Transferor has any material liability with respect any current or former employee or other service provider of the Business (each, a “Plan”). Transferor has delivered or otherwise made available in the Data Room to Transferee true, accurate and complete copies of each Plan (or, if the Plan has not been reduced to writing, a written summary of all material terms).
(b)Each Plan that is intended to be qualified under Section 401(a) of the Code (each a “Qualified Plan”) has received a favorable determination, opinion, or advisory letter from the IRS indicating that such Qualified Plan (or the master, prototype, or volume submitter form on which it is established) is so qualified under the Code in form, and no fact or event has occurred since the issuance of the most recent such letter that creates a material risk of revocation of any such letter. Transferor has made available to Transferee a copy of such determination, opinion, or advisory letter.
(c)Neither Transferor nor any ERISA Affiliate thereof currently sponsors, maintains, or contributes to (or has an obligation to sponsor, maintain or contribute to) or
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sponsored, maintained or contributed to (or had an obligation to sponsor, maintain or contribute to) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) for which Transferor or any ERISA Affiliate has any liability covering employees of the Business that is subject to Title IV of ERISA or Code Section 412, including any “multi-employer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, or any “multiple employer plan” subject to Section 4063 or 4064 of ERISA. “ERISA Affiliate” means any Person that is considered a single employer with such Person under Section 414(b), (c), (m) or (o) of the Code, any Transferor, Transferor Affiliate or Joint Venture Interest.
(d)With respect to each Plan, Transferor, or its Affiliates, as applicable, have funded, administered and maintain each Plan in material compliance with all applicable Laws, including ERISA and the Code, and there is no litigation or proceeding pending (other than routine claims for benefits) or, to the Knowledge of Transferor, threatened or anticipated with respect to any Plan in connection with the Business.
(e)Except as required under COBRA, no Plan provides or promises benefits, including death or medical or other health-related benefits, with respect to current or former Service Providers of the Business beyond retirement or other termination of service, and Transferor or its Affiliates have no obligation to provide or contribute toward the cost of any such benefits.
(f)Neither the execution and delivery of this OTA and any related documents nor the consummation of the transactions contemplated hereby will, either alone or in combination with any other event, (i) increase any benefits payable under any Plan, including acceleration of the payment or vesting of any benefit under any Plan, or (ii) entitle any employee to severance payable by Transferee or any Affiliate thereof; provided, however, that benefits due and payable from a Plan may be paid or made available due to a termination of employment from Transferor in the ordinary course of administration of any such Plan.
4.6Employees.
(a)Schedule 4.6(a) contains a true and correct list of (i) (x) all of the current employees of the Business, (y) all of the employees of the Therapy Business which provide services at the Facility, and (z) all of the employees of the Manager which provide services directly at the Facility, in each case, as of September 1, 2024, including those employees on a leave of absence of any kind, (ii) each such employee’s name, title, and location of employment, (iii) each such employee’s employment status (i.e., whether employees is actively employed or not actively employed due to illness, short-term disability, sick leave, authorized leave of absence, layoff for lack of work or service in the Armed Forces of the United States or for any other reason), (iv) each such employee’s hourly wage rate, salary level or annual rate of compensation, including bonuses and incentive pay, (v) the hours worked by each such employee during the preceding twelve months, the exempt or non-exempt status of each employee (whether or not paid at an hourly or salary rate), (vi) each employee’s date of hire or commencement of most recent employment, (vii) a description of any fringe benefits (other than the standard fringe benefits offered by Transferor to all qualifying employees), (viii) existing contractual arrangement with employees, if any (it being understood that all Parties do not consider any “at-will” arrangements with employees to be Contracts) and (ix) the employer of each such employee. As of the Execution Date, the parties acknowledge that Schedule 4.6(a) has been provided with employee names redacted. Schedule 4.6(a) shall be provided to Transferee without redaction on the day immediately following the Execution Date.
(b)Except as disclosed on Schedule 4.6(b), all salary, wages, commissions, bonuses and other cash compensation due and payable to employees of Transferor as of the Closing Date shall be paid in full on or promptly following the Closing Date (but no later than
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the next regularly scheduled pay-period) in accordance with Transferor’s standard payroll practices.
(c)All workers directly engaged by Transferor (excluding any engagement through a staffing agency) and classified by Transferor as independent contractors since January 1, 2022, have in good faith satisfied the requirements of applicable Law to be so classified, and Transferor has in good faith fully and accurately reported each such person’s compensation on IRS Forms 1099 during such period when required to do so.
(d)Transferor has complied, in all material respects, with all applicable Laws pertaining to labor or employment practices or relations (including, but not limited to, the terms and conditions of employment, management-labor relations, employee classification, records retention, equal opportunity employment, non-discrimination, disability accommodation, human rights, statutory and regulatory employer notice requirements (including requirements pursuant to the Fair Credit Reporting Act, the United States Immigration and Nationality Act, as amended, federal, state, provincial and local minimum wage laws, regulations and ordinances, federal and state family, medical and military leave laws and regulations, occupational safety and health laws and regulations, and any other similar applicable Law mandating employer notice of employer and/or employee rights and responsibilities under such Law), statutory and contractual leaves of absence, wage and hour issues, immigration, occupational safety and health, workers’ compensation, pay equity and human rights and the employment or termination of employment of their employees, including all such Laws relating to equal employment opportunities, payment of wages (including, but not limited to, payment of hourly wages, overtime, salaries, commissions, bonuses, profit sharing, unemployment compensation, benefits, and vacation, sick or other earned time off benefits due and payable to such employees under any policy, practice, Contract, program or applicable Law) or illegal discrimination).
(e)Except as set forth in Schedule 4.6(e), there are no outstanding, pending or, to Transferor’s Knowledge, threatened, actions, causes of action, claims, complaints, grievances, demands, orders, prosecutions, or suits against Transferor (including its and their respective directors, officers, agents, or employees) claiming that Transferor has violated any applicable employment Laws before any Governmental Authority or labor relations board, including the National Labor Relations Board, the Department of Labor, and the Equal Employment Opportunity Commission regarding any employees of the Business. No written notice has been received by Transferor of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of Transferor regarding any employees of the Business and no such investigation is in progress.
(f)Except as set out on Schedule 4.6(f), Transferor is not a party to any collective bargaining agreement relating to the Business.
(g)Except as set forth in Schedule 4.6(g), since January 1, 2022, Transferor has not experienced any labor disputes, any union organization attempts or any work stoppages, walk outs, strikes, or lock outs due to labor disagreements. There are no unfair labor practice charges or complaints pending or threatened against Transferor. There is no labor strike, dispute, request, petition or pending election for representation, slowdown or stoppage pending, or to Transferor’s Knowledge, threatened or anticipated against or affecting Transferor.
(h)Transferor maintains an Employment Eligibility Form on Form I-9 for each employee currently employed in the United States in accordance with applicable Law.
(i)Except as set forth in Schedule 4.6(i) or with respect to employees subject to a collective bargaining agreement, all employees of Transferor are employed at-will, may be
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terminated at any time with or without notice and for any reason or no reason at all, without material cost or penalty to Transferor.
(j)Except with respect to transactions contemplated by this OTA, Transferor has not implemented any employee layoffs that could implicate the WARN Act or any similar applicable foreign, state or local Law, and no such events are currently planned, anticipated or announced. To Transferor’s Knowledge, no officer or executive of Transferor (i) has any present intention to terminate his or her employment within the first twelve (12) months following the Closing Date, or (ii) is a party to any confidentiality, non-competition, proprietary rights or other such agreement that would materially restrict the performance of such employee’s employment duties, or the ability of Transferor to conduct the Business.
4.7Encumbrances.
(a)Transferor has good and marketable title to, or in the case of personal property held under a lease or other Assumed Contract (subject to the terms of the lease or other Assumed Contract), an enforceable leasehold interest in, or right to use, the Assets, and none of the Assets are subject to any Encumbrance other than Permitted Encumbrances.
(b)With respect to any matter in excess of Fifty Thousand Dollars ($50,000.00), all contractors, subcontractors and other Persons furnishing work, labor, materials or supplies for the development and construction of the Facility and/or Assets have been paid, or prior to Closing shall be paid, whether the work is in progress or completed, for all work performed, material, supplies and the like up to and including the Closing Date, and there are no claims against any Transferor or Facility, or any of the Assets in connection therewith which may give rise to a mechanic’s lien against any Facility, the Assets or any portion thereto, except as set forth on Schedule 4.7(b).
(c)Except as disclosed on Schedule 4.7(c), there are no Encumbrances against Transferor’s A/R, provider agreements, bank accounts or licenses, and to the extent there are such liens extant, the obligations they secure will be paid in full at Closing and the liens on such assets will be released at Closing unless otherwise indicated as or such constitute an Assumed Liability.
4.8Certain Healthcare Matters; Compliance Generally.
(a)Government Reimbursement Programs.
(i)Except as set forth on Schedule 4.8(a)(i), the Facility is (A) qualified for participation in, and has current and valid provider contracts with, the applicable Government Reimbursement Programs and/or their fiscal intermediaries or paying agents in which the Facility participates, all of which Government Reimbursement Programs are listed on Schedule 4.8(a)(i), and is in compliance with the conditions of participation or requirements applicable with respect to such participation, and (B) eligible for payment under the applicable Government Reimbursement Programs in which the Facility participates for services rendered to qualified beneficiaries.
(ii)(i)    Except as set forth on Schedule 4.8(a)(ii), all Cost Reports required to be filed for each of the Facility have been prepared and filed in good faith in accordance with applicable Laws when due, and are true, correct, and complete in all material respects (and true and complete copies of Cost Reports for the past two (2) fiscal years have been set out in the Data Room).
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(iii)All amounts shown as due from the Facility in the Cost Reports either were remitted with such Cost Reports or will be remitted when required by applicable Law and are appropriately reflected in the Financial Statements, and all amounts shown in the Notices of Program Reimbursement as due have been, or prior to the Closing will be, paid when required by applicable Law.
(iv)Except as set forth on Schedule 4.8(a)(iv), Transferor has not, during the last two (2) years, received written notice of any dispute or claim by any Governmental Authority, fiscal intermediary or other Person regarding the Facility and the Government Reimbursement Programs or the participation by the Facility in such Government Reimbursement Programs that have not been cured, and to Transferor’s Knowledge, there are no (A) threatened recoupment claims for services provided by the Business, or (B) threatened suspensions, terminations, or restrictions to any contracts with Government Reimbursement Programs and/or their fiscal intermediaries or paying agents.
(v)Except as set forth in Schedule 4.8(a)(v), there are no (A) current, pending or outstanding Government Reimbursement Program audits or appeals, (B) Cost Reports that are subject to audits, (C) Cost Reports that remain “open” or unsettled, and (D) current or pending Government Reimbursement Program or Private Program recoupment efforts (other than those conducted in the Ordinary Course), in each case with respect to the Facility.
(vi)Within the past two (2) years, Transferor has not received notice of any action that has been threatened, taken or recommended by any government authority to revoke, withdraw or suspend its license to operate the Facility or to terminate or decertify any participation of the Facility in the Medicaid or Medicare programs. Within the past two (2) years, Transferor has not received written notice with respect to the Facility that it has been charged or implicated in any violation of any state or federal statute or regulation involving false, fraudulent or abusive practices relating to its participation in state or federally sponsored reimbursement programs, including but not limited to false or fraudulent billing practices. Within the past two years, Transferor has not received written notice with respect to a civil investigative demand, warrant or other written request for information with respect to the Facility from the U.S. Department of Justice, the U.S. Federal Bureau of Investigation, the Office of the Inspector General of the U.S. Department of Health and Human Services or any other federal or state agency or authority with jurisdiction over investigating and enforcing state or federal healthcare fraud and abuse laws.
(b)Permits. The Facility’s Permits and CLIA waivers are set forth on Schedule 4.8(b)(i). All such Permits are all of the material Licenses necessary for the ownership and operation of the Facility as currently conducted. Such Permits are in full force and effect, have not been pledged as collateral security, no proceeding is pending or, to Transferor’s Knowledge, threatened, seeking the revocation or limitation of any such Permit. The Facility is duly licensed as a skilled nursing facility, as required under the Laws of the State of [Tennessee/Alabama], for at least that number of beds as currently listed on the Permits. Schedule 4.8(b)(ii) sets forth a true, correct, and complete list of the number and types of licensed beds at the Facility and whether such beds are Medicaid and/or Medicare certified. Except as set forth on Schedule 4.8(b)(iii), there are no proceedings or actions pending or, to Transferor’s Knowledge, contemplated to reduce the number of licensed or certified beds of any Facility. Except as set forth on Schedule 4.8(b)(iv), Transferor has not received written notice of any violations of the LSC, fire, building and other applicable codes, ordinances, current zoning requirements, rules, and regulations that have not been cured or for which Transferor has received a waiver under applicable Law. Schedule 4.8(b)(v) sets forth a complete and accurate list of LSC waivers, decertification proceedings, licensure revocations, and termination and suspension proceedings for the past two (2) years.
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(c)Compliance Generally. The Facility has been operated in compliance in all material respects with all applicable Laws, including all Healthcare Requirements, governing the conduct or operation of the Business, and Licenses. Except as set forth on Schedule 4.8(c)(i), Transferor has not received any written notice of any violation of any such Law or License that has not been cured and, to Transferor’s Knowledge, no notice of such violation has been threatened. There are no outstanding or, to Transferor’s Knowledge, threatened or potential Order, subpoena, or investigation from any Governmental Authority, whistleblower suits, or suits brought pursuant to federal or state False Claims Acts or Laws relating to any Governmental Reimbursement Program of or relating to any alleged or actual, violation of any Laws. Except as set forth on Schedule 4.8(c)(ii), there have been no written notices of violations of Referral Laws relating to the operation of the Facility, nor to Transferor’s Knowledge are there any conditions at the Facility which would reasonably be expected to cause a violation of Referral Laws or analogous state statute. To Transferor’s Knowledge, Transferor has not (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any such purpose or made any false or artificial entries on its books, (iii) given or received any payments or other forms of remuneration in connection with the referral of patients that would violate the Referral Laws or any analogous state statute, or (iv) made any payments to any person with the intention or understanding that any part of such payment was to be used for inducing a referral or any purpose other than that described in the documents supporting the payment. Transferor has instituted, and the Facility is operated in compliance in all material respects with, a compliance plan which follows all applicable Healthcare Requirements.
(d)Convictions; Exclusions. Neither Transferor nor any current director, officer, or employee has been excluded from participating in the Medicare program or any other Government Reimbursement Program or is subject to a corporate integrity agreement. No current officer, director, or managing employee (as that term is defined in 42 U.S.C. § 1320a-5(b)) of Transferor has been (i) excluded from participating in the Medicare program or any other applicable Government Reimbursement Program; (ii) subject to sanction pursuant to 42 U.S.C. § 1320a-7a or 1320a-8; or (iii) to Transferor’s Knowledge, convicted of, a criminal offense under or in connection with (A) the Referral Laws, (B) any Law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by Governmental Authority, (C) any Law relating to the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance, (D) any Law relating to the interference with or obstruction of any investigation into the criminal offenses described herein, or (E) any offense which would permit the exclusion of any Facility from a Government Reimbursement Program.
(e)Audits; Settlements. Transferor has provided to Transferee true and complete copies of all survey reports, notices, and waivers of deficiencies, plans of correction, and any other investigation reports issued with respect to the Facility together with material correspondence with any Governmental Authority issued within two (2) years of the Execution Date (and from the Execution Date until the Closing Date) concerning the Facility by any Governmental Authority, ZPIC audit, RAC auditor or other contract auditor on behalf of a Governmental Authority, an identification of any material settlement agreements and, to Transferor’s Knowledge, any material unresolved matters raised in writing by any such Governmental Authority, RAC auditor or other contract auditor on behalf of a Governmental Authority. Except as set forth on Schedule 4.8(e), (i) Transferor has not had any cited deficiencies on its most recent survey (standard or complaint) that have resulted in a written notice of civil money penalties or a denial of payment for new admissions as of the Closing Date that have not been cured, and (ii) Transferor has not had any deficiencies at “level G” or above,
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or an IJ at Level I or above on its most recent survey (standard or complaint) that have not been cured. All deficiencies and violations cited in any survey or resurvey have been corrected or corrective action plans have been submitted and approved therefor and will be fully implemented/corrected prior to Closing. The Facility is not currently designated as a Special Focus Facility (as such term is defined by the Centers for Medicare and Medicaid Services Special Focus Facility Program) and has not received any written notice of inclusion or intended inclusion as a Special Focus Facility.
4.9Resident Agreements. A copy of the current standard form of Admission Agreement used by the Facility has been provided to Transferee or otherwise made available to Transferee in the Data Room. To Transferor’s Knowledge, there are no other agreements with residents of the Facility which materially deviate from the standard form.
4.10Absence of Changes. Except as otherwise disclosed in Schedule 4.10 or the other Schedules, or as contemplated by this OTA, from January 1, 2024, to the Execution Date, (a) the Business has been conducted in all material respects in the Ordinary Course, and (b) to Transferor’s Knowledge, there has been no change, event, or loss materially and adversely affecting the Business or the Facility.
4.11Inventory. On the Closing Date, Transferor shall maintain its normal inventory of supplies, which will be in sufficient quantities of supplies required by Law in all material respects and consistent with past practices for operation of the Facility.
4.12Contracts.
(a)As of the Execution Date, true, correct, and complete copies of all of the Material Contracts of the Facility have been made available to Transferee or otherwise made available in the Data Room. As of Closing, true, correct, and complete copies of all of the Assumed Contracts set forth on Schedule 2.1(d) as revised and supplemented prior to Closing will have been made available to Transferee or otherwise made available in the Data Room. Except as set forth in Schedule 4.12(a), (i) each of the Assumed Contracts is valid, binding and enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in the proceeding in equity or at law), and (ii) there is not any existing material default or material event of default, or any event which, with or without notice or lapse of time or both, would constitute a material default under any Assumed Contract by Transferor or, to Transferor’s knowledge, by any other party to the Assumed Contract. In addition, with respect to each Assumed Contract that is a lease of equipment or other personal property, except as set forth in Schedule 4.12(a), (i) such lease creates a valid leasehold interest in all property purported to be leased thereunder, (ii) all rent and other required payments have been timely paid by Transferor through the date hereof, and (iii) Transferor is in lawful possession of all of such property. Solely to the extent such changes are required in order to track the addition of Assumed Contracts from Schedule 2.1(d), this Schedule 4.12(a) may be updated by Transferor until thirty (30) days prior to Closing to reflect such required changes, after which time this Schedule 4.12(a) shall be deemed final.
(b)The execution and delivery of this OTA by Transferor and the consummation of the transactions contemplated hereby by Transferor do not require any consent under, constitute (with or without notice or lapse of time or both) a default under, result in any breach of, or give any Person any rights of termination, acceleration or cancellation of, any Assumed Contract.
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4.13Resident Trust Funds. The Resident Trust Funds transferred hereunder are the only such funds required to be held by Transferor on behalf of such residents pursuant to applicable Law.
4.14Environmental Laws. Transferor has not received any written notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding the presence or release of any Hazardous Substance at the Facility in violation of any Environmental Law, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise, handled at, or transported or released from such Facility or regarding compliance with Environmental Laws. Transferor has not received any written notice of any other claim, demand or action by an individual or entity alleging any actual or threatened injury or damage to any Person or entity, property, natural resource or the environment arising from or relating to the presence or release of any Hazardous Substances at, on, under, in, to or from its Facility in connection with any operations or activities of Transferor thereat.
4.15Improvements. Except as disclosed on any PCA, Transferor has not received any written notice for any assessments for public improvements against the Facility which remain unpaid including, without limitation, those for construction of sewer, water, gas and electric lines and mains, streets, roads, sidewalks and curbs.
4.16Insurance. Transferor has provided to Transferee or otherwise made available in the Data Room, a true and correct list of all general liability, professional liability, fire, casualty, fidelity, workers’ compensation and other insurance policies currently held by or on behalf of Transferor relating to the Facility, and a description of any self-insurance arrangements by or affecting the Facility, including any reserves established thereunder. Each of said policies is in full force and effect and shall be maintained by Transferor in full force and effect until the Closing, and all premiums due thereunder have been paid and shall be paid by Transferor until the Closing. Transferor has maintained or caused to be maintained insurance policies that have insured the Facility and the Assets continuously since the date Transferor first operated the Facility.
4.17Reserved.
4.18Financial Statements; Undisclosed Liabilities.
(a)Transferor has delivered to Transferee or otherwise made available in the Data Room, prior to the Execution Date, the Financial Statements. Except as set forth on Schedule 4.18(a), the Financial Statements, in all material respects, are complete and accurate and present fairly the financial position of the Facility as of the dates and periods indicated, in accordance with GAAP subject to normal year-end adjustments and absence of notes and, to the extent consistent with GAAP, Transferor’s past practices in preparing financial statements, subject, in the case of any quarterly Financial Statements included therein, to normal year-end audit adjustments.
(b)Except as reflected or reserved for or disclosed in the Financial Statements, Transferor has no material liabilities relating to the Business of a type or nature to be reflected, in accordance with GAAP and, to the extent consistent with GAAP, Transferor’s past practices in preparing financial statements, on the face of a balance sheet except for (i) liabilities incurred in the Ordinary Course since December 31, 2023, consistent with past practice, (ii) obligations arising or resulting from the terms of any Assumed Contract, and (iii) Excluded Liabilities.
4.19Broker. Except as set forth on Schedule 4.19, Transferor has not engaged, nor is liable to pay any fees, costs or commissions to, any broker, finder, agent or financial advisor
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(each a “Broker” and collectively, “Brokers”) in connection with the transactions contemplated hereby.
4.20Intellectual Property. To Transferor’s Knowledge, (a) Transferor owns or possesses all licenses or other rights to use all Intellectual Property necessary to conduct the Business as presently conducted, (b) Transferor has not received any written notice from any third party that the Business as currently conducted misappropriates or infringes upon any Intellectual Property rights of others, and (c) Transferor has not received any written notice that any third party is infringing any Intellectual Property owned by Transferor and used exclusively in connection with the Business.
4.21NO WARRANTY OF CONDITION. THE ASSETS ARE BEING SOLD, TRANSFERRED, ASSIGNED AND DELIVERED BY TRANSFEROR AND RECEIVED BY TRANSFEREE AS IS WHERE IS, AND WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, WHETHER STATUTORY, ARISING BY OPERATION OF LAW, ARISING BY CUSTOMS OR USAGES OF TRADE, OR OTHERWISE, EXCEPT SOLELY AS EXPRESSLY SET FORTH IN THIS ARTICLE IV TO THIS OTA, THE PURCHASE AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS, AND SUBJECT TO ANY AND ALL LIMITATIONS AND QUALIFICATIONS HEREIN; IT BEING THE INTENTION OF TRANSFEROR AND TRANSFEREE TO EXPRESSLY REVOKE, RELEASE, WAIVE, DISCLAIM, NEGATE AND EXCLUDE ALL EXPRESS AND IMPLIED REPRESENTATIONS AND WARRANTIES (EXCEPT SOLELY AS EXPRESSLY SET FORTH IN THIS ARTICLE IV TO THIS OTA AND SUBJECT TO ANY AND ALL LIMITATIONS AND QUALIFICATIONS HEREIN) INCLUDING, WITHOUT LIMITATION, AS TO (a) THE CONDITION OF THE ASSETS OR ANY ASPECT THEREOF INCLUDING, WITHOUT LIMITATION, ANY AND ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES OF OR RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NON-INFRINGEMENT; (b) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN, OR ENGINEERING OF THE ASSETS OR ANY OTHER ASSET OR PROPERTY, IF ANY; (c) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE ASSETS; (d) ANY FEATURES OR CONDITIONS AT OR WHICH AFFECT THE ASSETS WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, POTENTIAL, OR OTHERWISE; (e) THE SIZE, SHAPE, CONFIGURATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL OR CONDITION OF THE ASSETS; (f) ALL EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE ASSETS; (g) ANY STRUCTURAL OR CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER ANY OF THE ASSETS; AND (h) ALL OTHER EXPRESS OR IMPLIED WARRANTIES AND REPRESENTATIONS BY TRANSFEROR WHATSOEVER, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV AND SUBJECT TO ANY AND ALL LIMITATIONS AND QUALIFICATIONS HEREIN. FURTHERMORE, TRANSFEROR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE FUTURE PROFITABILITY, FUTURE CASH FLOW OR VIABILITY OF THE BUSINESS RELATED TO THE ASSETS, ALL OF WHICH TRANSFEREE MUST DETERMINE FROM ITS INVESTIGATION OF THE RECORDS OF TRANSFEROR AND THE FACILITY AND TRANSFEREE’S OWN BUSINESS ACUMEN.
4.22Disclosure Updates. At any time, and from time to time on or prior to the Closing Date, Transferor may supplement or amend the Schedules and/or information in the Data Room (collectively, a “Disclosure Update”), with respect to any matter which has not yet been subject to the Closing. No such Disclosure Update shall be evidence, in and of itself, that corresponding
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representations and warranties are no longer true and correct in all material respects. It is specifically agreed that the Schedules and/or information in the Data Room may be amended to add immaterial, as well as material, items. No such Disclosure Update shall have any affect for purposes of the condition set forth in Section 10.2(a) or the indemnification provisions of Article X with respect to the facts and circumstances underlying such Disclosure Update or otherwise be deemed to cure any breach, and the delivery of any such Disclosure Update shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Article V
REPRESENTATIONS AND WARRANTIES OF TRANSFEREE
In order to induce Transferor to enter into this OTA, Transferee hereby represents and warrants to Transferor as of the Execution Date and as of the Closing Date (or in the case of representations and warranties that by their terms speak as of a specified date, as of such specified date), as follows:
5.1Corporate.
(a)Organization. Transferee is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(b)Power and Authority; Authorization; Enforceability. Transferee has all necessary corporate, partnership or similar power and authority to enter into the documents and instruments to be executed and delivered by Transferee pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of this OTA and the performance of this OTA by Transferee has been duly and validly authorized. This OTA constitutes the legal, valid and binding obligation of Transferee, enforceable against Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.
(c)Qualification. Transferee is duly qualified or licensed to do business, and is in good standing, in all jurisdictions (domestic and foreign) in which the character or the location of the assets owned or leased by it, or the nature of the business conducted by it requires such licensing or qualification.
(d)No Conflicts or Violations. Neither the execution and delivery of this OTA or the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, nor the fulfillment of the terms hereof by Transferee shall (i) violate or result in a breach of any of the material terms and provisions of, constitute a default under, conflict with, or result in any acceleration of rights, benefits or obligations of any party under any contracts to which Transferee is a party or by which it is bound, (ii) violate any Order of any Governmental Authority applicable to Transferee, or (iii) constitute a violation by Transferee of any applicable Law, or (iv) conflict with or violate any organizational document of Transferee.
5.2Litigation. There are no proceedings, orders, or determinations by or with any arbitrator, court, or other governmental body, authority or agency, or to Transferee’s Knowledge, threatened against or by Transferee or any of its Affiliates that challenge (or could challenge) or seek (or could seek) to prevent, enjoin, or otherwise delay the consummation of the transactions contemplated under this OTA or the execution and delivery of any agreement in connection therewith.
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5.3Broker. Except as set forth in Schedule 5.3, Transferee has not engaged, nor is liable to pay any fees, costs or commissions to any Broker(s) in connection with the transactions contemplated hereby.
5.4Transferee’s Reliance.
(a)Transferee acknowledges that prior to the Execution Date, it has conducted such independent investigation of the Assets and the Facility and Transferor to its own full satisfaction. In connection with Transferee’s investigation, Transferee may have received from Transferor certain projections, forward-looking statements and other forecasts and certain business plan information. Transferee acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Transferee is familiar with such uncertainties, that Transferee is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that (except in the case of Fraud) Transferee shall not have or make any claim against any Person with respect thereto. Accordingly, Transferee acknowledges that Transferor or any other Person have not and do not make any direct or indirect representation or warranty with respect to such forward-looking estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).
(b)Transferee acknowledges that Transferor or any other Person have not made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Transferor, the Assets and the Facility furnished or made available to Transferee and its representatives, except as expressly set forth in Article IV and Article IV of the Purchase Agreement, and Transferor or any other Person (including any officer, director, manager, member or partner of any of Transferor) shall not have or been subject to any liability to Transferee (except in the case of Fraud), or any other Person, resulting from Transferee’s use of any information, documents or material made available to Transferee in any confidential information memoranda, “data rooms,” management presentations, due diligence or in any other form in expectation of the transactions contemplated hereby. Transferee acknowledges that except as expressly set forth in Article IV and Article IV of the Purchase Agreement, the Facility and the Assets have been acquired without any representation or warranty as to merchantability or fitness for any particular purpose of their respective assets, in an “as is” condition and on a “where is” basis. For the avoidance of doubt, nothing in this Section 5.4 is intended to limit or modify the representations and warranties contained in this Article V. Transferee acknowledges that, except for the representations and warranties contained in Article IV and Article IV of the Purchase Agreement, neither Transferor nor any other Person has made any other express or implied representation or warranty by or on behalf of Transferor.
(c)As of the Execution Date, Transferee has no actual knowledge (i) that any of Transferor’s representations or warranties set forth in the OTA or the Transaction Documents are not true and correct in all material respects, or (ii) that Transferor is in material breach of any of its covenants and/or obligations under the OTA or the Transaction Documents.
Article VI
COVENANTS AND AGREEMENTS
6.1Conduct of Business. From and after the date hereof and pending the Closing, unless Transferee shall otherwise consent in writing, Transferor shall utilize commercially reasonable efforts to (a) maintain and operate its applicable Assets and Facility in the Ordinary Course, (b) maintain, repair and replace where appropriate, consistent with past practice, with no less than like kind, the real and personal property, equipment, furniture and fixtures, leasehold
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improvements in substantially the same condition that exists on the date hereof, reasonable wear and tear excepted and subject to the requirements to repair and replace as set forth in the Purchase Agreement; (c) refrain from delaying such repair and/or replacement as a result of the pending transfer, except where such delay is consistent with past practice; (d) replace inventory, supplies and equipment consistent with past practice; (e) operate the Facility so as not to intentionally breach any covenant or warranty contained in this OTA; (f) preserve Transferor’s existing relationships with suppliers, distributors, customers and others having business relations with Transferor such that the Facility will not be impaired; (g) maintain all existing policies of insurance (or comparable policies) of or relating to the Assets and the Facility in full force and effect; (h) keep available the services of the present officers and employees of Transferor involved in the day to day operation of the Facility; (i) maintain the quality of care to the residents; (j) invoice and collect revenue in the Ordinary Course; (k) to safeguard, maintain and preserve all Facility employee and medical records transferred under this OTA in accordance with the provisions of, and for the periods prescribed by all applicable Laws, which shall in no event be less than the steps taken by Transferor in the operation of the Facility prior to the transactions contemplated under this OTA; (l) avoid immediate jeopardy violations, maintain provider agreements without suspension, qualification or limitation or revocation, and avoid what is commonly known as a “ban on admission” or imposition of civil money penalties or the providing of substandard care; (m) undertake or implement all actions, payments, and plans of correction required in connection with a Open Deficiency; (n) complete any capital repairs or physical improvements required to remove or resolve a Open Deficiency; (o) notify Transferee if Transferor becomes aware of any violation or non-compliance with any Law, except where any such violation or non-compliance would not reasonably be expected to be material and adverse to the Business or Facility; (p) actively market the Facility to potential patients and residents in the Ordinary Course; (q) not materially change the current levels of compensation and benefits for Transferor Employees except as may be required by applicable Law or as provided by Transferor’s personnel policies in the Ordinary Course, such as those pertaining to post hiring or annual performance evaluations; and (r) not enter into any material Contract whether oral or written which would be binding on the Facility or the Transferee from and after the Closing.
6.2Forbearances. Without limiting the effect of any other provision of this OTA, between the date hereof and the earlier of the termination of this OTA or the Closing Date, Transferor shall not do any of the following with respect to the Assets or Facility without the prior written consent of Transferee:
(a)sell, lease, transfer, convey or otherwise dispose of (other than in the Ordinary Course), or cause or permit any Encumbrance (other than Permitted Encumbrances) to exist on, any of the Assets which will not be released at or prior to the Closing;
(b)cancel any Assumed Contract or materially default in the performance of any Assumed Contract, or obligation, or waive any material default or potential material default by any other Party, or waive, release, compromise, settle or assign any rights or claims under any Assumed Contract;
(c)notwithstanding anything else contained in this Article VI, enter into any contract or other transaction that would be material to the Facility, other than in the Ordinary Course and shall not, whether consistent with past practice or otherwise, enter into or amend any material Contract which is not at will on the part of Transferor or terminable by Transferor on thirty (30) days or less written notice;
(d)violate in any material respect, terminate or permit the lapse of, or failure to preserve any material licenses, permits and other authorizations including, but not limited to, the certificate of need, if any, or any provider agreements including, without limitation, its
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provider agreements with Medicare and Medicaid which are necessary for the operation of the Facility as it exists on the date hereof;
(e)release, compromise or settle any material claim, action or legal proceeding that would be material and adverse to the Business or Facility, or may be construed as an obligation of Transferee, other than in the Ordinary Course;
(f)enter into any transaction with any owner, officer, director, manager or Affiliate of Transferor or any of their Affiliates, or any relative or Affiliate of any such owner, officer, director, manager or Affiliate other than consistent with past practice or in contemplation of the transactions to be carried out pursuant to this OTA or the Purchase Agreement;
(g)materially change employment terms for any executive or group of employees or institute, amend or terminate any employee plan other than consistent with past practice or in contemplation of the transactions to be carried out pursuant to this OTA or the Purchase Agreement;
(h)remove, discharge or transfer residents from the Facility to a nursing facility owned, operated or managed by Transferor or any of its Affiliates, nor shall there be any voluntary transfers by Transferor of residents from the Facility to any other nursing facility, where such transfer is not in the ordinary course of business and not (i) for reasons relating to the health and well-being of the resident transferred, (ii) for the election to transfer by the resident or his or her family or attorney-in-fact, or (iii) otherwise required by Law;
(i)(i) remove or relocate to any Affiliate, any administrator, director of nursing or other key employee, or (ii) hire new employees except in the Ordinary Course; or
(j)enter into any agreement, or adopt any resolution, to do any of the things described in subsections (a) through (i) above or otherwise commit any act which would cause Transferor to breach any covenant, representation or warranty contained in this OTA.
6.3Non-Competition and Non-Solicitation.
(a)Non-Competition Covenant. For a period commencing upon the Closing and ending three (3) years after the Closing, neither Seller, Transferor nor their Affiliates shall directly or indirectly own, operate or manage any skilled nursing facility within ___________6 County (the “Non-Competition Covenant”). In connection with a violation of the Non-Competition Covenant, Transferee shall have all remedies at law and/or equity to enforce such Non-Competition Covenant. Transferor further acknowledges that the scope and duration of the provisions of this Section 6.3(a) are reasonable. The terms and provisions of this Section 6.3(a) shall survive the Closing. For avoidance of doubt, the provisions of this Section 6.3(a) shall not be applicable to Seller’s, Transferor’s, or their Affiliate’s ownership and operation of any Escrow Facilities prior to any Subsequent Closing, or to the ownership and operation of any Excluded Facility by Seller, Transferor or their Affiliates from and after the date such Excluded Facility is terminated in accordance with the provisions of the Purchase Agreement.
(b)Non-Solicitation Covenant.
(i)Transferee agrees that neither Transferee nor any of their Affiliates shall solicit or attempt to solicit for employment or hire any employee of the Facility, the Transferor or its Affiliates during the period commencing upon termination of this OTA prior to Closing and for a period of one (1) year following the termination of this OTA; provided,
6 NTD: To reflect county in which subject facility is located.
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however, that this Section 6.3(b)(i) will not prohibit Transferee or any of their Affiliates from (a) hiring any Person who is presented by a bona-fide professional placement agency which was not directed by Transferee or their Affiliates to target the Business Employees, (b) soliciting via a general solicitation or hiring any Person who first contacts Transferee or their Affiliates in response to general solicitation, or (c) soliciting or hiring any Person who has been terminated by the Transferor at least three (3) months prior to commencement of any solicitation of such Person by Transferee or their Affiliates or any employment discussions between Transferee or their Affiliates and such Person. The provisions of this Section 6.3(b)(i) shall terminate with respect to the Facility upon the consummation of the Closing.
(ii)    Transferor agrees that neither Transferor nor any of their Affiliates shall solicit or attempt to solicit for employment or hire any of Transferee’s Employees for a period of two (2) years following the Closing; provided, however, that this Section 6.3(b)(ii) will not prohibit Transferor or any of their Affiliates from (a) hiring any Person who is presented by a bona-fide professional placement agency which was not directed by Seller or any of their respective Affiliates to target the Transferee’s Employees, (b) soliciting via a general solicitation or hiring any Person who first contacts Transferor or any of their Affiliates in response to general solicitation, or (c) soliciting or hiring any Person who was has been terminated by the Transferee or their Affiliates at least three (3) months prior to commencement of any solicitation of such Person by Transferor or any of their Affiliates or any employment discussions between Transferor or any of their Affiliates and such Person. The provisions of this Section 6.3(b)(ii) shall survive the Closing.
6.4Access.
(a)From and after the Execution Date, Transferee shall have the right from time to time, upon not less than two (2) business day’s prior notice to Transferor (which notice shall be by email to pclark@amhealthpartners.com and jbailey@amhealthpartners.com and shall specify the time, date and location of such proposed inspections) to enter upon the Facility at reasonable times during normal business hours (or as otherwise reasonably scheduled with Transferor) solely for the purpose of conducting non-invasive inspections for purposes of third-party (i) property surveys and architectural reports, (ii) property condition inspections in connection with the preparation of a property condition report, (iii) engineering, (iv) geo-technical, and (v) Phase I and other non-invasive environmental inspections and tests, at Transferee’s sole risk, cost and expense. Notwithstanding the foregoing, Transferor shall have the right to delay Transferee’s entry into buildings if reasonable based upon circumstances such as the presence of CMS surveyors or health protocols. Transferor or Transferor’s agent shall have the right to accompany Transferee during any activities performed by Transferee or its representatives on the Facility. Notwithstanding anything to the contrary herein, no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Transferor, which may be withheld in its sole and absolute discretion, and if consented to by Transferor, the proposed scope of work and the party who will perform the work shall be subject to Transferor’s review and approval.
(b)In all events, during any entry to the Facility or in connection with its inspections, testing or other examinations of the Facility, Transferee shall not injure or otherwise cause bodily harm to any person thereon. Further, Transferee shall repair or restore any damage caused by Transferee, or their respective employees, contractors, representatives or agents, to the real or personal property constituting or located at the Facility; provided that nothing herein shall
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require Transferee to repair or remediate any pre-existing conditions discovered during such diligence except to the extent exacerbated by Transferee. From and after the Execution Date, Transferor’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) must be obtained prior to any communications with any of the Facility’s residents (or resident families), employees and suppliers. Transferee shall pay all costs incurred for any such inspections of the Facility initiated by Transferee. Transferee shall indemnify and hold Transferor harmless from and against any and all claims for death of or injury to persons or damage to property to the extent arising out of or as a result of the negligent or wrongful acts or omissions of Transferee, any authorized representatives, or designees of Transferee conducting Transferee’s due diligence investigation; provided, however, that the foregoing indemnity and hold harmless obligation shall not extend to, and in no event shall Transferee be liable to Transferor for any (i) diminution in the market value of any of the Assets and/or of the Facility resulting from the information disclosed by any such investigation or tests (unless due to the negligence or willful misconduct of any Transferee or breach of any Transferee’s obligations under this OTA), (ii) negligence or willful misconduct of any of the Transferor or any agent, contractor, or employee of any of the Transferor, or (iii) pre-existing condition(s) on or about the Facility except and to the extent such pre-existing condition(s) are exacerbated by Transferee’s entry onto and investigation of any of the Facility. Prior to entry to the Facility, Transferee, as well as their respective consultants and contractors, shall provide evidence of sufficient insurance, including general liability coverage not less than $2,000,000 per occurrence and $3,000,000 in the aggregate, to protect Transferor from any losses they may incur as a result of any Transferee’s inspections of the Facility. This Section shall survive the Closing or earlier termination of this OTA.
6.5Announcement and Disclosure.
(a)No Party shall issue an initial public announcement, report, statement or press release (collectively, a “Public Announcement”) regarding this OTA or the transactions contemplated hereby without the prior written consent of the other Party, except as otherwise required by Law. Notwithstanding the foregoing, a Public Announcement by Transferor to its employees same shall not be a breach of the foregoing covenant.
(b)Except as may be necessary to enforce this OTA, or to comply with applicable Laws including securities Laws, for three (3) years after the last Closing, Transferor shall (i) treat and hold as confidential any proprietary and confidential information of Transferor exclusively related to the Assets or the Assumed Liabilities related to the Facility (collectively, “Confidential Information”), and (ii) refrain from using any of the Confidential Information except in connection with this OTA. The term “Confidential Information” shall not include information that is or becomes generally available to the public by actions of Persons other than Transferor or that pertains to any of the Excluded Assets or the Excluded Liabilities. If Transferor is required to disclose any Confidential Information in order to comply with, or avoid violating, any applicable Law, Transferor will use commercially reasonable efforts to provide Transferee with prompt notice thereof to the extent legally permissible. With the exception of securities filings reasonably required of a public company like Transferor’s indirect parent, to the extent legally permissible and at Transferee’s sole expense, Transferor shall provide Transferee, in advance of any such disclosure, with copies of any Confidential Information that Transferor intends to disclose (and, if applicable, the text of the disclosure language itself) and shall reasonably cooperate with Transferee, at Transferee’s sole expense, if permitted by applicable Law, to the extent Transferee may reasonably seek to limit such disclosure in a manner consistent with applicable Law.
(c)Except as may be necessary to enforce this OTA or any other Transaction Document, for three (3) years after the last Closing, Transferee shall (i) treat and hold as confidential any proprietary and confidential information of Transferor or any of its Affiliates
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that does not exclusively relate to the Assets or the Assumed Liabilities related to the Facility, including any proprietary and confidential information relating to any of the Excluded Assets or the Excluded Liabilities (collectively, “Transferor Confidential Information”), and (ii) refrain from using any of Transferor Confidential Information except in connection with this OTA. The term “Transferor Confidential Information” shall not include information that is or becomes generally available to the public by actions of Persons other than Transferee or any of its Affiliates. If Transferee is required to disclose any Transferor Confidential Information in order to avoid violating any applicable Law, Transferee will use commercially reasonable efforts to provide Transferor with prompt notice thereof to the extent legally permissible. To the extent legally permissible and at Transferor’s sole expense, Transferee shall provide Transferor, in advance of any such disclosure, with copies of any Transferor Confidential Information that Transferee intends to disclose (and, if applicable, the text of the disclosure language itself) and shall reasonably cooperate with Transferor, at Transferor’s sole expense, if permitted by applicable Law, to the extent Transferor may reasonably seek to limit such disclosure in a manner consistent with applicable Law.
6.6Appropriate Action; Consents; Filings. Each of the Parties shall use its commercially reasonable efforts to obtain from any Governmental Entities or third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained, or made, by such Party in connection with the authorization, execution and delivery of this OTA and the consummation of the transactions contemplated hereby and shall provide such notices, and Transferee shall post such escrows, as required by the applicable Governmental Entities and Laws, and each Party shall comply with any written agreements with third parties to consummate the transaction. The Parties shall cooperate with each other in connection with the making of all such filings, including the timing of such filings and providing copies of all such documents to the non-filing Parties and their advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes to such filings suggested in connection therewith. On the first (1st) Business day after the Execution Date, Transferee will submit a full and complete change of ownership application for licensure with the [State of Tennessee Health Facilities Commission, Division of Licensure and Regulation / Alabama Department of Public Health, Bureau of Health Provider Standards].
6.7Access to Current Records. From and after the Closing Date, Transferee shall allow Transferor and its Affiliates, agents and representatives to have reasonable access to (upon reasonable notice and during normal business hours), and to make copies of the Current Records (at Transferor’s expense), to the extent reasonably necessary to enable Transferor to, among other things, investigate and defend malpractice, employee or other claims, to support medical review requests from Medicare or Medicaid, to support Medicare and Medicaid claims appeals, to file or defend Cost Reports and tax returns, to complete/revise, as needed, any patient assessments which may be required for Transferor to seek reimbursement for services rendered prior to the Closing Date and to enable Transfer to complete, in accordance with Transferor’s policies and procedures, any and all post-Closing Date accounting, reconciliation and closing procedures including, but not limited to, a month end close out of all accounts including, but not limited to, accounts payable and Medicare and Medicaid billing. Transferor agrees not to use or disclose any of the information obtained from Transferee except solely for the purposes described herein, and further agrees to maintain this information as confidential. Likewise, from and after the Closing Date, Transferor shall allow Transferee and its agents reasonable access to the Current Records including, without limitation, relevant records (including, for the avoidance of doubt, emails), to the extent Transferee reasonably requires such access in connection with, without limitation, accounting, billing, tax filings or securities filings, Medicare and/or Medicaid filings and appeals. Transferor shall use its commercially reasonable efforts to provide such items which require expedited handling to Transferee within five (5) Business Days of Transferee’s request. Transferee agrees not to use or disclose any of the information obtained from Transferor except solely for the purposes described herein, and further agrees to maintain
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this information as confidential; provided that Transferee Employees and Affiliated-Service Transferee Employees may use the content of their emails to conduct of the ongoing business of Transferee in the ordinary course. Transferee shall assure that any successor operator of the Facility is legally obligated to provide Transferor access to the Current Records in the manner required by this Section 6.7.
6.8Further Assurances. From time to time after the Closing, Transferor shall, at the reasonable request of Transferee and at Transferee’s expense but without further consideration, execute and deliver any further deeds, bills of sale, endorsements, assignments, and other instruments of conveyance and transfer, and take such other actions as Transferee may reasonably request and consistent with this OTA in order to (a) more effectively transfer, convey, assign and deliver to Transferee, and to place Transferee in actual possession and operating control of, and to vest, perfect or confirm, of record or otherwise, in Transferee all right, title and interest in, to and under the Assets or the Facility, (b) assist in the collection or reduction to possession of any and all of the Assets or the Facility or to enable Transferee to exercise and enjoy all rights and benefits with respect thereto, (c) with respect to any payor agreement that is non-transferrable, reasonably cooperate with Transferee to assist Transferee in securing a new agreement, or (d) otherwise carry out the intents and purposes of this OTA. In the case of rights (including, without limitation, under any Contract) which cannot be transferred effectively without the consent of third parties, Transferor shall use its commercially reasonable efforts (within commercially reasonable limits) to obtain such consent and to assure to Transferee the benefits thereof during the terms thereof.
6.9No Negotiation. Until such time as this OTA may be terminated pursuant to Article IX, Transferor shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, or discuss or negotiate with any Person other than Transferee or its representatives relating to an acquisition or other disposition of any material Assets of the Facility or any other asset which is required by the OTA to be transferred to Transferee at Closing. Notwithstanding the foregoing, Transferor shall not be in any way limited from initiating or participating in discussions concerning any transactions involving the Excluded Assets.
6.10Accounts Receivable.
(a)Accounts Receivable. Transferor shall retain whatever right, title and interest in and to all outstanding Accounts Receivable with respect to the Facility which relate to periods ending on or before the Effective Time, including any Accounts Receivable arising from rate adjustments which relate to a period ending on or before the Effective Time even if such adjustments occur after the Effective Time, including any Medicaid lag payments (collectively, “Transferor’s A/Rs”). Transferor acknowledges that Transferee owns all revenues, Accounts Receivable and payment rights arising from services provided by or at the Facility after the Effective Time (collectively, “Transferee’s A/Rs”). As of the Effective Time, Transferor hereby irrevocably assigns to Transferee any and all interest it may have in the Transferee’s A/R with the authority and power to bill and collect the same, and disclaims all right, title and interest therein and thereto. Transferor further agrees to authorize Transferee to endorse checks representing Transferee’s A/Rs which are made payable to the trade name or any similar names or payees of the Seller, and deposit same in Transferee’s account.
(b)Receipts by Transferee. In furtherance and not in limitation of the requirements set forth in Section 6.10(a), payments received by Transferee after the Effective Time from third party payors including, but not limited to, Medicare, Medicaid, VA, managed care and health insurance, shall be handled as follows:
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(i)If such payments either specifically indicate on the accompanying remittance advice, or if Transferor and Transferee agree that such payments relate to the period ending before the Effective Time, they shall be forwarded by Transferee to Transferor, along with the applicable remittance advice, as soon as reasonably practicable but in any event within ten (10) calendar days after receipt thereof; and
(ii)If such payments indicate on the accompanying remittance advice, or if Transferor and Transferee agree that such payments relate to the period after the Effective Time, they shall be retained by Transferee.
(c)Receipts by Transferor. Payments received by Transferor after the Effective Time from third party payors including, but not limited to, Medicare, Medicaid, VA, managed care and health insurance, shall be handled as follows:
(i)If such payments either specifically indicate on the accompanying remittance advice, or if Transferor and Transferee agree that such payments relate to the period after the Effective Time, they shall be forwarded by Transferor to Transferee, along with the applicable remittance advice, as soon as reasonably practicable but in any event within ten (10) calendar days after receipt thereof; and
(ii)If such payments indicate on the accompanying remittance advice, or if Transferor and Transferee agree that they relate to the period ending on or before the Effective Time, they shall be retained by Transferor.
(d)Other Receipts. If the remittance advice indicates or the Parties agree that any payment relates to periods both prior to or on and after the Effective Time, the Party receiving the payment shall forward the amount relating to the other Party’s operation of the Business, along with the applicable remittance advice, as soon as reasonably practicable but in any event within ten (10) calendar days after receipt thereof. If the remittance advice does not indicate the period to which a payment relates or whether it is for Transferor or Transferee, or if there is no accompanying remittance advice, or the payment is not otherwise identifiable using commercially reasonable efforts, and if the Parties do not otherwise agree as to how to apply such payment, then 100% of such payments received within the first ninety (90) days after the Effective Time shall be deemed to have been collected in respect of Transferor’s A/R due from the payee in respect of services provided on or prior to the Effective Time. All such payments received in excess of the amount of Transferor’s A/Rs due from said payee and all such payments received more than ninety (90) days after the Effective Time shall be deemed to have been collected in respect of Transferee’s A/Rs from said payee. All such payments received by Transferee but which are deemed to be due Transferor under this Section 6.10 shall be forwarded by Transferee to Transferor as soon as reasonably practicable but in any event within ten (10) calendar days after receipt thereof, and all such payments received by Transferor but which are deemed to be due Transferee under this Section 6.10 shall be forwarded by Transferor to Transferee as soon as reasonably practicable but in any event within ten (10) calendar days after receipt thereof. All such payments received by Transferor which are deemed to have been collected in respect to Transferor’s A/Rs shall be retained by Transferor and all such payments received by Transferee which are deemed to have been collected in respect to Transferee’s A/Rs shall be retained by Transferee. Transferee shall pay to Transferor any and all reimbursements including retroactive rate adjustments, appeal settlements and/or Cost Report settlements for all cost report periods with fiscal years ended prior to the Effective Time that it receives after the Effective Time (but nothing herein creates an obligation of Transferee to pursue such funds on Transferor’s behalf). During the five (5) year period following the Effective Time, Transferee shall also make a good faith effort to reconcile its Cost Report reimbursements and/or settlements with documentation Transferor provides to Transferee regarding Transferor Bad
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Debt and shall pay to Transferor any and all reimbursements and/or settlements related to Transferor Bad Debt pursuant to Section 6.11.
(e)Medicaid Applications. In connection with Transferor’s attempts to collect Medicaid funds for services rendered to those Residents with pending Medicaid applications (collectively, the “Pending Medicaid Applicants”), each set out on Schedule 6.10(e), (i) Transferor shall provide Transferee with copies of all pending Medicaid applications, (ii) Transferee shall provide Transferor with a written monthly progress report on the Medicaid application status of each Pending Medicaid Applicant until such time as all Pending Medicaid Applicants have been approved or denied by Medicaid, and (iii) if Transferee receives any notice or correspondence regarding such applications, Transferee shall provide such notice or correspondence to Transferor within seven (7) Business Days following receipt. Transferor and Transferee shall cooperate with each other and provide each other with such documents and information as each party shall reasonably request to enable such party to contest any denial or negative determinations by Medicaid with respect to the Pending Medicaid Applicants.
(f)Accounting for Accounts Receivable.
(i)At least five (5) days prior to Closing, Transferor shall deliver to Transferee a schedule of Transferor’s A/R, listing by Resident the amount due to Transferor (which Schedule shall be attached hereto as Schedule 6.10(f)(i). As soon as reasonably possible, but not later than fifteen (15) Business Days after the Closing Date, Transferor shall provide Transferee with a schedule of Transferor’s A/R, listing by Resident the amounts due to Transferor as of the Effective Time.
(ii)For a period of twelve (12) months following the Effective Time or until Transferee receives payment of all Transferee’s A/R, whichever is sooner, Transferor shall provide Transferee (no less frequently than monthly) with (A) an accounting setting forth all amounts received by Transferor with respect to the Accounts Receivable using the same type of schedule as that provided by Transferor pursuant to Section 6.10(f)(i), and (B) copies of all remittance advices relating to such amounts received and any other reasonable supporting documentation as may be requested by Transferee to determine Transferee’s A/Rs and Transferor’s A/Rs that have been paid. Transferor shall deliver such accounting to Transferee at the following address: _________________________________________.
(iii)For a period of twelve (12) months following the Effective Time or until Transferor receives payment of all Transferor’s A/Rs, whichever is sooner, Transferee shall provide Transferor (no less frequently than monthly) with (A) an accounting setting forth all amounts received by Transferee with respect to Accounts Receivable using the same type of schedule as that provided by Transferor pursuant to Section 6.10(f)(ii), and (B) copies of all remittance advices relating to such amounts received and any other reasonable supporting documentation as may be required for Transferor to determine Transferee’s A/Rs and Transferor’s A/Rs that have been paid. Transferee shall deliver such accounting to Transferor at the following address: c/o American Health Partners, 201 Jordan Road, Suite 200, Franklin, Tennessee 37067, Attention: Jason Bailey.
(iv)On two (2) occasions during the one (1) year period following the Effective Time, Transferor and Transferee shall, upon reasonable notice and during normal business hours, have the right to inspect all cash receipts of the other Party in order to confirm the other Party’s compliance with the obligations imposed on it under Sections 6.10 and 6.11. Notwithstanding the foregoing, if such information can be transmitted through electronic mail, then Transferor and Transferee may satisfy their obligations under this Section 6.10 in that manner.
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(v)To enable Transferor to close its books with respect to the period ending on the Closing Date, Transferee will permit appropriate personnel of Transferor reasonable access to the Facility, in a manner that does not materially interfere with the operation of the Facility, for a period of no more than thirty (30) days after the Closing Date. During that period, Transferee will permit certain individuals employed by Transferor or its Affiliate immediately before the Closing Date to provide reasonably necessary assistance to Transferor in its closing of the books. Those individuals are the persons previously employed by Seller or Transferor in following positions: Executive Director; Business Office Manager; Accounts Receivable Assistant; Accounts Payable Coordinator; and Payroll Benefits Coordinator.
(vi)Any amounts to be paid by Transferor to Transferee under this Article VI shall be made by electronic transfer using the wire instructions set forth on Exhibit 6.10(f).
(g)Transferor Collection Activities. After the Closing Date, Seller and Transferor shall have the right, and any agent or representative retained by the foregoing shall have the right on behalf of Seller and Transferor, to engage in commercially reasonable collection activities with respect to any unpaid Transferor’s A/R’s, including private pay amounts; provided, however, following the Closing Date, Seller and Transferor may not bring any action for eviction to collect payment of Transferor’s A/Rs from any then-current Resident of the Facility, and Seller and Transferor shall communicate in advance with Transferee regarding any collection efforts.
(h)Delivery of Mail. To the extent that Transferee or any of its Affiliates receives any mail or packages addressed to Seller, Transferor or any of their Affiliates not relating to the Assets or the Assumed Liabilities, Transferee shall promptly deliver such mail or packages to Transferor. After the Closing Date, Transferee may deliver to Transferor any checks or drafts made payable to Transferor or its Affiliates that constitutes an Asset, and Transferor shall promptly deposit or cause to be deposited such checks or drafts and, upon receipt of funds, reimburse Transferee within ten (10) Business Days for the amounts of all such checks or drafts, or, if so requested by Transferee, endorse such checks or drafts to Transferee for collection. To the extent Transferor or its Affiliates receives any mail or packages addressed to Transferor or its Affiliates but relating to the Assets or the Assumed Liabilities relating to the Facility, Transferor shall promptly deliver such mail or packages to Transferee. After the Closing Date, to the extent that Transferee receives any cash or checks or drafts made payable to Transferee that constitutes an Excluded Asset, Transferee shall promptly use such cash to, or deposit such checks or drafts and upon receipt of funds from such checks or drafts, reimburse Transferor within ten (10) Business Days for such amount received, or, if so requested by Transferor, endorse such checks or drafts to Transferor for collection. The Parties may not assert any set off, hold back, escrow or other restriction against any payment described in this Section 6.10(h).
(i)Transferor acknowledges and agrees that Transferee’s A/R, and all other present and future Accounts (as defined in the Uniform Commercial Code) arising from or related to services rendered at the Facility on or after the Effective Time, and any books and records relating thereto, in each case arising from or related to services rendered at the Facility on and after the Effective Time are the property of Transferee. Effective as of the Effective Time, to secure Transferee’s rights to Transferee’s A/R, Transferor shall grant to Transferee a first priority lien and security interest in and to the Transferee’s A/R and, before the Effective Time, shall execute and deliver to Transferee the Security Agreement, in substantially the same form as attached hereto as Exhibit 6.10(h) (the “Security Agreement”). Transferee shall establish bank accounts to receive payments of Transferee’s A/R after the Closing Date (“Transferee Depository Accounts”). Transferor hereby acknowledges and agrees that Transferor maintains a separate governmental account where all payments for services rendered at the Facility are deposited by governmental third-party payors and a non-governmental account
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where all payments for services rendered at such Facility are deposited by non-governmental third-party payors (each a “Facility Account” and collectively, the “Facility Accounts”). From the date which is ninety (90) days after the Closing Date until the date on which Medicare payments for services provided by Transferee on or after the Effective Time are being directly electronically transferred to Transferees’ Accounts and Transferee’s A/R are no longer being deposited into the Facility Accounts (the “Cutover Date”), Transferor will establish daily bank account sweeps (the “Sweep Mechanisms”) whereby all funds deposited into the Facility Accounts will automatically sweep from the governmental Facility Account to such Facility’s non-governmental Facility Account and then from such Facility’s non-governmental Facility Account directly into the designated Transferee Depository Accounts. The sweeps from the Facility Accounts shall be made to Transferee Depository Accounts designated by Transferee, it being acknowledged and agreed that Transferee may establish and designate one Transferee Depository Account for all sweeps from Facility Accounts. During the period from the Closing Date to the Cutover Date, Transferor shall provide Transferee viewing access to the Facility Accounts. On or after the Closing Date, Transferor hereby authorizes the filing of the financing statements under the Uniform Commercial Code on the Transferee’s A/R in the Facility Accounts in the form attached to the Security Agreement (“UCC Financing Statements”). No later than fifteen (15) days following the Closing Date, the Parties shall execute a Deposit Account Control Agreement (“DACA”) for each Facility Account (other than accounts which receive payments by governmental entities) in form and substance reasonably satisfactory to Transferee and Transferor, and account control agreements (i.e. a Collection Account Agreements or Deposit Account Instructions and Service Agreement) (collectively, “DAISA”) for each Facility Account which receive payments for services at the Facility from governmental entities shall be entered into by and among Transferor as account holders and debtors and Transferee as senior secured party and each respective bank at which such accounts are held, in form and substance reasonably satisfactory to Transferee and Transferor. Transferor shall, no later than thirty (30) days prior to the Closing, provide Transferee with the proposed form of DACA and DAISA from Transferor’s applicable depository bank(s).
(j)In addition to the foregoing, Transferor shall execute such documents as may be reasonably required by Transferee’s lender including, but not limited to, an estoppel and security agreement, a collateral assignment of this OTA, a facility account transition agreement and account control agreements, in each case, on such forms as may be mutually acceptable to Transferor and Transferee.
6.11Cost Reports.
(a)Transferor shall prepare and file with its fiscal intermediary the final Medicare Cost Reports covering its operation of the Business through the Effective Time as soon as reasonably practicable after the Effective Time, but in no event later than the date on which such final Cost Report is required to be filed by applicable Law under the terms of the Medicare program, and will provide the fiscal intermediary or CMS with any information needed to support claims for reimbursement made by Transferor either in said final Cost Report or in any Cost Reports filed for prior cost reporting periods. Simultaneously with such filing, Transferor shall provide Transferee with a copy of the final Medicare Cost Reports and such supporting documentation reasonably requested by Transferee in writing.
(b)After the Closing Date, Transferor shall promptly and diligently provide Transferee with reasonable and appropriate documentation regarding the Medicare bad debts incurred by Transferor prior to the Effective Time associated with the Facility (“Transferor Bad Debt”) for purposes of facilitating Transferee’s preparation of related Cost Reports. Transferor agrees to reasonably cooperate by providing reasonably requested pre-Effective Time data to Transferee in connection with Transferee’s preparation of Cost Reports with respect to the period after the Effective Time.
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(c)Transferee shall timely prepare and file with CMS and the appropriate state agency for the Facility, its initial Cost Report for the fiscal year commencing with the fiscal year in which the Closing Date occurs and will include Transferor Bad Debt in its initial Cost Report.
(d)Transferee shall notify Transferor within ten (10) Business Days of receipt of any notice of adverse audit adjustments, overpayment, recoupment, fine, penalty, late charge or assessment accruing in relation to Transferor Bad Debt. Transferee agrees to appeal at the request of, on behalf of, and at the sole expense of Transferor, any Medicare claims audit, Cost Report audit, overpayment, recoupment, fines, penalties, late charges and assessment accruing in relation to Transferor Bad Debt. Transferor and Transferee shall each reasonably cooperate with the other respective Party, with respect to any such matters including, but not limited to, timely providing any requested documentation within the other Party’s possession or control relating to such matters. Transferee is not responsible for (i) the actual results of any such appeal, or (ii) Transferor’s failure to provide information and/or documents necessary to process any such appeal.
(e)Transferor and Transferee shall comply with all patient identity and information protection Laws in providing information under this Section 6.11.
(f)In the event that, following the applicable Effective Time, Transferee or any of its Affiliates suffers any offsets against reimbursement under any third party payor or reimbursement programs owed to such Party relating to amounts owing under any such program by Transferor or any of its Affiliates for services rendered prior to the Effective Time, Transferor shall immediately upon written demand from Transferee pay to such Party the amounts so billed or offset, even if Transferor appeals the adverse claim. To the extent that Transferor is successful in any appeal of any adverse audit adjustments, overpayment, recoupment, fine, penalty, late charge or assessment by any third party payor accruing for any period prior to the Effective Time, and Transferee or its Affiliates receive any monies from a third party payor or reimbursement program as a result of Transferor’s successful appeal, then Transferee and/or its Affiliates agree that it will promptly refund to Transferor any amounts previously paid by Transferor to such Party for any reimbursement offsets in accordance with the preceding sentence.
6.12Assistance in Proceedings. Transferee shall cooperate with any Transferor and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its Current Records in connection with, any proceeding involving or relating to (a) any contemplated transaction herein, or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Transferor, the Facility or its Business.
6.13Corporate Contracts; Overhead and Shared Services. Transferee acknowledges that the Facility currently benefits from the Corporate Contracts and currently receive Overhead and Shared Services from various Affiliates of Seller and Transferor. Transferee further acknowledges that, as it relates to the operation of the Facility after Closing, all such benefits from the Corporate Contracts and the provision of Overhead and Shared Services shall cease, and any agreement of the Facility with Seller, Transferor or any of their Affiliates in respect to the Corporate Contracts or the provision of Overhead and Shared Services shall terminate, as of the Closing Date. No Overhead and Shared Services shall be provided by Seller, Transferor or any of their Affiliates to the Facility unless otherwise contemplated by the Transaction Documents.
6.14Business Relationships. After the Closing Date, each Party will reasonably cooperate with the other Parties in its efforts to continue and maintain for the benefit of those business relationships of Transferor existing prior to the Closing Date and relating to the
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business to be operated by Transferee after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, patients, suppliers and others. The foregoing notwithstanding, Transferor does not make any representation or warranty as to the prospects or outlook for such business relationships as carried on by Transferee after the Closing Date.
6.15Information Systems, Records in Electronic Form, Software and Data.
(a)Transferor shall use reasonable efforts to permit the electronic transfer of current data in fully operational form for use in Transferee’s computer applications. Transferor further agrees that in order to assist Transferee in ensuring the continued operation of the Facility after the Closing Date in compliance with applicable Law and in a manner which does not jeopardize the health and welfare of the Residents of the Facility, Transferor shall, for a period of sixty (60) days after the Closing Date, provide Transferee access to Transferor’s electronic medical records system to enable Transferee, at its expense, to print and/or copy the medical treatment records and physician orders for each Resident as of the Closing Date that was a Resident as of the period between and including the Effective Time and the date that is eighteen (18) months prior to the Effective Time, and cooperate with Transferee regarding the delivery of all such Current Records to Transferee, in electronic form (including the provision to Transferee of the last eighteen (18) months of Minimum Data Set history in the format submitted to CMS by Transferor), in order to enable Transferee to obtain the necessary copies of such medical records and physician orders.
(b)At least thirty (30) days prior to the Closing Date, Transferor shall provide Transferee and its representatives with access to the Facility so that Transferee can install lines necessary for computer hardware, together with servers, computer hardware and software. In addition, Transferor shall cooperate with Transferee and provide Transferee with such assistance as Transferee may reasonably request in order to provide for an orderly, efficient and safe transition of the operations from Transferor to Transferee and the continued operation of the Facility after the Closing Date in compliance with applicable Law and in a manner which does not jeopardize the health and welfare of the Residents of the Facility. During such time as Transferor provides Transferee with access to the Facility under this Section 6.15(b), Transferee shall not connect with or hook into Transferor’s computer lines or computers. Such access shall be prescheduled with Transferor and shall not interrupt normal business operation. Transferee shall indemnify Transferor for any damage resulting from such access or installation of the lines. If, for any reason, this OTA terminates prior to the Closing Date, Transferor shall remove any lines installed, at Transferee’s cost and expense, and Transferee shall remit payment to Transferor within five (5) days of receiving an invoice for such costs and expenses of removal.
6.16Stimulus Funds. After the Closing Date, Transferor shall timely file any and all reports with respect to any Stimulus Funds received by Transferor prior to the Closing Date. To the extent that any Governmental Authority determines that any Stimulus Funds received by Transferor are required to be repaid, Transferor shall timely repay any and all such Stimulus Funds.
6.17Notice of Breach. If Transferee becomes aware prior to the Closing Date that any of the representations and warranties of Seller or Transferor under the Transaction Documents are no longer true and correct in all material respects, or were not true and correct as of the Execution Date (a “Pre-Closing R&W Breach”), Transferee shall promptly notify Seller and Transferor in writing pursuant to the terms of Section 12.9 below of such Pre-Closing R&W Breach and specifically identify any matters that make the representations and warranties set forth in the Transaction Documents not true and correct in all material respects and whether Transferee believes, in its good faith and commercially reasonable judgment, such Pre-Closing R&W Breach can be cured to make the representations and warranties of Seller and/or Transferor under the Transaction Documents true and correct prior to the Closing Date (such
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notice is referred to herein as the “Pre-Closing R&W Breach Notice”). Seller and Transferor shall use commercially reasonably efforts to cure any Pre-Closing R&W Breach but shall have no obligations to cure any such Pre-Closing R&W Breach prior to Closing.
6.18Post-Closing Insurance. In connection with the consummation of the Closing under this OTA, Transferor shall obtain an endorsement to Transferor’s existing policies of insurance covering general liability and professional liability, which endorsement shall have an effective date as of the Closing and shall provide for continued insurance at current levels to cover claims related to pre-Closing operations of the Facility and the Business. Transferor covenants and agrees that it shall cause such endorsement to be maintained consistent with the foregoing sentence with respect to the Facility and the Business for a period of three (3) years following the Closing.
6.19PCA. Notwithstanding anything herein to the contrary, Seller and Transferor shall have no duty to perform any repairs or replacements identified in any property condition assessment included within the PCA.
Article VII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES
7.1Conditions to Obligations of Transferee. The obligations of Transferee hereunder are subject to the fulfillment of all of the following conditions precedent unless such fulfillment is waived in writing by Transferee, subject to the limitations contained herein, as the case may be:
(a)Representations and Warranties. The representations and warranties of Transferor set forth in Article IV shall be true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) on and as of the Closing Date as if made on and as of the Closing Date, except to the extent any such representation or warranty expressly is made as of an earlier date or with respect to a particular period, in which case such representation or warranty shall have been true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) as of such date or with respect to such period, except, in each case, where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)No Litigation. Without limiting the generality of any representation, no injunction, temporary restraining order, judgment or other order of any court or governmental agency or instrumentality shall have issued or have been entered which would be violated by the consummation of the transactions contemplated hereby; and no suit, action or other proceeding brought by the United States, the State of Tennessee [Alabama] or any political subdivision, which any Facility is located or any agency or instrumentality thereof shall be pending in which it is sought to restrain or prohibit this OTA or the consummation of the transactions contemplated hereby.
(c)Compliance with Covenants. All of the covenants of Transferor contained in this OTA to be performed by Transferor on or before the Closing Date shall have been performed in all material respects on or before the Closing, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)No Material Adverse Effect. Since the Execution Date, there shall have been no Material Adverse Effect that has occurred which remains outstanding as of the Closing Date.
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(e)Purchase Agreement. All the conditions for closing of the Facility under the Purchase Agreement have been satisfied or waived other than the closing of the transactions contemplated under this OTA.
(f)Termination of Management Agreements. Any management agreements between Transferor and Seller and/or its Affiliates shall have been terminated and any existing Leases related to the Facility between Transferor and Seller and/or its Affiliates shall have been terminated.
(g)New License. Transferee shall have either (i) received the New License as of the Closing Date (or shall have obtained reasonable assurances from the Department that the New License has been or will be issued by the Department effective as of the Effective Time or promptly thereafter), or (ii) the Parties shall have entered into the Interim Documents in accordance with Section 7.3.
(h)Closing Certificate. Transferor shall have delivered to Transferee a certificate of a duly authorized officer of Transferor dated as of the Closing Date stating that the conditions specified in Sections 7.1(a) and 7.1(c) have been satisfied.
(i)Good Standing Certificate. Transferor shall have delivered to Transferee a certificate of the Secretary of State in which the Facility is located as of a recent date as to the legal existence and good standing of Transferor.
(j)Transaction Documents. Transferor shall have executed and delivered the Transaction Documents contemplated herein.
(k)Consents. Transferor shall have obtained those consents necessary to assign the Assumed Contracts set forth on Schedule 7.1(k).
(l)Other Operations Transfer Agreements. All the conditions for closing of the facilities subject to the Other Operations Transfer Agreements shall have been satisfied or waived, other than the closing of the transactions contemplated under this OTA, and excluding any facility under any of the Other Operations Transfer Agreements which is subject to a Delayed Closing.
(m)Resident Trust Deposits. Transferor shall have delivered any and all assignment and assumptions of resident trust deposits.
7.2Conditions to Obligations of Transferor. The obligations of Transferor hereunder are subject to the fulfillment of all of the following conditions precedent unless such fulfillment is waived in writing by Transferor, subject to the limitations contained herein, as the case may be:
(a)Representations and Warranties. The representations and warranties of Transferee set forth in Article V shall be true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) on and as of the Closing Date as if made on and as of the Closing Date, except to the extent any such representation or warranty expressly is made as of an earlier date or with respect to a particular period, in which case such representation or warranty shall have been true and correct in all material respects (or, with respect to any representation qualified as to materiality, true and correct) as of such date or with respect to such period.
(b)No Litigation. Without limiting the generality of any representation, no injunction, temporary restraining order, judgment or other order of any court or governmental
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agency or instrumentality shall have issued or have been entered which would be violated by the consummation of the transactions contemplated hereby; and no suit, action or other proceeding brought by the United States, the State of [Tennessee/Alabama], any political subdivision, which any Facility is located or any agency or instrumentality thereof shall be pending in which it is sought to restrain or prohibit this OTA or the consummation of the transactions contemplated hereby.
(c)Compliance with Covenants. Transferee shall have performed and complied, in all material respects, with all terms, agreements, covenants and conditions of this OTA to be performed or complied with by it at or prior to the Closing.
(d)Authorization. Transferee shall have approved and authorized the transactions contemplated by this OTA.
(e)Purchase Agreement. All the conditions for closing of the Facility under the Purchase Agreement have been satisfied or waived other than the closing of the transactions contemplated under this OTA.
(f)New License. Transferee shall have either (i) received the New License as of the Closing Date (or shall have obtained reasonable assurances from the Department that the New License has been or will be issued by the Department effective as of the Effective Time or promptly thereafter), or (ii) the Parties shall have entered into the Interim Documents in accordance with Section 7.3.
(g)Closing Certificate. Transferee shall have delivered to Transferor a certificate of a duly authorized officer of Transferee dated as of the Closing Date stating that the conditions specified in Sections 7.2(a) and 7.2(c) have been satisfied.
(h)Good Standing Certificates. Transferee shall have delivered to Transferor a certificate of the Secretary of State of ___________ as of a recent date as to the legal existence of Transferee, along with a Certificate of Authority from the Secretary of State of [Tennessee/Alabama].
(i)Transaction Documents. Transferee shall have executed and delivered the Transaction Documents contemplated herein.
(j)Other Operations Transfer Agreements. All the conditions for closing of the facilities subject to the Other Operations Transfer Agreements shall have been satisfied or waived, other than the closing of the transactions contemplated under this OTA, and excluding any facility under any of the Other Operations Transfer Agreements which is subject to a Delayed Closing.
7.3Interim Arrangements. Notwithstanding anything in this OTA to the contrary, in the event Transferee has not obtained the New License as of the Closing Date under the Purchase Agreement, and provided that all other Closing conditions in this Article VII shall have been satisfied or waived by such date or shall be satisfied simultaneously with the Closing, the Parties agree to consummate the Closing under the Purchase Agreement and this OTA (the “IMA Closing Date”); provided, however, that any assets or agreements which pursuant to applicable Law cannot be transferred to Transferee until issuance of the New License (including, but not limited to, the Permits and the provider agreements) shall be retained by Transferor, and shall not be transferred to Transferee until the date on which Transferee receives the New License. In such an event, all references to the “Closing Date” or “Closing” hereunder shall mean the IMA Closing Date unless the context requires otherwise. In such event, the Parties agree to the following:
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(a)On the IMA Closing Date, Transferee and Transferor shall enter into (i) an interim management agreement for the management of the Facility in the form attached hereto as Exhibit 7.3(a)(i) (the “Interim Management Agreement”) and (ii) an interim sublease for the sublease of the Facility from Transferee to Transferor in the form attached hereto as Exhibit 7.3(a)(ii) (the “Interim Sublease” and together with the Interim Management Agreement, the “Interim Documents”). The Interim Management Agreement provides, among other things, that Transferee shall receive the benefit of all revenue and be responsible for all expenses accruing in connection with the operation of the Facility during the period from the IMA Closing Date to date on which the New License is issued to Transferee (the “Interim Management Period”). The Interim Sublease provides, among other things, that Transferee shall be responsible for all costs and expenses associated with the lease and occupancy of the Facility during the Interim Management Period.
(b)Notwithstanding anything herein to the contrary, any Losses relating to the operation of the Facility which accrue during the Interim Management Period shall be Assumed Liabilities of Transferee, and neither Purchaser nor Transferee shall be entitled to indemnification from Seller or Transferor for any such Losses.
(c)If there is any conflict between the terms of this OTA and the terms of the Interim Documents, the terms of the Interim Documents shall control in each case. Without limiting the generality of the foregoing, if this OTA obligates or requires Transferor to take any action or refrain from taking any action during Interim Management Period and the provisions of the Interim Documents Agreement require them to do something different, then the provisions of the Interim Documents shall control.
Article VIII
DELAYED CLOSING
8.1Delayed Closing. Notwithstanding anything in this OTA to the contrary, in the event the sale of the Facility under the Purchase Agreement does not occur or is delayed as a result of the provisions of Sections [2.9]7 6.8 or Section 7.2 through Section 7.5 of the Purchase Agreement (a “Delayed Closing”), the transfer of operations from Transferor associated with the Facility to Transferee shall occur, if at all, on the date of the eventual sale of such Facility pursuant to the Purchase Agreement. All of the provisions of this OTA shall apply to such transfer of operations, other than the Closing Date for such transfer of operations being adjusted accordingly in accordance with the Purchase Agreement.
Article IX
TERMINATION
9.1Termination. This OTA may be terminated, and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a)by either Transferor or Transferee if (i) the Closing under the Purchase Agreement with respect to the Facility has not occurred by the End Date (unless such date has been extended under the Purchase Agreement in accordance with its terms); or (ii) the Purchase Agreement has been terminated in accordance with its terms (either in full, or with respect to the Facility);
(b)by the mutual written consent of Transferor Representative and Transferee; or
7 NTD: Solely applicable to WTTC
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(c)by Transferor, due to a failure of a Closing condition set forth in Section 7.2 of this OTA which is not cured, or which cannot reasonably be cured, prior to the End Date; or
(d)by Transferee, due to a failure of a Closing condition set forth in Section 7.1 of this OTA which is not cured, or which cannot reasonably be cured, prior to the End Date.
9.2Procedure and Effect of Termination.
(a)In the event of termination of this OTA pursuant to this Article IX, the terminating Party shall give written notice thereof to the other Parties and this OTA shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties.
(b)If this OTA is terminated as provided herein, no Party shall have any liability or further obligation hereunder to any other Party to this OTA, except (i) as provided in Section 6.5 or Article X, and/or (ii) as otherwise provided for in the Purchase Agreement, and (iii) nothing herein will relieve any Party from liability for any breach of this OTA.
Article X
INDEMNIFICATION
10.1Survival of Representations, Warranties and Covenants. All representations, warranties, pre-closing covenants and obligations of Transferor, including with respect to the Facility, on the one hand, and Transferee, on the other hand, contained in this OTA or in any document to be executed and delivered pursuant to this OTA at the Closing shall survive the Closing for such Facility for eighteen (18) months and automatically terminate thereafter without any action on the part of any Party hereto; provided, however, that (a) the representations and warranties set forth in Sections 4.1 (Corporate), 4.7 (Encumbrances), 4.19 (Broker), 5.1 (Corporate), and 5.3 (Broker) shall survive indefinitely after the Closing for such Facility, (b) the representations and warranties set forth in Sections 4.4 (Taxes), shall survive until thirty (30) days after the expiration of the statute of limitations period (including all extensions thereof) applicable to the underlying subject matter being represented, and (c) the representations and warranties set forth in Sections 4.5 (Employee Benefit Plans) and 4.8 (Healthcare) shall survive until the three-year anniversary of the Closing Date for such Facility. The representations and warranties contained in Sections 4.1, 4.4, 4.7, 4.19, 5.1, and 5.3 are sometimes collectively referred to herein as the “Fundamental Representations.” Except as otherwise set out in this OTA, post-Closing covenants and obligations of the Parties shall survive the Closing Date for such Facility for three (3) years and automatically terminate without any action on the part of any Party hereto; provided, however, that (a) non-monetary obligations for access and/or retention of records, confidentiality, general cooperation, delivery of property received belonging to the other Party, and further assurances, shall survive for the Closing Date for the period of the statute of limitations or the specific period set forth herein, (b) Transferee’s obligations with respect to Assumed Liabilities will survive the Closing Date for the period of the underlying obligation plus the relevant statute of limitations (including all extensions thereof) applicable for such Assumed Liability, and (c) Transferor’s obligations with respect to Retained Liabilities will survive the Closing Date for the period of the underlying obligation plus the relevant statute of limitations (including all extensions thereof) applicable for such Retained Liability. Notwithstanding the foregoing, any covenant, obligation, representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 10.1 (such time, the “Expiration Date”) if a Notice of Indemnification shall have been given to the applicable Indemnifying Party on or before the applicable Expiration Date; provided, however, that such survival shall automatically expire if Indemnified Party does not bring a judicial action against Indemnifying Party within one hundred
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eighty (180) days following the Expiration Date, and further, in the absence of the filing of such an action, the Escrow shall be released one hundred eighty (180) days after the three-year anniversary of the Closing Date.
10.2Indemnification by Transferor. Subject to Section 10.1 and any cure periods set forth in this OTA, Transferor and Seller or their respective successors and assigns, as applicable, shall jointly and severally indemnify and hold harmless Transferee and its Affiliates (collectively, “Transferee Indemnified Parties”) from and against any Loss incurred or suffered by such Transferee Indemnified Party arising out of or resulting from:
(a)a breach of any representation or warranty made by Transferor in this OTA or any other Transaction Document;
(b)a failure by Transferor to perform or comply with the covenants on the part of Transferor set forth in this OTA or any other Transaction Document; and
(c)any Retained Liabilities, and any obligations arising with respect to an Excluded Asset from and after the Closing Date.
10.3Indemnification by Transferee. Subject to Section 10.1 and any cure periods set forth in this OTA, Transferee or its successors and assigns, as applicable, shall indemnify and hold harmless Transferor, Seller and their respective Affiliates (“Transferor Indemnified Parties”), from and against any Loss incurred or suffered by such Transferor Indemnified Party arising out of or resulting from:
(a)a breach of any representation or warranty made by Transferee in this OTA or any other Transaction Document;
(b)a failure by Transferee to perform or comply with any covenant of Transferee in this OTA or any other Transaction Document; and
(c)any Assumed Liability, and any obligations arising with respect to an Asset from and after the Closing Date.
10.4Indemnification Limitations. Notwithstanding Section 10.2, if the Closing occurs:
(a)An Indemnifying Party shall not have any obligation to indemnify an Indemnified Party with respect to a Facility whatsoever from and against any Loss pursuant to Section 10.2(a) or Section 10.3(a) unless and until (i) the aggregate claims for such Losses pursuant to Section 10.2(a) or Section 10.3(a) exceed Fifty Thousand Dollars ($50,000.00) with respect to the Facility (the “Facility Indemnification Threshold”), or (ii) the aggregate claims for such Losses pursuant to Section 10.2(a) or Section 10.3(a) of this OTA, as applicable, combined with Losses pursuant to Section 10.2(a) or Section 10.3(a) of the Other Operations Transfer Agreements, as applicable, exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate (the “Aggregate Indemnification Threshold”) (the foregoing (i) and (ii) each, an “Indemnification Threshold”), at which time the Indemnified Parties shall be entitled to recover all such Losses, including the amount of the applicable Indemnification Threshold.
(b)Indemnified Parties shall not be entitled to recover Losses under the Purchase Agreement, Section 10.2(a) or Section 10.3(a) of this OTA and Section 10.2(a) or 10.3(a) of the Other Operations Transfer Agreements (which, for the avoidance of doubt shall be aggregated), in excess of the amount of the OTA Indemnification Cap; provided, however, that Losses relating to: (A) Fraud or any breach of any of the Fundamental Representations, and (B) any Pre-Closing R&W Breach, the existence of which does not breach Transferee’s
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representations and warranties set forth in Section 5.4(c), and which is (x) properly and timely identified in a Pre-Closing R&W Breach Notice delivered to Seller or Transferor prior to the Closing of the Facility under the Purchase Agreement in accordance with Section 6.17, (y) existed as of the Execution Date (as opposed to one which first arose subsequent to the Execution Date and prior to the Closing) and (z) was not cured by Seller or Transferor prior to the Closing Date (an “Execution Date R&W Breach”), shall not be subject to the foregoing limits and shall not be subject to the OTA Indemnification Cap or included in the determination of whether the OTA Indemnification Cap has been reached. For all purposes of this Article X, when determining the amount of the Losses arising out of or resulting from a breach of a representation or warranty of Transferor or Transferee, any Material Adverse Effect or other materiality qualifier contained in any such representation or warranty will be disregarded.
(c)Any Losses for which any Indemnified Party would be entitled to indemnification under this Article X shall be reduced by the amount of insurance proceeds actually received or recovered under any insurance policies for the benefit of such Indemnified Party (including any title policies) and any cash payments, setoffs or recoupment of any payments actually recovered by such Indemnified Party in respect of such Losses. Each Indemnified Party shall use commercially reasonable efforts to mitigate losses for which such Indemnified Party is subject to indemnification under this Article X. If, after Indemnifying Party has made an indemnification payment to an Indemnified Party with respect to Losses in satisfaction of its obligations under this Article X, Indemnified Party actually recovers from any third parties amounts in respect of such Losses, Indemnified Party shall as promptly as practicable forward to Indemnifying Party such amounts, but not in excess of the indemnification payment received by Indemnified Party. For the avoidance of doubt, Transferor shall have no obligation to indemnify (whether under this Article or otherwise) both (i) Purchaser, or an assignee of Purchaser, and (ii) a Transferee with respect to any single Loss and shall not be required to pay duplicative damages, and, subject to Section 10.4(b), the OTA Indemnification Cap shall be the maximum aggregate liability for indemnification claims under the Purchase Agreement and Section 10.2(a) or 10.3(a) of this OTA and the Other Operations Transfer Agreements. In no event shall the Indemnified Parties receive duplicative Losses under such agreements.
(d)Transferee shall use its commercially reasonable efforts (for this purpose, being those efforts Transferee would otherwise use if it did not have an indemnity backstop provided by Seller and Transferor), at Sellers’ expense, to promptly collect from each applicable insurer, reimbursement arrangement, and other contractual source of recovery (collectively “Alternate Arrangements”) all Losses that are recoverable thereunder; provided, however, that nothing in this Section 10.4(d) shall limit the remedies available to any Party hereto for any breaches of Fundamental Representations or for Fraud, in either case in connection with the transactions contemplated hereby. In the event that an Indemnifying Party makes any payment to any Indemnified Party for indemnification for which such Indemnified Party could have collected under an Alternate Arrangement, the Indemnifying Party will be entitled to pursue claims and conduct litigation on behalf of such Indemnified Party and any of its successors, to pursue and collect on any indemnification or other remedy available to such Indemnified Party thereunder with respect to such claim and generally to be subrogated to the rights of such Indemnified Party and such Indemnified Party shall take such actions and execute such documents as are reasonably necessary to vest such subrogation right in the applicable Indemnifying Parties. Except pursuant to a settlement agreed to by the Indemnifying Party, the Indemnified Party will not waive or release any contractual right to recover from an Alternate Arrangement any Loss subject to indemnification hereby without the prior written consent of the Indemnifying Party not to be unreasonably withheld, conditioned or delayed. The Indemnified Party will, and will cause its Affiliates (including the Affiliates of the Indemnified Party) to, cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, with respect to any such effort to pursue and collect with respect thereto.
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(e)The amount of any and all indemnifiable Losses hereunder shall be determined net of any amounts actually received by any Indemnified Party under or pursuant to any Alternate Arrangements (net of any costs incurred in connection with the collection thereof, including deductibles and increase in premiums resulting therefrom, and net of any subrogation rights related thereto). In any case where an Indemnified Person recovers under any Alternative Arrangement, any amount in respect of a matter for which such Indemnified Party was indemnified pursuant to hereto, such Indemnified Party will promptly pay over to the Indemnifying Party an amount equal to the lesser of (A) the actual amount received under such Alternative Arrangements, net of any Taxes payable in respect thereof and any costs incurred in connection with the collection thereof, including deductibles and subrogation rights, and (B) the actual amount of the indemnification payment previously paid by or on behalf of the Indemnifying Party with respect to such Losses.
(f)Seller and Transferor shall not be required to indemnify any Indemnified Party and Transferee shall not be required to indemnify any Indemnified Party to the extent of any Losses that a court of competent jurisdiction shall have determined by final judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Person seeking indemnification or its Affiliate.
(g)Transferor shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Transferee shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.
(h)Any indemnification payments made pursuant to this OTA shall be treated as an adjustment to the allocated Purchase Price for the Facility as set forth and in accordance with the Purchase Agreement (as determined for U.S. federal income tax purposes).
10.5Assumption of Defense. An Indemnified Party shall promptly give notice (each, a “Notice of Indemnification”) to each Indemnifying Party after obtaining knowledge of any matter as to which recovery may be sought against such Indemnifying Party because of the indemnity set forth above and, if such indemnity shall arise from the claim of a third party and Indemnifying Party provides written notice to Indemnified Party stating that Indemnifying Party is responsible for the entire claim within ten (10) days after Indemnifying Party’s receipt of the applicable Notice of Indemnification, shall permit such Indemnifying Party to assume the defense of any such claim or any proceeding resulting from such claim; provided, however, that failure to give any such Notice of Indemnification promptly shall not affect the indemnification provided under this Article X, except and only to the extent such Indemnifying Party shall have been actually prejudiced as a result of such failure or if such Notice of Indemnification is not given to Indemnifying Party prior the applicable Expiration Date. If an Indemnifying Party assumes the defense of such third party claim, such Indemnifying Party shall have full and complete control over the conduct of such proceeding on behalf of Indemnified Party and shall, subject to the provisions of this Section 10.5, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, further, however, that any counsel chosen by such Indemnifying Party to conduct such defense shall be reasonably satisfactory to Indemnified Party; and provided, further, however, that Indemnifying Party shall not without the written consent of Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the matter which (a) does not include a provision whereby the plaintiff or the claimant in the matter releases Indemnified Party from all liability with respect thereto; (b) in the case of Transferee as Indemnifying Party, does not include any provision that would impose any obligation (including an obligation to refrain from taking action) upon Seller; (c) does not impose an injunction or other equitable relief upon the Indemnified Party; and (d) does not result in or include a finding or admission of a violation of
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Law by the indemnified party. Indemnified Party may participate in such proceeding and retain separate co-counsel at its sole cost and expense (and, for the avoidance of doubt, such cost and expense shall not constitute a Loss for purposes of the Indemnification Obligations).
10.6Non-Assumption of Defense. If no Indemnifying Party is permitted or elects to assume the defense of any such claim by a third party or proceeding resulting therefrom, Indemnified Party shall diligently defend against such claim or litigation in such manner as it may deem appropriate and, in such event, Indemnifying Party or Parties shall reimburse Indemnified Party for all reasonable and actually incurred out-of-pocket costs and expenses, legal or otherwise, incurred by Indemnified Party and its Affiliates in connection with the defense against such claim or proceeding, within thirty (30) days after the receipt of detailed invoices.
10.7Indemnified Party’s Cooperation as to Proceedings. Indemnified Party will cooperate in all reasonable respects with any Indemnifying Party in the conduct of any proceeding as to which such Indemnifying Party assumes the defense, except to the extent Indemnified Party could reasonably be expected to be prejudiced thereby. Indemnifying Party or Parties shall promptly reimburse Indemnified Party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Indemnified Party or its Affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.
10.8Indemnification for Resident Trust Property.
(a)Seller and Transferor will jointly and severally indemnify, protect, defend and hold Transferee harmless for, from and against all liabilities, claims and demands, including reasonable attorneys’ fees and costs, in the event the corpus of the Resident Trust Property transferred to Transferee does not represent the correct balance of Resident Trust Property delivered to Transferor as custodian, and for claims which arise from actions or omissions of Transferor with respect to the Resident Trust Property held or handled by Transferor at any time.
(b)Transferee will indemnify, protect, defend and hold Transferor harmless for, from and against all liabilities, claims and demands, including reasonable attorneys’ fees and costs, in the event a claim is made against Transferor by a resident or his or her family for his/her Resident Trust Property where such Resident’s funds or other property were properly transferred to Transferee pursuant to the terms hereof.
10.9Damages Disclaimed. EXCEPT AS SUCH MAY BE PART OF ANY CLAIM OF ANY THIRD PARTY THAT IS NOT A TRANSFEREE INDEMNIFIED PARTY OR A PURCHASER INDEMNIFIED PARTY (AS DEFINED IN THE PURCHASE AGREEMENT), UNDER NO CIRCUMSTANCES (WHETHER UNDER THIS ARTICLE OR OTHERWISE) SHALL ANY PARTY BE RESPONSIBLE OR LIABLE IN ANY WAY HEREUNDER FOR LOSS OF PROFITS, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, OR ANY EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE ACTION IS FOUNDED IN CONTRACT, TORT, STATUTORY OR OTHERWISE.
10.10Individual Liability Disclaimed. For the avoidance of doubt, except in the event of Fraud, no individual officer, director, member, managing member, shareholder, equity holder, partner, employee, agent, or representative of either Party shall have any liability for any claims of the other Party related to this OTA, or any agreements, certificates or instruments delivered in connection herewith, in any way.
10.11Exclusive Remedy Post-Closing. With the exception of Fraud and injunctive relief for specific performance or an action required to be performed by a Party under this OTA
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after the Closing, the exclusive remedy of any Party after the Closing shall be indemnity under this Article X, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at Law or in equity, or otherwise, shall be as provided in this Article X. The Indemnified Parties may not avoid the limitations on liability herein by seeking damages for breach of contract, tort, or pursuant to any other theory of liability, all of which are hereby waived. Notwithstanding the foregoing, upon prior written notice to Transferor Representative, Transferee may assign all, but not less than all, of its rights, duties and obligations under this OTA to a wholly owned subsidiary of Transferee or Purchaser, provided that no such assignment shall relieve Transferee or Transferee Guarantor from their obligations under this OTA.
10.12Application of Escrow Funds. At the Closing, Seller, Transferor, the Title Company and Transferee shall create a post-Closing indemnification escrow account pursuant to the terms of an Escrow Agreement to be entered into by Seller, Transferor, Transferee, the Affiliates of Transferee party to the Other Operations Transfer Agreement and the Title Company in the form attached hereto as Exhibit C (or such other form mutually acceptable to the parties thereto) (the “Indemnity Escrow Agreement”). At each Closing, Seller shall deposit with the Title Company the Escrow Funds to be held pursuant to the Indemnity Escrow Agreement. The Escrow Funds will be used, if necessary, to satisfy any Losses as a result of indemnification claims payable to any Transferee Indemnified Party under Article X of this OTA and will be held and disbursed in accordance with the provisions of this OTA and the Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall provide for the release to Seller of any Escrow Funds not subject to pending indemnification claims in three equal installments - thirty-three percent (33%) of the Escrow Funds less any amounts already released by Title Company to Transferee in satisfaction of indemnification claims on each of the one-year and two-year anniversary of the Closing Date and the balance on the three-year anniversary of the Closing Date. Any payment Transferor is obligated to make to any Transferee Indemnified Party pursuant to Article X of this OTA or the Other Operations Transfer Agreements, shall be paid first, to the extent there are sufficient Escrow Funds, by release of Escrow Funds to the Indemnified Parties, as applicable, by the Title Company in accordance with the terms of the Escrow Agreement, and shall accordingly reduce the Escrow Funds and, second, to the extent the Escrow Funds are insufficient to pay any remaining sums due, then Seller shall promptly pay all of such additional sums due and owing to Indemnified Parties in cash by wire transfer of immediately available funds.
10.13Non-Recourse Parties. With the exception of Fraud, all claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this OTA or the other Transaction Documents, or the negotiation, execution or performance of this OTA or the other Transaction Documents (including any representation or warranty made in or in connection with this OTA or the other Transaction Documents or as an inducement to enter into this OTA or the other Transaction Documents), may be made only against the entities that are expressly identified as parties hereto and thereto. (i) No Person who is not a named party to this OTA or the other Transaction Documents, and (ii) no past, present or future director, officer, employee, incorporator, member, partner, equityholder, shareholder, manager, advisor, Affiliate, agent, attorney or representative of the Seller, the Purchaser or of any named party to this OTA or the other Transaction Documents, together with any past, present or future director, officer, employee, incorporator, member, partner, equityholder, shareholder, manager, advisor, Affiliate, agent, attorney or representative thereof (collectively, “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any liabilities arising under, in connection with or related to this OTA, such other Transaction Document or the transactions contemplated by this OTA or for any claim based on, in respect of, or by reason of this OTA, such other Transaction Document or the transactions contemplated by this OTA or the negotiation or execution hereof or thereof; and each party waives and releases all such liabilities
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and claims against any such Non-Party Affiliates. If any Person who is a party hereto would constitute an Non-Party Affiliate but for such Person’s being a party hereto, such Person’s liability shall be limited to any liability such Person may have in their capacity as a party hereto, and such person shall have no liability in any capacity which would have made such Person an Non-Party Affiliate but for such Person’s being a party hereto.
10.14Transferor Guarantors. In the event that as of the Closing of the Facility pursuant to the Purchase Agreement there exists an Execution Date R&W Breach, at such Closing, Transferor shall cause AmPharm, Inc., a Tennessee corporation to deliver a guaranty in the form attached hereto as Exhibit E (the “Execution Date R&W Guaranty”) which shall secure the Transferor’s indemnity obligations relating to any Execution Date R&W Breach.
10.15Interim Indemnity Guaranty.
(a)Subject to the terms and conditions of the Interim Indemnity Guaranty (as defined in subsection (b) below), in the event that the Facility is subject to an Interim Document following the IMA Closing Date, then Transferor or its successors and assigns, as applicable, shall indemnify and hold harmless the Transferee Indemnified Parties from and against (collectively, the “Interim Indemnity”):
(i)any and all reasonable out-of-pocket costs necessary to cure any survey deficiencies identified by Governmental Authorities at such Facility in the course of inspections of such Facility conducted by such Governmental Authorities for purposes of enabling the parties to satisfy the Licensure Condition; provided, however, Transferor and Seller shall have no liability to Purchaser, Transferee or any Purchaser Indemnified Party or Transferee Indemnified Party with respect to deficiencies first arising from the actions or inactions of Purchaser, a Purchaser Indemnified Party, Transferee or a Transferee Indemnified Party with respect to such Facility from and after the Closing Date under the Purchase Agreement; and
(ii)any recoupment made against any Transferee Indemnified Party’s Medicaid receivables generated during the Interim Period to the extent that such recoupment relates to the period prior to the Interim Period during which Seller owned or operated the applicable Facility.
(b)In the event that the Facility is subject to an Interim Document following a Closing under the Purchase Agreement, at the applicable Closing under the Purchase Agreement, Transferor shall cause AmPharm Inc., a Tennessee corporation, to deliver a guaranty in the form attached hereto as Exhibit F (the “Interim Indemnity Guaranty”), which shall secure the Transferor’s Interim Indemnity obligation.
Article XI
ASSIGNMENT
11.1Assignment. Neither this OTA, nor any rights, interests or obligations hereunder, may be assigned or transferred, in whole or in part, by operation of law or otherwise by Transferor or Transferee without the prior written consent of the other Party which shall not be unreasonably withheld, conditioned or delayed, and any such assignment that is not consented to shall be null and void.
Article XII
MISCELLANEOUS
12.1Disclosure Schedules. The information contained in the Schedules shall be deemed to qualify to the specific Section (or subsection, as appropriate) of this OTA to which it
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corresponds, and shall be cumulative so that if the existence of the fact or item or its contents disclosed in any particular schedule is relevant to any other schedule, then such fact or item shall be deemed to be disclosed with respect to the other schedule to the extent such relevance is reasonably apparent whether or not a specific cross-reference appears. The headings contained in the Schedules are included for convenience only and are not intended to limit the effect of the disclosures contained in such schedule or to expand the scope of the information required to be disclosed in such schedule. Descriptions of documents in the Schedules are summaries only and are qualified in their entirety by the specific terms of such documents. Matters reflected in the Schedules are not necessarily limited to matters required by this OTA to be reflected herein; additional matters are set forth for informational purposes and the fact that any item of information is disclosed in the Schedules shall not be construed to mean that such information is required to be disclosed by this OTA. Any information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the term “material” or other similar terms in this OTA or constitute an admission that such items are required to be disclosed under this OTA.
12.2Payment of Expenses. Except as otherwise provided in this OTA, each of the Parties shall bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this OTA. Subject to the foregoing, no expenses of Transferor relating in any way to the purchase and sale of the Assets hereunder and the transactions contemplated hereby, including legal, accounting or other professional expenses of Transferor shall be charged to or paid by Transferee or included in any of the Assumed Liabilities. No expenses of Transferee relating in any way to the purchase and sale of the Assets hereunder and the transactions contemplated hereby, including legal, accounting or other professional expenses of Transferee shall be charged to or paid by any Transferor or included in any of the Excluded Liabilities. The foregoing shall not limit, however, any Party’s right to include such expenses in any claim for damages against any other Party who breaches any legally binding provision of this OTA to the extent provided in this OTA.
12.3Entire Agreement; Assignment; Etc.. This OTA (including the Schedules and all other schedules and exhibits hereto which are incorporated into and are a part of this OTA), the Other Operations Transfer Agreements, together with the Purchase Agreement, and with any certificates and other instruments delivered hereunder, state the entire agreement of the Parties, merge all prior negotiations, agreements and understandings, if any, whether written or oral, and state in full all representations, warranties, covenants and agreements that have induced this OTA. Each Party agrees that in dealing with third parties no contrary representations will be made. This OTA shall not be assignable by operation of Law or otherwise. The Parties acknowledge that Purchaser is a third party beneficiary of this OTA to the extent provided below.
12.4Captions. The Article, Section and paragraph captions in this OTA are for convenience of reference only, do not constitute part of this OTA and shall not be deemed to limit or otherwise affect any of the provisions hereof.
12.5Severability. The invalidity or unenforceability of any provision of this OTA shall not affect the validity or enforceability of any other provision of this OTA.
12.6Enforcement.
(a)The Parties agree that irreparable damage would occur in the event that any of the provisions of this OTA were not performed in accordance with their specific terms or were otherwise breached and that any breach of this OTA could not be adequately compensated in all cases by monetary damages alone. The Parties acknowledge and agree that, prior to the valid termination of this OTA pursuant to Section 9.1, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this OTA and
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to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity, but in all events subject to the limitations set forth in this OTA.
(b)Nothing set forth in this Section 12.6 shall require Transferor to institute any proceeding for (or limit Transferor’s right to institute any proceeding for) specific performance under this Section 12.6 prior or as a condition to exercising any termination right under Section 9.1, nor shall the commencement of any legal proceeding pursuant to this Section 12.6 or anything set forth in this Section 12.6 restrict or limit Transferor’s right to terminate this OTA in accordance with the terms of Section 9.1 or pursue any other remedies under this OTA.
(c)To the extent any Party brings any Action to enforce specifically the performance of the terms and provisions of this OTA (other than an Action to specifically enforce any provision that expressly survives termination of this OTA pursuant to Section 9.1) when expressly available to such Party pursuant to the terms of this OTA, each Termination Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such Action.
12.7Modification or Amendment. The Parties may modify or amend this OTA at any time, only by a written instrument duly executed and delivered by Transferee and Transferor. Notwithstanding the foregoing, prior to the Closing, the Parties may not amend, modify or terminate this OTA without the prior written consent of Purchaser.
12.8Construction of Agreement. If an ambiguity or question of intent or interpretation arises under this OTA, this OTA shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this OTA.
12.9Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by a nationally-recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
If to Transferor, addressed to:
c/o American Health Companies, LLC
201 Jordan Road, Suite 200
Franklin, TN 37067
Attn: Philip Clark, General Counsel
With a copy to (which shall not constitute notice):
Foley & Lardner LLP
301 E. Pine Street, Suite 1200
Orlando, Florida 32801
Attn: Matthew E. Jassak, Esq.
If to Transferee, addressed to:
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With a copy to (which shall not constitute notice):
or to such other address or to such other Person as either Party shall have last designated by such notice to the other Party.
12.10Remedies Cumulative. Except as otherwise provided herein, the remedies provided for or permitted by this OTA shall be cumulative and the exercise by any Party of any remedy provided for herein shall not preclude the assertion or exercise by such Party of any other right or remedy provided for herein.
12.11Governing Law; Consent to Jurisdiction. This OTA shall be governed by and construed in accordance with the domestic Laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Tennessee.
12.12Forum; Waiver of Jury Trial.
(a)With respect to any Action between any of the Parties arising out of or relating to this OTA, or any of the transactions contemplated by this OTA, (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state or federal courts located in the State of Tennessee, and (ii) each of the Parties irrevocably consents to service of process by first-class certified mail, return receipt requested, postage prepaid.
(b)Each of the Parties hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this OTA or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any Party. The Parties each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the Parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.
12.13Time of Essence. With regard to all dates and time periods set forth or referred to in this OTA, time is of the essence unless such delay is caused by factors outside the control of the Party in which case a reasonable delay shall be granted to the requesting Party.
12.14Counterparts. This OTA may be executed in the original or by facsimile or electronic .pdf in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The exchange of copies of this OTA and of signature pages by facsimile transmission or e-mail shall constitute effective execution and delivery of this OTA as to the Parties and may be used in lieu of the original OTA for all purposes. Signatures of the Parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.
12.15Representation Waiver. Each of the Parties hereto acknowledges and agrees, on its own behalf and on behalf of its members, partners, officers, employees and Affiliates, that Transferor is a client of Foley & Lardner LLP and Bradley Arant Boult Cummings LLP (collectively, the “Firms”) in the preparation, negotiation and execution of this OTA and the other Transaction Documents. After the Closing, it is possible that the Firms will represent Transferor and/or its Affiliates in the future in connection with issues that may arise under this OTA and the other Transaction Documents or any claims that may be made thereunder. Each of
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the Firms (or any successor) may serve as counsel to Transferor and/or its Affiliates or any member, partner, manager, officer, employee, representative or Affiliate of such Persons in connection with any claim arising out of or relating to this OTA or the other Transaction Documents. Each of the Parties hereto consents thereto, and waives any conflict of interest arising therefrom, and each such Party shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. Each of the Parties hereto acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection therewith.
12.16Third-Party Beneficiary. Purchaser shall be a third-party beneficiary of the representations and warranties of Transferor under Article IV and the indemnification provisions of Article X; provided, however, that Transferor shall have no obligation to indemnify (whether under this Article or otherwise) both (a) Purchaser, or an assignee of Purchaser other than Transferee, and (b) any Transferee with respect to any single Loss.
12.17Transferor Representative.
(a)Transferor hereby irrevocably constitutes and appoints Seller as its representative (“Transferor Representative”) and its true and lawful attorney-in-fact, with full power and authority in each of their names and on behalf of each of them to act on behalf of Transferor in the absolute discretion of Transferor Representative for purposes of this OTA, the Purchase Agreement and the transactions to be carried out pursuant hereto and thereto, and the execution of this OTA, by Transferor will constitute ratification and approval of such designation on the terms set forth herein. All decisions, actions, consents and instructions by Transferor Representative with respect to this OTA will be binding upon Transferor, and Transferor will not have the right to object to, dissent from, protest or otherwise contest the same. Transferee will be entitled to rely on any decision, action, consent or instruction of Transferor Representative as being the decision, action, consent or instruction of Transferor. By way of example and not limitation, Transferor Representative will be authorized and empowered, as agent of and on behalf of Transferor to (i) execute and deliver and take all actions under the OTA on behalf of Transferor; (ii) give and receive notices and communications as provided herein; (iii) object to any claims of an Indemnified Party; (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to, such claims or Losses; (v) waive after the Closing Date any breach or default of Transferee of any obligation to be performed by it under this OTA; (vi) receive service of process on behalf of Transferor in connection with any claims against Transferor arising under or in connection with this OTA; and (vii) take all other actions that are either (A) necessary or appropriate in the judgment of Transferor Representative for the accomplishment of the foregoing, or (B) specifically mandated by the terms of this OTA. Notices or communications to or from Transferor Representative will constitute notice to or from Transferor.
(b)The grant of authority provided for in this Section 12.17 is coupled with an interest and is being granted, in part, as an inducement to Transferee to enter into this OTA, and will be irrevocable and survive the dissolution, liquidation or bankruptcy of any Transferor, and will be binding on any successor thereto.
12.18Attorney-Client Privilege. Neither of Transferor or Transferee is waiving, and each will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the others, regardless of whether such Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties (a) share a common legal and commercial interest in all of the Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which such Party’s
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Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should any Party become subject to any actual or threatened proceeding to which the Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Proprietary Party whose Confidential Information is at issue shall have the right to assert such protections and privileges. No Party shall admit, claim or contend, in proceedings involving any Party or otherwise, that any Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Party due to any Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to another Party.
12.19Guaranty; Obligations of Transferee Guarantor. Transferee Guarantor unconditionally guarantees the full and prompt payment and performance of all of Transferee’s obligations to Transferor, Seller, and Transferor Indemnified Parties in accordance with this OTA or any other agreement between Transferor and Transferee arising in connection with the Transaction. The liability of Transferee Guarantor under this Section 12.19 will in no way be affected or impaired by any failure or delay by Transferor in enforcing payment of any amount required under this OTA, in enforcing the performance of any obligations under this OTA, in enforcing payment under this Section 12.19, or in exercising any right or power in respect thereto, or to any compromise, waiver, settlement, change, subordination, modification, or disposition of any payments due under this OTA or any performance required under this OTA or any of the other Transaction Documents, and Transferee Guarantor hereby waives all defenses of suretyship. The amendment or modification of this OTA will not affect Transferee Guarantor’s liability under this Section 12.19, unless such Transferee Guarantor’s liability is amended or modified in a writing signed by the Parties.
12.20Guaranty; Obligations of Seller. Seller unconditionally guarantees the full and prompt payment and performance of all of Transferor’s obligations to Transferee, Transferee Guarantor, and Transferee Indemnified Parties in accordance with this OTA or any other agreement between Transferor and Transferee arising in connection with the Transaction. The liability of Seller under this Section 12.20 will in no way be affected or impaired by any failure or delay by Transferee in enforcing payment of any amount required under this OTA, in enforcing the performance of any obligations under this OTA, in enforcing payment under this Section 12.20, or in exercising any right or power in respect thereto, or to any compromise, waiver, settlement, change, subordination, modification, or disposition of any payments due under this OTA or any performance required under this OTA or any of the other Transaction Documents, and Seller hereby waives all defenses of suretyship. The amendment or modification of this OTA will not affect Seller’s liability under this Section 12.20, unless such Seller’s liability is amended or modified in a writing signed by the Parties.
[The Next Page is the Signature Page]

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IN WITNESS WHEREOF, each of the undersigned in the capacity indicated below has executed this OTA as of the day and year first above written.
TRANSFEROR:
    LLC, a Tennessee limited
liability company
By:
Name:
Title: Authorized Signatory
SELLER:
    LLC, a
[Delaware/Tennessee] limited liability company
By:
Name:
Title: Authorized Signatory
TRANSFEREE:
    LLC, a
limited liability company
By:
Name:
Title:
TRANSFEREE GUARANTOR:
     LLC, a
limited liability company
By:
Name:
Title:

1

Exhibit A
Definitions
Definitions. In addition to the terms otherwise defined herein, the following terms shall have the following meaning:
“Accounts Receivable” has the meaning set forth in the Purchase Agreement.
“Action” has the meaning set forth in the Purchase Agreement.
“Affected Participants” has the meaning set forth in Section 2.5(m).
“Affiliate” has the meaning set forth in the Purchase Agreement.
“Affiliated-Service Transferee Employees” has the meaning set forth in Section 2.5(d).
“Aggregate Indemnification Threshold” has the meaning set forth in Section 10.4(a).
“Ancillary Permits and Approvals” has the meaning set forth in Section 2.2(a).
“Assets” has the meaning set forth in Section 2.1.
“Assignment and Assumption Agreement” has the meaning set forth in Section 3.2(b).
“Assumed Contracts” has the meaning set forth in Section 2.1(d).
“Assumed Liabilities” has the meaning set forth in Section 2.4(a).
“Bill of Sale” has the meaning set forth in Section 3.2(a).
“Bring Down Certificate” has the meaning set forth in Section 3.2(c).
“Broker” has the meaning set forth in Section 4.19.
“Business Days” has the meaning set forth in the Purchase Agreement.
“Business” means the business conducted by Transferor exclusively at or exclusively related to the Facility.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“CMS” means the Centers for Medicare and Medicare Services.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar state law.
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“Code” has the meaning set forth in the Purchase Agreement.
“Compliance Violations” has the meaning set forth in Section 3.3(h).
“Confidential Information” has the meaning set forth in Section 6.5(b).
“Contracts” has the meaning set forth in Section 2.1(d).
“Corporate Contracts” has the meaning set forth in the Purchase Agreement.
“Cost Reports” means all cost reports exclusively related to the Facility filed by Transferor prior to the Execution Date pursuant to the requirements of any applicable Government Reimbursement Programs for cost-based payments or reimbursement due to or claimed by Transferor from any applicable Government Reimbursement Programs or their fiscal intermediaries or payor agents.
“Current Records” has the meaning set forth in Section 2.1(g).
“Data Room” has the meaning set forth in the Purchase Agreement.
“Deficiencies” has the meaning set forth in Section 3.3(g).
“Department” has the meaning set forth in Section 2.2(a).
“Disclosure Update” has the meaning set forth in Section 4.22.
“Escrow Facility” shall have the meaning set forth in the Purchase Agreement.
“Escrow Funds” shall mean the amount determined pursuant to Exhibit D, which shall be held by Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement.
“Effective Time” has the meaning set forth in Section 3.1.
“Employee Benefit Plan” means any plan, program, agreement or policy for the benefit of any current or former employee, director, independent contractor, or owner (or any dependent or beneficiary thereof) that is (a) a welfare plan within the meaning of Section 3(1) of ERISA, (b) a pension plan within the meaning of Section 3(2) of ERISA, (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan, or (d) any other compensation, deferred-compensation, retirement, welfare-benefit, bonus, incentive, retention, severance pay, sick leave, vacation pay, salary continuation, disability, dental, vision, medical, life insurance or fringe-benefit plan, program, agreement or policy.
“Encumbrance” has the meaning set forth in the Purchase Agreement.
“End Date” has the meaning set forth in the Purchase Agreement.
“Environmental Law” has the meaning set forth in the Purchase Agreement.
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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 4.5(c).
“Excluded Assets” shall mean the Assets which are not being transferred to Transferee from Transferor as described in Section 2.7.
“Execution Date” has the meaning set forth in the Preamble.
“Expiration Date” has the meaning set forth in Section 10.1.
“Facility” has the meaning set forth in the Recitals.
“Facility Indemnification Threshold” has the meaning set forth in Section 10.4(a).
“Financial Statements” means the unaudited balance sheets and profit and loss statements relating to the operations of the Business for the 2024 fiscal year.
“Firms” has the meaning set forth in Section 12.15.
“Fraud” has the meaning set forth in the Purchase Agreement.
“Fundamental Representations” has the meaning set forth in Section 10.1.
“GAAP” means U.S. generally accepted accounting principles, as in effect on the Execution Date, consistently applied.
“Government Reimbursement Program” means the Medicare program, any relevant state Medicaid program and any other similar or successor federal, state or local health care payment programs with or sponsored by any Governmental Authority.
“Governmental Authority” or “Governmental Entity” means any federal, state, or local government or any court of competent jurisdiction, administrative agency or commission or other domestic governmental or quasi-governmental authority or instrumentality.
“Group Health Plan” has the meaning set forth in Section 2.5(m).
“Hazardous Substances” means any chemicals, materials, compounds or substances defined, regulated, listed or otherwise classified under any applicable Law as a “hazardous substance,” “extremely hazardous substance,” “hazardous material,” “hazardous waste,” “universal waste,” “mixed waste,” “bio-hazardous waste,” “medical waste,” “radioactive waste,” “pharmaceutical waste,” “commingled waste,” “mold,” “toxic substance,” “toxin,” “pollutant” or “contaminant,” including petroleum (including petroleum products, constituents, additives, or derivatives thereof), asbestos, asbestos-containing materials, and polychlorinated biphenyls.
“Healthcare Requirements” means the requirements of or with respect to Government Reimbursement Programs, Referral Laws, Patient Privacy Requirements, the False Claims Act,
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31, U.S.C. Section 3729 et seq. as amended, and 42 USC Section 1320a-7k(d), 42 U.S.C. 1320a-7a(a).
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996.
“IMA Closing Date” has the meaning set forth in Section 7.3.
“Indemnification Obligation” means the indemnification obligations of an Indemnifying Party under this OTA.
“Indemnification Threshold” has the meaning set forth in Section 10.4(a).
“Indemnified Party” and “Indemnified Parties” means any Person entitled to indemnification under Article X of this OTA.
“Indemnifying Party” and “Indemnifying Parties” means any Person required to provide indemnification under Article X of this OTA.
“Intellectual Property” has the meaning set forth in the Purchase Agreement (excluding such intellectual property listed as an Excluded Asset).
“Interim Documents” has the meaning set forth in Section 7.3(a).
“Interim Management Agreement” has the meaning set forth in Section 7.3(a).
“Interim Management Period” has the meaning set forth in Section 7.3(a).
“Interim Sublease” has the meaning set forth in Section 7.3(a).
“Inventory” has the meaning set forth in Section 2.1(c).
“Knowledge” means, (i) when used with respect to Transferor, the actual awareness of a particular fact or matter upon due inquiry as of the Execution Date of any of the following: Michael Bailey - CEO AHP, Jeff Bogle - CFO AHP, Robin Bradley - COO AHP, Jason Bailey - SVP, Corporate Development AHP, Philip Clark - General Counsel AHP, Charlie Canon - AHC Controller, Greg Haynes - SVP, AHC Operations, in each case, after reasonable inquiry (provided that reasonable inquiry does not require any invasive or penetration testing) or, (ii) in the case of Transferee, the actual knowledge of any officer or director of Transferee of a particular fact or matter as of the Execution Date but without independent investigation. Transferee acknowledges that no individual named above shall have any liability under this OTA in connection with the transactions contemplated hereby and shall not be named individually in any suit, demand or proceeding relating to this OTA or the transactions contemplated hereby.
“Law” means any statute, law, rule or regulation or ordinance of any Governmental Authority.
“Loss” or “Losses” has the meaning set forth in the Purchase Agreement.
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“LSC” has the meaning set forth in Section 3.3(g).
“Manager” has the meaning set forth in the Recitals.
“Medicaid Agreement” shall have the meaning set forth in Section 2.2(b)(ii).
“Material Adverse Effect” shall have the meaning set forth in the Purchase Agreement.
“Medicare Agreement” shall have the meaning set forth in Section 2.2(b)(i).
“New License” shall have the meaning set forth in Section 2.2(a).
“Non-Competition Covenant” has the meaning set forth in Section 6.3.
“Non-Party Affiliates” has the meaning set forth in Section 10.13.
“Non-Solicitation Covenant” has the meaning set forth in Section 6.3.
“Notice of Indemnification” has the meaning set forth in Section 10.5.
“Open Deficiency” has the meaning set forth in Section 2.4(b).
“Order” has the meaning set forth in the Purchase Agreement.
“Ordinary Course” has the meaning set forth in the Purchase Agreement.
“OTA” has the meaning set forth in the Preamble.
“OTA Indemnification Cap” shall mean an aggregate escrow amount applicable to the Facility and the other Facilities subject to the Other Operations Transfer Agreements, as determined in accordance with Exhibit D.
“Other Operations Transfer Agreements” means those certain Operations Transfer Agreements dated the same date hereof, by and between the Affiliates of Transferor and the Affiliates of Transferee for the purposes of transferring the operations of the Facilities set forth on Exhibit B.
“Overhead and Shared Services” means ancillary corporate or shared services provided to or in support of any Facility that are general corporate, overhead or other services or provided to both (a) the Facility, and (b) any other business or facility of Seller and its Affiliates that is not a Facility including, without limitation, access to hardware and software related to financial and clinical operations, use of intellectual property, travel and entertainment services, temporary labor services, purchasing and supply services, personal telecommunications services, computer hardware and software services, energy/utilities services, treasury services, public relations, legal and risk management services (including workers’ compensation), payroll services, sales and marketing support services, information technology and telecommunications services, accounting services, tax services, internal audit services, executive management services,
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investor relations services, human resources and employee relations management services, employee benefits services, credit, collections and accounts payable services, logistics services, property management services, environmental support services, training, federal and state reimbursement services, state licensing and Medicare and Medicaid certification and maintenance support, in each case including services relating to the provision of access to information, operating and reporting systems and databases and all hardware and software or other intellectual property used in connection therewith.
“Party” and “Parties” have the meaning set forth in the Preamble.
“Patient Privacy Requirements” means the applicable requirements of the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 as amended by the American Recovery and Reinvestment Act of 2009 and the implementing regulations thereunder governing the privacy of individually identifiable health information and the security of such information maintained in electronic form or of any similar state Laws.
“PCA” means the Property Condition Assessment prepared by Bureau Veritas with respect to the Facility.
“Pending Medicaid Applicants” has the meaning set forth in Section 6.10(e).
“Permits” has the meaning set forth in Section 2.1(h).
“Permitted Encumbrance” has the meaning set forth in the Purchase Agreement.
“Person” means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust, trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.
“Plan” has the meaning set forth in Section 4.5(a).
“Pre-Closing R&W Breach” has the meaning set forth in Section 6.17.
“Pre-Closing R&W Breach Notice” has the meaning set forth in Section 6.17.
“Public Announcement” has the meaning set forth in Section 6.5(a).
“Purchase Agreement” has the meaning set forth in the Recitals.
“Purchaser” has the meaning set forth in the Recitals.
“Qualified Plan” has the meaning set forth in Section 4.5(b).
“Referral Laws” means Section 1128B(b) of the Social Security Act, as amended, 42 USC Section 1320a 7(b) (Criminal Penalties Involving Medicare or State Health Care Programs),
6

commonly referred to as the “Federal Anti-Kickback Statute,” Section 1877 of the Social Security Act, as amended, 42 USC Section 1395nn and related regulations (Prohibition Against Certain Referrals), commonly referred to as “Stark Law,” 42 USC Section 1320a-7a(a)(5).
“Regulatory Approvals” shall have the meaning set forth in Section 2.2(a).
“Resident” means a resident of the Facilities.
“Resident Trust Funds” has the meaning set forth in Section 2.1(j).
“Restricted Party” has the meaning set forth in Section 6.3.
“Retained Liabilities” has the meaning set forth in Section 2.4(b).
“Seller” has the meaning set forth in the Purchase Agreement.
“Tax” and “Taxes” have the meaning set forth in the Purchase Agreement.
“Termination Date” has the meaning set forth in the Purchase Agreement.
“Transaction Documents” has the meaning set forth in the Purchase Agreement.
“Transferee” has the meaning set forth in the Preamble.
“Transferee Employees” has the meaning set forth in Section 2.5(b).
“Transferee Guarantor” has the meaning set forth in the Preamble.
“Transferee Indemnified Parties” has the meaning set forth in Section 10.2.
“Transferee Plan” has the meaning set forth in Section 2.5(m).
“Transferor” has the meaning set forth in the Preamble.
“Transferor Bad Debt” has the meaning set forth in Section 6.11(b).
“Transferor Confidential Information” has the meaning set forth in Section 6.5(c).
“Transferor Indemnified Parties” has the meaning set forth in Section 10.3.
“Transferor Representative” has the meaning set forth in Section 12.17(a).
“Transition Period” has the meaning set forth in Section 2.2(b)(iii).
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.
For the Facilities with VA Contracts:
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“[Novation / VCA Replacement]” has the meaning set forth in Section 2.2(c).
“VA” has the meaning set forth in Section 2.2(c).
“VA Contract” has the meaning set forth in Section 2.2(c).
“VA Subcontract” has the meaning set forth in Section 2.2(c).

8

Exhibit B
Other Facilities
[NTD: to only include Facilities applicable to each Operator]

Facility	Address	City	State	Zip	Operator
Crestview	704 Dupree Road	Brownsville	TN	38012	PACS
McKenzie	175 Hospital Drive	Mc Kenzie	TN	38201	PACS
Clarksville	900 Professional Park Drive	Clarksville	TN	37040	PACS
Natchez Trace (Lewis)	119 Kittrell Street	Hohenwald	TN	38462	PACS
Bethesda	444 One Eleven Place	Cookeville	TN	38501	PACS
Cumberland	4343 Ashland City Highway	Nashville	TN	37218	PACS
Lexington	727 East Church Street	Lexington	TN	38351	PACS
McNairy	835 East Poplar Avenue	Selmer	TN	38375	PACS
Mt. Juliet	2650 North Mt Juliet Road	Mount Juliet	TN	37122	PACS
Northside	202 East Mtcs Road	Murfreesboro	TN	37130	PACS
Vanco	813 S Dickerson Rd	Goodlettsville	TN	37072	PACS
Waverly	895 Powers Blvd	Waverly	TN	37185	PACS
Facility	Address	City	State	Zip	Operator
Applingwood	1536 Appling Care Lane	Cordova	TN	38018	Links
Bright Glade	5070 Sanderlin Avenue	Memphis	TN	38117	Links
Covington Care	765 Bert Johnston Avenue	Covington	TN	38019	Links
Forest Cove	45 Forest Cove	Jackson	TN	38301	Links
Northbrooke	121 Physicians Dr	Jackson	TN	38305	Links
WTTC	597 West Forest Avenue	Jackson	TN	38301	Links
Harborview	1513 N 2nd Street	Memphis	TN	38107	Links
Facility	Address	City	State	Zip	Operator
Millenium	5275 Millennium Drive	Huntsville	AL	35806	Ensign
VanAyer	460 Hannings Lane	Martin	TN	38237	Ensign
Decatur	726 Kentucky Avenue S	Parsons	TN	38363	Ensign
Meadowbrook	1245 E College St	Pulaski	TN	38478	Ensign
Savannah	1645 Florence Rd	Savannah	TN	38372	Ensign
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Westwood	524 West Main Street	Decaturville	TN	38329	Ensign
Knoxville	7424 Middlebrook Pike	Knoxville	TN	37909	Ensign
WellPark	7512 Middlebrook Pike	Knoxville	TN	37909	Ensign
Union City	1630 E. Reelfoot Ave	Union City	TN	38261	Ensign
Facility	Address	City	State	Zip	Operator
Dyersburg	1900 Parr Avenue	Dyersburg	TN	38024	Champion
Humboldt	2031 Avondale Street	Humboldt	TN	38343	Champion
Paris	800 Volunteer Drive	Paris	TN	38242	Champion

2

Exhibit C
Form of Indemnity Escrow Agreement

1

Exhibit D
Calculation of OTA Indemnification Cap / Escrow Funds
[Insert Allocation Chart]
A.    The OTA Indemnification Cap shall mean the aggregate amount of Escrow Funds allocated to the Facility and the Facilities subject to the Other Operations Transfer Agreements; provided, however, the Escrow Funds and the OTA Indemnification Cap shall only include those Facilities set forth on Exhibit B which have been subject to the Initial Closing or a Subsequent Closing pursuant to the Purchase Agreement.
B.    Notwithstanding the above, to the extent the Facility Purchase Price (as defined in the Purchase Agreement) for the Facility as of the Execution Date (the “Original Purchase Price”) is reduced at or prior to Closing in accordance with the terms of the Purchase Agreement (the “Reduced Purchase Price”), the Escrow Funds allocated to the Facility as of the Execution Date set forth above (the “Original Escrow Funds”) shall be similarly reduced pursuant to the following formula (the “Reduced Escrow Funds”):
-    Modification Percentage * Original Escrow Funds = the Reduced Escrow Funds
For purposes of this Exhibit D, the “Modification Percentage” shall mean a percentage calculated by dividing the Reduced Purchase Price by the Original Purchase Price (i.e. Modification Percentage = Reduced Purchase Price / Original Purchase Price).
C.    The OTA Indemnification Cap applicable to the Facility and the Facilities subject to the Other Operations Transfer Agreements shall be similarly reduced to reflect the Reduced Escrow Funds applicable to the Facility and the Facilities subject to the Other Operations Transfer Agreements.

1

Exhibit E
Form of Execution Date R&W Guaranty

1

Exhibit F
Form of Interim Indemnity Guaranty

1

Exhibit 2.2(c)
VA Subcontract
[For the Facilities with VA Contracts.]

1

Exhibit 2.7
Excluded Assets
(a)    Any cash, cash equivalents, or bank accounts;
(b)    All Accounts Receivable;
(c)    All prepaid expenses or prepaid deposits of the Facility;
(d)    All Corporate Contracts and Overhead and Shared Services, including any Contracts for or assets related to Overhead and Shared Services, and all Contracts that are not Assumed Contracts;
(e)    Licenses and permits that are not assignable or transferable without third party consent (unless such consent is obtained), to Transferee;
(f)    Assets of Transferor disposed of in the Ordinary Course prior to the Effective Time; provided that Transferor shall not dispose of any material Assets without the prior written consent of Transferee (other than Inventory used at the Facility in the Ordinary Course, which may be used and disposed of provided that it shall also be replenished to a quantity that is required by Law);
(g)    Any management agreement between Transferor and Seller or its Affiliates, as the case may be;
(h)    The minute books and ownership records of Transferor, including all organizational documents, stock registers and such other similar records of Transferor as they pertain solely to the ownership, organization, or existence of Transferor and duplicate copies of such records;
(i)    Any claims for refunds of taxes and other governmental charges imposed on Transferor of whatever nature including, but not limited to, those with respect to the Facility or the business attributable to periods ending on or prior to the Closing Date;
(j)    All shares of any capital stock, membership interests or partner interests in any partnership, of Transferor;
(k)    All of Transferor’s email accounts;
(l)    All rights of Transferor under this OTA or the other Transaction Documents;
(m)    Except to the extent conveyed pursuant to the Purchase Agreement, all insurance policies of Transferor or any of its Affiliates and all rights of every nature and description under or arising out of such insurance policies, including the right to make claims thereunder, to the proceeds thereof and to any insurance refunds relating thereto;
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(n)    Transferor’s Tax Returns for periods up to and including the Closing Date and all rights of Transferor to any recoveries or refunds in respect of Taxes for periods up to and including the Closing Date, whether or not any refund of or credit for claims have been filed prior to the Closing Date;
(o)    Transferor’s attorney-client privilege;
(p)    All Employee Benefit Plans (including Plans) and all assets related thereto;
(q)    Transferor’s information technology systems, emails, software licenses, corporate minute books, records, marketing materials, policies and procedures, and all assets that are used at the corporate level and do not solely relate to the operations of the Business;
(r)    All claims or rights of Transferor with and among any other Transferor or amounts due from related parties;
(s)    All funds and accounts of all employee retirement, deferred compensation, health, welfare or benefit plans and programs, including assets representing a surplus or overfunding of any Employee Benefit Plan;
(t)    All unclaimed property of any third party as of the Closing, including, without limitation, property which is subject to applicable escheat Laws;
(u)    All assets of Transferor not used in connection with or held in whole or in part for use in connection with the Business;
(v)    The items of personal property brought to the Facility by employees of Transferor or its Affiliates that are not used or held for use with the Business and the operation of any of the Facility;
(w)    All tradenames, trademarks, service marks, domain names (URLs) and websites owned by Seller or its Affiliates including, without limitation, any use of the names “AHC” or “American Health Companies,” in whole or in part, or any derivation thereof, and all references to any of the foregoing on social media channels (including, without limitation, Facebook, Twitter and YouTube) associated with any or all of the Facility or Seller or its Affiliates;
(x)    Except to the extent listed in Purchased Assets and specific to the Facility, any asset transferred to Purchaser, its Affiliate or assignee under the terms of the Purchase Agreement;
(y)    Except for the Policy and Procedure Manuals, any assets listed as an “Excluded Asset” pursuant to the terms of the Purchase Agreement; and
(z)    All claims, rights, interests and proceeds (whether received in cash or by credit to amounts otherwise due to a third party) with respect to amounts overpaid by Transferor
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to any third party with respect to periods prior to the Closing (e.g., such overpaid amounts may be determined by billing audits undertaken by Transferor or Transferor’s consultants) to the extent not offset against any underpayments by any applicable third party payor in respect of services rendered prior to the Closing.

3

Exhibit 3.2(a)
Form of Bill of Sale

1

Exhibit 3.2(b)
Form of Assignment and Assumption Agreement

1

Exhibit 3.2(c)
Form of Bring Down Certificate

1

Exhibit 6.10(f)
Wire Instructions
If to Seller:
ABA#:
Bank Name:
Bank Address:
Account Name:
Account Number:
SWIFT CODE:
If to Purchaser:

1

EXHIBIT J
FORM OF INTERIM MANAGEMENT AGREEMENT

1

INTERIM MANAGEMENT AGREEMENT
between
[_____________________], LLC
(“Transferor”)
and
[_____________________], LLC
(“Manager”)
and
[______________________]
(“Transferee Guarantor”)
for
AHC
EFFECTIVE AS OF DECEMBER 1, 2024

1

ARTICLE 1 DEFINITION OF TERMS. 1
ARTICLE 2 APPOINTMENT OF MANAGER.. 5
2.1...... Appointment. 5
2.2...... Authority and Responsibility of Manager. 5
2.3...... Limitations on Authority of Manager 8
2.4...... Licenses and Permits. 8
2.5...... Pre-Term Services and Receivables. 8
ARTICLE 3 SUBLEASE.. 9
3.1...... Sublease of the Facility. 9
ARTICLE 4 TERM AND TERMINATION.. 9
4.1...... Term.. 9
4.2...... Actions to be Taken Upon Termination. 9
4.3...... Termination Payment 9
ARTICLE 5 COMPENSATION OF MANAGER.. 9
5.1...... Management Fee. 9
5.2...... Payment of Expenses and Fees. 10
ARTICLE 6 INDEMNIFICATION AND HOLD HARMLESS. 10
6.1...... Indemnification. 10
ARTICLE 7 WORKING CAPITAL AND REPLACEMENT OF INVENTORIES AND SUPPLIES 11
7.1...... Working Capital 11
7.2...... Inventories and Supplies. 11
ARTICLE 8 REPAIRS, MAINTENANCE AND REPLACEMENTS. 11
8.1...... Routine Repairs and Maintenance. 11
8.2...... Liens. 11
ARTICLE 9 BOOKKEEPING AND BANK ACCOUNTS. 11
9.1...... Books and Records. 11
9.2...... Transferor Bank Account, Facility Accounts, Expenditures. 12
ARTICLE 10 ACCESS AND USE OF FACILITY.. 12
10.1.... Access. 12
10.2.... Use. 12
ARTICLE 11 INSURANCE.. 12
11.1.... Property and Operational Insurance. 12
11.2.... General Insurance Provisions. 12
11.3.... Cost and Expense. 13
ARTICLE 12 TAXES. 13
12.1.... Real Estate and Personal Property Taxes. 13
ARTICLE 13 PERSONNEL.. 13
13.1.... Personnel. 13
ARTICLE 14 LOSS OF RIGHT TO OPERATE.. 13
14.1.... Loss of Right to Operate. 14
ARTICLE 15 DEFAULTS. 14
15.1.... Defaults and Events of Default by Manager 14
15.2.... Defaults and Events of Default by Transferor 15
15.3.... Remedies Upon an Event of Default. 15
ARTICLE 16 ASSIGNMENT. 15
16.1.... Assignment. 15
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(Continued)

ARTICLE 17 MISCELLANEOUS. 16
17.1.... Independent Contractor 16
17.2.... Further Assurances. 16
17.3.... Confidentiality. 16
17.4.... Consents. 16
17.5.... Applicable Law.. 16
17.6.... Headings. 16
17.7.... Notices. 16
17.8.... HIPAA Compliance. 17
17.9.... Environmental Matters. 17
17.10.. Sole Agreements. 17
17.11.. Waiver 17
17.12.. Partial Invalidity. 17
17.13.. Construction. 18
17.14.. Limit on Recourse. 18
17.15.. Disclaimer 18
17.16.. Authority. 18
17.17.. Survival 18
17.18.. Counterparts. 18

2

INTERIM MANAGEMENT AGREEMENT
THIS INTERIM MANAGEMENT AGREEMENT (this “Agreement”) is made effective as of December 1, 2024 (the “Effective Date”), by and between __________________, LLC, a Tennessee limited liability company (“Transferor”), and _______________________, LLC, a ________________ limited liability company (“Manager”), and____________________ solely for the purpose of acknowledging its obligations as the Transferee Guarantor, hereunder.
RECITALS
A.    Transferor is the licensed operator of that certain health care facility known as AHC _______________, located at ___________________________ (the “Facility”).
B.    Manager is engaged in the business of managing licensed health care facilities, and Transferor desires to engage Manager to manage the Facility in accordance with the terms and conditions of this Agreement.
C.    Transferor and Manager, have executed that certain Operations Transfer Agreement dated October ___, 2024 (the “OTA”), pursuant to which Manager has acquired certain Assets of Transferor, and Transferor and Manager wish to provide for the interim management of the Facility by Manager pending the issuance of a new License to Manager by the [Tennessee Health Facilities Commission, Division of Licensure and Regulation/ Alabama Department of Public Health, Bureau of Health Provider Standards] to operate the Facility.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE 1
DEFINITION OF TERMS
The following terms when used in this Agreement shall have the meanings indicated: “Accounting Period” means a calendar month.
“Affiliate” means an entity that controls or owns, or is directly or indirectly controlled or owned by, or under common control with, either Manager or Transferor.
“Agreement” shall mean this Interim Management Agreement as amended from time to time as provided herein.
“Assets” shall have the meaning set forth in the OTA.
“Damages” shall have the meaning set forth in Section 6.1 hereof.
“Deductions” shall mean amounts refunded, adjusted, owed or credited to residents or third parties (including, but not limited to, third party or governmental payors) as a result of contractual allowances, erroneous payments, overpayments or for any other reason including, without limitation, any claims, assessments, adjustments or other amounts required to be paid;
1

gratuities to employees at the Facility; and any cash refunds, rebates or discounts to residents of the Facility, cash discounts and credits of a similar nature, given, paid or returned in the course of obtaining Revenue or components thereof; provided, however, Deductions shall not include any amounts related to the Preexisting Accounts Receivable.
“Default” shall have the meaning with respect to Transferor or Manager, as the case may be, as forth in Article 15.
“Effective Date” shall have the meaning set forth in the Preamble of this Agreement.
“Effective Time” shall mean 12:01 a.m. on the Effective Date and shall be interpreted to be the same as the Effective Time under the OTA (and in the event of a conflict, the OTA shall control).
“Employment Laws” means any federal, state or local law (including the common law), statute, ordinance, rule, regulation, order or directive with respect to employment, conditions of employment, benefits, compensation, or termination of employment that currently exists or may exist at any time during the Term including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Workers Adjustment and Retraining Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Polygraph Protection Act of 1988, and the Americans With Disabilities Act of 1990.
“Environmental Law(s)” shall have the meaning set forth in the Purchase Agreement.
“Event of Default” shall have the meaning with respect to Transferor or Manager, as the case may be, as forth in Article 15.
“Facility” shall have the meaning set forth in Recitals of this Agreement.
“GAAP” means generally accepted accounting principles in the United States.
“Hazardous Substances” shall have the meaning set forth in the OTA.
“HIPAA” shall have the meaning set forth in Section 17.8 hereof.
“Impositions” means all real estate and personal property taxes, levies, assessments and similar charges including, without limitation, the following: all water, sewer or similar fees, rents, rates, charges, excises or levies; vault license fees or rentals; license fees; permit fees; inspection fees and other authorization fees and other governmental fees, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed (including all interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on Transferor or Manager with respect to the Facility or the operation thereof, or otherwise in respect of or be a lien upon the Facility or any property of Transferor located thereon. Impositions shall not include any income or franchise taxes payable by Transferor or Manager.
“Indemnitees” shall have the meaning set forth in Section 6.1 hereof.
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“Inventories and Supplies” means all provisions in storerooms, refrigerators, pantries and kitchens, medical supplies, other merchandise intended for sale, fuel, mechanical supplies, stationery, linen, utensils, dishware, glassware, flatware, uniforms, rugs, drapes, bedspreads, wall and floor coverings, mats, shower curtains, janitorial equipment and supplies, and other expenses, supplies and similar items.
“Lease” means that certain Lease Agreement dated as of December 1, 2024, between Manager, as the “Tenant” thereunder, with ___________________ LLC, a ______________ limited liability company as the “Landlord” thereunder.
“Law(s)” shall have the meaning set forth in the OTA.
“License” means any license, permit, decree, act, order, authorization or other approval or instrument which is necessary in order to operate the Facility in accordance with applicable Law or otherwise in accordance with this Agreement.
“Litigation” means (i) any cause of action commenced in a federal, state or local court in the United States relating to the Facility and/or the ownership or operation thereof; and (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims) relating to the Facility and/or the ownership or operation thereof.
“Management Fee” shall have the meaning set forth in Section 5.1.1.
“Manager” shall have the meaning set forth in the Preamble of this Agreement.
“Net Earnings” means the Net Patient Revenue less the Operating Expenses and the Rent.
“Net Patient Revenue” shall mean, for each Accounting Period, Revenue minus Deductions. Notwithstanding anything to the contrary contained herein, the calculation of Net Patient Revenue shall be made using the accrual method of accounting in accordance with GAAP.
“Operating Account” shall have the meaning set forth in Section 2.2.4.
“Operating Approvals” shall have the meaning set forth in Section 2.4.1.
“Operating Expenses” means any or all, as the context requires, of the following: (i) all costs and expenses incurred in connection with the ownership, operation, management and maintenance of the Facility including, without limitation, all departmental expenses, Personnel Costs, Rent, quality assessment fees, administrative and general expenses, advertising and business promotion expenses, heat, light, power, electricity, gas, telephone, television and other utilities, and routine repairs, maintenance and minor alterations treated as Operating Expenses under Section 8.1; (ii) the cost and expense of the Inventories and Supplies consumed in the operation of the Facility; (iii) a reasonable reserve for uncollectible accounts receivable as reasonably determined by Transferor in accordance with GAAP; (iv) except as otherwise set forth herein, the reasonable cost and expense of audit, accounting, legal, technical, and other
3

professional consultants and operational experts who are retained by Manager or Transferor, relating to the Facility and/or the ownership or operation thereof; (v) the reasonable costs and expenses for preparation of Medicare and Medicaid cost reports and billing submissions; (vi) insurance costs for the insurance coverages required under this Agreement or by applicable Laws; (vii) any and all taxes and Impositions imposed or assessed against Transferor or the Facility and based on or related to the ownership or operations of the Facility, excluding any federal or state income taxes or franchise assessed against Transferor or Manager and based on their net income or net worth; (viii) those costs and expenses that are expressly identified as Operating Expenses in this Agreement; (ix) the cost and expense incurred by either Transferor or Manager in connection with Manager’s efforts to maintain and secure all necessary licensure, certification and billing authorizations for its operation of the Facility, including without limitation annual licensing fees; and (x) any other costs and expenses incurred as are specifically provided for elsewhere in this Agreement or are reasonably necessary for the proper and efficient operation of the Facility. Notwithstanding anything to the contrary contained herein, (1) the calculation of Operating Expenses shall be made using the accrual method of accounting in accordance with GAAP, and (2) Operating Expenses shall not include any costs and expenses related to the period prior to the Effective Time except to the extent expressly assumed by Manager under the OTA.
“OTA” has the meaning set forth in the Recitals of this Agreement.
“Purchase Agreement” shall mean that certain Asset Purchase Agreement dated October ___, 2024, by and between the Seller Parties and Buyer Parties thereto.
“Personnel Costs” means the actual out-of-pocket payroll costs and expenses incurred by Manager or any of its Affiliates in connection with hiring or leasing the personnel Manager is required to provide pursuant to Article 13.
“Prepaid Expenses” shall have the meaning ascribed to such term under GAAP.
“Preexisting Accounts Receivable” shall have the same meaning as “Transferor’s A/Rs” in the OTA, and for the avoidance of doubt, shall mean including, without limitation, any and all Accounts Receivable related to the period prior to the Effective Date.
“Rent” means all rent and additional monies due pursuant to the terms of the Lease.
“Revenue” shall mean all revenue earned from the operation of the Facility after the Effective Time including, but not limited to, fees for health care services, occupancy, and ancillary services received for services and supplies provided to residents of the Facility, income from food and beverage, and catering sales at the Facility, income from vending machines located at the Facility, and proceeds, if any, from business interruption or other loss of income insurance claims made with respect to the Facility; provided, however, Revenue shall not include the Preexisting Accounts Receivable.
“Sublease” shall have the meaning set out in Section 3.1.
4

“Term” means the term of this Agreement as set forth in Section 4.1.
“Termination” means the expiration of this Agreement in accordance with its terms, or a termination of this Agreement as provided in Article 4.
“Transferee Employees” shall have the meaning set forth in the OTA.
“Transferor” shall have the meaning set forth in the Preamble of this Agreement.
“Working Capital” means the amount of cash necessary to pay Operating Expenses and Rent as each becomes due and payable.
ARTICLE 2
APPOINTMENT OF MANAGER
2.1.Appointment.
2.1.1.On and subject to the terms of this Agreement, Transferor hereby retains Manager commencing on the Effective Date to direct, supervise and manage the Facility through the Term, to the extent allowable by applicable Laws.
2.1.2.The performance of all activities by Manager hereunder shall be on behalf of Transferor as required by Law.
2.2.Authority and Responsibility of Manager.
2.2.1.In the performance of its duties hereunder, Manager shall be and act as an independent contractor, with the sole duty to supervise, manage, operate, control and direct the performance of the Facility, subject to the rights of Transferor and other restrictions described herein.
2.2.2.Manager shall perform its duties and obligations in accordance with all Laws including, without limitation, process all claims in accordance with such applicable Laws and the terms of such provider agreement.
2.2.3.Manager shall maintain (i) the quality care provided at the Facility, (ii) the quality of staff training and supervision, and (iii) the protection of the health and welfare of the residents of the Facility.
2.2.4.Consistent with the OTA, Transferor and Manager shall assure that all Revenues earned from the operations of the Facility during the Term shall be placed in one or more accounts and maintained for payment of the Operating Expenses of the Facility, including the Management Fee (each, an “Operating Account”). The Operating Account shall be in the name of Transferor; however, Transferor shall assure that Manager has check-writing authority from such account in accordance with the terms of this Agreement and such Operating Account may be segregated from the other operating accounts of Transferor. Notwithstanding anything to the contrary contained herein, Manager shall (i) be responsible for and obligated to pay all Operating Expenses, and (ii) use funds in the Operating Account to first pay the Operating Expenses and then the Management Fee. Checks may be drawn upon the Operating Account only by persons authorized by Transferor or Manager in writing to sign checks.
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2.2.5.Subject to Sections 2.3 and 2.5, and except as otherwise provided herein, Manager shall have the authority to manage the Facility in accordance with all applicable Laws. During the Term, Manager shall be in charge of day-to-day operations of the Facility, and without limiting the foregoing, Manager shall perform the following:
2.2.5.1.Assist, obtain as delegated and take all reasonable steps to keep in full force and effect, either in its own name on behalf of Transferor or in Transferor’s name, as may be required by the Laws, any and all Licenses;
2.2.5.2.Establish and revise, as necessary, resident care and health care policies and procedures and general administrative policies and procedures including, without limitation, policies and procedures for the control of revenue and expenditures (which shall be subject to Transferor approval), for the purchasing of Inventories and Supplies and services, for the control of credit, and for the scheduling of maintenance. Manager shall verify that the foregoing policies and procedures are implemented in a sound manner;
2.2.5.3.Manage the cash flow of the Facility including, without limitation, billing all patients and governmental or other third-party payors for all services provided by or at the Facility during the Term, collecting and depositing all Net Patient Revenue in the Operating Account and paying Operating Expenses and other accounts payable related to the operation of the Facility during the Term from the Operating Account;
2.2.5.4.Maintain all books and records relating to the operation of the Facility during the Term and prepare monthly and annual financial statements for the Facility on a GAAP basis or such other basis as reasonably determined by the Manager and consistently applied;
2.2.5.5.Procure Inventories and Supplies and such other non-capital items, and any services from third parties, as are necessary to keep, operate and maintain the Facility;
2.2.5.6.Prepare, keep and provide Transferor with access to all contracts, books, records, documents, policies and other information necessary for the lawful operation and sound financial management of the Facility during the Term;
2.2.5.7.Establish prices, rates and charges for services provided at the Facility and negotiate all third party payor contracts;
2.2.5.8.Perform or retain professionals to perform necessary audit, accounting, legal, cost reporting, case management, verification services, and other professional services in connection with the operation of the Facility during the Term;
2.2.5.9.Retain all necessary contractors or vendors for ancillary medical, diagnostics, laboratory, pharmacy, social, therapy, dietary, dental, podiatry, behavioral or other required health services;
2.2.5.10.Retain professionals for risk management services relating to the types of insurance required to be maintained by Manager under this Agreement, provided the costs and expenses of providing such services are to be paid as described in Article 11;
2.2.5.11.Reasonably cooperate, participate in and be responsible for any survey, inspection or site investigation conducted by a governmental, regulatory, certifying or accrediting entity with authority or jurisdiction over the Facility;
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2.2.5.12.Reasonably cooperate and assist Transferor with any legal dispute in which Transferor is involved relating to the ownership, management or operation of the Facility;
2.2.5.13.Reasonably cooperate with Transferor and its certified public accountants in connection with any audit, review or reports conducted or prepared in connection with the ownership or operation of the Facility;
2.2.5.14.Market and advertise the Facility;
2.2.5.15.Manage the performance of all covenants, duties and obligations of Transferor and Manager pursuant to all agreements with residents;
2.2.5.16.Execute, negotiate, renew and/or cancel agreements with residents of the Facility in accordance with Laws;
2.2.5.17.Institute and prosecute such legal actions as Manager determines may be necessary to collect delinquent Revenue;
2.2.5.18.Plan, execute and supervise repairs and maintenance at the Facility;
2.2.5.19.Prepare (or cause to be prepared with the necessary supporting documentation) and file with the applicable federal and state governmental agencies or other third party payors any and all reports (including, without limitation, cost reports) required for the proper payment or reimbursement to Transferor and the Facility for services provided to residents during the Term;
2.2.5.20.Notify Transferor immediately upon receipt of any notice regarding an actual or potential non-compliance with any Laws including, but not limited to, immediate jeopardy citations or substandard quality of care citations, which could reasonably be expected to result in suspension or termination of the Facility’s Licenses, Medicaid provider agreement(s), and/or Medicare provider agreement;
2.2.5.21.Procure residents at the Facility (for which Manager shall be exclusively responsible);
2.2.5.22.Notify Transferor promptly upon receipt of any notices received by Manager that could result in suspension or termination of the License, Medicaid provider agreement(s), and/or Medicare provider agreement of any other health facilities operated by Manager; and
2.2.5.23.Perform such other obligations required to be performed by Manager pursuant to this Agreement.
2.2.6.In the event that any violation or alleged violation of any Legal Requirement or obligation or claim is made, for any reason by any person or entity, arising from or applicable to the operations of the Facility including, but not limited to, patient care during the Term, whether such violations or claims may result in the imposition of penalties, fines, court or administrative orders, litigation, including third-party and governmental claims, or License revocation or decertification as to the operations of the Facility or as to Transferor, Manager shall (i) immediately notify Transferor in writing of any such event, and (ii) as directed by Transferor, take all reasonable actions necessary to protect Transferor from any Damages arising therefrom including, but not limited to, contesting any such actions against Transferor or the
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Facility, whether through administrative or court proceedings, and which, if related to the period from and after the Effective Time shall be at Manager’s sole cost and expense with Transferor’s written approval, and if related to period prior to the Effective Time shall be at the expense of the party provided under the OTA.
2.3.Limitations on Authority of Manager. Notwithstanding any other provision in this Agreement to the contrary, the performance of all activities by Manager pursuant to this Agreement shall be on behalf of Transferor, and Transferor does not delegate to Manager any powers, duties or responsibilities that Transferor is not authorized by Law to delegate. Transferor and its governing board retain ultimate authority and legal responsibility for the operation and control of the Facility, subject to indemnity from Manager as expressly set forth herein. However, notwithstanding the legal and statutory liability and responsibility of Transferor for the continued operation of the Facility, the parties acknowledge that under this Agreement, Manager shall be in control, on a day-to-day basis, of the operation and maintenance of the Facility pursuant to the terms of this Agreement.
2.4.Licenses and Permits.
2.4.1.Transferor agrees upon request by Manager to sign promptly and without charge applications for Licenses, applications for transfer to Manager of Transferor’s provider agreements, permits or other instruments necessary for operation of the Facility, for it to be able to bill under the Medicare and Medicaid programs, and for the issuance by CMS of tie in notices, tying Manager’s to-be-issued skilled nursing facility License to the provider agreements assigned by Transferor to Manager (collectively, “Operating Approvals”) and to provide such information and perform such acts relative to the operation of the Facility and for billing under Medicare and Medicaid, including Transferor’s Submitter ID and NPI numbers, as are required by Laws in order for Manager to obtain and/or maintain any Operating Approval.
2.4.2.The parties understand and agree that certain deficiencies or situations of non-compliance with various Laws (such as building codes, OSHA, ADA, health care regulations and the like) may occur from time to time in the normal course of business operations. Such occurrences will not constitute a breach or Default by Manager hereunder, provided Manager takes reasonable actions to cure, and successfully cures, such deficiencies or situations of non-compliance. The costs (including any fines for non-compliance) of curing such deficiencies or circumstances of non-compliance shall constitute Operating Expenses.
2.4.3.Manager shall use best efforts to obtain the Operating Approvals in Manager’s own name as soon as practicable.
2.5.Pre-Term Services and Receivables. Solely to the extent agreed in connection with the OTA and any BSSA, Manager shall assist (with Transferor’s cooperation) in collecting all of the Preexisting Accounts Receivable, and shall pursue claims for the pre-Effective Time and the post-Effective Time periods, in commercially reasonable fashion to prevent causing unreasonable interference with or delay in receiving the claims being pursued.
ARTICLE 3
SUBLEASE
3.1.Sublease of the Facility. During the Term, Manager has subleased the Facility to Transferor pursuant to the Interim Sublease Agreement dated as of the Effective Date and attached hereto as Exhibit A (the “Sublease”).
ARTICLE 4
TERM AND TERMINATION
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4.1.Term. This Agreement shall commence on the Effective Date and shall expire on the earlier of (i) the date that Manager or an Affiliate thereof obtains the Operating Approvals to operate the Facility, and (ii) at the end of six (6) months from the Effective Date (the “Term”); provided, however, that Transferor in its reasonable discretion, shall consent (such consent not to be unreasonably withheld, delayed, or conditioned) to extend the six (6) month period if necessary upon request of Manager so long as Manager is exercising its best efforts to obtain the Operating Approvals. Manager shall promptly inform Transferor in writing of its receipt of the Operating Approvals.
4.2.Actions to be Taken Upon Termination. Upon Termination, the following shall be applicable:
4.2.1.Manager shall safeguard and retain for benefit of Transferor all books and records respecting the Facility in a manner as required by the OTA;
4.2.2.Manager and Transferor shall satisfy all other respective obligations set forth in this Agreement required to be completed by such party upon Termination; and
4.2.3.Except in the event of Termination for Default, the Sublease shall terminate, and Manager shall become the new operator of the Facility.
4.2.4.The provisions of this Section 4.2 shall survive Termination.
4.3.Termination Payment. Upon Termination, after payment of all accrued Operating Expenses as of the date of such Termination, Manager shall receive all the accrued and unpaid Management Fees to the extent of available proceeds from operations for dates of service commencing on and after the Effective Date.
ARTICLE 5
COMPENSATION OF MANAGER
5.1.Management Fee.
5.1.1.In consideration of management services performed hereunder, Manager shall be eligible to retain one hundred percent (100%) of the Net Earnings of the Facility (the “Management Fee”) during the Term.
5.1.2.The Management Fee shall be calculated for each Accounting Period and retained by Manager within ten (10) days following the end of each period. Manager is authorized to withdraw the Management Fee from the Operating Account to the extent there are sufficient funds to pay all Operating Expenses with respect to the applicable Accounting Period. If there are insufficient funds to pay the Operating Expenses and/or the Management Fee in any Accounting Period, the shortfall shall be the sole liability of Manager, not the liability of Transferor, and, for clarity purposes, Manager shall have no recourse against Transferor for any Operating Expenses or the Management Fee.
5.1.3.Manager shall be responsible for (and shall defend, protect, indemnify and hold Transferor harmless against) any penalties, overpayments or other refunds related to the operation of the Facility during the Term.
5.2.Payment of Expenses and Fees. Transferor and Manager agree that Net Patient Revenue shall be paid or distributed during each Accounting Period in the following order:
5.2.1.First, to pay the Operating Expenses;
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5.2.2.Second, to pay Manager the Management Fee.
ARTICLE 6
INDEMNIFICATION AND HOLD HARMLESS
6.1.Indemnification. Manager (and Transferee Guarantor under the OTA) shall defend, protect, indemnify and hold harmless Transferor and its officers, members, managers, employees and agents (collectively, the “Indemnitees”) from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties, losses associated with applicable surety bonds, and reasonable attorneys’ fees and expenses (hereinafter collectively called “Damages”) which may be suffered by, imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of any act, event or transaction related to (i) this Agreement, (ii) the Sublease, (iii) the operations of the Facility after the Effective Time, (iv) claims submitted with respect to services rendered after the Effective Time, or (v) billing and collection services with respect to the Facility performed by Manager, its Affiliate, or another third party after the Effective Time. Notwithstanding the foregoing, Manager shall have no obligation to any Indemnitee under this Article 6 to the extent that any Damages are found in a final judgment by a court of competent jurisdiction (i) to have arisen from the intentionally wrongful misconduct or gross negligence of such Indemnitee, or (ii) to the extent that the Damages are attributable to any matter for which Transferor has an obligation to indemnify Manager pursuant to Article X of the OTA. This indemnification obligation shall survive Termination for the period of five (5) years or the applicable statute of limitations, whichever is longer.
ARTICLE 7
WORKING CAPITAL AND REPLACEMENT OF INVENTORIES AND SUPPLIES
7.1.Working Capital. In the event that additional Working Capital is required to pay Operating Expenses, Manager shall immediately deposit the amount of required Working Capital into the appropriate Operating Account. Manager shall be solely liable, without recourse of any kind to Transferor, for any and all required Working Capital needs and requirements.
7.2.Inventories and Supplies. Manager will maintain Inventories and Supplies at levels reasonably determined by Manager to be necessary to operate the Facility in compliance with the terms of this Agreement. Purchases of Inventories and Supplies shall be Operating Expenses.
ARTICLE 8
REPAIRS, MAINTENANCE AND REPLACEMENTS
8.1.Routine Repairs and Maintenance. Manager shall (i) maintain the Facility (A) in good repair and in substantially the same condition as of the Effective Time, and (B) in conformity with applicable Laws, and (ii) shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under GAAP, or such other basis as reasonably determined by Manager and consistently applied, as are necessary to maintain the Facility consistent with such standards. The cost and expense associated with Manager’s obligations under this Section shall be treated as an Operating Expense.
8.2.Liens. Manager shall use its commercially reasonable efforts to prevent any liens from being filed against the Facility which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to a Facility. Manager and Transferor shall cooperate fully in obtaining the release of any such liens, and the cost of obtaining the lien release shall be an Operating Expense.
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ARTICLE 9
BOOKKEEPING AND BANK ACCOUNTS
9.1.Books and Records.
9.1.1.Manager shall maintain all books and records relating to the operation of the Facility on an accrual basis in accordance with GAAP or such other basis as reasonably determined by Manager and consistently applied. Transferor may examine such records in a manner consistent with the OTA.
9.1.2.Upon the written request of the Secretary of Health and Human Services, the Comptroller General or any of their duly authorized representatives, Manager will make available those contracts, books, documents and records necessary to certify the nature and extent of the costs of providing services under the terms of this Agreement. Such inspection shall be available up to four (4) years after the rendering of such services. If Manager carries out any of the duties of this Agreement through a subcontract with a value of Ten Thousand Dollars ($10,000) or more over a 12-month period with a related individual or organization, Manager agrees to include this requirement in any such subcontract.
9.2.Transferor Bank Account, Facility Accounts, Expenditures. Subject to the terms and conditions set forth in the OTA, the Security Agreement, and the DACA and DAISA (all as defined in the OTA): (a) all Revenues derived from operation of the Facility during the Term shall be deposited in the Operating Account; (b) one or more representatives of Manager reasonably approved by Transferor shall be named as signatories on the Operating Account (each, an “Authorized Representative”); (c) Transferor shall take such actions as may be reasonably necessary to add each Authorized Representative as a signatory for the Operating Account; (d) withdrawals from the Operating Account pursuant to the terms of this Agreement may be made by any Authorized Representative; and (e) reasonable petty cash funds shall be maintained at the Facility.
ARTICLE 10
ACCESS AND USE OF FACILITY
10.1.Access. During the Term, Manager shall have complete access to the Facility to the extent necessary to perform its obligations under this Agreement.
10.2.Use. Manager shall cause the Facility to be used solely for the operation of a licensed healthcare facility consistent with the manner in which the Facility is being used as of the Effective Date, including all activities in connection therewith which are customary and usual to such an operation, and consistent with the License.
ARTICLE 11
INSURANCE
11.1.Property and Operational Insurance. During the Term, Manager shall provide, procure and maintain the following insurance policies (i) with financially responsible insurance companies qualified to do business in the state where the Facility is located, (ii) at commercially reasonable amounts to protect against applicable risks and losses during the Term or as otherwise required by Laws, and (iii) with Transferor named as an additional insured: comprehensive general liability, casualty and property, professional liability, and employment and workers’ compensation liability coverage. Professional liability insurance shall be in the minimum amount of $1,000,000 per incident with an aggregate of at least $3,000,000 per year. The cost of obtaining and maintaining such insurance policies shall be an Operating Expense. Manager shall obtain commercially reasonable tail policies at the end of the Term, or in its future operations
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shall maintain appropriate insurance policies for future periods with retroactive dates that cover the Term.
11.2.General Insurance Provisions.
11.2.1.Upon reasonable request, Transferor and its Affiliates shall be entitled to examine, at Manager’s corporate headquarters, all insurance policies maintained by Manager regarding the Facility or have copies of such insurance policies delivered to the requesting Transferor.
11.2.2.Upon request, Manager shall deliver to Transferor certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.
11.2.3.All certificates of insurance provided for under this Article 11 shall state that the insurance shall not be canceled or materially changed without at least thirty (30) days’ prior written notice to both Manager and Transferor.
11.3.Cost and Expense. Any reserves, losses, costs or expenses related to the Term that are uninsured shall be treated as a cost of insurance and shall be Operating Expenses.
ARTICLE 12
TAXES
12.1.Real Estate and Personal Property Taxes. All Impositions which are attributable to the Term (or the responsibility of Manager under the OTA) shall be paid by Manager as Operating Expenses before any fine, penalty or interest is added thereto or lien placed upon the Facility. Transferor shall, within ten (10) days after its receipt of any invoice, bill, assessment, notice or other correspondence relating to any imposition, furnish Manager with a copy thereof. Manager shall, within thirty (30) days of payment, furnish Transferor with copies of official tax bills and assessments that Manager has received, and evidence of payment or contest thereof. Manager may initiate proceedings to contest any Imposition (in which case each party agrees to sign the required applications and otherwise cooperate with the other party in expediting the matter), and all reasonable costs of any negotiations or proceedings with respect to any such contest shall be an Operating Expense.
ARTICLE 13
PERSONNEL
13.1.Personnel.
13.1.1.Employees of Transferor who are hired by Manager pursuant to the terms of the OTA will become employees of Manager at the Effective Time.
13.1.2.Commencing at the Effective Time, Manager shall hire, discharge, supervise and pay all Transferee Employees, contractors and other personnel necessary for the management and operation of the Facility in accordance with this Agreement and applicable Employment Laws. All Transferee Employees will be employed directly by Manager and not Transferor. Manager shall not discriminate against any employee or prospective employee because of race, creed, color, national origin, gender, or any other classification protected by any Employment Laws. Transferor shall formally appoint the administrator of the Facility to the extent required by applicable Law, with Manager to employ such person; provided, however, Transferor agrees not to unreasonably refuse to accept Manager’s recommendations for such
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appointment and for the credentialing, compensation, recruiting, hiring, training, supervising, vetting, controlling and terminating and discharging of Facility personnel.
13.1.3.All wages, salaries and benefits, and costs and expenses of any kind, for Transferee Employees related to the Term shall be Operating Expenses.
ARTICLE 14
LOSS OF RIGHT TO OPERATE
14.1.Loss of Right to Operate. If any License that is material to the operation of the Facility is revoked, withdrawn, not renewed or placed on probation, Manager and Transferor shall each, in good faith, use commercially reasonable efforts (including the diligent pursuit of all available appeals) to have such License reinstated. If, notwithstanding such efforts, such License is not reinstated prior to the expiration of thirty (30) days after the License was revoked, withdrawn, not renewed or placed on probation, Transferor shall have the right, in its sole discretion, to immediately terminate this Agreement pursuant to the applicable provisions of Article 4 and Article 15.
ARTICLE 15
DEFAULTS
15.1.Defaults and Events of Default by Manager. The following shall each constitute a “Default” by, and an “Event of Default” with respect to, Manager for purposes of this Agreement:
15.1.1.Manager has (i) become the subject of a decree or order for relief under any bankruptcy, insolvency or similar law affecting creditors’ rights now existing or hereafter in effect; (ii) initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation, arrangement, composition, readjustment, dissolution, or similar relief; (iii) consented to any order for relief entered with respect to Manager under the Federal Bankruptcy Code; or (iv) failed to cause the dismissal of any proceeding instituted against the party under the Federal Bankruptcy Code, or the removal of any trustee appointed with respect to the party’s property under the Federal Bankruptcy Code, within ninety (90) days of the commencement of such proceeding or appointment of such trustee, as the case may be.
15.1.2.Manager commits any act or fails to take any action that is specifically identified as a “Default” or an “Event of Default” by Manager under any provision of this Agreement that is not cured, in full or in part, for a period of thirty (30) days after written notice thereof by Transferor to Manager, or if such Default or Event of Default cannot be cured within such thirty (30) day period, then such additional period as shall be reasonable provided Manager commences to cure such Default or Event of Default within such thirty (30) day period and proceeds diligently to prosecute such cure to completion.
15.1.3.Manager commits any act, or fails to take any act, that results in the suspension, termination, revocation or loss of any License required by the Facility to operate as a nursing home, that becomes a final agency action after waiver or exhaustion of all administrative and judicial review or appeal rights; provided, however, the suspension, termination, revocation or loss of any such License shall not constitute a Default or an Event of Default while administrative and judicial review or appeal rights are being pursued, or if a provisional License is issued to permit the continued operation of the Facility and the License is reinstated after expiration of the provisional License.
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15.1.4.Manager materially fails to keep, observe or perform any covenant, agreement, term or provision of this Agreement and the continuation of such failure, in full or in part, for a period of thirty (30) days after written notice thereof by Transferor to Manager, or if such default cannot be cured within such thirty (30) day period, then such additional period as shall be reasonable provided Manager commences to cure such default within such thirty (30) day period and proceeds diligently to prosecute such cure to completion.
15.2.Defaults and Events of Default by Transferor. The following shall each constitute a “Default” by, and an “Event of Default” with respect to, Transferor for purposes of this Agreement: Transferor has (i) become the subject of a decree or order for relief under any bankruptcy, insolvency or similar law affecting creditors’ rights now existing or hereafter in effect; (ii) initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation, arrangement, composition, readjustment, dissolution, or similar relief; (iii) consented to any order for relief entered with respect to Transferor under the Federal Bankruptcy Code; or (iv) failed to cause the dismissal of any proceeding instituted against the party under the Federal Bankruptcy Code, or the removal of any trustee appointed with respect to the party’s property under the Federal Bankruptcy Code, within ninety (90) days of the commencement of such proceeding or appointment of such trustee, as the case may be.
15.3.Remedies Upon an Event of Default.
15.3.1.Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to institute any and all proceedings permitted by law or at equity including, without limitation, actions for specific performance and/or Damages.
15.3.2.Upon the occurrence of an Event of Default by either party, any amounts owed to the non-defaulting party shall accrue interest at an annual rate of twelve percent (12%), compounded annually, on the principal balance due commencing on the original due date of such payment through the date of payment.
15.3.3.The rights granted hereunder are intended to be cumulative, and shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non- defaulting party (including, without limitation, injunctive relief and Damages) by reason of applicable provisions of law or equity.
ARTICLE 16
ASSIGNMENT
16.1.Assignment.
16.1.1.Neither Manager nor Transferor shall assign or transfer its interest in this Agreement without the prior written consent of the other party, not to be unreasonably withheld, provided, however, Manager may delegate, assign or transfer its interest in this Agreement to an Affiliate upon ten (10) days prior written notice to Transferor (provided, however, such assignment shall not relieve Manager from its obligations hereunder). For purposes of this Agreement, the following shall be considered an assignment or transfer of this Agreement: (i) any assignment, transfer, sale or disposition of the majority of the ownership interest of either party, voluntarily or involuntarily, by the parties who owned such ownership interest on the Effective Date, (ii) any issuance of ownership interests in a party or other transaction that results in a change in the control of a party, or (iii) any merger, consolidation or other similar transaction to which Manager or Transferor is a party.
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16.1.2.In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Transferor or Manager of its interest in this Agreement shall not relieve Transferor or Manager, as the case may be, from their respective obligations under this Agreement.
ARTICLE 17
MISCELLANEOUS
17.1.Independent Contractor. Nothing contained herein shall be deemed or construed to create a partnership, joint venture, employment relationship or otherwise create any liability for one party with respect to indebtedness, liabilities or obligations of the other party except as otherwise may be expressly set forth herein.
17.2.Further Assurances. Except as specifically provided in this Agreement, Transferor or Manager, as the case may be, shall cause to be executed and delivered to the other party all such other instruments and shall take or cause to be taken such further or other action as may reasonably and in good faith be deemed by the other party to be necessary or desirable in order to further assure the performance by Transferor or Manager, as the case may be, of any of their respective obligations under this Agreement.
17.3.Confidentiality. The parties hereto agree that the matters set forth in this Agreement are strictly confidential and other than as required by applicable licensing and healthcare laws, securities laws, or the like, each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the written consent of the other party. Notwithstanding the foregoing, this Agreement may be filed with the licensing department in the state where the Facility is located to the extent required by law or necessary for approval hereof.
17.4.Consents. Wherever in this Agreement the consent or approval of Transferor or Manager is required and such consent is not expressly indicated to be at the sole discretion of a party, such consent or approval shall not be unreasonably withheld or delayed, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval, and if either Transferor or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given.
17.5.Applicable Law. This Agreement shall be construed under and shall be governed by the laws of the state where the Facility is located. Each party waives any objection to venue in such state.
17.6.Headings. Headings of Articles and Sections are inserted only for convenience and in no way limit the scope of the particular Articles or Sections to which they refer.
17.7.Notices. All notices and other communications given or made pursuant to the notice provisions set out in the OTA.
17.8.HIPAA Compliance. The parties agree that the services provided under this Agreement will comply in all material respects with all federal and state-mandated regulations, rules or orders applicable to the services provided herein including, but not limited to, regulations promulgated under Title 11, Subtitle F of the Health Insurance Portability and Accountability Act (Public Law 104-91) (“HIPAA”). Furthermore, the parties shall amend this Agreement or execute any additional documentation to amend the Agreement to conform with
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HIPAA or any new or revised legislation, rules and regulations to which they are subject now or in the future including, without limitation, the Standards for Privacy of Individually Identifiable Health Information or similar legislation in order to ensure that the parties are at all times in conformance with all Laws. Toward this end, Manager and Transferor agree to the Business Associate Provisions, attached hereto as Exhibit B and incorporated by reference herein, upon execution of this Agreement.
17.9.Environmental Matters.
17.9.1.Except as otherwise set forth in the OTA, Manager shall indemnify, defend and hold Transferor and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all Damages (including, without limitation, reasonable engineers’ and attorneys’ fees and expenses, and the cost of Litigation) arising from the presence of Hazardous Substances on or in the Facility during the Term, and shall cause the same to be removed together with contaminated soil and containers and shall otherwise remove the problems, all as required by applicable Environmental Laws, provided that if such Hazardous Substances existed on or at the Facility prior to the commencement of the Term, Manager shall have no obligation to indemnify Transferor or any of Transferor’s Affiliates with respect to such pre-existing Hazardous Substances.
17.9.2.All costs and expenses of the removal of Hazardous Substances arising from Manager’s operation of the Facility pursuant to Section 17.9.1, and of the aforesaid compliance with all Environmental Laws, shall be treated as an Operating Expense.
17.10.Sole Agreements. This Agreement, together with the OTA and the other agreements executed as required by the OTA, (i) constitutes the sole agreement between the parties regarding the matters contained herein, (ii) supersedes all prior understandings and writings, and (iii) may be altered, modified or amended only by a writing signed by both parties hereto. In the event of a conflict between this Agreement and the OTA, the terms of this Agreement shall control.
17.11.Waiver. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.
17.12.Partial Invalidity. If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Manager or Transferor, or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.
17.13.Construction. No provisions of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
17.14.Limit on Recourse. Transferor’s and Manager’s obligations under this Agreement are not with recourse to any manager, officer, director, employee, member, shareholder or agent of Transferor or Manager, respectively, except to the extent such person is acting as the Transferee Guarantor under the OTA.
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17.15.Disclaimer. None of the services or assistance offered to Transferor by Manager, or payments made to Manager, shall in any manner be construed as an inducement for the referral of any patients or for the arrangement of any services covered under a Federal healthcare program. The parties do not intend the terms of this Agreement to provide for, and nothing in this Agreement shall be deemed or in any manner construed to be, the solicitation, receipt, offer or payment of remuneration for the furnishing of any item or service for which payment may be made in whole or in part under a Federal healthcare program, or in return for purchasing, leasing, ordering or arranging for, or recommending purchasing, leasing, ordering, any good, facility, service or item for which payment may be made in whole or in part under a Federal healthcare program. Such services and assistance are wholly intended to improve the delivery of health care services to the population served by the parties. In the event any Law, now existing or enacted or promulgated after the Effective Date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such Laws or regulations, Transferor and Manager shall attempt in good faith to amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangement between Transferor and Manager.
17.16.Authority. Each individual who has signed this Agreement warrants that such execution has been duly authorized by the party for which he or she is signing.
17.17.Survival. For avoidance of doubt, the parties’ obligations under Sections 2.2.6, 2.3, and 2.5, and Articles 4, 5, 6, 9, 11, 12, 15, and 17 shall survive Termination.
17.18.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original. Executed counterparts may be delivered by facsimile (and/or Adobe PDF), and shall be effective when received, with the original copy sent by overnight delivery service. This Agreement shall be of no force or effect unless and until it has been executed and delivered by both parties and Transferee Guarantor.

17

IN WITNESS WHEREOF, the parties have executed this Interim Management Agreement as or the date first written above.
TRANSFEROR:
___________________, LLC
a Tennessee limited liability company
By:
Name:
Title:

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MANAGER:
____________________ LLC
a _____________ limited liability company
By:
Name:
Title:
Signature Page to Interim Management Agreement- AHC      Facility

EXHIBIT A
Form of Interim Sublease Agreement
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EXHIBIT B8
Business Associate Provisions
Manager (as “Business Associate” for purposes of this Exhibit B) will perform any services contemplated under the Agreement involving Protected Health Information received from, or created or received by Manager on behalf of, Transferor (the, “Covered Entity” for purposes of this Exhibit B) in accordance with the following Business Associate Provisions (this “BAA”):
1.    Definitions. Terms used, but not otherwise defined, in this BAA shall have the same meaning as those terms in the Privacy Rule and Security Rule.
a.    Breach. “Breach” shall have the same meaning as the term “breach” in 45 CFR 164.402.
b.    Designated Record Set. “Designated Record Set” shall have the same meaning as the term “designated record set” in 45 CFR 164.501.
c.    Electronic Protected Health Information or Electronic PHI. “Electronic Protected Health Information” or “Electronic PHI” shall mean Protected Health Information that is transmitted in or maintained by electronic media.
d.    Individual. “Individual” shall have the same meaning as the term “individual” in 45 CFR 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g).
e.    Privacy Rule. “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and Part 164, Subparts A and E, as amended from time to time.
f.    Protected Health Information or PHI. “Protected Health Information” or “PHI” shall have the same meaning as the term “protected health information” in 45 CFR 160.103, limited to the information created or received by Covered Entity from or on behalf of Business Associate.
g.    Required By Law. “Required By Law” shall have the same meaning as the term “required by law” in 45 CFR 164.103.
h.    Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his designee.
i.    Security Incident. “Security Incident” shall mean the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system. An attempted unauthorized access means any attempted unauthorized access that prompts Covered Entity to investigate the attempt, or review
8 POL Note: Under review by POL specialists
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or change its current security measures and shall not include trivial attempts to breach the system operations such as pings and port scans, which the Parties deem reported by virtue of this BAA.
j.    Security Rule. “Security Rule” shall mean the Security Standards for the Protection of Electronic PHI at 45 CFR Part 160, and Part 164, Subparts A and C.
k.    Unsecured PHI. “Unsecured PHI” shall have the same meaning as the term “unsecured protected health information” in 45 CFR 164.402.
2.    Obligations of Covered Entity.
a.    Regulatory Compliance. Covered Entity agrees that it shall comply with relevant portions of the Privacy Rule and the Security Rule as those regulations apply directly to Covered Entity.
b.    Use of Protected Health Information. Covered Entity shall not use and shall ensure that its directors, officers, employees, contractors and agents do not use PHI in any manner other than as permitted or required by the Agreement, this BAA or as Required By Law.
c.    Safeguards Against Misuse of Information. Covered Entity agrees that it will implement appropriate safeguards to prevent the use or disclosure of PHI other than pursuant to the terms and conditions of this BAA. Covered Entity agrees that it will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the Electronic PHI that it creates, maintains, or transmits on behalf of Business Associate. Covered Entity agrees to comply with the applicable requirements of Part 164, Subpart C of the Security Rule.
d.    Mitigation. Covered Entity agrees to mitigate, to the extent practicable, any harmful effect that is known to Covered Entity of a use or disclosure of PHI by Covered Entity in violation of the requirements of this BAA, including any Breach.
e.    Reporting Breaches. In all cases of suspected or actual breaches of this BAA, Covered Entity shall maintain evidence demonstrating that all notifications below were made without unreasonable delay. Covered Entity shall report to Business Associate:
i.    Without delay, but in no event later than five (5) business days of having actual knowledge of or a reasonable belief of a disclosure of PHI by Covered Entity, its employees, representatives, agents, or subcontractor that is not specifically permitted by this BAA;
ii.    Without delay, but in no event later than five (5) business days of having actual knowledge of or a reasonable belief of any Security Incident; and
iii.    Promptly by telephone following the first day on which Covered Entity becomes aware of a Breach of Unsecured PHI. Covered Entity shall provide a full written report to Business Associate’s Privacy Officer no later than five (5) business days after providing verbal notice. Covered
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Entity shall include the following information in the written report, to the extent known: (A) detailed information about the Breach, and immediate remedial action to stop the Breach; (B) names and contact information of the Individual(s) whose PHI has been, or is reasonably believed to have been, subject to the Breach; and (C) such other information as Business Associate may request.
f.    Agreements by Third Parties. In accordance with 45 CFR §§ 164.308(b)(2) and 164.502(e)(1)(ii), Covered Entity shall enter into a written agreement with any agent or subcontractor that will create, receive, maintain, or transmit PHI and/or Electronic PHI on behalf of Covered Entity pursuant to which such agent or subcontractor agrees to: (1) be bound by restrictions, terms and conditions that are at least as restrictive as those that apply to Covered Entity pursuant to this BAA with respect to such PHI, and (2) implement reasonable and appropriate safeguards to protect such information.
g.    Access to Information. In the event that Covered Entity maintains PHI in a Designated Record Set, Covered Entity shall, within ten (10) business days of a request by Business Associate for access to PHI about an Individual, make available to Business Associate such PHI for so long as such information is maintained. If Covered Entity uses or maintains PHI electronically in a Designated Record Set and if the Individual requests an electronic copy of such information, Covered Entity must provide Business Associate, or the Individual or person properly designated by the Individual, as directed by Business Associate, access to the PHI in the electronic form and format requested by the Individual, if it is readily producible in such form and format; or, if not, in a readable electronic form and format. In the event any Individual requests access to PHI directly from Covered Entity, Covered Entity shall within two (2) business days forward such request to Business Associate. Any denials of access to the PHI requested shall be the responsibility of Business Associate.
h.    Availability of PHI for Amendment. In the event that Covered Entity maintains PHI in a Designated Record Set, Covered Entity shall, within ten (10) business days of receipt of a request from Business Associate for the amendment of an Individual’s PHI, provide such information to Business Associate for amendment and incorporate any such amendments in the PHI as required by 45 CFR 164.526.
i.    Accounting of Disclosures. Covered Entity agrees to implement an appropriate record keeping process to document such disclosures of PHI as would be required for Business Associate to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528. Within thirty (30) calendar days of notice by Business Associate to Covered Entity that it has received a request for an accounting of disclosures of PHI regarding an Individual, Covered Entity shall make available to Business Associate such information as is in Covered Entity’s possession and is required for Business Associate to make the accounting required by 45 CFR 164.528. At a minimum, Covered Entity shall provide Business Associate with the following information: (i) the date of the disclosure; (ii) the name of the entity or person who received the PHI, and if known, the address of such entity or person; (iii) a brief description of the PHI disclosed; and (iv) a brief statement of the purpose of such
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disclosure which includes an explanation of the basis for such disclosure. In the event the request for an accounting is delivered directly to Covered Entity, Covered Entity shall, within two (2) business days, forward such request to Business Associate. It shall be Business Associate’s responsibility to prepare and deliver any such accounting requested.
j.    Access and Inspection. Covered Entity agrees to make its internal practices, books, and records, including policies and procedures, relating to the use and disclosure of PHI received from, or created or received by Covered Entity on behalf of, Business Associate available to the Secretary, in a time and manner designated by the Secretary, for purposes of the Secretary determining Business Associate’s and Covered Entity’s compliance with the Privacy Rule.
k.    Delegated Obligations. To the extent Covered Entity is delegated to carry out Business Associate’s obligations under the Privacy Rule, Covered Entity shall comply with the requirements of the Privacy Rule that apply to Business Associate in the performance of such delegated obligations.
3.    Permitted Uses and Disclosures.
a.    Use or Disclosure of PHI. Except as otherwise limited in this BAA, Covered Entity may use or disclose PHI to perform functions activities, or services for, or on behalf of, Business Associate as specified in the Agreement, provided that such use or disclosure would not violate the Privacy Rule if done by Business Associate.
b.    Use for Business Purposes. Except as otherwise limited in this BAA, Covered Entity may use PHI (i) for Covered Entity’s proper management and administrative services; or (ii) to carry out the legal responsibilities of Covered Entity.
c.    Disclosure for Business Purposes. Except as otherwise limited in this BAA, Covered Entity may disclose PHI for Covered Entity’s proper management and administrative services, provided that (i) such disclosures are Required By Law; or (ii) prior to making any such disclosure, Covered Entity obtains (A) reasonable assurances from the third party that such PHI will be held confidential and used or further disclosed only as Required By Law or for the purposes for which it was disclosed to such third party; and (B) the third party agrees to immediately notify Covered Entity of any breaches of the confidentiality of the PHI, to the extent it has obtained knowledge of such breach.
d.    Data Aggregation. Except as otherwise limited in this BAA, Covered Entity may use PHI to provide Data Aggregation services to Business Associate as permitted by 45 CFR 164.504(e)(2)(i)(B) and if so requested by Business Associate.
4.    Obligations of Business Associate.
a.    Notifications to Covered Entity. To the extent that a limitation, revocation, or restriction may affect Covered Entity’s use or disclosure of PHI, Business Associate shall notify Covered Entity of (i) any limitations in its notice of privacy practices in accordance with 45 CFR
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164.520; (ii) any changes in, or revocation of permission by an Individual to use or disclose PHI; or (iii) any restriction to the use or disclosure of PHI that Business Associate has agreed to in accordance with 45 CFR 164.522.
b.    Requests. Business Associate shall not request Covered Entity to use or disclose PHI in any manner that would not be permissible under the Privacy Rule if done by Business Associate.
c.    Minimum Necessary PHI. When Business Associate discloses PHI to Covered Entity, Business Associate shall provide the minimum amount of PHI necessary for the accomplishment of Covered Entity’s purpose.
5.    Term and Termination.
a.    Term. This BAA shall terminate when all of the PHI provided by Business Associate to Covered Entity, or created or received by Covered Entity on behalf of Business Associate, is destroyed or returned to Business Associate, or, if it is infeasible to return or destroy the PHI, until protections are extended to such information, in accordance with the termination provisions in this Section 5.
b.    Termination for Cause. If Covered Entity breaches its obligations under this BAA, Business Associate may, at its option: (i) exercise any of its rights of access and inspection under Section 2(j) of this BAA; (ii) require Covered Entity to submit to a plan of monitoring and reporting, as Business Associate may determine necessary to maintain compliance with this BAA ; or (iii) terminate this BAA and the Agreement, after providing Covered Entity thirty (30) calendar days to cure the breach to the extent that cure is feasible. Covered Entity shall ensure that it maintains the termination rights in this Section for itself in any agreement it enters into with an agent or subcontractor pursuant to Section 2(f) hereof.
c.    Effect of Termination. Upon termination of the Agreement and this BAA, Covered Entity shall maintain no copies of the PHI and shall return or destroy all PHI that it maintains in any form. This provision applies to PHI that is in the possession of subcontractors or agents of Covered Entity. In the event that Covered Entity determines that returning or destroying the PHI is infeasible, Covered Entity shall provide to Business Associate notification of the conditions that make return or destruction infeasible. Covered Entity shall extend the protections of this BAA to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Covered Entity maintains such PHI. This section shall survive termination of the Agreement and this BAA.
6.    Miscellaneous.
a.    Amendment. Upon the enactment of any law or regulation affecting the use and/or disclosure of PHI, or the publication of any court decision relating to any such law, or the publication of any interpretive policy, opinion or guidance of any governmental agency charged with the enforcement of any such law or regulation, Business Associate may, by written notice to Covered Entity, amend this BAA to comply with such law or regulation. Covered Entity shall
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have thirty (30) calendar days to raise an objection to the proposed amendment. If Covered Entity objects to the amendment, the Parties shall negotiate in good faith to amend the BAA In a manner that complies with the law or regulation.
b.    Regulatory Reference. A reference in this BAA to a section in the Privacy Rule or Security Rule means the section as in effect or as amended.
c.    Entire BAA. This BAA constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all past and contemporaneous business associate agreements or provisions, promises, and understandings, whether oral or written, between the Parties that relate to Covered Entity’s obligations as a business associate of Business Associate.
***

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EXHIBIT K
FORM OF INTERIM SUBLEASE

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[ENSG Draft 10.11.24]
INTERIM SUBLEASE AGREEMENT
THIS INTERIM SUBLEASE AGREEMENT (this “Sublease”) is made effective as of November 1, 2024 (the “Effective Date”), by and between ________________________ LLC, a ______________ limited liability company (“Sublessor”), and ____________________, LLC., a Tennessee limited liability company (“Sublessee”). Capitalized terms used herein and not otherwise defined shall have the meaning set out in the Interim Management Agreement (as defined below).
RECITALS
Pursuant to that certain Operations Transfer Agreement dated _____________, 2024 (the “OTA”) by and between Sublessor and Sublessee, Sublessor has acquired certain Assets of Sublessee;
Also concurrent with the execution of this Sublease, Sublessor has entered into an [Sublease/Lease Agreement] dated as of November 1, 2024, as the “[Tenant/Subtenant]” thereunder, with _________________ LLC, a _____________ limited liability company as the [“Landlord/Sublandlord”] thereunder (the “Lease”) for that certain health care facility known as AHC ____________________, located at ______________________________________ (the “Facility”);
Sublessor, as the new subtenant of the Facility, desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the Facility pursuant to the terms of this Sublease; and Further concurrent with the execution of this Sublease, Sublessor has entered into an Interim Management Agreement (the “Management Agreement”) to manage the Facility on behalf of Sublessee for an interim period.
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, the receipt and sufficiency of which is hereby agreed and acknowledged, Sublessee and Sublessor, intending to be legally bound, agree as follows:
1.    Sublease. Sublessor hereby subleases to Sublessee for the Term, upon all of the conditions set forth in this Sublease, the use of the Facility.
2.    Term. The term of this Sublease shall be coterminous with the Management Agreement; provided that, in the event of a termination of the Management Agreement for an event of default by Manager which results in the termination of the Lease, termination of possession thereunder, eviction, or a similar remedy, then at Sublessee’s sole option, this Sublease shall continue to allow the parties to assist in transition of the Facility, the management rights, and the Assets to a substitute Manager.
3.    Delivery of Sublease Area. Upon the mutual execution and delivery of this Sublease, Sublessor will deliver possession of the Facility to Sublessee.
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[ENSG Draft 10.11.24]
4.    Sublease Fee; Management Company. During the Term, Sublessor will charge Sublessee a $10.00 annual rental fee for the use of the Facility. The Management Agreement shall be further consideration hereunder, and the Manager shall occupy the Facility pursuant to the terms of this Sublease and shall manage the daily operations in the Facility.
5.    Operating, Maintenance and Insurance Covenants. Sublessor and Sublessee acknowledge and agree that the operation, maintenance and insurance of the Facility during the term of the Sublease shall be governed by the terms of the Management Agreement and the OTA. A default by Sublessee or Sublessor of their respective obligations under the Management Agreement and/or the OTA shall be a default by Sublessee or Sublessor (as applicable) in its obligations under this Sublease. In the event of a conflict between this Sublease and either the Management Agreement or the OTA, Sublessor and Sublessee agree the provisions of the Management Agreement or the OTA (as applicable) shall control.
6.    Notices. All notices and other communications given or made pursuant to the notice provisions set out in the OTA.
7.    Entire Agreement. This Sublease, together with the Management Agreement, the OTA, and the other agreements executed as required by the OTA, (i) constitutes the sole agreement between the parties regarding the matters contained herein, (ii) supersedes all prior understandings and writings, and (iii) may be altered, modified or amended only by a writing signed by both parties hereto. In the event of a conflict between this Sublease and the Management Agreement, the Management Agreement shall control. In the event of a conflict between this Sublease and the OTA, the OTA shall control.
8.    Amendments. This Sublease may be amended at any time only by the written agreement of Sublessee and Sublessor. All amendments, changes, revisions and discharges of this Sublease, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties.
9.    No Third Party Benefit. This Sublease is intended to benefit only the parties to this Sublease, and no other person or entity has or shall acquire any rights under this Sublease.
10.    Nonrecourse to Related Parties. Sublessor’s and Sublessee’s obligations under this Agreement are not with recourse to any manager, officer, director, employee, member, shareholder or agent of either, except to the extent such person is acting as the Transferee Guarantor under the OTA.
11.    Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original. Executed counterparts may be delivered by facsimile (and/or Adobe PDF), and shall be effective when received, with the original copy sent by overnight delivery service. This Sublease shall be of no force or effect unless and until it has been executed and delivered by both parties.
2

[ENSG Draft 10.11.24]
12.    Construction; Choice of Law. This Sublease shall be construed under and shall be governed by the laws of the state where the Facility is located. Each party waives any objection to venue in such state.
[Signatures appear on next page]
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IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.
SUBLESSOR:
______________________, LLC
a ____________ limited liability company
By:
Printed Name:
Its:
SUBLESSEE:
______________________, LLC
a Tennessee limited liability company
By:
Printed Name:
Its:

1

EXHIBIT L
LIST OF REQUIRED CONSENTS

1

EXHIBIT M
CURRENT RESIDENT CENSUS

Facility	ADC As of 10/20
Applingwood	70
Bethesda	81
Bright Glade	67
Clarksville	100
Covington Care	80
Crestview	83
Cumberland Manor	111
Decatur County	72
Dyersburg	93
Forest Cove	75
Harbor View	86
Humboldt	60
Lewis Co	75
Lexington	77
McKenzie	68
McNairy County	85
Meadowbrook	64
Millennium	79
Mt. Juliet	87
Northbrooke	85
Northside	67
Paris	100
Savannah	105
Union City	78
Van Ayer	64
Vanco Manor	82
Waverly	60
Westwood	40
VVTTC	58
Knoxville	112
Wellpark	26
2,390.0

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EXHIBIT N
FORM OF INTERIM INDEMNITY GUARANTY

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INTERIM INDEMNITY GUARANTY
This INTERIM INDEMNITY GUARANTY (this “Guaranty”) dated as of ________________, 2024 (the “Effective Date”), is executed by AMPHARM, LLC, a Delaware limited liability company (the “Guarantor”), to and for the benefit of each party set forth on Exhibit A attached hereto (collectively, “Transferee” or “Transferees”).
RECITALS:
A.    Pursuant to that certain Asset Purchase Agreement dated October __, 2024 (the “APA by and between the Seller Parties set forth on Exhibit B hereto (the “Seller”) and the parties set forth on Exhibit C (the “Purchaser”), Seller agreed to sell, and the Purchaser agreed to purchase, certain skilled nursing facilities from the Seller.
B.    Pursuant to Section 3.6 of the APA, certain affiliates of Seller and certain of the Transferees entered into those certain Operations Transfer Agreements dated October __, 2024 (the “OTAs”), with respect to the transition of the operations of the Facilities.
C.    Guarantor is an affiliate of Seller and will receive substantial benefit as a result of the closing of the transactions contemplated by the APA (and the anticipated subsequent closing of the OTAs), and has agreed to deliver this Guaranty to Transferee to induce Purchaser and Transferees to consummate the Closing under the APA and the subsequent closing under the OTAs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:
A G R E E M E N T S:
1.    Guaranty.
a.    Subject to the provisions of this Guaranty, Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Transferees, jointly and severally, the punctual payment and performance when due, of the Obligations (as defined herein).
b.    “Obligations” means any of the following Losses incurred by Transferees with respect to the Facilities set forth on Exhibit D (the “Applicable Facilities”)9 (a) any and all reasonable out-of-pocket costs necessary to cure any survey deficiencies identified by Governmental Authorities at the Applicable Facilities in the course of inspections conducted by such Governmental Authorities for purposes of enabling the parties to satisfy the Licensure Condition; provided, however, Guarantor shall have no liability hereunder with respect to deficiencies at the Applicable Facilities first ari
9 NTD: To reflect Facilities subject to IMA due to last survey having occurred more than 15 months prior to the Initial Closing Date.
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sing from the actions or inactions of Purchaser or the Transferees at the Applicable Facilities from and after the Initial Closing Date; and (ii) any recoupment made against any Transferee’s Medicaid receivables at the Applicable Facilities generated during the Interim Period which recoupments relate to the period prior to the Interim Period during which Seller owned or operated the Applicable Facilities.
c.    This Guaranty is a present and continuing guaranty of obligations and not of collectability. One or more successive actions may be brought against the Guarantor, as often as the Transferees deem advisable, until all of the Obligations are paid and performed in full.
2.    Representations and Warranties. The following shall constitute representations and warranties of the Guarantor, and the Guarantor hereby acknowledges that the Transferees are relying on such representations and warranties:
(a)    The Guarantor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(b)    The Guarantor has all necessary corporate, partnership or similar power and authority to enter into the documents and instruments to be executed and delivered by Guarantor pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of this Guaranty and the performance of this Guaranty by Guarantor has been duly and validly authorized. This Guaranty constitutes the legal, valid and binding obligation of Guaranty, enforceable against Transferor in accordance with its terms.redline
(c)    The Guarantor is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which the Guarantor is a party, the effect of which will impair performance by the Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Guarantor is a party or to which the Guarantor or the property of the Guarantor may be subject.
(d)    There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of the Guarantor, threatened in writing that could adversely affect performance by the Guarantor of the Obligations under this Guaranty.
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(e)    Neither this Guaranty nor, to Guarantor’s knowledge, any statement or certification as to facts previously furnished or required herein to be furnished to the Transferee by the Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.
3.    Continuing Guaranty. The Guarantor agrees that, except as expressly set forth in this Guaranty, the performance of the Obligations by the Guarantor shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against the Transferees or any Purchaser Indemnified Party, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition other than as a result of the termination of this Guaranty as provided for in Section 7 hereof.
4.    Waivers. The Guarantor expressly and unconditionally waives and agrees not to assert or take advantage of (i) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Transaction Documents or any failure on the part of the Guarantor or its affiliates to perform or comply with any covenant, agreement, term or condition of any of the Transaction Documents, (ii) any requirement of diligence on the part of any person or entity, and (iii) any notice of any sale, transfer or other disposition of any right, title or interest of the Transferee under any of the Transaction Documents. Notwithstanding anything herein to the contrary, Guarantor shall be entitled to assert any defense, claim, set-off or other right which any Seller may have against Purchaser or any of Transferees or their Affiliates or any other Purchaser Indemnified Party with respect to the Obligations.
5.    Subordination. The Guarantor agrees that any and all present and future debts and obligations of the Seller and/or Transferors to the Guarantor are hereby subordinated to the claims of the Transferee.
6.    Defense.
(a)    Transferee shall promptly give notice (each, a “Notice of Indemnification”) to Guarantor after obtaining written notice of any matter as to which recovery may be sought against such Guarantor relating to the Obligations set forth above and, if Guarantor provides written notice to Transferee stating that Guarantor is responsible for the entire claim within ten (10) days after Guarantor’s receipt of the applicable Notice of Indemnification, shall permit such Guarantor to assume the defense of any such claim or any proceeding resulting from such claim; provided, however, that failure to give any such Notice of Indemnification promptly shall not affect the Obligations of Guarantor under this Agreement except, and only to the extent, that Guarantor shall have been actually prejudiced as a result of such failure or if such Notice of Indemnification is not given to Guarantor prior the expiration of the Term. If Guarantor assumes the defense of such claim, Guarantor shall have full and complete control over the conduct of such proceeding on behalf of Transferee and shall, subject to the provisions of this Section 6, have the right to decide all matters of procedure, strategy,
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substance and settlement relating to such proceeding; provided, further, however, that any counsel chosen by such Guarantor to conduct such defense shall be reasonably satisfactory to Transferee; and provided, further, however, that Guarantor shall not without the written consent of Transferee consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the claimant in the matter releases Transferee from all liability with respect thereto.
(b)    If Guarantor does not elect to assume the defense of any such claim related to the Obligations, Transferee shall diligently defend against such claim or litigation in such manner as it may reasonably deem appropriate and, in such event, Guarantor shall reimburse Transferee for all reasonable and actually incurred out-of-pocket costs and expenses, legal or otherwise, incurred by Transferee and its affiliates in connection with the defense against such claim or proceeding, within thirty (30) days after the receipt of detailed invoices.
(c)    Transferee will cooperate in all reasonable respects with Guarantor in the conduct of any proceeding as to which such Guarantor assumes the defense, except to the extent Transferee could reasonably be expected to be prejudiced thereby. Guarantor shall promptly reimburse Transferee for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Transferee and its affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.
7.    Termination; Reinstatement. Guarantor’s obligations hereunder shall remain in full force and effect for a period of one hundred eighty (180) days after the expiration of the Interim Period for each of the Applicable Facilities (the “Term”); provided that if any claims have been made under this Guaranty prior to the expiration of the Term and such claims have not been satisfied by the Guarantor prior to the expiration of the Term (each, an “Unsatisfied Claim”), the Term shall be extended with respect to such Unsatisfied Claim until such Unsatisfied Claim have been indefeasibly paid and performed in full (the “Extended Term”); provided, however, that the Extended Term shall automatically expire if the Transferee does not bring a judicial action against the Guarantor with respect to any such Unsatisfied Claim within the sixty (60) day period following the expiration of the Term.
8.    Reserved.
9.    Transfers; Sales, Etc. Guarantor shall not intentionally take any action that would have a material adverse effect on the Guarantor’s ability to pay any of its liabilities or perform any of its Obligations under this Guaranty.
10.    Enforcement Costs. If: (a) this Guaranty is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent the Transferees in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent the Transferees in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to the Transferees upon demand all reasonable fees, costs and expenses incurred by the Transferees in connection therewith,
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including, without limitation, reasonable attorney’s fees, accountant fees, expert witness fees, and all court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder.
11.    Successors and Assigns. This Guaranty shall inure to the benefit of the Transferee and its successors and assigns.
12.    No Waiver of Rights. No delay or failure on the part of the Transferee to exercise any right, power or privilege under this Guaranty or any of the other Transaction Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.
13.    Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the parties affected by the change, waiver, discharge or termination. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Transferees.
14.    Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Transferees shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.
15.    Applicable Law. This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Tennessee.
16.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by a nationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
To the Transferee:
With a copy to:    UB Greensfelder LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113-1406
Attn: Daniel Gottesman
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To the Guarantor:    AMPharm, LLC
201 Jordan Rd, Suite 200
Franklin, TN 37067
Attn: Michael Bailey
Attn: Philip S. Clark, Esq.
With copy to:    Foley & Lardner LLP
301 E. Pine Street, Suite 1200
Orlando, Florida 32801
Attn: Matthew E. Jassak, Esq.
or to such other address or to such other Person as either Party shall have last designated by such notice to the other Party.
17.    CONSENT TO JURISDICTION. TO INDUCE THE TRANSFEREE TO ACCEPT THIS GUARANTY, THE GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE TRANSFEREE’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN STATE OR FEDERAL COURTS IN TENNESSEE. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TENNESSEE, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
18.    WAIVER OF JURY TRIAL. THE GUARANTOR AND THE TRANSFEREES (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
19.    DAMAGES DISCLAIMED. UNDER NO CIRCUMSTANCES SHALL GUARANTOR BE RESPONSIBLE OR LIABLE IN ANY WAY HEREUNDER FOR LOST PROFITS, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, OR ANY EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE ACTION IS FOUNDED IN CONTRACT, TORT, STATUTORY OR OTHERWISE.
20.    Defined Terms. Capitalized terms not defined in this Guaranty shall have the meanings set forth in the APA.
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21.    Electronic Signatures and Counterparts. Signed facsimile and copies of original signatures (including without limit photocopies and those in PDF format) of this Guaranty shall legally bind the parties to the same extent as originals. This Guaranty may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.
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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.
AMPHARM, LLC
a Delaware limited liability company
By:
Name:
Its:

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EXHIBIT A
TRANSFEREES

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EXHIBIT B
SELLERS

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EXHIBIT C
PURCHASERS

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EXHIBIT D
APPLICABLE FACILITIES

1

EXHIBIT O
FORM OF EXECUTION DATE R&W GUARANTY

1

EXECUTION DATE R&W BREACH GUARANTY
This EXECUTION DATE R&W BREACH GUARANTY (this “Guaranty”) dated as of ________________, 2024 (the “Effective Date”), is executed by AMPHARM, LLC, a Delaware limited liability company (the “Guarantor”), to and for the benefit of each party set forth on Exhibit A attached hereto (collectively, “Transferee” or “Transferees”).
RECITALS:
A.    Pursuant to that certain Asset Purchase Agreement dated October __, 2024 (the “APA”), by and between the Seller Parties set forth on Exhibit B hereto (the “Seller”) and the parties set forth on Exhibit C hereto (the “Purchaser”), Seller agreed to sell, and the Purchaser agreed to purchase, certain skilled nursing facilities from the Seller.
B.    Pursuant to Section 3.6 of the APA, certain affiliates of Seller and certain of the Transferees entered into those certain Operations Transfer Agreements dated October __, 2024 (the “OTAs”), with respect to the transition of the operations of the Facilities.
C.    Guarantor is an affiliate of Seller and will receive substantial benefit as a result of the consummation of the transactions contemplated by the APA and OTAs, and has agreed to deliver this Guaranty to Transferee to induce Purchaser and Transferees to consummate the transactions contemplated under the APA and the OTAs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:
A G R E E M E N T S:
1.    Guaranty.
a.    Subject to the provisions of this Guaranty, Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Transferees, jointly and severally, the punctual payment and performance when due, of the Obligations (as defined herein).
b.    “Obligations” means any Losses incurred by Transferees arising from the Execution Date R&W Breach(es) set forth on Exhibit D (the “Breach Claims”) which Breach Claims are either (a) acknowledged in writing by Seller as a breach of Seller’s representations and warranties under the APA and OTAs as of the Execution Date, or (b) finally determined by a court of competent jurisdiction to be a breach of Seller’s representations and warranties under the APA and OTAs as of the Execution Date.
c.    This Guaranty is a present and continuing guaranty of obligations and not of collectability. One or more successive actions may be brought against the Guarantor, as often as the Transferees deem advisable, until all of the Obligations are paid and performed in full.
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2.    Representations and Warranties. The following shall constitute representations and warranties of the Guarantor, and the Guarantor hereby acknowledges that the Transferees are relying on such representations and warranties:
(a)    The Guarantor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(b)    The Guarantor has all necessary corporate, partnership or similar power and authority to enter into the documents and instruments to be executed and delivered by Guarantor pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of this Guaranty and the performance of this Guaranty by Guarantor has been duly and validly authorized. This Guaranty constitutes the legal, valid and binding obligation of Guaranty, enforceable against Transferor in accordance with its terms.
(c)    The Guarantor is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which the Guarantor is a party, the effect of which will impair performance by the Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Guarantor is a party or to which the Guarantor or the property of the Guarantor may be subject.
(d)    There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of the Guarantor, threatened in writing that could adversely affect performance by the Guarantor of the Obligations under this Guaranty.
(e)    Neither this Guaranty nor, to Guarantor’s knowledge, any statement or certification as to facts previously furnished or required herein to be furnished to the Transferee by the Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.
3.    Continuing Guaranty. The Guarantor agrees that, except as expressly set forth in this Guaranty, the performance of the Obligations by the Guarantor shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against the Transferees or any Purchaser Indemnified Party, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition other than as a result of the termination of this Guaranty as provided for in Section 7 hereof.
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4.    Waivers. The Guarantor expressly and unconditionally waives and agrees not to assert or take advantage of (i) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Transaction Documents or any failure on the part of the Guarantor or its affiliates to perform or comply with any covenant, agreement, term or condition of any of the Transaction Documents, (ii) any requirement of diligence on the part of any person or entity, and (iii) any notice of any sale, transfer or other disposition of any right, title or interest of the Transferee under any of the Transaction Documents. Notwithstanding anything herein to the contrary, Guarantor shall be entitled to assert any defense, claim, set-off or other right which any Seller may have against Purchaser or any of Transferees or their Affiliates or any other Purchaser Indemnified Party with respect to the Obligations.
5.    Subordination. The Guarantor agrees that any and all present and future debts and obligations of the Seller and/or Transferors to the Guarantor are hereby subordinated to the claims of the Transferee.
6.    Defense.
(a)    Transferee shall promptly give notice (each, a “Notice of Indemnification”) to Guarantor after obtaining written notice of any matter as to which recovery may be sought against such Guarantor relating to the Obligations set forth above and, if Guarantor provides written notice to Transferee stating that Guarantor is responsible for the entire claim within ten (10) days after Guarantor’s receipt of the applicable Notice of Indemnification, shall permit such Guarantor to assume the defense of any such claim or any proceeding resulting from such claim; provided, however, that failure to give any such Notice of Indemnification promptly shall not affect the Obligations of Guarantor under this Agreement except, and only to the extent, that Guarantor shall have been actually prejudiced as a result of such failure or if such Notice of Indemnification is not given to Guarantor prior the expiration of the Term. If Guarantor assumes the defense of such claim, Guarantor shall have full and complete control over the conduct of such proceeding on behalf of Transferee and shall, subject to the provisions of this Section 6, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, further, however, that any counsel chosen by such Guarantor to conduct such defense shall be reasonably satisfactory to Transferee; and provided, further, however, that Guarantor shall not without the written consent of Transferee consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the claimant in the matter releases Transferee from all liability with respect thereto.
(b)    If Guarantor does not elect to assume the defense of any such claim related to the Obligations, Transferee shall diligently defend against such claim or litigation in such manner as it may reasonably deem appropriate and, in such event, Guarantor shall reimburse Transferee for all reasonable and actually incurred out-of-pocket costs and expenses, legal or otherwise, incurred by Transferee and its affiliates in connection with
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the defense against such claim or proceeding, within thirty (30) days after the receipt of detailed invoices.
(c)    Transferee will cooperate in all reasonable respects with Guarantor in the conduct of any proceeding as to which such Guarantor assumes the defense, except to the extent Transferee could reasonably be expected to be prejudiced thereby. Guarantor shall promptly reimburse Transferee for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Transferee and its affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.
7.    Termination; Reinstatement. Guarantor’s obligations hereunder shall remain in full force and effect for a period of one hundred and eighty days after the Effective Date (the “Term”); provided that if any claims have been made under this Guaranty prior to the expiration of the Term and such claims have not been satisfied by the Guarantor prior to the expiration of the Term (each, an “Unsatisfied Claim”), the Term shall be extended with respect to such Unsatisfied Claim until such Unsatisfied Claim have been indefeasibly paid and performed in full (the “Extended Term”); provided, however, that the Extended Term shall automatically expire if the Transferee does not bring a judicial action against the Guarantor with respect to any such Unsatisfied Claim within the sixty (60) day period following the expiration of the Term.
8.    Reserved.
9.    Transfers; Sales, Etc. Guarantor shall not intentionally take any action that would have a material adverse effect on the Guarantor’s ability to pay any of its liabilities or perform any of its Obligations under this Guaranty.
10.    Enforcement Costs. If: (a) this Guaranty is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent the Transferees in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent the Transferees in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to the Transferees upon demand all reasonable fees, costs and expenses incurred by the Transferees in connection therewith, including, without limitation, reasonable attorney’s fees, accountant fees, expert witness fees, and all court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder.
11.    Successors and Assigns. This Guaranty shall inure to the benefit of the Transferee and its successors and assigns.
12.    No Waiver of Rights. No delay or failure on the part of the Transferee to exercise any right, power or privilege under this Guaranty or any of the other Transaction Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or
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remedies provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.
13.    Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the parties affected by the change, waiver, discharge or termination. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Transferees.
14.    Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Transferees shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.
15.    Applicable Law. This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Tennessee.
16.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by a nationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
To the Transferee:
With a copy to:    UB Greensfelder LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113-1406
Attn: Daniel Gottesman
To the Guarantor:    AMPharm, LLC
201 Jordan Rd, Suite 200
Franklin, TN 37067
Attn: Michael Bailey
Attn: Philip S. Clark, Esq.
With copy to:    Foley & Lardner LLP
301 E. Pine Street, Suite 1200
Orlando, Florida 32801
Attn: Matthew E. Jassak, Esq.
or to such other address or to such other Person as either Party shall have last designated by such notice to the other Party.
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17.    CONSENT TO JURISDICTION. TO INDUCE THE TRANSFEREE TO ACCEPT THIS GUARANTY, THE GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE TRANSFEREE’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN STATE OR FEDERAL COURTS IN TENNESSEE. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TENNESSEE, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
18.    WAIVER OF JURY TRIAL. THE GUARANTOR AND THE TRANSFEREES (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
19.    DAMAGES DISCLAIMED. UNDER NO CIRCUMSTANCES SHALL GUARANTOR BE RESPONSIBLE OR LIABLE IN ANY WAY HEREUNDER FOR LOST PROFITS, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, OR ANY EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE ACTION IS FOUNDED IN CONTRACT, TORT, STATUTORY OR OTHERWISE.
20.    Defined Terms. Capitalized terms not defined in this Guaranty shall have the meanings set forth in the APA.
21.    Electronic Signatures and Counterparts. Signed facsimile and copies of original signatures (including without limit photocopies and those in PDF format) of this Guaranty shall legally bind the parties to the same extent as originals. This Guaranty may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.
AMPHARM, LLC
a Delaware limited liability company
By:
Name:
Its:

7

EXHIBIT A
TRANSFEREES

8

EXHIBIT B
SELLERS

9

EXHIBIT C
PURCHASERS

10

EXHIBIT D
LIST OF BREACH CLAIMS

11

EXHIBIT P
FORM OF CID GUARANTY

12

Foley Draft 10.21.24
CID GUARANTY
This CID GUARANTY (this “Guaranty”) dated as of _____________, 2024 (the “Effective Date”), is executed by MFO AHP LLC, a Michigan limited liability company (the “Guarantor”), to and for the benefit of each party set forth on Exhibit A attached hereto (individually and collectively as the context requires, “Purchaser”).
RECITALS:
A.    Pursuant to that certain Asset Purchase Agreement dated October 21, 2024 (the “APA”) by and between the Purchaser and the parties set forth on Exhibit B hereto (the “Seller”), Seller agreed to sell, and the Purchaser agreed to purchase, certain skilled nursing facilities from the Seller.
B.    Pursuant to Section 3.6 of the APA, certain affiliates of Seller set forth on Exhibit C hereto (the “Transferors”) and the parties set forth on Exhibit D hereto (the “Transferees”) entered into those certain Operations Transfer Agreements dated October 21, 2024 (the “OTAs”), with respect to the transition of the operations of the skilled nursing facilities set forth on Exhibit E (the “Facilities”).
C.    Guarantor is an Affiliate of Seller and will receive substantial benefit as a result of the consummation of the transactions contemplated by the APA and OTAs, and has agreed to deliver this Guaranty to Purchaser to induce Purchaser to consummate the transactions contemplated under the APA and the OTAs.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:
A G R E M E N T S:
1.    Guaranty.
a.    Subject to the provisions of this Guaranty, Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Purchaser, jointly and severally, the punctual payment and performance when due, of the Obligations (as defined herein).
b.    “Losses” shall have the meaning set forth in the APA, and shall include, but in no way be limited to, (i) attorneys’ fees and costs, (ii) internal and private party file and data storage costs and expenses, (iii) costs in connection with coordinating interviews, depositions, records requests, documentation and electronic data fees, litigation, copying and data base maintenance, and (iv) costs of successfully enforcing any indemnification obligations provided hereunder.
c.    “Obligations” means any Losses incurred by the Purchaser arising from (1) Civil Investigative Demand No. 24-872 (the “Unity CID”) received by
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American Home Companies, LLC d/b/a American Health Partners (AHC) from the United States Department of Justice (the “DOJ”), (2) Civil Investigative Demand Nos. 2024-MDTN-1017 and 2023-MDTN-1033 from the DOJ, and that certain State of Tennessee Civil Investigative Demand dated December 18, 2023 from the State of Tennessee Office of the Attorney General received by Lewis County Nursing and Rehabilitation Center, LLC (collectively, the “Lewis County CID”), (3) the Corporate Integrity Agreement dated February 1, 2019 entered into by Tennessee Health Management, Inc. and the Office of the Inspector General of the Department of Health and Human Services (the “CIA”) and (4) any future civil investigative demands or corporate integrity agreements which are based on actions taken by the Seller Parties prior to the Effective Date, in each case, to the extent caused, contributed to, enhanced, or exacerbated by the direct or indirect actions or inactions of the Seller Parties, the Guarantor or any of their Affiliates prior to the Effective Date (collectively, the “Liabilities”). The indemnification by Guarantor pursuant to the preceding sentence shall include (i) any expenses incurred by the Purchaser to comply with any additional civil investigative demand, subpoena or other document/information request by the DOJ, the State of Tennessee, the State of Alabama or any third party claimant relating to the Liabilities (including the reasonable costs of employees and counsel (including in-house counsel) incurred in connection with reviewing or complying with such document/information request), (ii) any expenses incurred by the Purchaser to comply with any document retention requests or demands by the Guarantor, the DOJ, the State of Tennessee, the State of Alabama or any third party claimant to the extent arising from the Liabilities where such requested document retention is not otherwise required of nursing home operators in the State of Alabama or Tennessee, (iii) any Losses incurred by the Purchaser relating to compliance with the terms of any corporate integrity agreement and/or settlement agreement imposed against the Purchaser and the Facilities to the extent arising from the Liabilities, and (iv) any penalties, fines, judgments, or recoveries, including any amounts under a settlement agreement, imposed or assessed against or obtained from the Purchaser and the Facilities to the extent arising from the Liabilities. Notwithstanding the foregoing, the “Obligations” shall not include any Losses incurred by Purchaser to the extent caused, contributed to, enhanced, or exacerbated by the direct or indirect actions or inactions of the Purchaser or any Transferee or their Affiliates from and after the Effective Date.
d.    For the avoidance of doubt, Guarantor shall have the sole right to settle any determinations, actions, or proceedings arising out of the CID against Guarantor or its Affiliates unless any such proposed settlement (i) binds any of the Purchaser or any Facility to any form of injunctive or equitable
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relief, (ii) subjects Purchaser to any Losses which are not reimbursed by Guarantor pursuant to this Guaranty; or (iii) subjects any Purchaser or any Facility to a corporate integrity agreement or any agreement of a similar nature. In the event that any proposed settlement involves any of clauses (i), (ii) or (iii) above, then Guarantor may not settle any determinations, actions, or proceedings arising out of the CID investigation without express written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.
2.    Representations and Warranties. The following shall constitute representations and warranties of the Guarantor, and the Guarantor hereby acknowledges that the Purchaser are relying on such representations and warranties:
(a)    The Guarantor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.
(b)    The Guarantor has all necessary corporate, partnership or similar power and authority to enter into the documents and instruments to be executed and delivered by Guarantor pursuant hereto and to carry out the transactions contemplated hereby. The execution and delivery of this Guaranty and the performance of this Guaranty by Guarantor has been duly and validly authorized. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.
(c)    The Guarantor is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which the Guarantor is a party, the effect of which will impair performance by the Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Guarantor is a party or to which the Guarantor or the property of the Guarantor may be subject.
(d)    There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of the Guarantor, threatened in writing that could adversely affect performance by the Guarantor of the Obligations under this Guaranty.
(e)    Neither this Guaranty nor, to Guarantor’s knowledge, any statement or certification as to facts previously furnished or required herein to be furnished to the
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Purchaser by the Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.
3.    Continuing Guaranty. The Guarantor agrees that, except as expressly set forth in this Guaranty, the performance of the Obligations by the Guarantor shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against the Purchaser or any Purchaser Indemnified Party, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition other than as a result of the termination of this Guaranty as provided for in Section 7 hereof.
4.    Waivers. The Guarantor expressly and unconditionally waives and agrees not to assert or take advantage of (i) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Transaction Documents or any failure on the part of the Guarantor or its affiliates to perform or comply with any covenant, agreement, term or condition of any of the Transaction Documents, (ii) any requirement of diligence on the part of any person or entity, and (iii) any notice of any sale, transfer or other disposition of any right, title or interest of the Purchaser under any of the Transaction Documents. Notwithstanding anything herein to the contrary, Guarantor shall be entitled to assert any defense, claim, set-off or other right which any Seller may have against Purchaser or its Affiliates or any other Purchaser Indemnified Party with respect to the Obligations.
5.    Subordination. The Guarantor agrees that any and all present and future debts and obligations of the Seller and/or Transferors to the Guarantor are hereby subordinated to the claims of the Purchaser.
6.    Defense.
(a)    Purchaser shall promptly give notice (each, a “Notice of Indemnification”) to Guarantor after obtaining written notice of any matter as to which recovery may be sought against such Guarantor relating to the Obligations set forth above and, if Guarantor provides written notice to Purchaser stating that Guarantor is responsible for the entire claim within ten (10) days after Guarantor’s receipt of the applicable Notice of Indemnification, shall permit such Guarantor to assume the defense of any such claim or any proceeding resulting from such claim; provided, however, that failure to give any such Notice of Indemnification promptly shall not affect the Obligations of Guarantor under this Agreement except, and only to the extent, that Guarantor shall have been actually prejudiced as a result of such failure or if such Notice of Indemnification is not given to Guarantor prior the expiration of the Term. If Guarantor assumes the defense of such claim, Guarantor shall have full and complete control over the conduct of such proceeding on behalf of Purchaser and shall, subject to the provisions of this Section 6, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, further, however, that any counsel chosen by such Guarantor to conduct such defense shall be reasonably satisfactory to Purchaser; and
16

provided, further, however, that Guarantor shall not without the written consent of Purchaser consent to the entry of any judgment or enter into any settlement with respect to the matter which does not comply with the provisions of Section 1(c) or include a provision whereby the claimant in the matter releases Purchaser from all liability with respect thereto.
(b)    If Guarantor does not elect to assume the defense of any such claim related to the Obligations, Purchaser shall diligently defend against such claim or litigation in such manner as it may reasonably deem appropriate and, in such event, Guarantor shall (i) reimburse Purchaser for all reasonable and actually incurred out-of-pocket costs and expenses, legal or otherwise, incurred by Purchaser and its affiliates in connection with the defense against such claim or proceeding, within thirty (30) days after the receipt of detailed invoices and (ii) consummate the punctual payment and performance of all other Obligations of Guarantor under this Agreement.
(c)    Purchaser will cooperate in all reasonable respects with Guarantor in the conduct of any proceeding as to which such Guarantor assumes the defense, except to the extent Purchaser could reasonably be expected to be prejudiced thereby. Guarantor shall promptly reimburse Purchaser for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by Purchaser and its affiliates in connection therewith, within thirty (30) days after the receipt of detailed invoices therefor.
7.    Termination; Reinstatement. Guarantor’s obligations hereunder shall remain in full force and effect until the earlier to occur of (a) such time as the Liabilities shall have been fully resolved to the reasonable satisfaction of the Purchaser (which shall include, but not be limited to (i) written evidence from the DOJ that it does not intend to pursue further action with respect to the subject matter of the Lewis County CID and the Unity CID, (ii) confirmation from the OIG that the CIA has been terminated, or (iii) a written agreement pursuant to which the DOJ agrees that the Purchaser shall not be subject to successor liability with respect to the subject matter of the CIA, the Unity CID and Lewis County CID) or (b) the eight (8) year anniversary of the Effective Date (the “Term”); provided that if any claims have been made under this Guaranty prior to the expiration of the Term and such claims have not been satisfied by the Guarantor prior to the expiration of the Term (each, an “Unsatisfied Claim”), the Term shall be extended with respect to such Unsatisfied Claim until such Unsatisfied Claim have been indefeasibly paid and performed in full (the “Extended Term”); provided, however, that the Extended Term shall automatically expire if the Purchaser does not bring a judicial action against the Guarantor with respect to any such Unsatisfied Claim within the sixty (60) day period following the expiration of the Term.
8.    Financial Covenants. Guarantor covenants to Purchaser that during the term of this Guaranty:
(a)    Guarantor shall maintain a minimum Liquidity of at least Fifteen Million Dollars ($15,000,000).
17

(i)    For purposes of this Section 8(a), “Liquidity” means assets of Guarantor or its subsidiaries held in cash, certificates of deposit, savings, deposit or investment accounts held with a financial institution, other unencumbered marketable securities, accrued interest and immediately available and unfunded portions of the Guarantor’s lines of credit.
(d)    Guarantor shall maintain a minimum Net Worth of at least Fifty Million Dollars ($50,000,000).
(i)    For purposes of this Section 8(b), “Net Worth” shall mean, as of the date of calculation, Total Assets minus Total Liabilities; “Total Assets” shall mean the sum of (a) Liquidity; and (b) the fair market value of the assets of Guarantor and its subsidiaries, valued in accordance with GAAP; and “Total Liabilities” shall mean aggregate liabilities of Guarantor and its subsidiaries, as determined on a consolidated basis in accordance with GAAP, including, without duplication, each of the following (determined on a consolidated basis), to the extent the amount thereof would be reflected as a liability in accordance with GAAP: (a) all indebtedness, obligations or other liabilities for borrowed money; (b) all reimbursement obligations and other liabilities with respect to letters of credit, banker's acceptances, surety bonds or similar instruments; and (c) all obligations in respect of capital leases.
(c)    Guarantor shall deliver to Purchaser, at the addresses set forth below in Section 16, within one hundred twenty (120) days after the expiration of each calendar year during the term of this Guaranty, copies of Guarantor’s balance sheet, certified as true and correct by a financial officer of the Guarantor.
9.    Transfers; Sales, Etc. Guarantor shall not intentionally take any action that would have a material adverse effect on the Guarantor’s ability to pay any of its liabilities or perform any of its Obligations under this Guaranty.
10.    Enforcement Costs. If: (a) this Guaranty is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent the Purchaser in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent the Purchaser in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to the Purchaser upon demand all reasonable fees, costs and expenses incurred by the Purchaser in connection therewith, including, without limitation, reasonable attorney’s fees, accountant fees, expert witness fees, and all court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder.
11.    Successors and Assigns. This Guaranty shall inure to the benefit of the Purchaser and its successors and assigns.
18

12.    No Waiver of Rights. No delay or failure on the part of the Purchaser to exercise any right, power or privilege under this Guaranty or any of the other Transaction Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.
13.    Modification. The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the parties affected by the change, waiver, discharge or termination. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Purchaser.
14.    Severability. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Purchaser shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.
15.    Applicable Law. This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Tennessee.
16.    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by a nationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):
To the Purchaser:
With a copy to:    UB Greensfelder LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113-1406
Attn: Daniel Gottesman
To the Guarantor:    MFO AHP LLC
201 Jordan Rd, Suite 200
Franklin, TN 37067
Attn: Michael Bailey
Attn: Philip S. Clark, Esq.
With copy to:    Foley & Lardner LLP
301 E. Pine Street, Suite 1200
19

Orlando, Florida 32801
Attn: Matthew E. Jassak, Esq.
or to such other address or to such other Person as either Party shall have last designated by such notice to the other Party.
17.    CONSENT TO JURISDICTION. TO INDUCE THE PURCHASER TO ACCEPT THIS GUARANTY, THE GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN STATE OR FEDERAL COURTS IN TENNESSEE. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TENNESSEE, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
18.    WAIVER OF JURY TRIAL. THE GUARANTOR AND THE PURCHASER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
19.    DAMAGES DISCLAIMED. UNDER NO CIRCUMSTANCES SHALL GUARANTOR BE RESPONSIBLE OR LIABLE IN ANY WAY HEREUNDER FOR LOST PROFITS, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, OR ANY EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE ACTION IS FOUNDED IN CONTRACT, TORT, STATUTORY OR OTHERWISE.
20.    Defined Terms. Capitalized terms not defined in this Guaranty shall have the meanings set forth in the APA.
21.    Electronic Signatures and Counterparts. Signed facsimile and copies of original signatures (including without limit photocopies and those in PDF format) of this Guaranty shall legally bind the parties to the same extent as originals. This Guaranty may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

20

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.
MFO AHP LLC,
a Michigan limited liability company
By:
Name:
Its:

1

EXHIBIT A
PURCHASER
1.    1536 APPLING CARE LANE TN LLC
2.    5070 SANDERLIN AVENUE TN LLC
3.    765 BERT JOHNSTON AVENUE TN LLC
4.    704 DUPREE ROAD TN LLC
5.    1900 PARR AVENUE TN LLC
6.    45 FOREST COVE TN LLC
7.    2031 AVONDALE STREET TN LLC
8.    175 HOSPITAL DRIVE TN LLC
9.    121 PHYSICIANS DR TN LLC
10.    800 VOLUNTEER DRIVE TN LLC
11.    1630 E REELFOOT AVE TN LLC
12.    597 WEST FOREST AVENUE TN LLC
13.    900 PROFESSIONAL PARK DRIVE TN LLC
14.    1513 N 2ND STREET TN LLC
15.    119 KITTRELL STREET TN LLC
16.    5275 MILLENNIUM DRIVE AL LLC
17.    460 HANNINGS LANE TN LLC
18.    444 ONE ELEVEN PLACE TN LLC
19.    4343 ASHLAND CITY HIGHWAY TN LLC
20.    726 KENTUCKY AVENUE S TN LLC
21.    727 EAST CHURCH STREET TN LLC
22.    835 EAST POPLAR AVENUE TN LLC
23.    1245 E COLLEGE ST TN LLC
24.    2650 NORTH MT JULIET ROAD TN LLC
25.    202 EAST MTCS ROAD TN LLC
26.    1645 FLORENCE RD TN LLC
27.    813 S DICKERSON RD TN LLC
28.    895 POWERS BLVD TN LLC
29.    524 WEST MAIN STREET TN LLC
30.    7424 MIDDLEBROOK PIKE TN LLC
31.    7512 MIDDLEBROOK PIKE TN LLC

1

EXHIBIT B
SELLERS
1.    APPLINGWOOD PROPCO LLC
2.    BRIGHT GLADE PROPCO LLC
3.    COVINGTON PROPCO LLC
4.    CRESTVIEW HEALTH PROPCO LLC
5.    DYERSBURG PROPCO LLC
6.    MCKENZIE PROPCO LLC
7.    NORTHBROOKE PROPCO LLC
8.    PARIS PROPCO LLC
9.    UNION CITY PROPCO LLC
10.    WEST TENNESSEE PROPCO LLC
11.    CLARKSVILLE PROPCO LLC
12.    LEWIS COUNTY PROPCO LLC
13.    MILLENNIUM PROPCO LLC
14.    VANAYER PROPCO LLC
15.    BETHESDA PROPCO LLC
16.    DECATUR COUNTY PROPCO LLC
17.    LEXINGTON PROPCO LLC
18.    MCNAIRY PROPCO LLC
19.    MEADOWBROOK PROPCO LLC
20.    MT. JULIET PROPCO LLC
21.    SAVANNAH PROPCO LLC
22.    VANCO PROPCO LLC
23.    WESTWOOD PROPCO LLC
24.    FOREST COVE LONG TERM FACILITY, LLC
25.    CKT PROPERTIES, LLC
26.    HARBOR VIEW PROPERTIES, LLC
27.    CUMBERLAND LONG TERM FACILITY, LLC
28.    NORTHSIDE LONG TERM FACILITY, LLC
29.    KNOXVILLE PROPCO I, LLC
30.    WELLPARK PROPCO, LLC
31.    WAVERLY LONG TERM FACILITY, LLC

1

EXHIBIT C
TRANSFERORS
1.    APPLINGWOOD HEALTHCARE CENTER LLC
2.    BRIGHT GLADE HEALTH AND REHABILITATION CENTER LLC
3.    COVINGTON CARE NURSING AND REHABILITATION CENTER LLC
4.    CRESTVIEW HEALTH CARE AND REHABILITATION LLC
5.    DYERSBURG NURSING AND REHABILITATION LLC
6.    FOREST COVE NURSING AND REHAB CENTER, LLC
7.    HUMBOLDT HEALTHCARE AND REHAB CENTER, LLC
8.    MCKENZIE HEALTHCARE AND REHABILITATION CENTER LLC
9.    NORTHBROOKE HEALTHCARE AND REHAB CENTER LLC
10.    PARIS HEALTH CARE NURSING AND REHABILITATION CENTER LLC
11.    UNION CITY NURSING AND REHABILITATION CENTER LLC
12.    WEST TENNESSEE TRANSITIONAL CARE LLC
13.    CLARKSVILLE NURSING AND REHABILITATION CENTER LLC
14.    HARBOR VIEW NURSING AND REHABILITATION CENTER, LLC
15.    LEWIS COUNTY NURSING AND REHABILITATION CENTER LLC
16.    MILLENNIUM NURSING AND REHAB CENTER LLC
17.    VANAYER HEALTHCARE AND REHAB CENTER LLC
18.    BETHESDA HEALTH CARE CENTER LLC
19.    CUMBERLAND HEALTH CARE AND REHABILITATION LLC,
20.    DECATUR COUNTY HEALTH CARE AND REHABILITATION LLC
21.    LEXINGTON HEALTH CARE AND REHABILITATION LLC
22.    MCNAIRY COUNTY HEALTH CARE CENTER LLC
23.    MEADOWBROOK HEALTH AND REHABILITATION CENTER LLC
24.    MT. JULIET HEALTH CARE CENTER LLC
25.    NORTHSIDE HEALTH CARE NURSING AND REHABILITATION CENTER, LLC
26.    SAVANNAH HEALTH CARE AND REHABILITATION CENTER LLC
27.    VANCO HEALTH CARE AND REHABILITATION LLC
28.    WAVERLY HEALTH CARE AND REHABILITATION CENTER, LLC
29.    WESTWOOD HEALTH CARE AND REHABILITATION CENTER LLC
30.    KNOXVILLE HEALTHCARE CENTER I, LLC
31.    WELLPARK HEALTHCARE CENTER, LLC

1

EXHIBIT D
TRANSFEREES
1.    DOHENY BEACH HOLDINGS, LLC
2.    EAGLE LAKE HOLDINGS, LLC
3.    FLORIDA BAY HOLDINGS, LLC
4.    DUPREE SNF HEALTHCARE, LLC
5.    OKEENA HEALTH AND REHABILITATION CENTER LLC
6.    GOODHOPE BAY HOLDINGS, LLC
7.    AVONDALE HEALTH AND REHABILITATION CENTER LLC
8.    MCKENZIE SNF HEALTHCARE, LLC
9.    HANALEI RIVER HOLDINGS, LLC
10.    RIVERBEND HEALTH AND REHABILITATION CENTER LLC
11.    TURNER HEALTHCARE, INC.
12.    ISLAND PARK BEACH HOLDINGS, LLC
13.    CLARKSVILLE SNF HEALTHCARE, LLC
14.    JUNIPER COVE HOLDINGS, LLC
15.    HOHENWALD SNF HEALTHCARE, LLC
16.    SAND CREEK HEALTHCARE, INC.
17.    CANE CREEK HEALTHCARE, INC.
18.    COOKEVILLE SNF HEALTHCARE, LLC
19.    NASHVILLE SNF HEALTHCARE, LLC
20.    BEAR CREEK HEALTHCARE LLC
21.    LEXINGTON SNF HEALTHCARE, LLC
22.    SELMER SNF HEALTHCARE, LLC
23.    BIG CREEK HEALTHCARE, INC.
24.    MOUNT JULIET SNF HEALTHCARE, LLC
25.    MURFREESBORO SNF HEALTHCARE, LLC
26.    LACEFIELD HEALTHCARE LLC
27.    GOODLETTSVILLE SNF HEALTHCARE, LLC
28.    WAVERLY SNF HEALTHCARE, LLC
29.    BLACK WOLF HEALTHCARE LLC
30.    RIVER BLUFF HEALTHCARE, INC.
31.    MARBLE CITY HEALTHCARE, INC.

1

EXHIBIT E
THE FACILITIES

Appl ingwood	1536 Appl i ng Care Lane	Cordova	TN	38018
Bright Glade	5070 Sanderl in Avenue	Memphis	TN	38117
Covington Care	765 Bert Johnston Avenue	Covington	TN	38019
Crestview	704 Dupree Road	Brownsville	TN	38012
Dyersburg	1900 Parr Avenue	Dyersburg	TN	38024
Forest Cove	45 Forest Cove	Jackson	TN	38301
Humboldt	2031 Avondale Street, Pobox 446	Humboldt	TN	38343
McKenzie	175 Hospital Drive	Mc Kenzie	TN	38201
Northbrooke	121 Physicians Dr	Jackson	TN	38305
Paris	800 Volunteer Drive	Paris	TN	38242
Union City	1630 E Reelfoot Ave	Union City	TN	38261
WTTC	597 West Forest Avenue	Jackson	TN	38301
Clarksville	900 Professional Park Drive	Clarksville	TN	37040
Harborview	1513 N 2Nd Street	Memphis	TN	38107
Natchez Trace (Lewis)	119 Kittrell Street	Hohenwald	TN	38462
Millenium	5275 Millennium Drive	Huntsville	AL	35806
VanAyer	460 Hannings Lane	Martin	TN	38237
Bethesda	444 One Eleven Place	Cookeville	TN	38501
Cumberland	4343 Ashland City Highway	Nashville	TN	37218
Decatur	726 Kentucky Avenue S	Parsons	TN	38363
Lexington	727 East Church Street	Lexington	TN	38351
McNairy	835 East Poplar Avenue	Selmer	TN	38375
Meadowbrook	1245 E College St	Pulaski	TN	38478
Mt. Juliet	2650 North Mt Juliet Road	Mount Juliet	TN	37122
Northsi de	202 East Mtcs Road	Murfreesboro	TN	37130
Savannah	1645 Florence Rd	Savannah	TN	38372
Vanco	813 S Dickerson Rd	Goodlettsville	TN	37072
Waverly	895 Powers Blvd	Waverly	TN	37185
Westwood	524 West Main Street	Decaturville	TN	38329
Knoxville	7424 Middlebrook Pike	Knoxville	TN	37909
Wel l spark	7512 Middlebrook Pike	Knoxville	TN	37909

1

EXHIBIT Q
SELLER LEASED PARCELS

1

TRACT I:
OWNER: VANAYER LONG TERM FACILITY INC
460 HANNINGS LN
MARTIN, TENNESSEE 38237
APN: 092073NA01103
177913 SQ. FT±
4.084 ACRES±
30' REAR SETBACK PER ZONING
70.0' ELECTRIC TRANSMISSION LINE EASEMENT
N 86°40'26" W 258.33'(M)
FOUND 1/2" REBAR BENT NO CAP
N 07°10'33" W 207.89'(M)
N 10°18'10" W 207.89'(R)
FOUND 6"X6" R/W CONCRETE MONUMENT
40' SETBACK
N 00°13'02" W 364.64'(M)
N 03°20'38" W 364.60'(R)
N 72°50'57" E 109.48'(R)
N 75°58'51" E 109.71'(M)
S 89°29'36" E 215.69'(R)
S 86°18'04" E 215.58'(M)
ACCESS
CONCRETE MONUMENT
DUMPSTER AREA
SIDEWALK W/ HAND RAIL
CANOPY (CP TYP)
SIDEWALK
VINYL SHED 534 SQ. FT± (NO FOUNDATION)
WOOD SHED 418 SQ. FT± (NO FOUNDATION)
ASPHALT
12 PS
18 PS
15 PS
11 PS
3 PS
7 PS
8 PS
2 PS
BHL
113.5'
88.0'
253.5'
44.3'
55.6'

1

American National

Legend of Symbols & Abbreviations
Symbols
Hatching & Line Type
ALTA Notations
Matchline - See Sheet 3 of 3

SHEET 2 OF 3

2

EXHIBIT R
SELLER LEASED PARCEL LEASE AGREEMENT TERMS
Lease Terms:
1.    Year 1 Rent:
a.    Van Ayer:    $93,600
b.    Harbor View: $126,000
2.    Annual Rent Escalators: 3.0%
3.    Lease Term: 5 years with successive automatic 1-year renewal terms, unless such renewal term is terminated by either party by providing twelve (12) months’ advance notice prior to the commencement of each renewal term.
4.    Common Expense Sharing %: Pro-rata based on a square foot basis comparing the portion of the building included in the Seller Leased Parcel vs. the entire building. Parties will use good faith efforts to have the spaces separately metered as soon as reasonably practicable. Each party will otherwise handle all maintenance, upkeep and repairs to their respective portions of the building and common areas (i.e. parking).
5.    Shared Services: Seller to receive the following shared services, the cost of which shall be agreed upon by the parties: Laundry, dietary, utilities, internet/cable, pest control, waste management, and lawn care.
6.    Security Deposit: None

1

EXHIBIT S
THIRD PARTY REPORTS
-    Property Condition Evaluations for each Facility prepared by Bureau Veritas
-    Phase I Environmental Site Assessments for each Facility prepared by Bureau Veritas
-    ALTA/NSPS Land Title Surveys for each Facility prepared by American National
-    Zoning Compliance Reports for each Facility prepared by American National
In each case, copies of which are set forth in the Data Room.

1

EXHIBIT T-1
CHAMPION FACILITIES

AHC Dyersburg	1900 Parr Avenue	Dyersburg	TN	38024
AHC Humboldt	2031 Avondale Street, Pobox 446	Humboldt	TN	38343
AHC Paris	800 Volunteer Drive	Paris	TN	38242

1

EXHIBIT T-2
ENSIGN FACILITIES

AHC Decatur County	726 Kentucky Avenue S	Parsons	TN	38363
AHC Meadowbrook	1245 E College St	Pulaski	TN	38478
AHC Millenium	5275 Millennium Drive	Huntsville	AL	35806
AHC Savannah	1645 Florence Rd	Savannah	TN	38372
AHC Union City	1630 E Reelfoot Ave	Union City	TN	38261
AHC Van Ayer	460 Hannings Lane	Martin	TN	38237
AHC Westwood	524 West Main Street	Decaturville	TN	38329
AHC Knoxville	7424 Middlebrook Pike	Knoxville	TN	37909
AHC Wellpark	7512 Middlebrook Pike	Knoxville	TN	37909

1

EXHIBIT T-3
LINKS FACILITIES

AHC Applingwood	1536 Appling Care Lane	Cordova	TN	38018
AHC Bright Glade	5070 Sanderlin Avenue	Memphis	TN	38117
AHC Covington Care	765 Bert Johnston Avenue	Covington	TN	38019
AHC Forest Cove	45 Forest Cove	Jackson	TN	38301
AHC Harbor View	1513 N 2Nd Street	Memphis	TN	38107
AHC Northbrooke	121 Physicians Dr	Jackson	TN	38305
AHC West Tennessee Transitional Care	597 West Forest Avenue	Jackson	TN	38301

1

EXHIBIT T-4
PACS FACILITIES

AHC Bethesda	444 One Eleven Place	Cookeville	TN	38501
AHC Crestview	704 Dupree Road	Brownsville	TN	38012
AHC Cumberland	4343 Ashland City Highway	Nashville	TN	37218
AHC Lewis County	119 Kittrell Street	Hohenwald	TN	38462
AHC Lexington	727 East Church Street	Lexington	TN	38351
AHC Mckenzie	175 Hospital Drive	Mc Kenzie	TN	38201
AHC Mcnairy County	835 East Poplar Avenue	Selmer	TN	38375
AHC Mt Juliet	2650 North Mt Juliet Road	Mount Juliet	TN	37122
AHC Northside	202 East Mtcs Road	Murfreesboro	TN	37130
AHC Of Clarksville	900 Professional Park Drive	Clarksville	TN	37040
AHC Vanco	813 S Dickerson Rd	Goodlettsville	TN	37072
AHC Waverly	895 Powers Blvd	Waverly	TN	37185

1